Prospectus Supplement (Sales Report) No. 3 dated January 25, 2011 to Prospectus dated January 7, 2011	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 7, 2011 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 7, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 474796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474796	$8,000	$8,000	11.11%	1.00%	January 24, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 474796. Member loan 474796 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	city of northlake	Debt-to-income ratio:	14.85%
Length of employment:	10+ years	Location:	mount prospect, IL

Home town:
Current & past employers:	city of northlake
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > Trying to finish paying off our credit card debt. This debt is from medical bills we did not predict having from our 12 yr old son. This is our only credit card debt we have. I've been with my job since '97 and it is very stable. Please don't hesitate to ask me questions and thanks for looking at our loan!

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,332.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi Lender! I currently work for a police department, but I am not an officer. I'm in the records department currently for 13 yrs. I realistically plan on the long term loan so I would not be prepaying this loan. 5 years is realistic tomorrow especially with the great interest rate. Thanks for reading my loan.

Member Payment Dependent Notes Series 613181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
613181	$12,000	$12,000	10.36%	1.00%	January 19, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 613181. Member loan 613181 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Chrome	Debt-to-income ratio:	6.46%
Length of employment:	1 year	Location:	Santa Monica, CA

Home town:
Current & past employers:	Chrome
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > The loan in addition to my own capital will serve as a down payment for a bigger loan to fund my healthy vending machines. The machines with be placed in high schools to help combat obesity. I have a stable job in the entertainment industry that I won't be leaving to start this company. In addition, I have a sizable savings account I can use to make loan payments if things don't take off as planned. Thank you for considering me as a potential lending candidate!

A credit bureau reported the following information about this borrower member on December 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,060.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Chances are that your loan would be fully funded more quickly if you do the following: 1) Verify your present income with Lending Club; 2) Explain the nature of your business; and 3) Tell what the loan will be used for in the business - expansion, inventory, operating expenses, etc. 4) Give some compelling facts as to why your loan should be funded, especially regarding cash flow and profitability. The LC community want to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	Thank you for the information about verifying income! I will do that asap! My business entails putting healthy vending machines in high schools to combat obesity and instill healthy eating habits in teenagers. This loan in addition to my own capital will act as a down payment for an SBA loan. With that money I will purchase 5 machines and place them in various high schools in the LA area. I have reserved savings for loan payments while I get the machines up and running so there is no chance I will default on payments. Thank you for your inquiry and for making it possible to get this business off the ground.
What does SBA mean?	Small Business Administration loan.

Member Payment Dependent Notes Series 624243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
624243	$12,000	$12,000	10.00%	1.00%	January 19, 2011	January 22, 2016	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 624243. Member loan 624243 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Verizon Business	Debt-to-income ratio:	24.14%
Length of employment:	10+ years	Location:	Fort Worth, TX

Home town:
Current & past employers:	Verizon Business
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72,334.00	Public Records On File:	0
Revolving Line Utilization:	12.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all $12K to $25K 100 pct fund. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	1. I am a Satellite Network Engineer. My primary responsibility is to provide 3rd level engineering support on the Verizon Business teleports domestically and internationally. 2. Realistically I am looking to payoff my loan within the 2-3 time frame. My first loan with Lending Club was for 10k. I paid that off in 4months! 3. I would be willing to accept a partially funded loan but it has to be at least 75% of the amount.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I built my own house and I currently do not have a mortgage.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	My Net monthly income is 4500k
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household? Please explain what exactly this loan is for. Please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month?	My combine total income is 130k a year. I only carry 1 credit card and I will use the money to pay it off which is about 5k. I currently have 45k in savings in Fidelity investments. The loan amount will be drawn monthly out of my checking account monthly.
Hello 800003: Is your $45K with Fidelity tied up in an IRA? If not, why would you want to borrow money at 10% which is historically a better return than most people get in the "market?" TIM	Yes it is.

Member Payment Dependent Notes Series 624702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
624702	$7,000	$7,000	5.42%	1.00%	January 20, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 624702. Member loan 624702 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Sentry Insurance	Debt-to-income ratio:	8.59%
Length of employment:	2 years	Location:	aurora, IL

Home town:
Current & past employers:	Sentry Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > Funds will be used to purchase a motorcycle and pay off our last credit card. Excellent credit, always pay all bills on time. 2 incomes - Income posted on application does not include my wife's. No kids.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,255.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Sentry Insurance and where did you work prior to that?	I sell commercial insurance products to small businesses in the Chicago area. Prior to that I worked in sales for Bosch Power Tools in Mt. Prospect, IL.

Member Payment Dependent Notes Series 629754

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
629754	$3,000	$3,000	15.28%	1.00%	January 24, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 629754. Member loan 629754 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	bancroft	Debt-to-income ratio:	19.91%
Length of employment:	3 years	Location:	brick pa, NJ

Home town:
Current & past employers:	bancroft
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,989.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 632739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
632739	$23,800	$23,800	6.91%	1.00%	January 19, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 632739. Member loan 632739 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Modells Sporting Goods	Debt-to-income ratio:	19.36%
Length of employment:	7 years	Location:	staten island, NY

Home town:
Current & past employers:	Modells Sporting Goods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > This is to get rid of all the Debt I have accrued through school loans and credit card debt. Borrower added on 01/05/11 > I have a plan to pay this loan off in under 3 years.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,010.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 633878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
633878	$18,000	$18,000	10.36%	1.00%	January 19, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 633878. Member loan 633878 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	SunTrust Bank	Debt-to-income ratio:	15.89%
Length of employment:	4 years	Location:	bogart, GA

Home town:
Current & past employers:	SunTrust Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > A portion of the proceeds of the loan are going to pay off a high-interest car loan with a payment of almost $600/month so this new loan will be reducing my monthly expense by over $200. The rest will be used for home improvement which will upgrade the house and allow for an eventual refi, which will reduce my monthly debt even further.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	82
Revolving Credit Balance:	$51,586.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all $12K to $25K 100 pct fund. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	1) private banker 2) hard to determine at this point, obviously for me the shorter the better 3) will decide that when the time comes

Member Payment Dependent Notes Series 634231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
634231	$15,000	$15,000	10.37%	1.00%	January 19, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 634231. Member loan 634231 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,871 / month
Current employer:	n/a	Debt-to-income ratio:	14.76%
Length of employment:	n/a	Location:	Martinez, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > Please let us know if there are other questions that we can answer regarding this loan and our family's qualifications as borrowers. We consider it a gift from God to have found an opportunity such as Lending Club. We take the obligation of this loan very seriously. We all realize that not everyone has the privilege of being approved by Lending Club. We had been looking to find a debt consolidation possibility such as this for some time and we will not let this good thing slip away. We will also be using Lending Club as an investment vehicle in the not too distant future.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,188.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	I work as a database administrator/developer for a Cloud Computing Company in San Francisco California.
What is the company and how long have you been employed there? Who was your previous employer?	GoGrid. I have been here for 16 months now. My previous employer was Inovis.

Member Payment Dependent Notes Series 635996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
635996	$17,150	$17,150	9.62%	1.00%	January 19, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 635996. Member loan 635996 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Provo School District --Timpview High	Debt-to-income ratio:	12.52%
Length of employment:	10+ years	Location:	Santaquin, UT

Home town:
Current & past employers:	Provo School District --Timpview High
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > Loan is for refinancing credit card debt acquired while finishing up a full-time master's degree program. Master's degree is completed and loan money will not be used for future educational purposes. Additional note: Also spouse has annual part-time income of $30K not included in reported annual salary and also has similar credit rating. Borrower added on 01/08/11 > Job stability -- tenured teacher for past 18 years / spouse is registered nurse

A credit bureau reported the following information about this borrower member on December 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,630.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Is this your second loan with Lending Club? If so what was the amount and grade of the first loan? Is it paid off? Art	This is my first loan with lending club.
Dare I ask what you are paying in interest rates on the credit cards?	We have an interest rate of 13.375% on the one credit card for which we have a balance. What we want is the stability of a fixed rate as well as a defined period of time to eliminate the debt. Our only other debt is a student loan which is also, of course, on a fixed rate and time schedule.
What are the current rates and balances on the debt you are consolidating? Thanks.	We have a balance of $14,992.98 on one credit card at 13.375%. Aside from this, there is a about $1,000 of an overdraft balance and $1,000 of savings we recently used to buy a car which we would like to replenish.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	Our net monthly income is: Mine=$4,300 Spouse=$2,500 (usually more + mileage reimbursed) ___________________ Total net income=$6,800 Our fixed monthly expenses are: Student Loan=$276 Credit card=$304 (min payment) Rent=$1200 Car Payments=$0 Utilities=$365 Phone/Cell phones/Internet=$206 Car Insurance=$89 Other Insurance-$90 Childcare=$0 ________________________ Total Fixed Monthly Expenses=$2530 Our variable expenses are: Charitable donations=$850 Food=$1200 Gas/Car related=$450 Medical=$150 Clothing=$150 Education (lessons, books, etc)=$250 Fun=$100 Misc=$400 ________________________________ Total variable expenses=$3550 Total expenses on average=$6,080 We also try to save a little every month. Admittedly, our current budget doesn't reflect a great effort to curtail our spending as much as we are able. Being new to lending club, I didn't realize a little history might help. Prior to the master's degree we lived strictly on my income only. My spouse was a stay at home full-time parent. We were long-time homeowners, but decided to sell our home a few years ago to avoid the housing bubble freefall. At the same time we decided to take advantage of a competitive sabbatical to do a dream master's degree. Since completing the degree, my spouse has returned to part-time work. It might also help you to know that about a year ago, the credit card had a balance of approx. $23,000 and we have paid it down to approx. $14,900. Hope that helps. We really want our current credit card debt on a fixed interest rate and a set term. Thanks for your consideration.
Hi, I'm very interested in funding your loan. Have you thought of eliminating your charitable contributions of $850/mo and devoting that to eliminating your debt?	Good question--it is a lot of money and I constantly reflect on why I pay it. I wouldn't blame anyone for considering this frivolous, but we are Christians (members of The Church of Jesus Christ of Latter-day Saints) and to us tithing and offerings are a question of faith and of the privilege of making a sacrifice to help others. We are motivated to cut back in many categories, but we will continue to make generous charitable donations. I just want to say that we are not applying for this loan because we are slipping financially. We are confident that we will pay off our debt in a reasonable amount of time. We just want to get away from unpredictable credit card companies who have the ability to change interest rates at their own discretion. We are grateful for all who decide to help fund this loan and we will not let you down.

Member Payment Dependent Notes Series 636114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
636114	$6,900	$6,900	10.37%	1.00%	January 21, 2011	January 30, 2016	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 636114. Member loan 636114 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Wayne County	Debt-to-income ratio:	22.01%
Length of employment:	6 years	Location:	LAKE ARIEL, PA

Home town:
Current & past employers:	Wayne County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > I want to consolidate my credit card debit and get rid of the cards.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,094.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.I work for Wayne County, Pa. as a Caseworker in child welfare. I ensure the safety of the child/ren when we receive a call of neglect or abuse. I am receiving a raise due to becoming a caseworker 2, staring next month. I work 37.5 hour a week and we receive comp time after that. I choose the five years due to having a lower payment and being able to pay more than the amount toward the monthly payment. I have good credit and I just want to consolidate and get rid of som credit cards and the debt.

Member Payment Dependent Notes Series 637929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637929	$6,250	$6,250	10.37%	1.00%	January 20, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637929. Member loan 637929 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	n/a	Debt-to-income ratio:	13.92%
Length of employment:	n/a	Location:	Bloomfield, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I plan on using the funds to pay off a couple of credit cards. I have a stable job, a great credit score. I have never missed a payment on anything ever.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,603.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 638221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638221	$5,000	$5,000	14.91%	1.00%	January 21, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638221. Member loan 638221 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Banca Imi Securities	Debt-to-income ratio:	0.33%
Length of employment:	1 year	Location:	NEW YORK, NY

Home town:
Current & past employers:	Banca Imi Securities
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,080.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us about the debts you will consolidate. How will this loan change your interest rates and payments?	The debts that will be consolidated are 3 credit cards, Amex, Capital One and Gap for at total of 5,000. Payments will drop from a cumulative 500 per month to 173 and interest rate drops from 19.5% to 14.5%. The bulk of the debt, 4K is on Amex. Recently moved back to the States after living abroad for 18 years so my credit profile has little history so that is why my current interest rate is so high.
What do you do for Banca IMI Securities? Is your compensation salary or commission?	Pan European equity sales. My compensation is salary. There is an annual bonus but I did not include it in my reported income.

Member Payment Dependent Notes Series 638625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638625	$15,000	$15,000	12.23%	1.00%	January 19, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638625. Member loan 638625 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	City of San Leandro	Debt-to-income ratio:	3.45%
Length of employment:	8 years	Location:	Antioch, CA

Home town:
Current & past employers:	City of San Leandro
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > Thank you in advance! Borrower added on 01/06/11 > And yes.. I will accept partial funding! Borrower added on 01/06/11 > What a cool process, thank you! Borrower added on 01/09/11 > Your assistance is greatly appreciated! Borrower added on 01/12/11 > Over halfway there with still a week left?? That's pretty amazing!! Borrower added on 01/14/11 > I can't of any other way to repay you guys, other than to REPAY you! Borrower added on 01/15/11 > Thanks everybody! My wife missed a lot of work this month (due to a family illness) and won't receive a check for awhile so this loan comes at a really good time. Borrower added on 01/18/11 > I will have no problem paying this loan back.. thank you!

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	11
Revolving Credit Balance:	$47,351.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I have been employed by the city of San Leandro (CA) as a Police Officer for the past 8 years. I actually expect to pay the loan off within the year (if not sooner) because I should be receiving a disability check through my medical insurance sometime soon. I don't know how much it is going to be but I expect it to be well over $50,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on our mortgage is $525,000 and the balance on my HELOC is $38,615. The current value of our home is $285,000. If it will ease any apprehensions, I should be receiving a disability check through my medical insurance sometime soon. I don't know how much it is going to be but I expect it to be well over $50,000. I will pay off the loan (or at least a large chunk of it) once the check arrives
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	The balance on our mortgage is $525,000 with an interest rate of 4.9% and monthly payment of $2950.00. The balance on the line of credit is $38,600 with an interest rate of around 5.8% and a monthly payment of about $160,00. I try to pay a little extra here and there on this one though. I will more than likely focus on paying off the Home Depot cc, which has a balance of $2100.00 and my Capital One cc, which has a balance of around $1800.00. I have had oustanding balances on my credit cards ever since I was 18 though and feel that "nickel and diming" them, and then paying them off when you can really helps build up and maintain your credit score. I aso have a Best Buy cc that has a balance of $73.00. I will more than likely pay this off and close the account. I hope this answers your question. Thanks, Kenny
hi joe philly[phila] i've been employed by city pf phila for 20 years my monthly net earnings is about 3500.00 pokice officer here same length of employment earnigs are about the same does the city pay police officer 7000.00 or are you combining job earning with other sources of income name other income sources [ ? ] ie wifes income ,investment income etcetera....... ty joe	My wife and I combined bring in a little under $7000,00 a month. With this funding assistance, we will be able to re-access our situation and hopefully make some positive moves leading into 2011.
let me make sure i understand right, your house note is almost DOUBLE the value of your house? just want to make sure that is not a typo.	Sadly, it's not a typo. But if everything works out with my disability settlement, we will have enough money to pay off ALL our debt, except for the mortgage, which will then give us a chance to focus soley on that. But we still have our house and that is actually a blessing!

Member Payment Dependent Notes Series 639472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
639472	$10,000	$10,000	9.63%	1.00%	January 24, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 639472. Member loan 639472 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Hainesport Community Baptist Church	Debt-to-income ratio:	10.72%
Length of employment:	4 years	Location:	Hainesport, NJ

Home town:
Current & past employers:	Hainesport Community Baptist Church
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,497.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	Debt i am consolidating is 14.5%. the other is 7.9%. we have adjusted our budget as well as stopped helping people which contributed to putting us in this bind.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	That is correct and I agree. I am actually having a plan set up to pay off this loan in a year to 18 months. I usually pay things off early. I also own outright both of my vehicles and do not have a car payment which is why I believe I can do this in a shorter time period.

Member Payment Dependent Notes Series 639812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
639812	$8,400	$8,400	10.74%	1.00%	January 25, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 639812. Member loan 639812 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,021 / month
Current employer:	FCI Constructors, Inc.	Debt-to-income ratio:	14.85%
Length of employment:	3 years	Location:	Bayfield, CO

Home town:
Current & past employers:	FCI Constructors, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,140.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at FCI?	I'm a Project Engineer. I assist the Project Superintendent and Project Manager on projects we are working on.

Member Payment Dependent Notes Series 640042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640042	$14,400	$14,400	10.37%	1.00%	January 24, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640042. Member loan 640042 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,420 / month
Current employer:	Cintas	Debt-to-income ratio:	20.54%
Length of employment:	9 years	Location:	American Fork, UT

Home town:
Current & past employers:	Cintas
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,036.00	Public Records On File:	0
Revolving Line Utilization:	29.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 454 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, IF loan 60 pct funded, will you accept a partially funded loan? (Fund pace quickens wqhen loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or to list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1- Sales/ Service/ Training Coordinator. Oversee training of new hires, and update training on existing route service sales reps. 2- 4 to 5 years 3- no
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household? Please would you tell us about yourself, and explain what exactly this loan is for. Please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact LC to have them verify your income (support@lendingclub.com or 1-866-754-4094, 8am-5pm Pacific Time Mon-Fri).	$53,000 gross a year. Loan is for lower rates, and to help fix a few things around the house. Debt is $7,000 on credit card, and $6,000 left on vehicle. I currently rent from mother in law for $450 a month, and told her that because of the low rent we would help update the bathroom. I plan to auto pay and pay off the loan in 4 years.
What is it you plan on using the requested funds for?	Lower rates, and home improvements.

Member Payment Dependent Notes Series 640082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640082	$25,000	$25,000	10.36%	1.00%	January 19, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640082. Member loan 640082 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Academy for Urban Leadership	Debt-to-income ratio:	16.32%
Length of employment:	< 1 year	Location:	laurence harbor , NJ

Home town:
Current & past employers:	Academy for Urban Leadership
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,845.00	Public Records On File:	0
Revolving Line Utilization:	53.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 640372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640372	$20,000	$20,000	14.54%	1.00%	January 21, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640372. Member loan 640372 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Friedkin Business Services	Debt-to-income ratio:	7.91%
Length of employment:	2 years	Location:	Houston, TX

Home town:
Current & past employers:	Friedkin Business Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > The loan will be used for reconsolidation which will allow me to easily afford the payments. I have not been late on any payments in many years, own my home and am gainfully employed in my accounting field which has been my career for 33 years. Borrower added on 01/16/11 > I plan to use the loan to pay off home improvement charges on a credit card that just jumped the interest rate up. This loan will allow me to pay off all debt except mortgage, car and loan payment. I have a solid credit history with no late payments. My job is stable in the accounting field that I have made my career for 33 years. Thank you for your kind consideration as this loan would allow me to repay everything in 3 years versus a longer period of large interest payments before I can pay off principal. I really appreciate your help and will ensure every payment is made timely.

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,578.00	Public Records On File:	1
Revolving Line Utilization:	87.60%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where did you work prior to Friedkin Business Services?	Manager of AR/AP at EPCO, Inc for 9 years, a $3 billion Natural Gas company
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	This is my 5th home and decided to have this one built to suit with intention of staying in this property for a very long time. It was completed in late 2009 and I closed right before Thanksgiving. I successfully negotiated a selling price of $265k which includes over $50k in upgrades that the builder agreed to waive in order to get the sale. The house easily appraised but ironically the Houston Tax Authorities still have it valued at $201k which is awesome for my tax liability. Since I have only made 12 payments so far which are mostly interest, there isn't much reduction to principal. All the debt that I plan to consolidate is bamboo flooring, upgraded lighting, custom media room and other finishes I did after closing. If I receive this loan the only payments I have is my car and the mortgage so I plan to pay 2-3 payments on this loan per month and then start knocking down my mortgage. I love my job and live near by the office and plan to work there for a long time. Thank you for consideration.
Please explain your 1 public record on file.	Around 10 years ago there was a lien discovered when I was selling a prior home. The swimming pool contractor had never paid the excavation company so they filed the lien. I promptly paid the balance and sold the house.
I would like to fund your loan - would you please answer the following questions? 1) Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. 2) Please explain the public record on your credit report. 3) How much are the annual property taxes on your house? The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	1) Along with the bonus I will receive from my employer, I plan to use the funds from the loan to pay off the balance on American Express ($29,800) and Wells Fargo ($8,200)Financial. I have had an American Express account for over 25 years and they all of sudden jumped the rate from 9.6 to 17.99 with no prior warning. The balance on the American Express account is for home improvements and the Wells Fargo account is furniture which I bought on 0% and the balloon payment is due in March 2011. To avoid the instant $2,235 in accrued finance charges, I want to pay the balance off. 2) I once had a lien on a prior home when building a swimming pool. The contractor never paid the excavation company. I wasn't aware of the issue until I went to sell the property and it was discovered in the title search. I promptly paid the balance and sold the home. 3) Annual property taxes on my home in 2010 were $4995. Hope this helps and thank you so much for your consideration. You can count on my repaying the loan as agreed.
Hello, I'm interested in your loan, can you please answer the following three questions: 1) Please detail the balances, interest rates, and monthly payments of the credit card accounts that you plan to consolidate with this loan? 2) Requested amount is $20,000 but your credit profile with Lending Club shows only $9,578 in revolving balances. Can you explain the discrepancy or describe what you would plan to do with the excess loan funds? 3) Can you please explain the public record on your credit file from approximately 111 months ago? It's a while ago--maybe 2001-2002? Thank you!	This is all my outstanding debt 1) American Express $29,500 9.6% jumped to 17.9% 2) Wells Fargo $8,200 0% to 21% on 3/9/11 3) Target $510 not sure % 4) Macys $865 not sure % I will use the $20,000 annual bonus from my employer plus the $20,000 from this loan to repay all balances in full and then have no other debt than my car note, mortgage and this loan to repay. Then I will be done with credit cards for life. If you and the other LC investors can give me this chance, I will be so grateful. After the LC loan is paid in full, I, too, would like to become an investor to help others that are trustworthy and hard-working and the banks won't help. Around 10 years ago when I sold a prior house, there was a lien discovered during title search. I promptly paid the balance and sold the property.

Member Payment Dependent Notes Series 641435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641435	$5,000	$5,000	6.92%	1.00%	January 19, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641435. Member loan 641435 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Sam' Club	Debt-to-income ratio:	18.53%
Length of employment:	5 years	Location:	DUBLIN, OH

Home town:
Current & past employers:	Sam' Club
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,808.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Sam's club?	I work with Marketing Department as "Member Champion."
What is it you plan on using the requested funds for?	Just for a vacation plan.

Member Payment Dependent Notes Series 641523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641523	$5,600	$5,600	13.06%	1.00%	January 24, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641523. Member loan 641523 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	V3 Companies	Debt-to-income ratio:	14.63%
Length of employment:	1 year	Location:	BLOOMINGDALE, IL

Home town:
Current & past employers:	V3 Companies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > This loan will be used to pay of credit cards that were used while in college. I make roughly $2000/mo (more in spring and summer) and have no trouble paying my current bills. Currently, I am paying about $350/mo for credit cards and not noticing much. This loan will allow me to get my credit card balances to 0 and give me an opportunity to pay more towards student loans.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	24
Revolving Credit Balance:	$5,524.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What caused the delinquency 24 months ago? What has changed to prevent a reoccurence of delinquencies?	24 months ago, I was attending school full-time. Though I was working and had accumulated a decent amount of savings, the hours at my job were decreased from over 35 to 10 per week. My savings dried up and unfortunately, I was too close to graduation to begin a new part-time job search to hold me over for 4 months. Upon graduating, I obtained a job and have been employed full-time since May 2009. The full-time wages have allowed me to make more than the minimum payments, however, it has not been enough to considerably reduce the balances.

Member Payment Dependent Notes Series 642142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642142	$25,000	$25,000	15.57%	1.00%	January 19, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642142. Member loan 642142 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	SkillSoft	Debt-to-income ratio:	10.68%
Length of employment:	7 years	Location:	INDIAN TRAIL, NC

Home town:
Current & past employers:	SkillSoft
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > This is a straight consolidation load for CC debt. The projected monthly payment is equivalent to current CC payments. Household income is $8,000+ per month. Looking to eliminate a cycle of revolving debt into a term loan. My wife and I are professionals with 20+ years each of uninterrupted work experience.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	18
Revolving Credit Balance:	$27,895.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Mortgage balance - $247,800 (No HELOC) 2. Current market value - Zillow states $201,000 although it was assessed at $240,000 in 2009.
What do you do at SkillSoft?	I'm a customer facing Consultant for SkillSoft.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 457 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	US Marine Corps Retired, thank you for the additional information. My responses to your questions are below. 1. My job title is Learning Consultant for SkillSoft. My job description is as follows: The Learning Consultant (LC) is an industry expert in the implementation of e-Learning solutions. LCs consult with clients regarding program development, organizational readiness, marketing strategies, and return on investment. 2. I intend to pay some additional principal when I am able. I expect the loan to be paid off within 2 ?? - 3 years. 3. I can???t say with 100% certainty that I would accept a partially funded load. It will ultimately depend on what the final percentage is. I do appreciate the information about eligibility following 6 months of on time payments and will take that into consideration.
How did your revolving debt get as high as it is? Have you formulated a different approach to debt accumulation, or do you feel you can handle things as they are? Thanks for the info.	Hi Suzelee - I'd like there to be a nice & tidy answer to how our debt got so high, but there isn't. There are several reasons why we used the credit, always with the intention that we'd pay it back right away. Our undisciplined financial management and high interest rates have created a cycle that's very difficult to get out of. To better manage things moving forward, we've cut up the cards, cut back our spending and tightened our budget. We're very committed to being free of unsecured, revolving credit debt. Thus, the short year term on this loan request. Thanks for your consideration.
What is the reason for the payment delinquency 18 months ago? Thanks for your reply, and I look forward to investing in your loan.	Member_717083 - If my memory is correct, the delinquency was related to us refinancing a mortgage. We had chosen not to make the final payment on our existing agreement because the payoff was supposed to be made wihin the necessary time period. The payoff wasn't processed in a timely manor, it went past 30 days due.
Just a quick question on your mortgage. What is your current monthly mortgage payment including all escrows?	Yes, it includes all escrows.

Member Payment Dependent Notes Series 643053

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643053	$20,000	$20,000	9.62%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643053. Member loan 643053 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,283 / month
Current employer:	Birdsong Gregory	Debt-to-income ratio:	18.19%
Length of employment:	< 1 year	Location:	Charlotte, NC

Home town:
Current & past employers:	Birdsong Gregory
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I plan on using these funds to upfront the costs of my wedding. My mother and father have both committed to a good amount of money and as soon as they give me the money or pay the vendors directly, I will be quickly paying a lump sum to pay off a good amount of the loan. Also, my job is very secure I was just hired in October and just last Friday the Account Executive below me unexpectedly left and therefore my company needs me now more than ever, as we are down one person and everyone is working twice as hard. I have never missed a car payment (that is funded from a separate income) and have the means to pay for this loan on a monthly basis without any issues. I hope this helps you understand a little more about me, my situation and the loan.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,998.00	Public Records On File:	0
Revolving Line Utilization:	88.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	My fiance owns our house and pays the mortgage. I do not have to make any monthly payments. My fiance has the deed/title in his name. I do not have a HELOC. The value of our house on Zillow is 157,500 and we have lived in our house since October. Hope this helps, Let me know if you have any other questions.
what are your fixed monthly expenses?	Other than making payments to my credit card and a car payment (which is completely funded from another income I receive) there is nothing else I have to pay. I hope this helps!
What is Birdsong Gregory and what do you do there?	Birdsong Gregory is an advertising agency in Charlotte. They are a quickly expanding company that has quadrupled their employees in the past year, due to increased business opportunities. I am the Senior Account Executive working on two large clients: Bloom (a grocery store chain) & Husqvarna (lawn equipment). I hope this helps answer your question. Please let me know if you have any more. Thanks!

Member Payment Dependent Notes Series 643165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643165	$5,200	$5,200	13.43%	1.00%	January 24, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643165. Member loan 643165 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Bank of America	Debt-to-income ratio:	17.77%
Length of employment:	< 1 year	Location:	Saint Louis, MO

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > I have been reading non stop over the investing and borrowing process with Lending Club. What a great investment. I want to personally thank all of you who have invested, and those who will invest. I personally feel you will be glad you chose to invest in my loan, becuase it is a gaurantee return for you. Borrower added on 01/20/11 > I want to thank all of the interested investors. Lending Club is a brilliant idea. I learned of Lending Club through a personal finance website I use daily. With Lending Club and its investors I will be debt free in much less time than I could have thought. I have always paid my bills on time and have never missed a payment. With lending club I get a great interest rate and I know the interest is going back into the economy I live in and trust daily, into the pockets of people just like myself. Thank you!

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,824.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Bank of America and where did you work before that?	Currently I am a full time Bank Teller. I have worked for Bank of America just under seven months and I am working with my managment team to become a Personal Banker. Before my career started at Bank of America I was an Assistant Manager at QuikTrip. I have been in managment in sales since I have been seventeen and will continue my managment skills in business finance.

Member Payment Dependent Notes Series 643215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643215	$12,000	$12,000	13.35%	1.00%	January 19, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643215. Member loan 643215 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,500 / month
Current employer:	N.Y.C. CITYWIDE SERVICES	Debt-to-income ratio:	10.71%
Length of employment:	10+ years	Location:	Bronx, NY

Home town:
Current & past employers:	N.Y.C. CITYWIDE SERVICES
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	28
Revolving Credit Balance:	$13,212.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.1, yes 2, 0.00 3, $20,000
What do you do for N.Y.C. CITYWIDE SERVICES?	Type your answer here.I am a elevator mechanic with 27 years of experiance
Please list all of your debts, including interest rates, balances, and monthly payments, and say which you will be paying off with this loan. What steps will you take to avoid accumulating further debt? Also, what was the delinquency from 28 months ago?	Type your answer here.The delinquency was from a job accident.I was transported to the hospital and workers compensation disputed the bill. By the time they paid the bill it was to late. If the loan is financed I plan to cancel all my high interest credit cards. The company has a credit report on me.
Hi, My questions are: (1) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 457 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Type your answer here.Hello 505570, Thank you for the information. I think that 60 percent will have to do, if I can not get full funding. I plan to pay the loan off between 2 to3 yrs.The loan is for higher APR interest rates. I know this company is trying to fund the loan.
You own a $20,000 home in the Bronx? I'm sorry, but I don't understand. Can you explain this?	Type your answer here.I am sorry. I own shares in a co-op out right. The value of those shares is $20,000. I pay property taxes on my home, I pay real estate taxes just like any home owner. The home is own by me and I deduct the taxes.

Member Payment Dependent Notes Series 644052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644052	$6,000	$6,000	5.42%	1.00%	January 24, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644052. Member loan 644052 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	n/a	Debt-to-income ratio:	20.35%
Length of employment:	n/a	Location:	Long Beach, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,350.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you tell us the purpose of this loan? Please also list the debt you current have? with loan amt owed, APR, and monthly due. Thanks.	This loan, if funded 100%, will pay off two Amex cards (green and blue); total debt: $5400.88. Will pay off faster at a lower rate and enable me to cancel blue card and restore green card to initial intent, i.e. pay off usage entirely, monthly.

Member Payment Dependent Notes Series 644119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644119	$5,500	$5,500	10.74%	1.00%	January 19, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644119. Member loan 644119 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	cumberlad farms	Debt-to-income ratio:	15.62%
Length of employment:	10+ years	Location:	portsmouth, RI

Home town:
Current & past employers:	cumberlad farms
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I have been at my current job for over 10 years in energy business that is thriving. I have excellent payment history on my credit report, i have never been late. Reason for this loan is simplicity, when i pay my credit cards off i will only deal wit 1 payment from lending club instead of a few

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	70
Revolving Credit Balance:	$12,835.00	Public Records On File:	1
Revolving Line Utilization:	43.70%	Months Since Last Record:	62
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Explain the Delinquency. Explain the Public Record.	That was from a credit card I got in college and was stupid with once I got my stuff together and realized how important credit is I have had a stellar record that account was paid and settled with the lendor also.

Member Payment Dependent Notes Series 644217

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644217	$10,000	$10,000	10.74%	1.00%	January 19, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644217. Member loan 644217 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Barclays	Debt-to-income ratio:	12.91%
Length of employment:	4 years	Location:	Elsmere, DE

Home town:
Current & past employers:	Barclays
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > First, thank you to all those that will fund me. I hope to pay down debt faster and then turn around and invest money into this type of program. Pay it forward is a very good idea.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	73
Revolving Credit Balance:	$29,374.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 644827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644827	$23,000	$23,000	9.62%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644827. Member loan 644827 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	BB&T	Debt-to-income ratio:	7.29%
Length of employment:	9 years	Location:	Wellington, FL

Home town:
Current & past employers:	BB&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > Thank you for considering my loan request. I believe I am an excellent candidate for your invesetment for two primary reasons. First, my employement income is stable and I have been with the same company for over 9 years. Recently, they invested in my continuing education. They believe in me. Secondly, inspite of the increased interest rates on my credit cards,I have been able to pay typically more than the minimum payment. This loan will allow me to pay off my high interest rate cards, sooner, save thousands in interestover time,a nd actually begin to save money for my family and I beyond my retirement plan. I am a single mom with a strong work ethic and this debt consolidation loan will truly be a life saver for my daughters and I. Thank you so much for considering me!

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,280.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the credit card name, balance, interest rate and min. monthly payments for the cards that this loan will pay off. Thanks in advance!	With pleasure. After most recent payments this week, the balances are now: Visa 4,583, Chase 7,746, Citi 4,492 and bank LOC 5,109.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all $12K to $25K 100 pct fund. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	I have been in the financial services industry for 11 years, the last 9 in wealth management. As mentioned in my notes to investors, this loan will actually allow me to pay less toward the debt and start saving modestly every month outside of my retirement plan. Since it will be important for me to save as my plan is to cancel all but one of the cards I pay off, I very well may take the entire 36 mos. I will accepts partially funded, however am really hoping for 100%. I hope this reply addresses your questions. Thank you very much for your consideration, and your service.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1. $3532 ( Includes salary and data plan and cell phone reimbursement), expense reimburse for mileage averages $150- $250 a mos, 2. Rent $1,200, All Ins $196, Groceries $500, Electricity $100, Water & Sewer $45, Phone ( including house, 3 cells and DSL) $550, Gas & Auto $250, Credit cards & bank LOC $800, Medical $50, LA Fitness: $37. 3. Please see list of balances in previous investors question. Interest rates range from 9. 26%, 16%, 18% & 24%., 4. I am a divorced mother of 4, two teens left in the house, have received $500.00 ( yes, five hundred) in child supoprt in last 5 + years.
Unless I am reading it wrong, your expenses seem to exceed your income. At the very least, it seems very tight. How do you pay for all the unexpected expenses thast come up?	Very tight. Please read previous responses to other lenders. I over pay min balances on credit cards monthly by almost $200.00. This loan will allow me to save as well as put money tpward a savings goal.

Member Payment Dependent Notes Series 645113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645113	$24,000	$24,000	6.54%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645113. Member loan 645113 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Arcelor Mittal	Debt-to-income ratio:	5.62%
Length of employment:	3 years	Location:	Cleveland, OH

Home town:
Current & past employers:	Arcelor Mittal
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > Need to pay off some of my mortgage so that I can refinance at a much lower rate. Borrower added on 01/05/11 > I've been an industrial electrician over thirty years. My pay has always been very stable with much overtime. I just don't have enough cash available at the moment to pay down a portion of my mortgage.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1974	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,725.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current rates and balances on the debt you are consolidating? Thanks.	In order to refinance my current mortgage loan of $108,000 at 7.5% to a loan of $106,000 at 4.14%. I need to first pay off a $14,000 equity loan. I also have a car loan of about $8,000 at about 7% that I would like to pay off.
Will you have payments for this loan automatically made from your bank or will you pay manually every month?	The payments will automatically be paid from my bank account. I've been paying my mortgage that way for many years.

Member Payment Dependent Notes Series 645127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645127	$13,750	$13,750	9.62%	1.00%	January 19, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645127. Member loan 645127 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	PA Dept. of Corrections	Debt-to-income ratio:	23.91%
Length of employment:	9 years	Location:	Ridgway, PA

Home town:
Current & past employers:	PA Dept. of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,081.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 645598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645598	$14,000	$14,000	6.17%	1.00%	January 20, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645598. Member loan 645598 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	First American Title	Debt-to-income ratio:	22.85%
Length of employment:	5 years	Location:	Laguna Hills, CA

Home town:
Current & past employers:	First American Title
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Finance my daughter's wedding and payoff a small timeshare balance.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1984	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,940.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for First American Title?	Work in the Information Technology as a Senior Project Manager, managing software development projects.
Will your daughter and/or her new spouse be helping you repay this loan? If so, may I ask whether they're both employed as well as roughly how much they make? Thank you for your help, and best wishes to your daughter and her new spouse! I look forward to funding your loan.	No, their weeding is my gift to them, so this loan is totally my responsibility.

Member Payment Dependent Notes Series 645606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645606	$15,000	$15,000	10.36%	1.00%	January 19, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645606. Member loan 645606 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	u.s.p.s	Debt-to-income ratio:	11.79%
Length of employment:	10+ years	Location:	parma, OH

Home town:
Current & past employers:	u.s.p.s
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > pay off credit cards.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,746.00	Public Records On File:	1
Revolving Line Utilization:	39.20%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, interested in funding your loan but have a few questions. What is it that you do at USPS? How come have you accumulated this CC debt and what steps have you taken to ensure you won't accumulate more debt? What other debt do you have which will NOT be paid off using this new loan?	Type your answer here.mailman
Hello, beside the $4,746.00 in current revolving debt what else will the money be used to pay off? What other debt do you have and what is the amount? Also, what are your monthly expenses? Thanks, APP	joint credit cards with my wife around 14000
What are the current rates and balances on the debt you are consolidating? Thanks.	all above average..about 14000
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.i wanted a 5 year loan not 3

Member Payment Dependent Notes Series 645650

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645650	$15,000	$15,000	9.99%	1.00%	January 20, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645650. Member loan 645650 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,600 / month
Current employer:	INTEL CORPORATION	Debt-to-income ratio:	12.32%
Length of employment:	10+ years	Location:	Fremont, Ca., CA

Home town:
Current & past employers:	INTEL CORPORATION
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$127,215.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for INTEL CORPORATION?	I work on Technology Manufacturing Group (TMG) as a Equipment Manufacturing Technician for 15 years with Intel Corporation.
Hello, I have some brief questions for you regarding your loan. (1) First of all, what is your net monthly income? (2) Second, could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Along those lines, what interest rates are you currently paying on that debt? (3) Are you going to be the sole person paying for this loan, or will someone else be paying it along with you? (4) Since you chose to get a 5 year loan, how long do you expect to take to pay off the loan? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you for your help, and I look forward to funding your loan.	- Monthly net income= $4,600.00 - Yes I'm the only sole payer of this loan. - Monthly expenses = $1200.00 - Pay the full amount for at least 5 - 6 months.(not later than with-in 6 months)

Member Payment Dependent Notes Series 645685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645685	$25,000	$25,000	10.36%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645685. Member loan 645685 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,538 / month
Current employer:	Ballard Material Products	Debt-to-income ratio:	18.49%
Length of employment:	5 years	Location:	NASHUA, NH

Home town:
Current & past employers:	Ballard Material Products
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I am consolidating debt that originates from paying my living expenses and tuition to earn my masters degree in chemical engineering. Due to the fact that I had little to no credit at the time and without a significant income, I was forced to place a significant amount of money spread over multiple credit cards in order to make ends meet. I graduated with my Masters degree in 2006 and have spent much of the past 4 years trying to get out of debt. Unfortunately because I have had it spread over multiple creditors, I have only been able to pay down one card (while making minimum payments on others) at a time and although I am making progress, at my current rates I will not be out of this debt until around 2020. If I am able to consolidate my multiple debts into one single payment, I can be out of debt in a little over 3 years. I have spent much of the past 4 years building a good credit history and have not missed a single payment on anything. I pay everything on-time and just need a hand to move forward with my life. I have just begun the 5th year of being with my company and was recently promoted to the position of Sr. Engineer, so I feel that my job is secure. Please let me know if you have any questions and I appreciate any help that you can provide.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,413.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am a Sr. Engineer in Product Development. Currently my major role is as the PI (principle investigator) for a 3 year government funded program. Essentially I plan out the activities for the program, assign tasks to team members, coordinate with sub-contractors and report on the progress to interested parties. Additional job tasks include developing new products for prospective clients, modifying process equipment to improve product quality or production efficiency. I expect to pay off the load (if fully funded) within 2.5 years, provided that there are no unforeseen issues. This loan would reduce my monthly payments by approximately $350, so I should be able to make extra payments on a semi-routine basis as well as paying off larger chunks when I receive my annual bonus/tax return or in months that have 3 pay periods where my pay check has a little extra in it due to no health/dental payments. I would much prefer a fully funded loan, but I will accept a 60% funded loan and would probably aim to pay it off within 2 years and if necessary look at taking out a second loan once that is paid for whatever the balance is. The high interest on credit card balances just makes it impossible to make any progress, so anything that helps me move towards a goal of eliminating high interest helps me with my goal. Thank you very much for your support. I hope that when I am finally out of debt I can return the favor to someone else. I appreciate any help that I can get and hope that one day I will be able to return the favor to others as well. Please let me know if you need any more details or have any further questions.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1) My net monthly income is ~$3700 on months with 2 pay periods, an additional ~$1900 on months with 3 pay periods. 2) I have a total of 5 credit cards that I currently owe ~28,000, for which I pay ~$1150 per month (total amount varies depending on my non-steady monthly expenses). The majority of these will be paid off with this loan. Other monthly expenses are: Mortgate - $1050 Condo Fees - $157 Car - $279 (will be paid off in ~7 months) Utilities - $75 Cable/internet/phone - $120 Gas - $100 Food - $150 Car/Home Insurance - $80 Natural gas - $50 Misc. - $250 Savings - $200 (in case of large expenditures, i.e. car trouble, taxes, medical, etc.) 3) These are approximations of the balances for my CC debt: CC1 - $10,700 (21.24%) -- will paid in full CC2 - $9,300 (22.24%) -- will be paid in full CC3 - $4,700 (18.6%) -- will be partially paid CC4 - $2,300 (15.24%) CC5 - $1,000 (25.24%) -- will be paid in full 4) I am the sole wage earner, I have no family or dependents Essentially this loan will allow me to consolidate the majority of my debt into one payment that will be paid down much faster than I am currently. I have been paying everything without issue for 4 years now, but I am not getting anywhere due to the high percentages. Now that my credit is better established and I can qualify for a better interest rate, I want to absolve me debt and move on with my life.

Member Payment Dependent Notes Series 645795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645795	$15,000	$15,000	10.36%	1.00%	January 19, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645795. Member loan 645795 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	verizon wireless	Debt-to-income ratio:	19.64%
Length of employment:	< 1 year	Location:	crestline, OH

Home town:
Current & past employers:	verizon wireless
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	42
Revolving Credit Balance:	$10,397.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, intersted in your loan but have a few questions: What do you do at Verizon and what did you do before that? Can you please list in detail what debts you will pay off with this loan (amount APR) and what debt you will KEEP in addition to this loan. Thanks!	I am a switch technician for Verizon Wireless, before that I was a Network Integraton for Ericsson Inc. I will be paying off all my credit cards or lines of credit with the loan to consolidate them into one easy monthly payment. Debt I will keep will be 2 car loans that equal 700 and house payment that equals 1037, and of course utilities
Please list balances, APRs, and monthyl payments for the debts you are consolidating with this loan. thanks!	There are several, and i choose not to list them out. Again the whole point is to consolidate them into one affordable monthly payment, which you have quoted to me. If you are not going to lend me the money, then please let me know this week so I can pursue a loan elsewhere. Thanks

Member Payment Dependent Notes Series 645828

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645828	$12,000	$12,000	11.11%	1.00%	January 20, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645828. Member loan 645828 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Levi Strauss and Co.	Debt-to-income ratio:	15.05%
Length of employment:	3 years	Location:	MIAMI, FL

Home town:
Current & past employers:	Levi Strauss and Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > My fiance and I willingly went in to debt to enable her to finish nursing school. While she completed nursing school we lived on one salary. She has now completed nursing school and is studying for her boards. She has recently resumed working for Miami Dade County and plans to continue to do that and obtain a nursing job at night. We plan on using the loan to pay off all our existing debt. We now have a joint income and monthly buget that will easily enable us to repay the loan in accordance with the terms. We appreciate your consideration in assisting us.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	46
Revolving Credit Balance:	$14,875.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the cause of the delinquency 46 months ago? What is now being done to avoid a reoccureence of any delinquency?	What delinquency 46 months ago? I am unaware of any delinquencies? Pls provide details and I will be happy to repond. Thanks you.

Member Payment Dependent Notes Series 645980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645980	$20,000	$20,000	9.25%	1.00%	January 20, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645980. Member loan 645980 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Cisco Systems Inc	Debt-to-income ratio:	0.32%
Length of employment:	3 years	Location:	MILPITAS, CA

Home town:
Current & past employers:	Cisco Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,616.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Cisco Systems Inc and where did you work prior to that?	I am IT engineer at cisco for last 3 years 3 months and my job is very stable and I play a crucial role in Cisco IT. Prior to joining Cisco I was in New york employed with Merrill Lynch and for Nomura Financials I was consulting and employed with Nixsol Inc. consulting company.
What do you intend to use the loan for?	I have registered my marriage and I intend to use this loan for purpose of ceremony and reception.
Hi, What is the purpose of the loan? based on your profile you should be able to get "anything you want" from the banks? why LendingClub?	Thank you, I do understand I have an excellent profile and currently I don't owe any person/bank anything. I did try to get loan from bank and I was approved as well, however the rate being offered was higher then what I am getting here that's why I decided to go with lending club. I intend to use the loan for my marriage ceremony and reception.
Hello, have you already chosen a wedding date? Also, will you be using a wedding planner?	No, we don't plan on using a wedding planner. We are looking at end or March/April time frame, will decide on dates soon.
What is the budget for the wedding?	30 - 35k.

Member Payment Dependent Notes Series 646043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646043	$10,000	$10,000	5.79%	1.00%	January 21, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646043. Member loan 646043 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Mt San Antonio College	Debt-to-income ratio:	9.94%
Length of employment:	5 years	Location:	Monrovia, CA

Home town:
Current & past employers:	Mt San Antonio College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > Loan to pay off investment in WorldMark by Wyndham.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,557.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you clarify the purpose of this loan? The Internet says that WorldMark is a resort - do you own a property there that you borrowed against? Or what debt is being consolidated by this loan? Thank you.	I purchased a chunk of credits to add to the account held by my family. WorldMark is a timeshare type system but you own a piece of the properties (how much is denoted by the number of credits you own) and it is inheritable, in every way it is real estate in that it can be sold, given away, inherited, etc. This is an investment of my own money into a family asset. However, I doubt that it can be used as collateral for this loan.
HI. I'd like to fund your loan. I have a few questions. What is the debt you are consolidating? Is it the 9500 in revolving credit, or something else? What are the rates of your current debt? What are your current monthly payments on that debt? Thanks.	This will be a one time loan that I will have no problem paying off in the three year time frame. I plan on paying it off faster than that when possible. This will become my highest rate debt. I have $3000 at 0% that will be discharged in three months and a further $5000 at 4.99% until I pay it off, which should be within a year. I have ample income to cover this debt along with my current debts but no ready cash to handle the purchase of these WorldMark credits.

Member Payment Dependent Notes Series 646094

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646094	$15,000	$15,000	16.77%	1.00%	January 25, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646094. Member loan 646094 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Hyundai Motor Finance	Debt-to-income ratio:	18.53%
Length of employment:	3 years	Location:	Lakewood, CA

Home town:
Current & past employers:	Hyundai Motor Finance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I plan to pay off five credit cards that have high balances and high interest rates. I pay a total of $458.00 in min payments a month for these five, I'm always on-time and never late. It's frustrating seeing that these payments are not lowering my balances. It's a new year and new start to taking control of my debt.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,190.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Hyundai Motor Finance?	I'm a Sr.Loan Counselor
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	I plan to pay this loan off within 3 years or sooner,the five credit cards I plan to payoff with the loan are the following: Sears- $5,515.24@24.00%- $156.00 mo Best Buy-$1,176.45@24.24% - $38.00 mo WellsFargo- $6,198.97@17.24%- $148.00 mo Care Credit- $1,301.05 @22.98% - $49.00 mo American General - $790.00@31.10%- $56.48 mo
I would like to help and invest in you. Please remember that it is everyday normal people helping you out. And not some big bank that will just get bailed out. Hope to see continued payments and everything works out for you. - USAF Airmen	This is set up on automatic payments so I can assure you payments will be made on time every month. I understand the concerns as I would be concerned to, however my credit history has not one payment ever missed or late! I appreciate everyones help very much.

Member Payment Dependent Notes Series 646208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646208	$20,000	$20,000	6.54%	1.00%	January 20, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646208. Member loan 646208 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	TM Financial Forensics	Debt-to-income ratio:	8.48%
Length of employment:	1 year	Location:	Sausalito, CA

Home town:
Current & past employers:	TM Financial Forensics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	40
Revolving Credit Balance:	$9,458.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at TM Financial Forensics and where did you work prior to that?	I am the assistant to the CEO Founder and also take care of all admin duties to keep the office functioning. Prior to this past year, I worked at Navigant Consulting Inc. for the same Executive as his Executive Assistant for 4 years. When he broke away to start his own company last year, he asked me to come along. We have just celebrated our 1 year anniversary at TM Financial Forensics. (The "T" in the "TM" is my boss.).

Member Payment Dependent Notes Series 646390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646390	$9,600	$9,600	5.79%	1.00%	January 20, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646390. Member loan 646390 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,250 / month
Current employer:	Mealey's Furniture	Debt-to-income ratio:	7.14%
Length of employment:	3 years	Location:	Gibbstown, NJ

Home town:
Current & past employers:	Mealey's Furniture
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,340.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I am under contract with a local roofer to replace the roof. Proof of this could be given. The roof will cost me $10450.00 I have paid him a down payment of $950. Any other questions please ask me. Lorraine

Member Payment Dependent Notes Series 646399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646399	$8,500	$8,500	6.17%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646399. Member loan 646399 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	n/a	Debt-to-income ratio:	5.82%
Length of employment:	n/a	Location:	New York, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I plan to use the funds to further expand my life coaching business. I am currently taking school in Life Coaching and it just grows from here. My commanding rate is already double to triple all of my other jobs, so it is only a matter of time before I'm able to turn this into a full time job. I am a good borrower because I am extremely responsible and have a history of it. I pay all of my bills on time. I charge everything to my credit card, then I pay it off in full each and every month, and I've done so for 5+ years. My credit rating is important to me and I am always in the topmost tier. My monthly budget is tight, just like any would be in New York City. I live a pleasant life nonetheless and feel excited about the idea of my future in Life Coaching. My job situation is stable. I work multiple freelance jobs just to make sure I have enough money to pay off this (and all) of my bills.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 646452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646452	$8,000	$8,000	6.17%	1.00%	January 19, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646452. Member loan 646452 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Kansas University	Debt-to-income ratio:	24.35%
Length of employment:	< 1 year	Location:	Topeka, KS

Home town:
Current & past employers:	Kansas University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I have recently experienced many 1 time unavoidable life expenses that needed to be put on my credit card, some of which were medical expenses. I would like to consolidate these debts to get a lower interest rate, and pay down the debts faster. I have excellent credit, and would be happy to answer any investors questions if you need further details. Borrower added on 01/11/11 > Personal Plea! First THANK YOU to everyone who has invested so far! I appreciate your support. Second, I would like to take a few moments to appeal to any would-be investors. This is the most I have ever been in debt, and I am trying frantically to climb out as fast as I can. Like I said, I have incurred several 1 time expenses that had to be put on my credit card including medical expenses, car repairs, and thanks to a mix-up by my former employer, some back taxes. I am applying for this loan to get a lower interest rate. I have an excellent payment history. I also have excellent job security. I am a postdoctoral fellow, currently doing neurobiology research. Currently I have a 3-year contract, with an option to renew after that. In addition, I am a licensed pharmacist, so if anything were to happen, I could always pick up a pharmacy job, so my income is very very secure at this time. During my time as a graduate student, I received a small but decent stipend. Despite all the debt I incurred, I was still able to pay off my car, and pay off some undergraduate loans during my graduate school career. At this time, I am still making all my payments on time, and making progress on paying down my debt. This loan is very vital, as it will allow me to pay down my debt faster, and will allow me to get away from high credit card interest rates. Thank you for taking the time to read this, and for taking time to consider financing my loan. After my debt is paid off, I can start to think about planning a wedding (it is out of the question now, I want to pay my debt off first) and start a family. Thank you for you time and consideration. I will be happy to answer any questions you may have.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,056.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Kansas University and where did you work prior to that?	I am a postdoctoral fellow at Kansas University. Previously I was a graduate student at the University of North Carolina at Chapel Hill.

Member Payment Dependent Notes Series 646488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646488	$25,000	$25,000	13.80%	1.00%	January 19, 2011	January 22, 2014	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646488. Member loan 646488 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	qatar university	Debt-to-income ratio:	18.05%
Length of employment:	3 years	Location:	new rochelle, NY

Home town:
Current & past employers:	qatar university
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > I would like to pay off this loan earlier...is there any fee for doing so?

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	73
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at qatar university?	Type your answer here. I am a full professor of history in the department of International Affairs and Director of the University's Honors Program.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.The balance on my home is$395k. The value of the home is $599k. No HELOC.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO loan prepayment penalty. Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (an active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all $12K to $25K fund 100 pct. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	Type your answer here. I am a full professor of History in the International Affairs Department at Qatar University. I am also the Director of the Qatar University Honors Program I plan to pay off the loan in one year. I wish the application form had an option to do so. Instead, all $25K loans are spread over 36 payments. I am new to the Lending Club and can not comment on the 60% funded loans. All I know is this: if the loan is fully funded, I will accept it. Otherwise, I may just take a cash advance on one of my credit cards. I am confident that I will be fully funded giving my credit and employment history and income.
I never heard of a qatar university in NY, and I see you are in NY?	Type your answer here. fair enough. I still have the preference to pay it off earlier (in a year) and avoid paying interest for 36 months.
Me again. Simplified registration process offers only 2 loan terms: 3-yrs (36-months), or 5-yrs (60-months). (Apples-to-apples; Oranges-to-oranges side-by-side comparision.) After loan issued you can email support@lendingclub.com. Request to establish higher monthly $ payment that automatically shortens loan's length to 12-months. CAVEAT: After higher $ payment effective, Support will NOT lower $ monthly payment. Voluntarily higher $ payment remains status quo during loan's entire lifetime. Lender 505570 U S Marine Corps Retired Va Beach, VA	Type your answer here. I already replied to your comment. It was only a comment, not a question.
Hmmmmmmmm, only been there 3 years and you are a full professor? You need to have employment and income verification done! Cannot find any info about this university. Where is it?	Type your answer here. go ahead...verify my income and employment. Please note that I have been a professor for 20 years and had been tenured twice in the States. At Qatar University I do challenging work...I launched their Honors program and contribute to a dynamic well funded and regionally highly ranked university. So, please do verify my employment and income as soon as you would like to ( you will not be disappointed).
Again, WHERE is this university?? Only reference I found was somewhere in the middle east.	Type your answer here. Please check www.qu.edu.qa
WHERE is this university physically located? You must send required income verification to Lending Club. You are asking for the maximum amount allowed, you need to answer questions.	Type your answer here It is in Qatar and the website is www.qu.edu.qa
Recruitment Services Human Resources Department P.O.Box 2713 Qatar University Doha, Qatar Tel: 974 485 2044 Recruiting@qu.edu.qa	Type your answer here This all correct.
Professor, you are extremely confused concerning Lending Club P2P (Person-to-Person) loan processing. Lenders do NOT verify your income or employment. Lending Club Home Office Credit Reviewers in California are only persons responsible for doing that by telephone or Internet. Refer to "Contact US" at bottom Home Page for Member Support Department's email address and toll free telephone number. Home Office will make small trial deposit (less than $1) to your bank account. A-F-T-E-R Home Office verifies trial deposit successful, then Y-O-U contact Credit Reviewers to start employment/income verification process. IF you want $25K loan fully funded (e.g., 100 pct) it is imperative at minimum your employment must be verified otherwise loan is effectively "dead-in-the-water". Better if BOTH employment and income are verified at same time. Credit Reviewer's will scefify what income documents for you to submit by Fax or Emal attachment, e.g., 2-months pay stubs or latest income tax return et al. Refer to "Help" on Home Page; select borrowers FAQ for thumbnail overview how P2P lending process works. FYI: I Internet searched Qatar University. The university does have website and usual "bells and whistles" associated with higher learning websites; degres offered, student boday composition, campus locations, et al. Lender 505570 U S Marine Corps Retired	Type your answer here. Thank you so much for the info. I will do what I can on my end to meet all conditions.
What are the home improvements you plan on making?	Type your answer here. we are planning to do some built inns (mostly for media, book shelves, and complete closets overhauling).
For your home in Qatar?	Type your answer here. no, I have free housing with my employer in Qatar. It is for our home in the States.
What is the meaning of the title museum park?	Type your answer here. Museum Park is the nick name of our condo building.
Could you please tell us what happened 73 months ago during your last deliquency? What steps have you taken to ensure this loan will not become delinquent? Thank you!	Type your answer here I disputed the item and provides a detailed account of my transaction with the student loan provider. The delay in clearing the payment was due to tranfereimg and consolidating the loan with another provider. The time between the closing and transferring the loan (2 months) is the where the alleged delinquency occured. My detailed account of the event was good enough to remove the item from one credit agency bit not the others. Please be assured that this single incident should never blemish my proven record of the way I handled successfully all my credit obligations.

Member Payment Dependent Notes Series 646519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646519	$15,000	$15,000	13.06%	1.00%	January 21, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646519. Member loan 646519 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Vernon College	Debt-to-income ratio:	18.95%
Length of employment:	5 years	Location:	Wichita Falls, TX

Home town:
Current & past employers:	Vernon College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > In June we used our first Lending Club loan to pay off a super high interest rate credit card, which had increased from around 13% to 29% despite no late/missed payments. We intend to use this loan to pay off that loan and further consolidate higher interest debt. My husband and I both have excellent payment histories and five jobs between us. My income has risen slightly faster than inflation, and we recently slashed our utility bills 40% by switching electric companies. I am a good candidate for this loan because we continue to pay off and consolidate our debt. We have no problems paying our bills—no missed/late payments. We just want to pay them off faster and have fewer monthly payments. We’re also planning on refinancing our mortgage to a lower interest rate (and payment) in the next 30-60 days. Thanks to all of you.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,727.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	In my full-time job, I am a college department head as well as an instructor. I also have a part-time job, usually working 2-5 days per month (average). We chose the five year loan for the lower monthly payments, but intend to pay the loan off at least one full year early. Probably within 2-3 years. I expect the loan to receive full funding; I can???t really say for sure whether I would accept partial funding unless I have the final figure in front of me. Thanks.
If your husbands income is not listed above, can you list his income? Can you give us your current lending club loan number so we can review your payment history?	My husband is a writer and editor who builds custom computers and is currently remodeling our house. Because he is self-employed, his income varies widely. Current loan from June 2010 with perfect payment history: Borrower Member Loan 531799. Thanks.
What is the loan ID for previous loan? And could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated?	We have some debts that will not be consolidated under this loan, but they consist of 0% interest debt (which we ALWAYS pay off) and credit card debt with lower interest rates (between 9-13%). We have no problems making payments on these (or any other debts). Thanks.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is $65k. The home value is hard to assess due to continuing improvements, our disproportionate lot size, and the housing recession, but I???d guess somewhere between $90k and $120k. No HELOCs (had to look up!). Thanks.

Member Payment Dependent Notes Series 646636

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646636	$7,000	$7,000	6.54%	1.00%	January 20, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646636. Member loan 646636 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Hancock County Schools	Debt-to-income ratio:	17.73%
Length of employment:	6 years	Location:	eatonton, GA

Home town:
Current & past employers:	Hancock County Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,141.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 646774

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646774	$15,000	$15,000	11.11%	1.00%	January 20, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646774. Member loan 646774 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	GBQ Partners LLC	Debt-to-income ratio:	8.18%
Length of employment:	5 years	Location:	Columbus, OH

Home town:
Current & past employers:	GBQ Partners LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,805.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 454 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, IF loan 60 pct funded, will you accept a partially funded loan? (Fund pace quickens wqhen loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or to list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. Actively lead audit, review, and other assurance projects including planning, fieldwork, and wrap up of all engagements. Lead engagement teams and manage client relationships including having responsibility for day to day contact. Assist firm leadership in identifying new work and assist in obtaining new engagements. Create plans and budgets for audit and other assurance programs and ensure completion of engagements within deadlines. 2. I realistically intend to pay off the loan in a shorter period than five years. My best guess as of now would be 3 years, possibly into the 4th year. 3. I would possibly accept a partially funded loan if it is not 60% when the listing expires. My hopes are it will be completely funded as I have excellent credit, and a very good stable job and income, which I believe makes me an excellent candidate. Thanks for your interest and please let me know if you have additional questions!!
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	I pay off my credit card statement balances in full each month. I have never in my life not paid a balance in full. I just paid off my balances from my previous month's statements. My current balances for this month (which will be paid next month in full) are $414 on my AMEX and $194 on my Mastercard. I don't have personal loan debts. This is the first personal loan I am requesting. I hope this helps. Thank you very much and please let me know if you have additional questions.
Congratulation on your engagement. A few questions for you: 1. Does the Gross Income reflect both members of the couple or only one? 2. What is your monthly mortgage payment? 3. What type of business is GBQ Partners and what is your job function? Thank you!	1. My gross income listed is just my personal gross income (salary before bonus). Not both members of the couple. My financee makes approximately the same as I do, but her income can fluctuate either higher or lower as she is in sales. 2. My monthly mortgage payment is $1,163. I have automatic debit set up, and I have never missed a payment in 2.6 years since I have had the mortgage. 3. GBQ Partners is a large public accounting firm in Columbus, OH. I am a CPA and an Assurance Manager. I manage audit, review, compilation, or other agreed upon procedures engagements that we perform for corporations or nonprofits in Central Ohio and across the state of Ohio. I manage the client relationships, a team of staff on each job, and also manage the development of some direct reports who are below me, in addition to other responsibilities. I hope this helps. Please let me know if you have additional questions. Thanks!!

Member Payment Dependent Notes Series 646801

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646801	$25,000	$25,000	12.98%	1.00%	January 19, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646801. Member loan 646801 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	st barnabas hospital	Debt-to-income ratio:	17.00%
Length of employment:	3 years	Location:	yonkers, NY

Home town:
Current & past employers:	st barnabas hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Medical expenses not covered by insurance- healthy man, but must address issue as soon as possible before it can lead to something fatal- Borrower added on 01/15/11 > I would like to thank those who have funded my loan thus far. To obtain 17,000-18,000 of the 25,000 would allow me to receive enough treatment to hold me over. I understand that I may post for an additional amount after six months or more of a perfect payment history. It is with great confidence that I assure all that you are making a wise investment in a credible client. My credit history of on-time payments is concrete proof and assurance to you that I stand by my word as a borrower.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$91,266.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am Director of HIV Services at St. Barnabas Hospital in the Bronx, New York. I oversee an array of services that include HIV prevention, primary care, and case management. I directly supervise a staff of 23 and oversee a primary care practice with 7 providers, that I would expect to repay the loan between 4 - 5 years. I would consider a partially funded loan, however full funding is ideal.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have a home equity loan with a current balance of $81K. The estimated value of my home is $200K.

Member Payment Dependent Notes Series 646866

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646866	$18,000	$18,000	6.17%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646866. Member loan 646866 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	Good Shepherd Services yabc @ Lincoln HS	Debt-to-income ratio:	9.70%
Length of employment:	< 1 year	Location:	brooklyn, NY

Home town:
Current & past employers:	Good Shepherd Services yabc @ Lincoln HS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I plan on using this loan to pay off all of my credit cards. It will be easier for me to handle 1 payment, instead of 5. While trying to save money as well. My credit report I believe speaks to how serious I am when it comes to taking care of my finances. I pay my bills faithfully on time and haven't been delinquent on any of my payments.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,044.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Thanks for wanting to invest, here are the answers to your questions. 1. No, I do not owe any mortgage on my house. 2. I hold the title to my house. 3. I do not have a HELOC. 4. According to zillow.com my homes current value is $603K 5. I've lived here for 7years
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household? Please would you tell us about yourself, your work (include prior work as length of emplyment shows < 1 yr). Please list amounts of every debt you have (credit card, auto, mortgages, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact LC to have them verify your income (support@lendingclub.com or 1-866 754-4094, 8am-5pm Mon-Fri).	Thanks for wanting to help. I will try to answer each question thoroughly. Household Income: 55K I'm a licensed social worker. I worked for one agency for 3 years. I just recently started a new position at another agency this past October. Hence why it's less then a year. As far as debt I'm fortunate to only have credit card debt. 5 cards that equal up to 17800. I have over 20K in savings. As far as equity in my residence, it's completely paid for. Payments will automatically be made from my bank account. It is likely that loan may be paid off before the stated term. Hopefully this answers your questions!

Member Payment Dependent Notes Series 646994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646994	$6,000	$6,000	16.02%	1.00%	January 19, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646994. Member loan 646994 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	Tyco Electronics	Debt-to-income ratio:	2.15%
Length of employment:	10+ years	Location:	greensboro, NC

Home town:
Current & past employers:	Tyco Electronics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > payoff immediate debt

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	50
Revolving Credit Balance:	$4,833.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Market Value of home (based on zillow) $123,500.
And how much is the mortgage loan balance?	$102,000
So, what is the balance of home mortgage?	$102,000
Please answer the the first question as well please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? Thank you.	$102,000 with no HELOC
Thanks. And how much do you owe on your mortgage and other home loans?	No home loans and the outstanding loan balance is $102,000

Member Payment Dependent Notes Series 647083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647083	$20,000	$20,000	6.91%	1.00%	January 20, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647083. Member loan 647083 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,722 / month
Current employer:	SunGard Data Systems	Debt-to-income ratio:	11.46%
Length of employment:	5 years	Location:	CHICO, CA

Home town:
Current & past employers:	SunGard Data Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	74
Revolving Credit Balance:	$8,337.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, what do you do at SunGard Data Systems?	I am a Software Consultant/Product Instructor for the Public Sector division of SunGard. I setup our software and train end-users how to use it. I split time between our central office, and onsite client visits.
What are the current rates and balances on the debt you are consolidating? Thanks.	-15,000 split between 2 credit cards, both at 13.24%. -5,000 to repay family loan.
Hi. Can you comment on your delinquency 74 months ago? Thanks.	It was related to my student loan. I had transferred it to another vendor with a better rate, but the auto-payment was not setup correctly. I corrected it at that time, and it processed normally from that point forward.

Member Payment Dependent Notes Series 647166

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647166	$15,000	$15,000	10.36%	1.00%	January 19, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647166. Member loan 647166 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Wahl Refractory Solutions	Debt-to-income ratio:	15.58%
Length of employment:	3 years	Location:	Tiffin, OH

Home town:
Current & past employers:	Wahl Refractory Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > My husband and I would like to finish out our basement. I have a very stable job and see no concerns of that changing anytime soon. We have lived in our home for over 2 years now and I'm paying monthly mortgage payments for it. Any questions please don't hesitate to ask. Thank You in advance!

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,788.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 647211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647211	$22,000	$22,000	6.91%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647211. Member loan 647211 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,833 / month
Current employer:	The Blackstone Group	Debt-to-income ratio:	8.92%
Length of employment:	5 years	Location:	West New York, NJ

Home town:
Current & past employers:	The Blackstone Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > Hi - I just got married and have decided to consolidate all of my wife's credit with mine into one loan with one payment a month that I can paydown at a reasonable interest rate. I have been at my current job for 5 years, and my wife at hers for 4 years. Only my income is being considered for the loan, in addition we have her income. I have a very good credit history and am looking to buy a house and start a family as soon as we pay off all of the debt. After graduate school I had 2 lending club loans that I repaid in full, and find it to be a much more reasonable source of funds than credit cards. Thanks for your consideration. Borrower added on 01/16/11 > Below is a breakdown of my monthly income & expenses as well as my wifes: My Monthly Income - $15,800 Gross / $9950 Net of Taxes/FICA/etc. Rent - $1200 Car Payment - $425 Public Transportation to/from work - $252 Car Insurace - $148 Gas for Car- $70 Cable/Internet/Phone - $173 Electricity - $100 Water/Sewer - $40 Student Loans - $542 Cell Phone - $86 Dry Cleaning / Hair Cuts / etc. - $60 Grcoceries / Food / Lunch / Eating Out - $750 401K - $800 My Credit Cards / Prosper Wedding Loan Pmts - $344 Healthcare Insurance - $550 My Wife's Budget Monthly Income - $2,660 Gross / $1,770 Net of Taxes/FICA/etc. Public Transportation - $252 401K - $150 Student Loans - $347 Credit Cards - $450 Cell Phone - $86

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current rates and balances on the debt you are consolidating? Thanks.	I have 2 debt balances outstanding that I am consolidating: An American Express Blue Card with a blance of $3,689 at 7.29% and a Prosper Wedding Loan with a a balance of $6,867 at 15.15%. I am also looking to payoff all of my new wife's (married Oct 2010) balances which are as follows: Capital One - $370 @ 24%, Chase - $3,168 @ 10%, Citibank - $4,873 @ 21%, Discover -$1,567 @ 6.99%, HSBC - $331 @ 9%, Victoria's Secret $540 @ 11%, and Walmart $290 @ 22.42%. This totals $21,694, I requested a loan for $22,000 so that after the lending club origination fee I would be able to pay every loan off. Please let me know if you have any other questions. Thanks
What do you at Blackstone?	Strategic M&A and Corporate Development

Member Payment Dependent Notes Series 647251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647251	$12,000	$12,000	5.42%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647251. Member loan 647251 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	M&T Bank	Debt-to-income ratio:	7.65%
Length of employment:	6 years	Location:	Eden, NY

Home town:
Current & past employers:	M&T Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > Will consolidate high interest debt, professional borrower with strong solid mgmt skilss in financially strong organization. Monthly household income is $6,000 Borrower added on 01/07/11 > I've also accepted an adjuct college teaching position which will bring in additional monthly income but also shows my responsibility and professional character..

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,539.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. Please would you tell us about yourself, your work, and explain what exactly this loan is for. Please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact LC to have them verify your income (support@lendingclub.com or 1-866 754-4094, 8am-5pm Mon-Fri).	HELOC - $30k balance Credit Card - $10k balance Mortgage $7k balance cars both paid off, school loans paid off 401k Balance - $135k
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. Please would you tell us about yourself, your work, and explain what exactly this loan is for. Please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact LC to have them verify your income (support@lendingclub.com or 1-866 754-4094, 8am-5pm Mon-Fri).	Please see previous response. Payment will be autodeducted monthly from my checking account.

Member Payment Dependent Notes Series 647260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647260	$20,000	$20,000	8.88%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647260. Member loan 647260 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$19,500 / month
Current employer:	Kane Kessler PC	Debt-to-income ratio:	11.91%
Length of employment:	10+ years	Location:	Westfield, NJ

Home town:
Current & past employers:	Kane Kessler PC
Education:

This borrower member posted the following loan description, which has not been verified:

Use of Funds: Pay down high interest credit cards coming off of promotional rate. Credit card debt initially incurred in connection with fixing house after purchase. Loan proceeds will not add to monthly debt load-- substituting lower interest debt for higher interest debt. Job Security: I have been promoted at my law firm, effective 1/1/11; income will increase with next bonus (12/2011). Employed with same employer for 10+ years. I am an attorney. Creditworthiness: Have never defaulted on a debt over 20 year credit history. Additional Plans: Taking additional steps to cut expenses and pay off higher interest debt-- borrowing from 401k at low rates to pay off higher interest rate debt, cutting 401k contribution, deferring low interest rate student loan to pay higher interest loans pursuant to terms of student loan, reduced property mortgage interest rate (no cash out) from 6.5% to 4.625%, appealing property taxes, lifestyle changes (no vacation, more diy, changing car leases), etc. Inquiries and thoughts welcome.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$89,413.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What actions have you taken (other than requesting this loan) to further reduce your debt and maintain it at a lower level moving forward?	Thank you for your question. I am cutting costs as well as increasing income to pay down debt: 1) Promotion just received. This has been delayed due to economy, etc., but it will increase my ability to paydown now that I am in the high tier bonus pool. 2) Refinanced my mortgage (without "cashing out") from 6.5% to 4 5/8% interest rate 3) Appealing property taxes 3) No vacations this year 4) Both of our car leases are ending middle of this year-- will save $500 a month going forward 5) cancelling credit card 6) lifestyle changes, including more DIY around house 7) cut back significantly on 401k funding; borrow from 401K to refinance higher interest credit debt 8) deferred payment of low interest student loans until higher interest loans are paid off Also, about 40% of my credit debt has terms of under 4% for the life of the loan. If you have any specific questions, please let me know.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. 1) $875k mortgage; payments are $5k per month (incl. taxes) 2) Deed w/ wife 3) No HELOC or 2nd mortgage 4) $1M on Zillow (improvements made to home not reflected; estimated sales price is $1.1M+) 5) 3 years; have been a homeowner for 10+ years. Thank you for your consideration. If you have anything further, let me know.

Member Payment Dependent Notes Series 647327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647327	$5,000	$5,000	7.29%	1.00%	January 19, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647327. Member loan 647327 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,400 / month
Current employer:	Wachovia	Debt-to-income ratio:	9.50%
Length of employment:	< 1 year	Location:	Longwood, FL

Home town:
Current & past employers:	Wachovia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,041.00	Public Records On File:	0
Revolving Line Utilization:	35.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 647335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647335	$15,000	$15,000	6.17%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647335. Member loan 647335 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	n/a	Debt-to-income ratio:	3.17%
Length of employment:	8 years	Location:	Santa Ana, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I would like to first, thank the investors. I've over forty years of credit history and never been late on a credit obligation. Until approximately one and one-half years ago I always paid cash or had very short-term loans and my FICO's were in the 800 range. I made the mistake of using several credit cards to payoff some debts. Though I was never late, usually one month ahead, my interest rate was raised from 9.9% to 18%. My FICO's are still in the high 700 range because I continue to, and always will pay my credit obligations on-time. This consolidation loan will allow me to kiss the credit card company good-bye. Again, I thank the investors for their trust in my credit worthiness.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,691.00	Public Records On File:	0
Revolving Line Utilization:	65.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	I am a Real Estate Broker with my own company and I have income properties. In addition, I have a monthly retirement and Social Security income.
Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner%u2019s association fees? Thanks!	At age 55 I was downsized from a company inwhich I was employed for over 30 years. I was unable to find employment or acquire assistance for education, so I used my 401k for living expense, career retraining and to invest in income property. I do not have a HELOC. I currently have $22,000 in an emergency retirement account and 450K equity in my Real Property. My gross monthly mortgage expense (Mtg. Pymnts, Prop. Taxes, Insurance, HOA Dues) is $4536.

Member Payment Dependent Notes Series 647367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647367	$15,250	$15,250	12.23%	1.00%	January 19, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647367. Member loan 647367 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Boyles Insurance	Debt-to-income ratio:	21.27%
Length of employment:	< 1 year	Location:	clearfield, PA

Home town:
Current & past employers:	Boyles Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I am single with no kids. Sell insurance and have a pretty sable job. Just want to move all my credit card debt to one place and pay it off so i don't have 5 credit card payments per month and outragous APRs. Please help me out. This loan will get paid back! Borrower added on 01/06/11 > sTable job. Not sable. Sorry typing too fast. Borrower added on 01/14/11 > Now that I hit 60% please help fund my loan. I just want to get out of debt and start over new in 5 years.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,950.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the balances, APRs, and monthly payments for the debt you are consolidating with this loan. Thanks!	hillgirl, I have one balance that is 6,450 that is at 0% now but i believe it will be around 25% or more when that runs out in a couple months. I have another that is 5,825 and is in the same boat. Then i have 3 more with balances around 1,000 but the 0% on those will last longer. I made some bad decisions and my goals is to be out of credit card debt in 5 years which is why i applied for this loan. The credit card apr's are going to kill me. I will be paying all interest and no principal.

Member Payment Dependent Notes Series 647374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647374	$25,000	$25,000	12.61%	1.00%	January 19, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647374. Member loan 647374 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Constellation Energy	Debt-to-income ratio:	3.10%
Length of employment:	1 year	Location:	Kingwood, TX

Home town:
Current & past employers:	Constellation Energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,453.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	VP of sales for Fortune 200 energy company. Responsible for sales in Texas. Have been in industry for 18 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We owe roughly $178k on our home that is valued at $250k.
Hi - what is this loan going to be used for?	Helping my 16-yr-old son with theurapeutic boarding school education.
Where did you work b/f, how long, salary, dependents, CC's/auto/home loans. Income, expenses, assets.	I have been in the energy industry for 18 years and have worked for a few large providers during that time. My annual base salary is $150k. I am married with three dependent children. Our only significant debt is roughly $180k on our home that is worth around $250k.

Member Payment Dependent Notes Series 647496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647496	$21,000	$21,000	6.17%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647496. Member loan 647496 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,400 / month
Current employer:	n/a	Debt-to-income ratio:	19.06%
Length of employment:	n/a	Location:	Flint, MI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,882.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	(1) Yes and it will be paid off this year. The monthly payments are $421. (2) Yes I hold the title in my name alone (3) No (4) 45K (5) over 20 years. Thank you for your support. Feel free to ask additional questions.

Member Payment Dependent Notes Series 647506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647506	$5,000	$5,000	15.28%	1.00%	January 24, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647506. Member loan 647506 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	walmart	Debt-to-income ratio:	2.85%
Length of employment:	6 years	Location:	DANBURY, CT

Home town:
Current & past employers:	walmart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,469.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
-What do you do at Walmart? -When is the wedding? Thanks.	Type your answer here. photo tech. July 4

Member Payment Dependent Notes Series 647548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647548	$25,000	$25,000	12.23%	1.00%	January 24, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647548. Member loan 647548 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Formula 4 Media	Debt-to-income ratio:	17.79%
Length of employment:	3 years	Location:	Portland, OR

Home town:
Current & past employers:	Formula 4 Media
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > nothing to add.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	25
Revolving Credit Balance:	$37,086.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your inquiry. Outstanding loan is approximately $400,000. No HELOC loans and the value is approximately $550.00. Hope this answers your question.

Member Payment Dependent Notes Series 647617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647617	$13,750	$13,750	5.79%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647617. Member loan 647617 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	DEPARTMENT OF VETERANS AFFAIRS	Debt-to-income ratio:	19.72%
Length of employment:	3 years	Location:	SUITLAND, MD

Home town:
Current & past employers:	DEPARTMENT OF VETERANS AFFAIRS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$358.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current rates and balances on the debt you are consolidating? Thanks.	The current rate is 7.99 % and the balance is $13500.00 Thanks.
How quickly do you anticipate paying this loan? What do you do for the Veteran's Administration?	I'm an attorney for VA. I anticipate paying the loan over 3 years.

Member Payment Dependent Notes Series 647643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647643	$23,075	$23,075	17.80%	1.00%	January 19, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647643. Member loan 647643 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Sovereign Bank	Debt-to-income ratio:	6.55%
Length of employment:	5 years	Location:	NEW BEDFORD, MA

Home town:
Current & past employers:	Sovereign Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > These funds I will utilize to pay off existing unsecured revolving debt. Through stretching out the terms, I will be able to have flexibility of utilizing the extra money elsewhere until my annual bonus arrives. I plan on paying in full once I receive the lump sum. Borrower added on 01/06/11 > I currently work for a financial institution. I have been employed there and promoted for the last 5 years. My current annual salary is $98,000. My annunal performance bonus is 25% of my base salary. The home I own is a 3 unit rental property, with myself in one unit, a tenant in another, and a third which is currently undergoing renovations.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	55
Revolving Credit Balance:	$19,105.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Thank you, will do.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is currently around 210,000 or so. I bought the home 2 years ago (4/2009). The market value, depending on where you look, is anywhere from 170k-220k. I don't like Zillow's estimates, as they are based off of local sales in the area, and a few run down houses have brought my value down.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Amex 4,844 Discover 3,670 FIA 7,124 Home Depot 3,134 The interest rates I believe are all in the high teens. I've basically been paying $100 a pay period on each (bi weekly). I plan on wiping them all out with the loan. I work as an MIS and Planning manager.
How high are "high teens?" (be specific) If you are paying down 17%-18% debt with a 17.8% loan, you aren't saving money. Also, you mentioned that you will be "utilizing the extra money elsewhere." Can you be more specific as to how you'll use the money?	There are benefits to consolidating debt, even if the interest rates are the same. The difference lies with a simple interest loan with stretched out terms vs. revolving debt. My monthly payment is reduced, plus, if I continued to pay $800 a month, the excess goes towards principal (like revolving debt), however, that also pushes the monthly due date back. In no circumstances with a simple interest loan should you ever utilize the principal only payment coupons the bank gives you. Any excess that you pay beyond the per diem is applied directly to the principal anyway, PLUS, it pushes back your due date. This gives you a cushion in the event you have unforseen expenses. Also, the administratively heavy task of paying 4 vs. 1 is a plus. Last but not least, these credit cards represent the majority of my credit. Since they are close to the limits, they are negatively impacting my credit score (which normally floats around 750). Paying these off and having them at 0 balances will positively affect my credit score. Techinically I could turn around and pull another loan at a better rate within a month if neccessary. I hope this successfully answers your questions.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	I am an MIS and Planning manager. I am responsible for alternative touch points of the customer outside branches, which includes ATM's, online banking, call center, etc. I define incentives, aid with tactics and initiatives, and project management responsibilities. This loan will be paid off within the year. My credit history is stellar, and my job is stable. Despite job market conditions, not only have I been promoted (not raises, promotions) consistenly every year for the last 5 years, I consistently have competitive offers from other companies, one which led to a bidding war for my employment. The reason I am currently in this situation is due to a divorce. I was able to keep my home (property owned prior to relationship), but my liquid assets and tangible property were taken. During the initial months, I leaned on my credit cards for normal household items and attorney retainers. Now that everything is stable and the actual divorce is near finalization, I am renegotiating my debt. It depends on the amount funded. If I can't roll atleast 3 of the debts into the loan, I don't see the need to get it (see answer to previous question for reasons for loan). Thank you.
Hi,have a few questions: 1) can you share how much is you take home salary and how much do you collect (net) from the rent of the second unit. 2) how much is your montly mortgage payment (incl. prop tax etc) and how much is your living expenses? 3) Are you using this loan to finance the renovations in the third house or you will get additional funding for that, also how much are you planning to spend on that? Thanks	Take home salary post taxes and inurances is 2450.00. My mortgage is 1,250 (P+I+T+I). Rent for the one bedroom is $500 monthly. I currently working on the weekends on the third unit. I have already purchased all the materials I needed (Thank you tax free weekend!) Sometimes there are small incidentals that I did not pick up, but the majority of it was the kitchen items and the electrical items. I anticipate being finished in 3 months. I did get estimates on contractors to do the unit, but labor costs were roughly one year's rent (around 10k). I figure I can save 6 months rent in my pocket by doing the majority of the work myself. My monthly living expenses are as follows: Groceries: $400 Utilities (H+E): $150-$400 (More in winter months) Cable/Phone/Internet: $200 Cell: $65 Travel Expenses (Commute to city): $300 Drycleaning:$75
Hi there. first of all, what was the delinquincy 55 mo ago? second, in answering the Q above, you left out the RATES of the debts you will pay off with this loan - 'high teens' doesn't do it for me. I really need that info before deciding to fund your loan. -Specifically, for EACH particular debt you plan to pay off with this ~18% LC loan, please provide the creditor, the AMOUNT of that particular debt and the RATE of that particular debt, e.g., "BofA, $5,000, 27.99%" etc. I do understand your reasoning in your answer, but i also want to have all the facts before i invest. thanks.	In 2006, I was called to go to Iraq. I submitted my orders to all credit card companies, which suspends payments. During retrain I was refraded and sent home. In the 2 months I was gone during retrain, Capital One had put me down as delinquent for payment. I did put in a formal complaint with the attorney general and disputed it with the credit bureau's. Experian does not have this debt as delinquent, as it had been removed. Trans-Union must have this down as delinquent still ( I don't check that one, I use Discover's credit score tracker, which is Experian. I'm probably going to have to dispute that again. Thanks) Home Depot 26.99% Discover 18.24% AMEX 17.24% FIA Currently in promotional period, 24.99% come March. Will be responsible for back balance if not paid in full. The debt amounts I had placed in a previous comment. Let me know if that suffices. Thank you.
The debts you list for planning to pay off with this $23K loan amount to around $19K from what I can see. So this loan will put you deeper in debt. Waht you going to do with the extra 4K?	This extra amount will be placed in a savings account for a cushion. I do not plan on spending this anytime soon. As I rebuild my savings, it will be utilized as a large payment on the loan.
OK, now I really don't understand. How will paying incurring ~$800 extra debt expense every year, year after year, (i.e., 18% interest on the $4K you plan "to put aside, not touch, and add to" on a continual basis, which is how I define "save"), improve your financial condition over what it would be if you borrowed less and simply started "saving." IF you reduce your 18% loan request by the amount you plan to put into "savings" rather than spend, then just your first year's savings would be AT LEAST $800 (i.e., the $800 you can afford to incur in extra interest, that you elected not to incur by reducing your loan reqeust!). This is in addition to your not having the extra $4K to tempt you into spending it... Note I just put $25K into my LC investment account, I need borrowers to invest in, and I eagerly await your answer.	The situation I am currently in was not due to poor spending habits. I'm 30 years old and fiscally responsible. I don't rent, I have a good job, and good credit. Unfortunately I had a marriage that did not end amicably. The only saving grace is that we did not have children together. Joint accounts and bad marriage do not mix well together. I had all my liquid and tangible assets taken, as the term "equitable distribution" apparently did not exist in my wife's vocabulary. I had to utilize credit for unforseen expenses such as legal fees and normal household items. (You'd be surprised how much you miss a can opener when you don't have one :) ) Life is back together, and I'm finally looking at the debt I incurred over the last 5 months, and although I manage it just fine now ( I have a near 6 figure income ), I have a promotionary period expiring on one that I would like to wipe out, and roll the rest into it. I'm also rebuilding my savings (albeit slowly). I was used to having 6 months worth of bills saved up as a nest egg in case of emergencies, but that has to be re-saved. I understand your reasoning on why the extra money should be put back into the loan, but as a landlord, I'm legally bound to have things fixed in a reasonable amount of time. Having that extra savings is worth it's weight in sanity, just in case something breaks. The house is in good shape, but Murphy's Law.... I appreciate your interest in funding me, I can assure you that there is not "tempt" in spending this money. I most likely went a little too personal, but it is neccessary to show you that I am creditworthy, not a risk. If you have any other questions, feel free to ask. Thank you.

Member Payment Dependent Notes Series 647654

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647654	$16,000	$16,000	15.95%	1.00%	January 19, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647654. Member loan 647654 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	nolan painting inc	Debt-to-income ratio:	7.13%
Length of employment:	5 years	Location:	drexel hill, PA

Home town:
Current & past employers:	nolan painting inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > Hi and thank you for considering investing in my loan. I am a manager at a very well known contractor company for 5 yrs. now and growing. I have a great career and loving family. I also have lived and owned my home for 4 yrs. I started renovating my kitchen and bathroom, I also need to refinish my hardwood floors. I plane to use the funding I receive for materials and labor for the project at hand. I am a great candidate to invest in. I always pay my bills on and before the due date. My family and I appreciate you considering my loan to invest in. Thank you!

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,400.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	i make 48000 a year
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	135000, and the value of home now is 150000
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	135000...my house value is 150000
Specifically, what renovations are planned? At what cost?	bathroom .kitchen.refinishing hardwood floors,and some more stuff like lightings. material al labor 16500
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; today 481. Not all $12K to $25K 100 pct fund. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	1) I plane to finish in full term. 2) Yes, but we prefer the full amount inorder to finish my renevation quickly as posable. Then we would look into relisting our unfunded amount after 6 months. I hope i answered your question please feel free to ask anymore questions as neeed. Thank you for considering in investing in my loan.
Please call Lending Club for the procedures to have them verify your income and expedite their completion.	ok thank you.

Member Payment Dependent Notes Series 647699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647699	$15,000	$15,000	15.95%	1.00%	January 20, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647699. Member loan 647699 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Brown and Caldwell	Debt-to-income ratio:	6.17%
Length of employment:	4 years	Location:	oakland, CA

Home town:
Current & past employers:	Brown and Caldwell
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > Loan will be used to start a small business.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,789.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us about your business.	The business will be a small record store specializing in vinyl located in Chicago. In addition to album sales the storefront will function as a gallery and event space. The store will offer exclusive merchandise and events through existing relationships with local Chicago publications and musicians/artists.
Chances are that your loan would be fully funded more quickly if you do the following: 1) Verify your present income with Lending Club; 2) Explain the purpose of your business loan and the nature of your business; and 3) Give some compelling facts as to why your loan should be funded, especially regarding cash flow and profitability. The LC community want to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. This is a walk in the park compared to borrowing from banks. Thanks in advance!	The purpose of the loan is to start a small record store focusing in vinyl records. While vinyl may sound like an antiquated way to listen to music with digital mediums, vinyl sales since 2007 have surged nearly 300%. I believe this trend will continue as more people move to having vinyl as their primary physical copy in addition to their digital library. The decline in overall record sales (CDs) have put out of business a great number of larger record stores leaving a vacuum in the market. Using this loan I will start a small store to fill that need. Based upon sales projection from similarly sized stores in equivalent areas we expect to do approximately $180,000 in revenue the first year and be operating with a net profit within the first 6 months.

Member Payment Dependent Notes Series 647796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647796	$9,000	$9,000	6.17%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647796. Member loan 647796 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	St. Vincents Hospital	Debt-to-income ratio:	5.97%
Length of employment:	< 1 year	Location:	Sylacauga, AL

Home town:
Current & past employers:	St. Vincents Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I plan to use this loan to pay off a credit card with Chase Bank. The balance on the card is 8,751 dollars with an interest rate of 11.99%. I accumulated this debt while living in a house we could not afford. We are fortunate to have recently sold the house and downsized. I need to get rid of credit cards altogether and make a fresh start. I am a registered nurse and have been for twelve years. Luckily I work in a field that doesn't suffer from unemployment in the way that many others are right now. I am not default on the credit card payments and I always pay on time. Even when we were making payments on a 300,000 loan, we were never late on a payment. I would just like to be rid of credit card debt for good! I plan to open a 500 dollar overdraft protection at my credit union so that I do not need a card for even "emergencies". The ultimate goal is to be at a place where I have enough money in savings to cover unexpected expenses. Thank you for considering my loan.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	38
Revolving Credit Balance:	$11,810.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 647813

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647813	$12,000	$12,000	7.29%	1.00%	January 25, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647813. Member loan 647813 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	St Lukes Hospital	Debt-to-income ratio:	23.35%
Length of employment:	7 years	Location:	CATASAUQUA, PA

Home town:
Current & past employers:	St Lukes Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,603.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at St Lukes Hospital?	I manage a call center.
Hi. What debt will you consolidate with this loan? Thank you.	Hi, a higher interest credit card and loan.
What is the current interest rates and amounts owed on the debt you wish to consolidate?	18% and 12% on 6,000 and 3,000

Member Payment Dependent Notes Series 647823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647823	$20,000	$20,000	6.54%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647823. Member loan 647823 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,320 / month
Current employer:	Austin ISD	Debt-to-income ratio:	7.35%
Length of employment:	10+ years	Location:	Kyle, TX

Home town:
Current & past employers:	Austin ISD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,720.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current rates and balances on the debt you are consolidating? Thanks.	Thank you for the question. One card has an APR of 10.54%, the other, 14.99%, and another with 14.54%. That's primarily the reason why consolidationg makes a lot of sense right now.

Member Payment Dependent Notes Series 647869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647869	$7,000	$7,000	10.00%	1.00%	January 21, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647869. Member loan 647869 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,458 / month
Current employer:	Optimus hc	Debt-to-income ratio:	19.40%
Length of employment:	4 years	Location:	Bridgeport, CT

Home town:
Current & past employers:	Optimus hc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,948.00	Public Records On File:	0
Revolving Line Utilization:	85.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 647880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647880	$4,000	$4,000	15.95%	1.00%	January 19, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647880. Member loan 647880 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Highlands Greenhouses	Debt-to-income ratio:	20.55%
Length of employment:	10+ years	Location:	Lake Placid, FL

Home town:
Current & past employers:	Highlands Greenhouses
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	41
Revolving Credit Balance:	$2,442.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Type your answer here.I am the potting machine manager at the nurserey. I set them up, I fix them. I am basically a mechanic. I plan on paying the loan off quicker than 5 years. I just chose 5 years for right now so the monthly payment is affordable. I will get cot back off with everything pretty quick and pay it of a lot sooner than that. I have a great job. Family business. Thanks Jacob Koornneef
What do you do for Highlands Greenhouses?	Type your answer here.I am the potting machine manager. We wo all of our own growing from cuttings or from seeds. I set the machines up and fix them when they break, so I am basically a mechanic.

Member Payment Dependent Notes Series 647890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647890	$14,550	$14,325	7.29%	1.00%	January 25, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647890. Member loan 647890 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,875 / month
Current employer:	Magnani Caruso Dutton	Debt-to-income ratio:	22.43%
Length of employment:	4 years	Location:	Perth Amboy, NJ

Home town:
Current & past employers:	Magnani Caruso Dutton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > This loan will be used to pay down credit debt accumulated from expenses for nursing school and unexpected home expenes due to lack of cash flow. The main reason is because of several credit card interest rate spikes from 8% up to 17.99%! Rather than pay higher rates and live pinching an already tight budget, having this loan will help keep food on the table and cash flow for day-to-day expenses. Borrower added on 01/23/11 > Please help us reach the full term of this loan. Thanks!

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,858.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 647944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647944	$20,000	$20,000	6.54%	1.00%	January 19, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647944. Member loan 647944 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Major Website	Debt-to-income ratio:	6.11%
Length of employment:	< 1 year	Location:	Cambridge, MA

Home town:
Current & past employers:	Major Website
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > In late 2008 I was laid off from my job as a software engineer. My company was in the social services sector, providing software to cities and school districts. When cities and schools across the country saw their budgets get slashed, my company didn't have a choice but to downsize. For the next year I tried to work for myself--designing websites here and there and working on a grand project that I hoped would turn into a successful business that would be my own. Unfortunately, things didn't turn out how I wanted them to, and my project didn't make it off of the ground. My income from side projects wasn't enough to live off as well as finance my business, so my credit card debt grew. Fortunately, after months of searching, I was able to find a steady job at a major tech company. I have been doing well and I received the full raise percentage in my 2010 performance review. My expenses are low and I have plenty of room in my budget for this loan--which will help me consolidate my credit card debt into a decently lower interest bracket. I have never been late on payments, even while unemployed/self-employed, and I have no defaults nor bankruptcies.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,328.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current employer?	I would prefer not to say which company I work for, as that would make it very easy to identify me. The company isn't the biggest, but it isn't small either. It has been around for a number of years, is privately held, profitable, and stable.

Member Payment Dependent Notes Series 648021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648021	$10,000	$10,000	9.99%	1.00%	January 19, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648021. Member loan 648021 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	American Independent Companies, Inc.	Debt-to-income ratio:	13.51%
Length of employment:	5 years	Location:	Tucker, GA

Home town:
Current & past employers:	American Independent Companies, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > This loan is for an engagement ring for my girlfriend as well as expenses towards our wedding. I have saved as much as possible for the last year and am seeking a loan in order to cover the rest of the expenses associated with the ring and wedding. I have a steady job and have worked at the same company for 5 years; since I graduated college. I am a senior systems engineer and lead a team of 5 people with a very stable company. My car is paid for and my girlfriend and I already split all of our bills and mortgage so making payments on this loan will not be a problem. Thank you for your consideration and support!

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	81
Revolving Credit Balance:	$32,830.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job, and how stable is it? Your credit report shows $32k in revolving debt. Please list all of your debts, including interest rates, balances, and monthly payments.	I am the senior systems engineer for a company that employs over 400 people. I have worked for this company since graduating college and have received excellent performance reviews each year. I believe my employment to be very stable and do not anticipate any changes in employment or income over the next several years. I do have a substantial amount of outstanding credit card debt. Fortunately this debt is largely concentrated on one card with a 9.99% interest rate. The minimum payment for my credit card debt each month is $800 however I generally pay approximately $1300 each month. My monthly expenses, including my mortgage and bills are $1200 therefore my net pay leaves $1100 a month to dedicate to other purposes including further debt reduction. That monthly surplus would also be used to make payments on this loan. Hopefully this information helps your decision. Although I trust the security of Lending Club I have purposely not listed individual accounts, balances and interest rates in this response. If you have further questions or concerns please let me know. Thank you.

Member Payment Dependent Notes Series 648089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648089	$4,500	$4,500	14.46%	1.00%	January 20, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648089. Member loan 648089 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	13.51%
Length of employment:	n/a	Location:	Sellersville, PA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,262.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	I start my new job on February 3rd. My income will be $50,000 annually. I have an offer letter, please let me know how to send that over for verification. Every time I call I get sent to voice mail at LendingClub.
What are your monthly expenses?	Roughly $1150/monthly including my rent

Member Payment Dependent Notes Series 648124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648124	$6,500	$6,500	6.17%	1.00%	January 19, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648124. Member loan 648124 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Baltimore County Public Library	Debt-to-income ratio:	19.53%
Length of employment:	4 years	Location:	KINGSVILLE, MD

Home town:
Current & past employers:	Baltimore County Public Library
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > Each year I set one goal for myself – for 2011 I want to consolidate my credit card debt in order to pay it off sooner. The reason I am in credit card debt is that I am in grad school part time. Since I am a part time student I am not eligible for almost all low interest loans. In order to finance my first few semesters of my education I had to rely on my credit cards. I want to consolidate and pay off this debt in order to save money for a house which I hope to buy when I graduate in 2013. Borrower added on 01/07/11 > Thank You to Everyone who has invested in my loan

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,934.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Baltimore County Public Library?	Currently I'm an Administrative Assistant but I'm in grad school for my Masters of Library Science, so I can move up in my career.
Hi, I am interested in funding your loan. Could you please list your monthly expenses, such as rent, utilities, etc.? Thank you.	Sorry for getting back to you so late I have a car loan for $300 a month I pay $200 a month in rent I put $600 a month towards paying off debt I put $100 a month in a saving fund for next semester Which leaves me $300 for savings/everything else. Hope this helps you with your decision. If you have any other questions feel free to ask. Thank You.

Member Payment Dependent Notes Series 648130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648130	$6,250	$6,250	6.17%	1.00%	January 19, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648130. Member loan 648130 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,604 / month
Current employer:	n/a	Debt-to-income ratio:	16.08%
Length of employment:	n/a	Location:	Linn Valley, KS

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > This loan is to pay off $4000 credit card at a higher interest rate and I am trying to help my sister with some money who has rheumatoid arthritis and now diabetes.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,141.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	My income comes mostly from Social Security and a small portion at this time comes from investments.

Member Payment Dependent Notes Series 648213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648213	$20,000	$20,000	16.69%	1.00%	January 19, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648213. Member loan 648213 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,988 / month
Current employer:	Gate Gourmet	Debt-to-income ratio:	14.72%
Length of employment:	2 years	Location:	Washington, DC

Home town:
Current & past employers:	Gate Gourmet
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/16/10 > I will immediately pay off my credit cards, I am a good borrower because I am never late and pay more than the minimums, my job is very stable and I have a very frugal monthly budget.

A credit bureau reported the following information about this borrower member on December 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,138.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Gate Gourmet and where did you work before that?	I am a bilingual pricing analyst, before that I was doing translation for several law enforcement agencies through a government contractor.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	AMEX $12,757.95 monthly payment $400-$700 CHASE $1974.34 monthly payment $150-$200 CARE CREDIT $3054.82 monthly payment $150-$200 OAS CREDIT UNION $3,331.76 monthy payment $219.72
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	1) AMEX= $12,757.95 @27.24% -$400-700 mo CHASE= $1,974.34 @14.24% -$150-$200 mo CARE CREDIT $3,054.82 @21%- $150-$200 OAS CREDIT UNION $3,331.76 @ 7.75% -$219.27 Other debt not being consolidated: Honda Financial Services $18,373.84 $368.86 mo 2) I will keep my credit cards open so that I do not lower my credit score (I am applying for a mortgage loan and need good credit scores) I have not used my credit cards in the last 3 months for personal purposes (I travel for work sometimes and I use them but I pay them immediatley after I get reimbursed by my company) I do not carry my credit cards with me so I don't use them. 3) I am planning on keeping this loan 3 years and I plan on saving to pay off the remianing balance by the 4th year.
Hi, good luck with the house purchase - did you get pre-approval? what is your price range? How much is your take home pay and are you the sole wage earner in your family? You also have 3 inquiries in the last 6 months, what were they? thanks,	hi yes I am preapproved, my price range is roughly $200,000. my take home pay is $1847.93 every two weeks, yes I am the sole wage earner in my family, the 3 inquiries are from the mortgage lenders that I have talked to (it's been a long process).
Why is your revolving credit balance listed as $5,138.00 when you seem to have $21118.87 in CC debt?	Hi, I honestly do not know why, if this is how my creditors are listing it I wouldn't know why, my full credit card debt amount is as you said $21,118.87.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	monthly net income $3698.88 these are my current montly expenses plus I am including my future lending club payment, which will allow me to begin saving $200 per month. I have no children and I have a very frugal monthly budget (no gym, no dry cleaners etc) 1232 mortgage 130 phone 25.56 pet insurance 350 food 200 fuel 200 electricity 100 gas 50 water 60 internet 45 security system 125 auto insurance 368.86 car payment 498 lending club 200 savings 100 other expenses ---------- $3684.42
It looks like you are consolidating ~ 20K of debt. Please list any debts that will not be paid off with this loan. (As investors we only see the debts that are reported to TransUnion, and not all debts are reported to eacy of the credit bureaus, hence my question). Thank you in advance.	The only debt that I have besides the ones listed and that will not be paid with this loan is my car which is around (don't have my last statement right now but this is very close to what it is) $18,383, it is a monthly payment of $368.86

Member Payment Dependent Notes Series 648218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648218	$25,000	$25,000	17.80%	1.00%	January 20, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648218. Member loan 648218 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	International Paper	Debt-to-income ratio:	8.64%
Length of employment:	3 years	Location:	Muscle Shoals, AL

Home town:
Current & past employers:	International Paper
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > Payoff 4 high interest credit cards and payoff a family member loan who desperately needs their money back.Thank You!

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	66	Months Since Last Delinquency:	63
Revolving Credit Balance:	$18,835.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for International Paper and where did you work prior to that?	Type your answer here.Electrical and Mechanical Maitenance, I work on the paper machines, troubleshoot any problems, and get things back to working order in the Paper Mill. Before International Paper, I worked at SCA Tissue Plant, doing the same kind of work.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Type your answer here.I would verify my income if I need to. Thanks
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.I only have one mortgage loan and the balance is around $153,000, and I don't owe any HELOC on my home.
I'll repeat: Your loan WILL ATTRACT many more investors if you verify your income with Lending Club. Thank you!	Type your answer here.I will verify my income, let me know what I need to do.
And what is the value of the home?	Type your answer here.$178,000
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Type your answer here.Discover 5500, 150.00 mo., LLBeanVisa 6000, 200.00 mo., Chase Visa 2700, 100.00 mo., Pennys 1500, 100.00 mo., Personal loan bank, 2500, 270.00 mo., Family member 7500.00, I need to clean up a lot of debt.
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Type your answer here.I would like to get as much as I can, but if not 100% then as much as possible to get these credit cards paid off. And I would try to pay as much back over my required payment each month. I would plan to pay it off sooner than 5 years.If I only could get 60%, then I would apply again in 6 months. Thank You for Your input, and thankYou for serving OUR GREAT USA. We appreciate all of YOU!
Hi, good luck with your plan. Can you elaborate what changes are you making to get out of this mess? I mean if you got $7,500 from friend (I assume interest free or very favorable interest) and still in this how this will be different after this loan? Thanks a lot	Type your answer here.I plan to set up a budget and stick to the plan. Thanks
1. What was the delinquency 5 yrs ago? 2. in answering the Q above, you left out the RATES of the debts you will pay off with this loan. I need that info before deciding to fund your loan. -Specifically, for EACH particular debt you plan to pay off with this ~18% LC loan, please provide the creditor, the AMOUNT of that particular debt and the [new "exceesive"] RATE of that particular debt, e.g., "BofA, $5,000, 27.99%" etc.	Type your answer here.1.It happened during the closing of our former house.We were told we did not have to make the last house payment but come to find out we were supposed to.That is all that was. 2.Discover $5500,19.99%&23,99%, LLBean Visa$6,000,17.99%,Chase $2,700,18.24%,Pennys$1,500,23.99%,Bank Loan $2,500,13.9%, Family member loan 7,500
You must understand this is a big loan and most loans do not fund. To help you get the loan funded, may I ask the following: 1) what is your budget for the next 2 years if the loan does not fund 2) what is your budget for the next 2 years if the loan does fund 3) will you verify your income by contacting LC by phone 866 754-4094 or email: support@lendingclub.com. 8am-5pm Monday-Friday and tell LC that want them to verify your income to help your chance of your loan fully funding. You will need to send LC pay stubs, w2 etc by email or fax. By doing these things, it will greatly increase your chance of getting the funding you request. Good Luck.	Type your answer here.If I cannot get the full amount I am requesting, I would like to at least payoff the credit cards, if possible. 1)If the loan does not fund, which I hope it does, I will probably contact some of the debt consilidation places that help you get a lower rate and combine them with a payment until they are paid off. and set up a budget with everything else.2)My proposed budget for the next 2 years if I do get the loan will be to get rid of all credit cards, and stick to a strict budget and always ask myself if we really need whatever we are wanting to buy, especially until we can become debt free. I just want to get my finances in order to where they are not a worry in my life. I feel good about your program, I hope it can work for me.3) And Yes, I will verify my income to LC on Monday.

Member Payment Dependent Notes Series 648274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648274	$15,600	$15,600	16.77%	1.00%	January 20, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648274. Member loan 648274 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	A&R Transport	Debt-to-income ratio:	9.49%
Length of employment:	8 years	Location:	shorewood, IL

Home town:
Current & past employers:	A&R Transport
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > I want to pay off some credit card debt. I currently pay about $800 per month ($200 a week) toward credit cards. That $ can go to you :) It would be nice to start putting some cash away for my tiny guys college - i have 16 years to save!!!

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1977	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	48
Revolving Credit Balance:	$10,277.00	Public Records On File:	1
Revolving Line Utilization:	75.60%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at A&R Transport?	I give rates to our customers. If someone wants to know what it will cost them to go from Chattanooga, TN to Worcester, MA - that's my job :) I have worked in this position for 8 years & worked for A&R Packaging (same company, different division) for 3 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi there, I don't know what HELOC means, so I assume I do not owe any! My mtg is at 194k. An identical home last year sold for 186k. That was a short sale.
Hi, My questions are: (1) Why the Public Record Bank Reuptcy 96-month sgao? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Here ya go - i hope i get all of your questions answered. 1. Bankruptcy was simply due to being an idiot when i was young. I had a little freedom & a credit card & my husband & i decided to take over the world!!!! Luckily, we learned our lesson as to how important our credit score is & have done quite well for ourselves since. 2. I intend to pay my loan off quicker. I currently pay $800 per month toward credit cards. I would like to pay aprox $500 & put the other $300 towards my son's college, we'll need a new roof in aprox 5 years, etc. 3. At this point, i would accept the partial loan. A 16% or so loan is still a lower APR than a 19% credit card & I'm guaranteed to pay it off in a set amount of time. Thank you!

Member Payment Dependent Notes Series 648357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648357	$1,200	$1,200	6.91%	1.00%	January 21, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648357. Member loan 648357 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$917 / month
Current employer:	n/a	Debt-to-income ratio:	10.91%
Length of employment:	n/a	Location:	saint paul, MN

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Network for the Development of Children of African Descent (NdCAD). 655 Fairview Av N. Saint Paul, Minnesota 55104. 651-209-3355 or 612-588-2244 www.NdCAD.org I am also employed by Abacus In Home Tutoring 1-877-888-6720; 1030 Carrin Dr Tallahassee, FL 32311 As well as by individuals who prefer my freelancing and tutoring services.
What is the purpose of this loan?	Tuition.

Member Payment Dependent Notes Series 648440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648440	$15,200	$15,200	15.28%	1.00%	January 24, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648440. Member loan 648440 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	BVDM	Debt-to-income ratio:	5.76%
Length of employment:	1 year	Location:	New York, NY

Home town:
Current & past employers:	BVDM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I choose to measure my success based on how much I love my line of work, and how much money I'm making doing it. That being said, I already consider myself successful. Because success is indeed measurable, I know that there are bigger opportunities for me just around the corner. I'm hungry, eager, and excited to take on these new challenges in an effort to achieve my goals and reach the level of success that I always knew I could. I sound smart, eh? Well, we all know that smart people make stupid decisions from time to time. Unfortunately, a few of my stupid decisions have left a dark cloud following me around and a little devil on my shoulder that likes to jump in and out of my conscience, reminding me of my decisions and causing me to be distracted and frustrated anytime and anywhere. Goes something like this, "I hope you're enjoying all the unnecessary purchases you made in college. Should have listened to your mom and dad, huh?" I will be a successful, powerful and wealthy woman within the next 10 precious years of my life, and I refuse to let my past hold me back from what is mine. Please help free me from these chains so I can take on the world and give back all that has been given to me. I truly appreciate your time and consideration. Borrower added on 01/15/11 > My job is very stable, I have never once been delinquent on a payment in my life so you can feel confident knowing that I am a good borrower.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,917.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list for us the debts (amounts) you are carrying and not just the ones you would like to consolidate?	Sure. In hopes that my honesty and openness will help you help me, below are the 4 debts that I am carrying with dollar amounts rounded to the nearest hundred. I put them in order of importance as to which amounts need to be done away with immediately. I do NOT have any other debts at all, whatsoever. $9600 - major bank credit card with high interest rate. $6000 - major bank credit card with high interest rate. $700 - consumer goods credit card from TV purchase $250 - retail credit card from clothing purchases
Please list APRs and monthly payments for each of the credit cards. Thanks!	I'm not sure I've ever felt as vulnerable as I have these past days. I'm praying that good people will believe in me enough to help (invest in my future). $9600/13.24/$220 - $6000/9.99/$150. All of my minimum payments, which I always pay the amount of, on time, just end up paying for the interest and it's never enough to actually go towards the bill... Very saddening.

Member Payment Dependent Notes Series 648443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648443	$9,000	$9,000	6.54%	1.00%	January 20, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648443. Member loan 648443 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,946 / month
Current employer:	ClearPointe Technology	Debt-to-income ratio:	7.97%
Length of employment:	3 years	Location:	Conway, AR

Home town:
Current & past employers:	ClearPointe Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > We have 4 credit accounts with a total balance of just under $9,000 with rates up to 16%. We have no problem paying the current balances due at this time, but would like to have this loan so that we can minimize the amount of interest we have to pay as our balances decline. We will likely have this loan paid off completely within 16 months. If we redirect all the payments we were making towards this debt to this new loan, we will be paying 3 times the monthly payment that is required. Borrower added on 01/11/11 > Although I have not received any questions from any potential investors so far, I thought I would take this time to proactively provide more information for you. * I am 28 years old and my wife is 27. My wife is unemployed but graduated with a Bachelor's in Fisheries and Wildlife Biology. I graduated with a Bachelor's in Computer Science. I am a Software Engineer for ClearPointe Technology and have been for over 3 years. Before that, I was a Software Developer for Acxiom Corporation. My current employer is currently experiencing a great deal of growth as the service we provide for our customers, managed IT services, saves the customer money and has been very popular during the recession. Our company has bought and integrated 3 other companies in the past year. I currently build and maintain several key systems at my company and have committed to this growing company for the long-haul. I receive a base salary, that is very adequate for the needs of my wife and me. * Other debt I currently have besides the $9000 or so in credit cards include two small student loans from my wife at an extremely low interest rate ($10,000 at < 4%, ~$100/mo), a car payment ($9,000 at 6.5%, ~$280/mo), and a mortgage payment ($102,000 at 4.375%, ~650/mo). * Although I plan to pay this loan off more quickly than 3 years, and that could lower the amount of money you make, by funding this loan you will be helping me get out of debt quicker, and give more free money to save for my wife and I possibly having a child one day. Also, both my wife and my parents are also in poor financial shape and we would be able to increase the amount of assistance that we are able to provide for them. Thanks in advance!

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,460.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 648448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648448	$9,800	$9,800	6.17%	1.00%	January 20, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648448. Member loan 648448 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,458 / month
Current employer:	Clear Channel	Debt-to-income ratio:	16.08%
Length of employment:	< 1 year	Location:	Denver, CO

Home town:
Current & past employers:	Clear Channel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I've never been late or missed a payment in my life just looking for a lowerer interest alternative to pay off this pesky credit card debt. Borrower added on 01/06/11 > I have a full time job with a two year contract so I'm stable there and I have no other major debt considerations (mortgage, car, etc).

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,254.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Clear Channel and where did you work prior to that?	I am an assistant program director/on air personality for one of their radio stations. Prior to that I had a position for Entercom radio in a similar capacity in a smaller market for the last 4 years. I received a promotion for this job. In total I have been in radio for 8 years.

Member Payment Dependent Notes Series 648474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648474	$25,000	$25,000	13.72%	1.00%	January 20, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648474. Member loan 648474 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	Los Angeles Community District	Debt-to-income ratio:	13.51%
Length of employment:	10+ years	Location:	Calabasas, CA

Home town:
Current & past employers:	Los Angeles Community District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I am committed to paying off my consumer debt as quickly as possible. By consolidating my consumer debt and not incurring more I will be much more fiscally sound. Thank you. Borrower added on 01/06/11 > I am committed to paying off my consumer debt as soon as possible. This type of loan will enable me to do so at a lower interest rate than is currently being charged on my consumer debt. I am fully committed to not incurring any further consumer debt. Thank you. Borrower added on 01/06/11 > I feel it is important to note that my credit score is in the good range, according to my experian report I have never been late on any of my credit obligations, I have a stable job and work history, (25+ years with the local community college district) and I have lived in my current home for 22 years.My goal is to pay off high interest credit card debt and not incur any further credit card debt at all. Thanks

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1968	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74,176.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Los Angeles Community District?	I have been employed by a local community college district as a full-time professor since 1984. For the past 9 years, I have been the department chair of the third largest department on campus. I hold a bachelor's and master's degree and am the author of numerous textbooks. I am considered a year-around-employee and am paid accordingly. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.Hi - thanks for your interest. As it happens, my wife is a local Real Estate Agent. She checked the comps for our area on the local MLS, Listing Book and Zillow. Zillow is not entirely accurate as it just does raw numbers of any property in the area, condos, townhouses and single family homes. In other words it does not compare apples to apples. The MLS compares like for like, as does Listing Book. The approximate values for current listings in our area range from 769,000-999,000 with sq ft of approx 2400-2900. The recent (6 months) closed sales average from $625,000 -$869,000 giving an approximate value of our home of $650,000-$700,000. We owe $500,00 on our first mortgage and $49,900 approx on our HELOC loan. If there are any further questions, please let me know. By the way we have lived here for 22 years. Thank you.
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Type your answer here.Hi - To answer your questions: 1. My goal is to be consumer debt free within 2-3 years so, 2-3 years is realistic to me. 2. Yes I will accept a partially funded loan (60%) as I will demonstrate 6 months of on time payments as already verified by my credit report for my current financial obligations. Hopefully as the funding pace quickens I will reach as close to 100% as possible. But as you suggested paying off lower APR interest loan and paying off higher APR interest debts is the best way to achieve my ultimate goal. I didn't know that after 6 months of on time payments, that you could relist the loan for the unfunded amounts - so thank you for the info. Any other questions, please let me know. Thank you for your interest.
You will find that the funding pace will increase when you get your income verified and an "approved" on your loan review. Contact LC for details and keep on them until it's done.	Type your answer here.Thank you - I sent in the info on 01/08/11, but for some reason they couldn't open the PDF so I resent the info on 01/10/2011
Love your job security and personal finance metrics, but could you comment about your revolving credit balance of $74,176.00? Is this a HELOC (saw you have $49,900) plus existing credit card debt? Also, does your wife bring in any income?	Type your answer here.Hi - thanks for your interest. Yes we do have high revolving credit card balances and the $49,900 is a HELOC. We had some personal/medical expenses for a family member that was not covered by insurance. Fortunately this personal issue is in the past. This is why we are now wanting to convert high interest debt to a lower interest rate that will enable us to pay off more principle and eliminate this revolving credit balance. Yes, my wife does have some income from SS (8,000) and Real Estate sales (8,000-10,000). Please note that in spite of the personal issue that escalated this debt we have always paid what was due when it was due. We are never late on any obligation and we do not intend to incur any further consumer debt, we just want to pay it off as quickly as possible. I hope this answer is helpful - thanks.
Still trying to get a feel for your outgoing expenses... 1. You're currently showing approximately 74K in outstanding debt and claiming most of it is a HELOC loan. I need you to itemize that debt -- list the balance, the APR and the monthly payment (e.g. Visa - 5K@ 25% paying $100/mo, HELOC 49K @ 5% - $650/mo). 2. Of the $50,000 in mortgage debt, what is your APR, and what is your monthly payment? 3. What other monthly expenses do you have?	Type your answer here. Hi - to help clarify - we have 74K in outstanding revolving debt at high interest rates from 20%-24% that we want to reduce to a lower rate. Our total monthly payments for the 74K is $1955 per month. We will use the$25K loan to subtract from the $74K to increase our principle pymts and thus pay off this amount sooner. ( We will not use these cards or incur any more consumer debt). Our other fixed monthly living expenses total $5570 (300 car payment, 610 leased car, 200 utilities, 200 insurance, 2500 1st mortgage payment at 5%, 500 food, 150 gas, 460 Home Owner Asso Dues, 650 life insurance). We have a HELOC loan in addition of 49,900K that is at 3% and our payment for that loan is $125.00 per month. Our monthly income is $11,000 per month. Our expenses total $7650 per month. By consolidating $25K we will take what we pay toward this amount ($860) and make the $590 monthly payment to the lending club loan. Any left over income will be used to make larger payments to the balance of the $74K ($49K and our HELOC loan). Please let me know if you have any other questions - thank you.

Member Payment Dependent Notes Series 648493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648493	$10,000	$10,000	7.66%	1.00%	January 20, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648493. Member loan 648493 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,125 / month
Current employer:	The Boeing Company	Debt-to-income ratio:	9.19%
Length of employment:	< 1 year	Location:	Seattle, WA

Home town:
Current & past employers:	The Boeing Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > During my years in college and starting off as a young adult, I got into some debt paying for school, and also helping out my family during a rough time. Now that they're in a good point in their lives, and I've been able to take a closer look at my budget, I've come up with a goal to be debt free before I am 30 years old (a little over 2 years). I will be using this loan to pay off credits cards with a very high interest rates. Credit cards to pay off will be: Balance APR Target Visa $5,440 23.24% Banana Card $3,102 20.24% CitiBank Card $3,102 10.74% I currently keep a log of income and expenses that I break up by pay period, and use the services of mint.com so I have a close eye on my budget. With a monthly gross income of $2,600, my expenses go towards monthly living costs such as rent, groceries, utilities, insurance payments and credit debt. My monthly budget looks like this: Income: $2,600 (paycheck) + $300 (my brother who lives with me) Rent: $780.00 Utilities: $300 (water, electricity, phone, internet) School Loan: $120 Credit Payment: $480-500 Personal Health: $100 Groceries: $150 Support to Mom: $50 Savings: $250 Transportation: $150 Insurance: $100 (Auto and Renter's) Uncategorized: $200 (Entertainment, emergency, etc.) Although I have been with my job at Boeing for less than a year, I was previously a project manager it a construction company for 4 years. Luckily, my postion as an Industrial Engineer is stable because I can tranfer to different areas within the company. Hopefully you can see that my goal is well within my budget. Thank you for your time and your help! Borrower added on 01/07/11 > During my years in college and starting off as a young adult, I got into some debt paying for school, and also helping out my family during a rough time. Now that they're in a good point in their lives, and I've been able to take a closer look at my budget, I've come up with a goal to be debt free before I am 30 years old (in a little over 2 years). I will be using this loan to pay off credits cards with a very high interest rates. Credit cards to pay off will be: Balance APR Target Visa $5,440 23.24% Banana Card $3,102 20.24% CitiBank Card $3,102 10.74% I currently keep a log of income and expenses that I break up by pay period, and use the services of mint.com so I have a close eye on my budget. With a monthly gross income of $2,600, my expenses go towards monthly living costs such as rent, groceries, utilities, insurance payments and credit debt. My monthly budget looks like this: Income: $2,600 (paycheck) + $300 (my brother who lives with me) Rent: $780.00 Utilities: $300 (water, electricity, phone, internet) School Loan: $120 Credit Payment: $480-500 Personal Health: $100 Groceries: $150 Support to Mom: $50 Savings: $250 Transportation: $150 Insurance: $100 (Auto and Renter's) Uncategorized: $200 (Entertainment, emergency, etc.) Although I have been with my job at Boeing for less than a year, I was previously a project manager it a construction company for 4 years. Luckily, my position as an Industrial Engineer is stable because I can transfer to different areas within the company. Hopefully you can see that my goal is well within my budget. Thank you for your time and your help! Borrower added on 01/08/11 > I'd like to revise the balances on my credit cards, as I see I listed them incorrectly: Balance APR Target Visa $5,440 23.24% Banana Card $1,001 20.24% CitiBank Card $3,102 10.74%

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,964.00	Public Records On File:	0
Revolving Line Utilization:	83.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am investing in your loan, if only for the excellent description you have put in. I don't know if it is in response to investors' questions, but is what every investor would like to see in a borrower. Hopefully, you make good on your payments, too!	Thank you very much! I made sure to put all the information I thought would be helpful, but definitely please ask more questions if you need.

Member Payment Dependent Notes Series 648547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648547	$12,000	$12,000	10.36%	1.00%	January 19, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648547. Member loan 648547 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	romar transportation systems	Debt-to-income ratio:	23.06%
Length of employment:	5 years	Location:	brighton, MA

Home town:
Current & past employers:	romar transportation systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,372.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Appears that you are buying semi-tractor. My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Hi, I've been with the company for 5 1/2 years at first i stared as a sub contractor driving one of my father trucks. in november 2009 we lost that truck in an accident and i decided not to replace it because i was to hoping to change from being independent to working for a company. I stayed with the company, they offer me full time and benefits, its been good but i need to get back to be an independent driver. realistically i expect to pay it in a shorter term 1 to 2 years and yes if is partially funded i will accept the loan.

Member Payment Dependent Notes Series 648582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648582	$20,000	$20,000	11.11%	1.00%	January 24, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648582. Member loan 648582 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Dawson, Sodd, Ellis & Hodge, LLP	Debt-to-income ratio:	24.20%
Length of employment:	10+ years	Location:	Malakoff, TX

Home town:
Current & past employers:	Dawson, Sodd, Ellis & Hodge, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,318.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I want to pay off 2 high interest credit cards.
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a paralegal with a private law firm, where I have been for 15 years. I hope to be able to pay the loan off in 2 years or less. I would likely accept a partially funded loan, but will have to reevaluate options at that point.
What are the current interest rates and balances on the debts you are consolidating? Thanks.	$9,500 @ 16.99% $10,500 @ 14.99%
Is the deed to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	The deed is in mine and my husband's name. We just purchased the house a little over a year ago, so there is very little equity. We owe about $172,000, and market value is about $189,000.

Member Payment Dependent Notes Series 648648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648648	$15,000	$15,000	6.54%	1.00%	January 20, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648648. Member loan 648648 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,292 / month
Current employer:	walmart	Debt-to-income ratio:	14.36%
Length of employment:	10+ years	Location:	Galion, OH

Home town:
Current & past employers:	walmart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,875.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Chances are that your loan would be fully funded more quickly if you do the following: 1) Verify your present income with Lending Club; 2) Explain the purpose of your business loan and the nature of your business; and 3) Give some compelling facts as to why your loan should be funded, especially regarding cash flow and profitability. The LC community want to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. This is a walk in the park compared to borrowing from banks. Thanks in advance!	the purpose of this loan is for parcal funding for a roll your own cigarette machine. we have other funding set aside for the other parcal funding. The facts are that these machines our the fastest growing business recently hitting cities all around the US. my Husband works as an employee with one of the local stores and the profit rate to expenses is overwhelming. a fully funded loan for one machine at $33,000 can be paid off in 90 days or less. These machines are only being placed in specific locations so that each business cannot be overrun by each other. We have three locations confirmed in our name and we our awaiting funding to open stores. these stores are making 500.00 to 3,000 a day and doing 12,000 to 90,000 a month depending on location. with population average where looking at 19,000 to 30,000 a month for this business according to other companies with similar location populations. Any other questions fel free to ask. Ute Bodkins
What do you do for walmart? Also, will you be starting a business and quitting your job or will you be continuing to work?	manager at walmart, no i will not be quitting my husband is retired military and will be running the store
What is it you plan on using the requested funds for?	for partial purchase of the roll your own cigarette machine that we need for our store

Member Payment Dependent Notes Series 648749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648749	$12,200	$12,200	13.35%	1.00%	January 19, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648749. Member loan 648749 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Tillamook Family Counseling	Debt-to-income ratio:	23.29%
Length of employment:	10+ years	Location:	Rockaway, OR

Home town:
Current & past employers:	Tillamook Family Counseling
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	64
Revolving Credit Balance:	$7,109.00	Public Records On File:	1
Revolving Line Utilization:	74.40%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) (4) Why Chapter 7/11 Asset Liquidation 93-months ago? Divorce? Medical? Job loss? Or what? Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Type your answer here. Hi, 1. I am an abuse investigator for adults with developmental disabilities. If there is an allegation that someone with developmental disabilities is being abused, It is my job to go out and investigate, make sure they are safe and link them with other services if needed. I may need to report the possible abuse to law enforcement if it appears to be against the law. 2. I would hope to pay it off sooner than 5 years. 3. I would accept a partially funded loan if that is what happens. 4. My bankruptcy from 93 months ago was due to a divorce and I was left with all the bills, creditors would only go after me as I was the one with a job. At the time I had three children at home, one with Developmental Disabilities and I was in too deep. Hope this answers all your questions. Thank you
Me again, Thanks for reply. Interested funding your loan. But I need an approximate IN-YEARS answer to this question: How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr?	Type your answer here. Realistically, I will say full term of 5 years. My hope is that I will pay it off in a shorter term of 4 years though. Thank you for you question.
Please give a detailed description of the debts you intend to pay down.	Type your answer here. I intend to pay off my credit cards, pay a portion of my Students loan and pay a portion of my Car loan with the loan.
Please give the actually numerical breakdown of how much you owe for each, and how much of this loan you intend to devote to each debt.	Type your answer here. I owe $6500.00 in credit card debt (which will the first thing I pay off). My student loans are $20,000 (which I plan on paying $3500.00 of). My car loan is $17,400 (which I will pay whatever amount is left of the loan, right around $1500.00) Hope this answers your question, thank you for asking :)

Member Payment Dependent Notes Series 648764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648764	$22,650	$22,650	6.91%	1.00%	January 20, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648764. Member loan 648764 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,800 / month
Current employer:	Bathing Corp. of Southampton	Debt-to-income ratio:	13.43%
Length of employment:	10+ years	Location:	southampton, NY

Home town:
Current & past employers:	Bathing Corp. of Southampton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > Using the loan to pay off credit card debt. Never been late with any kind of payment or paying bills. Very good credit rating. I have been at my place of employment for 27 years, which speaks well of my work ethic and my dependabilty.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,579.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 648774

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648774	$16,000	$16,000	12.68%	1.00%	January 20, 2011	January 23, 2016	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648774. Member loan 648774 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	SOUND ASSOCIATES	Debt-to-income ratio:	13.01%
Length of employment:	8 years	Location:	NEW ROCHELLE, NY

Home town:
Current & past employers:	SOUND ASSOCIATES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > HELLO LOOKING TO CONSOLIDATE MY CREDIT CARDS. Borrower added on 01/09/11 > I have working steadily for the last 8 years at the same job and I have done some improvement on my home. The loan will help me pay off all of my credit card debt at a better rate.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,349.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	1 330,000 on the home Mortgage 2 Valued at 425,000

Member Payment Dependent Notes Series 648781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648781	$18,000	$18,000	6.54%	1.00%	January 20, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648781. Member loan 648781 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Yakima County Superior Court	Debt-to-income ratio:	24.84%
Length of employment:	4 years	Location:	YAKIMA, WA

Home town:
Current & past employers:	Yakima County Superior Court
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I have Excellent credit with a number of loans and credit accounts that I am consolidating to pay off quicker. I will have no credit card bills, student loans, lines of credit etc. after funding of this loan, and anticipate paying more than the minimum payment each month. I have 100% on-time payment rate, and an excellent/steady employment working as a specialized probation officer. I have 2 bachelor's degrees, a masters degree in Clinical Counseing, and will undoubtedly pay this loan off and everybody is a winner! Borrower added on 01/10/11 > Everything has been verified and now just waiting for full investment funding. I have verifiable base income of $4000 month but that does not include consultation bonuses and other non-taxed income I receive from "other duties as required." I received funding from numerous sources (credit cards, loans, lines of credit) to pay for my Master's Degree and as soon as this loan is paid off I will be eligible for a Doctorate Loan. I am currently engaged and moving in with my fiance next month, and my car is paid off so my expenses are minimal. Currently I make close to $700 in payments each month on all of my bills, and with this loan, I can achieve my Doctorate studies quicker and have no debt within a couple of years. I appreciate all current and future investors!

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,654.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Do you have additional debt above your revolving credit balance of $14.6K? If so, how much? If you do not, why are you request about $3.5K more? What do you plan to do with the additional money? Thank you.	Here are my debts and approximate amounts owing. GM Credit card=$9000. Great Lakes School Loan=$3000 WSECU Line of Credit for School = $3000. Revolving credit for my dental surgery last year (don't remember the name of company as I pay dentist bill directly to Dentist Office)=$3000. So to answer your question I am assuming that one of these approximate $3000 amounts is not showing up on my credit report, as I am NOT looking for any additional money, but looking to consolidate everything into one monthly payment. The amount being requested is the lowest amount possible to pay off all of my current debtors and to have one payment per month, at lower interest and better terms. Thanks for your time and consideration.

Member Payment Dependent Notes Series 649059

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649059	$22,000	$22,000	8.88%	1.00%	January 20, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649059. Member loan 649059 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Securities Training Corporation	Debt-to-income ratio:	9.67%
Length of employment:	10+ years	Location:	Gustine, CA

Home town:
Current & past employers:	Securities Training Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > Debt Consolidation

A credit bureau reported the following information about this borrower member on December 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	42
Revolving Credit Balance:	$39,886.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Securities Training Corporation?	I am a VP of Sales for the West Coast. I have been with my firm for 18 years.
Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	CC Bal % Min Pay/mo Visa $16,500 13.50% $500.00 Visa $4200 13.24% $200.00 Amex $2500 12.25% $125.00 Hope this helps..

Member Payment Dependent Notes Series 649128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649128	$12,000	$12,000	10.00%	1.00%	January 20, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649128. Member loan 649128 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	JDM System Consultants	Debt-to-income ratio:	17.83%
Length of employment:	< 1 year	Location:	Ferndale, MI

Home town:
Current & past employers:	JDM System Consultants
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I have never been unemployed or been late on a payment to any loan. This loan is to consolidate some debt that I incurred from my wedding.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,458.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 649164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649164	$12,675	$12,675	11.11%	1.00%	January 25, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649164. Member loan 649164 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	Sette Luna	Debt-to-income ratio:	25.23%
Length of employment:	2 years	Location:	bethlehem, PA

Home town:
Current & past employers:	Sette Luna
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > We would love to get out of debt. We are trying to live a debt free life and this is a great way on that path. I am excited about the changes God is making in our lives!

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,903.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is there a second income in the household? If so, what is the total monthly net? What changes have you made to reduce debt and prevent more debt? Thanks	There is a second income, my wife works part time while our children are in school. Her net income per month is around 550. We have taken all credit cards and put them away not to be used. We are living only in our means right now and we are being more focused on what we do with our money. Not shopping, movies, and such unless we have saved for it. Not easy but important. We are also looking as this money not ours but God's. We are aware of our mistakes and are trying to learn from them. Hope that helps answer your questions. If you have more feel free to ask. Thanks
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. Thanks.	Rent- 715 Car- 289 Utilities-200 in winter 3 phones(one land two cell)-150 Food- 400 internet-43 student loans-128 Life insurance-65 car insurance-130 Our net monthly income is 3100 roughly This doesn't include credit cards we are paying there balances 6,923.41 at 13.99% 5,928.09 at 12.99% Hope that was everything that was a big question. Any other questions let me know. Thanks

Member Payment Dependent Notes Series 649236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649236	$12,000	$12,000	7.66%	1.00%	January 24, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649236. Member loan 649236 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Moodys Investors Service	Debt-to-income ratio:	9.57%
Length of employment:	< 1 year	Location:	West Windsor, NJ

Home town:
Current & past employers:	Moodys Investors Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I need this loan to consolidate my high interest credit card debt. I work for a large financial services company and the company's business is picking up. Also, my performance review has been excellent which means that my job is going to be stable at this place. I have a six figure salary and with this loan I can avoid the 200 odd dollars that I am currently paying as interest, and thus easily pay the monthly installments. My net household income (including my spouse) is approximately 9000$ and monthly budget is to the tune of 6000$ and I would have sufficient funds available to payback this loan. Borrower added on 01/20/11 > Since this loan has been listed, I have secured some loan from family and friends but this 12000 is critical in making me free from the high interest debt. I just hope that you guys can help me in my hour of need. As I had stated earlier, I will have no problem in paying back the loan as the savings on the interest will amount to more than half of the monthly installment.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,991.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 649294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649294	$10,000	$10,000	5.79%	1.00%	January 21, 2011	January 22, 2014	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649294. Member loan 649294 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	The Home Depot	Debt-to-income ratio:	5.18%
Length of employment:	10+ years	Location:	Mansfield, TX

Home town:
Current & past employers:	The Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > Loan will be used for therapy, medicine, and other expenses related related to my daughters needs that my medical insurance won't cover An excellant credit score No problems with the budget Yes I have been at my job for 10+ years

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,822.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 649309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649309	$8,400	$8,400	7.29%	1.00%	January 21, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649309. Member loan 649309 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,156 / month
Current employer:	Tyler Technologies	Debt-to-income ratio:	14.56%
Length of employment:	2 years	Location:	Plano, TX

Home town:
Current & past employers:	Tyler Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,200.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 649318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649318	$7,000	$7,000	11.11%	1.00%	January 19, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649318. Member loan 649318 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Harcos Labs	Debt-to-income ratio:	19.75%
Length of employment:	2 years	Location:	Beverly Hills, CA

Home town:
Current & past employers:	Harcos Labs
Education:

This borrower member posted the following loan description, which has not been verified:

Upon moving from my previous home to Los Angeles, I accrued high interest credit card debt in the job search period. Now that I am in a position, I look forward to consolidating the debt and moving forward. Borrower added on 01/12/11 > I am currently in a very stable salaried position as the marketing coordinator/creative for a company that is continuing to grow. We have so far released 9 products that are in over 4000 stores nationwide, with plans to grow internationally in the next year and more products on the way.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,079.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and balances on your credit cards? What additional expenses do you have?	I currently have three credit cards: $2900 - 22% $2100 - 29% $1600 - 29% I am entirely independent, with primary expenses being rent, college loans, car insurance (clean record), renter's insurance, basic cell phone, and small utilities.

Member Payment Dependent Notes Series 649327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649327	$13,500	$13,500	10.74%	1.00%	January 20, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649327. Member loan 649327 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Hanover Dental Lab	Debt-to-income ratio:	24.03%
Length of employment:	10+ years	Location:	Wilmington, NC

Home town:
Current & past employers:	Hanover Dental Lab
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > consolidation of credit cards Borrower added on 01/08/11 > This money is to combine four bills for a better rate so they may be paid off sooner. Borrower added on 01/10/11 > I am not interested in borrowing less than the total amount requested

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,129.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Type your answer here. Dental Lab Tech 4 to 5 yrs yes
What do you do at Hanover Dental Lab?	Type your answer here. I am A Dental Lab Tech I make dentures and partials

Member Payment Dependent Notes Series 649485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649485	$10,000	$10,000	10.74%	1.00%	January 20, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649485. Member loan 649485 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	n/a	Debt-to-income ratio:	23.15%
Length of employment:	6 years	Location:	Woodinville, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > We are a profitable company that has been in business for 6 years. The funds are being used to upgrade our network and phone system - both of which will increase the services we can provide to our clients. I am the president and majority stockholder. Borrower added on 01/14/11 > We are part of a successful national franchise that has been operating for over 10 years.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1980	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,002.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 649566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649566	$25,000	$25,000	19.74%	1.00%	January 24, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649566. Member loan 649566 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	Q1 Labs	Debt-to-income ratio:	13.02%
Length of employment:	< 1 year	Location:	Federal Way, WA

Home town:
Current & past employers:	Q1 Labs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,348.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Q1 Labs and where did you work prior to that?	I manage Q1Labs channel (distribution) partners located in the Western U.S. and Western Canada. My previous position was as the Northwest Enterprise Sales Manager for SafeNet, Inc. Both companies are technology manufactures, providing data & network security products to businesses.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	I will contact LC early next week and provide the information suggested, thank you.
What is the business of Q1 Labs, and what is your position there? Also, what was your job before Q1 Labs? Thanks for your cooperation.	Q1 Labs is a technology manufacturer, which provides data & network and security solutions to businesses. I manage the channel (distribution) partners located in the Western U.S. and Western Canada. Prior to working for Q1 Labs I worked for SafeNet, Inc. as an Enterprise Regional Sales Manager in the Northwest.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage - $292, 039.00 Zillow - $243,000
What are the balances and interest rates of the cards you plan to consolidate?	$4,350.00 (APR 29.99%) $5,550.00 (APR 27.24%) $6,600.00 (APR 29.99%) $1,600.00 (APR 27.99%) $6,600.00 (APR 29.99%)
Can you list your monthly expenses? Do you have a HELOC?	Mortgage Payment - $2150.00 Utilities, Waste, Water, Power - $225.00 Mobile Phone - $180.00 Cable TV - 25.00 Insurance - Car & Home - $250.00 Child Support - $311.00 Food - $350.00
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage Balance - $292,039.00 Zillow Estimate - $243,000
How long did you work at SafeNet?	21 Months @ SafeNet 5 Years @ Secure Computing (Now McAfee)
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage Balance - $292,039.00 Zillow Estimate - $243,000.00
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you	Mortgage Balance - $292,039.00 Zillow Estimate - $243,000.00
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I am not sure that Lending Club will complete the process of verifying my income prior to the closing of the funding window. I will be submitting my 2008, 2009 tax returns as well as recent pay stubs. Taxable Income: 2008 - $197,748.00 2009 - $143,723.00 2010 - $165,486.00
I apologize if I have previously suggested the following: Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I am not sure that Lending Club will complete the process of verifying my income prior to the closing of the funding window. I will be submitting my 2008, 2009 tax returns as well as recent pay stubs. Taxable Income: 2008 - $197,748.00 2009 - $143,723.00 2010 - $165,486.00
Should have verified your income!	I am not sure that Lending Club will complete the process of verifying my income prior to the closing of the funding window. I will be submitting my 2008, 2009 tax returns as well as recent pay stubs. Taxable Income: 2008 - $197,748.00 2009 - $143,723.00 2010 - $165,486.00
Will you use the full 36 month term to pay back this loan?	Yes

Member Payment Dependent Notes Series 649688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649688	$9,250	$9,250	15.65%	1.00%	January 21, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649688. Member loan 649688 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Boar's Head Provisions Co. Inc	Debt-to-income ratio:	24.44%
Length of employment:	10+ years	Location:	Emporia, VA

Home town:
Current & past employers:	Boar's Head Provisions Co. Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > This loan will be used to consolidate debt. I have been with my current employer 12+ yrs. I pay my bills on time and stay within my budget.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,964.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I work as an Human Resources Tech/EMT-B - i assist with the implementation of services, policies, and programs through HR staff; reports to the HR Manager, and assists company managers & supervisors with HR issues. Assist with employee relations as well as recordkeeping and data entry, perform pre-employment drug screens. I also provide medical assistance to employees that may become injured or ill while on duty, reporting and filing of worker's comp injuries, perform post-accident drug screening, perform yearly audoimeter testing. Yes, I plan to service the loan for the 3-year term, but that's not saying that at some point in time I will not pay if off earlier.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Human Resources Asst/ EMT-B - assist with the implementation of services, policies, and programs through HR staff; reports to the HR manager, and assists company managers & surpervisors with HR issues. assist with employee relations, recordkeeping and data entry in HRIS. Perform pre-employment drug screenings. Provide medical assistance to employees that may become ill or injured in the workplace as well as documenting & reporting worker's comp injuries. Perform post-accident drug screens and perform employee yearly audiometer testing.

Member Payment Dependent Notes Series 649691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649691	$10,500	$10,500	9.63%	1.00%	January 25, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649691. Member loan 649691 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Cyprexx	Debt-to-income ratio:	15.17%
Length of employment:	< 1 year	Location:	Tampa, FL

Home town:
Current & past employers:	Cyprexx
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > My wife and I just had a baby girl. We would like to get our debt under control so we can start saving for college. Borrower added on 01/13/11 > We've never missed a payment and we believe in paying back what we owe. Most of our debt is the result of paying to finish my AA degree while living off of a single income. I'm currently working for a company that manages foreclosed homes. They have been in business for 20 years and have more than doubled in size in the last 2 years.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,604.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where did you work prior to Cyprexx?	I worked at another local software company called FirePrograms. I worked there for roughly 8 years before being offered a job by Cyprexx.
Hello, First, congratulations regarding the newest member of your family. I am interested in helping to fund your loan. Could you please list your monthly expenses (rent, car loan(s), utilities, food, and anything else that is substantial)? Also, please consider having your income verified by Lending Club. That will help encourage others to fund your loan. Thank you.	We create a new budget at the beginning of each month. I've copied in the major expenses from our latest monthly budget. Rent: $1160 Health Insurance: $325 Food: $325 Car: $270 Utilities: $150 Credit Cards & Student Loan: $350 (We try to pay more than the minimum.) I've tried to find a way to have my income verified but I couldn't. When I click the link to verify income it says, "Unless the Lending Club credit team has contacted you directly to request additional documentation to verify your income, you do not need to submit any other information". It takes me to the following link: http://www.lendingclub.com/kb/index.php?View=entry&EntryID=76

Member Payment Dependent Notes Series 649769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649769	$8,600	$8,600	10.74%	1.00%	January 24, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649769. Member loan 649769 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	infiniti of charlotte	Debt-to-income ratio:	23.18%
Length of employment:	< 1 year	Location:	indian trail, NC

Home town:
Current & past employers:	infiniti of charlotte
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > need loan to help pay down debt Borrower added on 01/13/11 > large debt amt due to loss of income during past 2 yrs and wife having 2 strokes and unable to work accumulated heavy medical expenses and have used credit to sustain us. i have now secured well paying job but cannot keep up w/credt payments,causing fiancial difficulty, thank you

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1981	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	50
Revolving Credit Balance:	$23,079.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 649790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649790	$6,250	$6,250	5.79%	1.00%	January 20, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649790. Member loan 649790 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	Services at Brookside	Debt-to-income ratio:	3.33%
Length of employment:	2 years	Location:	mertztown, PA

Home town:
Current & past employers:	Services at Brookside
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I wish to consolodate and pay off a few revolving accounts. I have never had any delinquencies or late payments.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,453.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 649797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649797	$8,000	$8,000	7.66%	1.00%	January 24, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649797. Member loan 649797 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	SD 129	Debt-to-income ratio:	2.14%
Length of employment:	5 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	SD 129
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	35
Revolving Credit Balance:	$4,213.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you comment on your delinquency 35 months ago? Thank you.	In what is this reference to? I'm not sure what you're asking about. Can you be more specific, please?
Your listing on Lending Club shows that you had a delinquency 35 months ago, at least according to your credit report. However, no further information is provided. If you're not sure what this is about, you should probably check with the various credit agencies and find out where it came from.	It may have been from when I closed a Discover credit card. Discover made a mistake when billing me; I thought that issued was resolved years ago.
Thanks for the response. Another question: what specific debts will you consolidate with this loan? Thank you.	I was in the hospital earlier this year; my insurance would not cover the visit. I also had to replace some furniture (couch, kitchen table, coffee table) I will be combining those two bills. FYI, I've already fought with my insurance company about the hospital bill, they refuse to pay. It is not a recurring condition, I just got sick (and screwed by my insurance.)

Member Payment Dependent Notes Series 649859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649859	$16,000	$16,000	6.54%	1.00%	January 21, 2011	January 22, 2014	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649859. Member loan 649859 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	MCCS-SC	Debt-to-income ratio:	7.76%
Length of employment:	5 years	Location:	Beaufort, SC

Home town:
Current & past employers:	MCCS-SC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/20/10 > We are stuck with some high interest rate credit card accounts. We want to pay these off with this loan and close these accounts as well.

A credit bureau reported the following information about this borrower member on December 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,192.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current interest rates and balances on the debts you are consolidating? Thanks.	$7,500 @ 16.9% $3,500 @ 17.9% $1,500 @ 19.9% $3,000 @ 17.5% Thanks for your consideration.

Member Payment Dependent Notes Series 649921

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649921	$25,000	$25,000	20.85%	1.00%	January 25, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649921. Member loan 649921 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,500 / month
Current employer:	Staples	Debt-to-income ratio:	13.15%
Length of employment:	10+ years	Location:	Rochester, NY

Home town:
Current & past employers:	Staples
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I want to pay off two vehicles and a couple of small credit cards. I will be able to make payments with no problems and totally repay loan with bonuses earned (spring) and restricted stock vestings (summer).

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	10
Revolving Credit Balance:	$11,462.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	One Mortgage ~128,000 and ~Market Value 149,000
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I will and can provide verification of income when requested.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage value ~129,000 and Market value ~149,000
What was your delinquency 10 months ago? Approximately how long do you plan to have the loan, if all goes well?	I am not aware of a delinquency in my name 10 months ago. I had marital problems 3 years ago that took me six months to straighten out and have been current on everything since. My plan would be not to have the loan more than 3 years but I would like the 5 option to mitigate any potential emergency as I have three older teens still home with me.
Hello. May I ask what you do for Staples?	District Manager
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 454 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, IF loan 60 pct funded, will you accept a partially funded loan? (Fund pace quickens wqhen loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or to list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a District Manager. My intention is to clean up some small debts incurred and clean this loan up within 3 years. I asked for 5 as a safety net. I have 3 young adult children at home with me two or which are in community college.
Hi, I could be interested in investing in your loan, have a few quick questions: 1) what do you do at staples? 2) are you the sole wage earner in your family? 3) what was the delinquency 10 months ago? 4) I am wondering how much is your APR on the vechile loans to worth it to take a 20% interest loan with Lendinc Club, would you mind sharing the APRs. Thanks	I am a District Manager and yes I am the sole wage earner with 3 young adult children two of which are in community college. I am not aware of a delinquency 10 months ago unless it was a medical co pay. My plan is not so much reducing the interest rate of the vehicles as it is reducing the over all amount of debitors with a 40% reduction in monthly outlay leaving a safety net. My plan is to take as long as 3 years to pay off using bonuses and stock options but once agian leaving a safety net.
Hi, at what type of position are you employed at your company?	District Manager

Member Payment Dependent Notes Series 649942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649942	$10,000	$10,000	7.29%	1.00%	January 21, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649942. Member loan 649942 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Dubiln City Schools	Debt-to-income ratio:	17.41%
Length of employment:	10+ years	Location:	dublin, OH

Home town:
Current & past employers:	Dubiln City Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I want to pay off a credit card that increased my APR. Borrower added on 01/17/11 > I always pay my bills on time. I have a very secure job and have been there 10+ years. The monthly payment on this loan is less than the minimum I currently pay on the credit card. I know I'll be able to pay off this loan in less than the three years stated in the terms.

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,707.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts will you consolidate with this loan? Thank you.	Hi. I originally wanted to consolidate a couple of my credit cards into one payment with a lower interest rate. However, once I filled out the application, given the choices for the different amounts to borrow and the interest rates that would correspond with the amounts, I decided it made more sense to borrow a lower amount with a lower interest rate. Most of my credit cards have an interest rate as low or lower than what was offered if I took out a larger loan to consolidate. That is why I added that I will be paying off a credit card that increased my rate to hopefully clear up what I am planning to do with the loan. Thanks for your consideration.
Hi again. Lending Club indicates that I have already invested in one of your loans. Can you please provide a Loan ID or Note ID for that loan, so I can review it's listing and performance? Also, if you can comment on why you are taking a second loan from Lending Club, I'd appreciate that. Thank you.	I have never taken out a loan from Lending Club before. The current loan I am trying to get funded is the first and only time I have ever used Lending Club.
What do you do for Dubiln City Schools?	I am a teacher and have been with the district for 10+ years. It is a very secure job.

Member Payment Dependent Notes Series 649984

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649984	$5,000	$5,000	10.37%	1.00%	January 20, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649984. Member loan 649984 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	LSAC	Debt-to-income ratio:	1.72%
Length of employment:	10+ years	Location:	Chalfont, PA

Home town:
Current & past employers:	LSAC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	4
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 650023

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650023	$15,000	$15,000	10.00%	1.00%	January 19, 2011	January 22, 2014	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650023. Member loan 650023 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	Lexolution	Debt-to-income ratio:	11.09%
Length of employment:	8 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Lexolution
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I value my high credit score and have never been late on a payment. The high interest rate on my cc is a killer! I'm going to pay this off and get back to my healthier financial days. And this loan will be paid back long before 36 months!

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,618.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for the loan description. Would you verifying your income with LendingClub? Thank you in advance.	Yes.
What do you do for Lexolution?	Attorney

Member Payment Dependent Notes Series 650051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650051	$10,000	$10,000	7.66%	1.00%	January 21, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650051. Member loan 650051 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	NYU Medical Center	Debt-to-income ratio:	9.17%
Length of employment:	< 1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:	NYU Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > This loan is to purchase a French Horn for my wife. She is a professional musician working in the NYC area as a fellow for The Academy. The Academy is a joint venture of Carnegie Hall, the Juilliard School, the Weill Music Institute, and the NY Dept. of Education. You can find more information on her program at http://www.acjw.org. Professional model horns are hand built horns and very difficult to come by. New, these horns cost anywhere from $10k to $18k. My wife and I relocated to NYC recently for her opportunity in the Academy. She is also actively taking professional orchestral auditions, and subbing with orchestras in the area (including the NY Philharmonic). This horn will allow her to compete at the highest levels of performance. I am currently employed as a Systems Analyst in a senior level position. We fully intend to have this loan paid off well before the full 3 year term (I'm thinking more like 18 months - if that). Thanks for considering our loan, I know you won't regret giving us this opportunity! Borrower added on 01/11/11 > I should add that even though Lending Club does not allow you to apply for loans jointly, both my wife and I will be contributing our income to the repayment of this loan. The total amount of this loan represents about 7.3% of our pre-tax annual household income. You couldn't have a safer investment! Thanks again!

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,248.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 650110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650110	$20,000	$20,000	10.74%	1.00%	January 25, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650110. Member loan 650110 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,667 / month
Current employer:	Global Employment Solutions	Debt-to-income ratio:	11.17%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Global Employment Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I plan to pay off a credit card with a much higher APR than the loan. I have a stable job as an art director at a large publishing house. I have created a realistic budget that will allow me to pay down all cards as well as not be house poor. Borrower added on 01/15/11 > The two cards I plan to split the loan to pay down are: balance: $24,000; 15.24% APR, monthly payment around $1100-1200; balance 10,400; 17% APR (just lowered from 29.99), monthly payment $350

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,211.00	Public Records On File:	0
Revolving Line Utilization:	57.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I plan to split the loan to pay down these two credit cards to be much more manageable monthly: American Express, $24,000, 15.24% APR, monthly payments of at least $1100 Discover Card, $10,400, 17% APR (just lowered from 29.99%), $350/month. I am an art director for a large publishing house, designing custom advertising solutions to run across all of our websites and magazines.

Member Payment Dependent Notes Series 650146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650146	$7,200	$7,200	5.42%	1.00%	January 24, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650146. Member loan 650146 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	CIRTEC Medical Systems	Debt-to-income ratio:	14.83%
Length of employment:	< 1 year	Location:	Santa Clara, CA

Home town:
Current & past employers:	CIRTEC Medical Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > Excellent credit, always pay on time. Good return on your investment.

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,816.00	Public Records On File:	0
Revolving Line Utilization:	20.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 650196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650196	$15,000	$15,000	14.91%	1.00%	January 24, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650196. Member loan 650196 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	State of Hawaii - Hawaii Health Systems	Debt-to-income ratio:	12.66%
Length of employment:	5 years	Location:	Honolulu, HI

Home town:
Current & past employers:	State of Hawaii - Hawaii Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > Adoption related expenses for child. Note, my husband (Christopher) is also willing to co-sign if needed. We both have Excellent credit.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
bounce-np4d2ec75d6d7ed@groups.urennizoolowd.com>Add sender to Contacts	Yes, Christopher is employed as a sales rep. Base Salary + Commission is a little more than $4k monthly.
Is Christopher employed and if so how much does he earn on an annual basis?	Type your answer here.Yes, Christopher is employed as a sales rep. Base Salary + Commission is a little more than $4k monthly.
What do you do for the State of Hawaii - Hawaii Health Systems?	My job title is Unit Clerk. I work at a long-term-care facility for the State of Hawaii. I have been in this position here for 5 years. I assist the nurses and doctors with medical records, admissions, transfers, etc.
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	I do not have any credit card debt. I pay-off any credit card charge each month in full. I have Excellent credit scores. I also have good cash savings. This loan is going to be used for a one-time expense so that I do not have to use my cash savings.
How far along are you in the adoption process?	Very close now that's it's been 2years, we were matched this past week and will finally complete it all in the next couple months.
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 471 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Yes the loan is fine if funded 60%-100%. Expecting the funding to accelerate towards the listing expiration date. The payment plan's based on 5year term with no prepayment penalty. It is too early to know at this time if I will pay off early or not. I do not know at this time.
Best of luck with your adoption!	Thank you very much!

Member Payment Dependent Notes Series 650236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650236	$4,000	$4,000	13.80%	1.00%	January 25, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650236. Member loan 650236 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Walmart	Debt-to-income ratio:	13.30%
Length of employment:	< 1 year	Location:	San Antonio, TX

Home town:
Current & past employers:	Walmart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,096.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 650256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650256	$12,000	$12,000	7.29%	1.00%	January 25, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650256. Member loan 650256 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	General Motors	Debt-to-income ratio:	5.10%
Length of employment:	5 years	Location:	Goodrich, MI

Home town:
Current & past employers:	General Motors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > At this time intend to service this loan for 3 years

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,779.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debt are you consolidating with this loan? Thanks.	Line of Credit / Credit card
How has your job stability been affected by the bailout of GM?	No.
What are the current interest rates and balances on the debts you are consolidating? Thanks.	15% - 10K 13% - 2K

Member Payment Dependent Notes Series 650259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650259	$20,000	$20,000	18.62%	1.00%	January 19, 2011	January 22, 2014	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650259. Member loan 650259 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	First Service Residential Realty	Debt-to-income ratio:	12.62%
Length of employment:	< 1 year	Location:	Miami, FL

Home town:
Current & past employers:	First Service Residential Realty
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,820.00	Public Records On File:	1
Revolving Line Utilization:	76.80%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Months Since Last Record: 93 What was the record? And also some good advice: Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I have provided LC with my Human Resources Dept contact information to verify my income as they requested. I will be more than happy to provide my last two or three pay stubs as verification if necessary.
Sorry about the advice that I gave you. I didn't realized that you had already verified your income, until it was too late. Again, I apologize.	No need to apologize. Best regards.
What are your fixed montly costs?	Rent: $800, utilities are approx $500(Electric, cable, phone, internet, water etc.), auto insurance $98, gym $57, cell phones $120 Both my cars are paid off.
Months Since Last Record: 93 What was the record?	I do not understand the question. Can you please elaborate?

Member Payment Dependent Notes Series 650292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650292	$14,250	$14,250	7.66%	1.00%	January 24, 2011	January 22, 2014	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650292. Member loan 650292 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,917 / month
Current employer:	Progressive Alternatives, LLC	Debt-to-income ratio:	23.03%
Length of employment:	5 years	Location:	Ashtabula, OH

Home town:
Current & past employers:	Progressive Alternatives, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,847.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 650335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650335	$7,000	$7,000	11.11%	1.00%	January 19, 2011	January 22, 2016	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650335. Member loan 650335 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Holy Trinity Serbian Orthodox Church	Debt-to-income ratio:	8.20%
Length of employment:	2 years	Location:	Moraga, CA

Home town:
Current & past employers:	Holy Trinity Serbian Orthodox Church
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > For the q received earlier that I ignored, I will pay off American express and Bank of America credit card. Amounts together are close to 7 K. Thanks

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,498.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	1. Choir Director, lead the chorus on Sunday Services, organize rehearsals, and other duties. I am also on the board of directors. 2. Honestly, it can go anywhere between 2 to 5 years. Thank you !
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. I do not. Zero payments. 2. I live in a studio at the Church property, which I manage and pay no rent. 3. Honestly, i do not know what that is, but I guess I do not have it. 4. ? 5. Since October 2006

Member Payment Dependent Notes Series 650399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650399	$10,000	$10,000	10.00%	1.00%	January 19, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650399. Member loan 650399 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Ipreo	Debt-to-income ratio:	4.59%
Length of employment:	2 years	Location:	great neck , NY

Home town:
Current & past employers:	Ipreo
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,370.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What exactly are you going to do with this money? What is the nature of your business? Thank you!	I started a marketing company that creates a social media presence throughout facebook, twitter, myspce etc.. for large and small companies. I have several fortune 500 companies, and I need to offer them additional reporting functionality on my site as it is frequently requested.
Is this biz improvement for your current employer, or side business?	side business, and should note we have a total of 5 employees.
Do you plan to quit your current employer and work full time on your own business?	What is great is I love both of them, but I will be lying if I said I didn't want to work full time at a company I started.

Member Payment Dependent Notes Series 650416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650416	$25,000	$25,000	10.74%	1.00%	January 19, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650416. Member loan 650416 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,917 / month
Current employer:	City of San Diego	Debt-to-income ratio:	12.40%
Length of employment:	10+ years	Location:	el cajon, CA

Home town:
Current & past employers:	City of San Diego
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,039.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all $12K to $25K 100 pct fund. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	Currently working patrol assigned to swat and field training. Loan will probably be carried full term but will accept a partially funded loan to pay off attorney's fees from recent divorce.
Have any police officers been laid off or furloughed recently; are there any impending cutbacks in the foreseeable future? Do you have a seniority system in your department; and, if so, where do you stand? Thank you. IBEW 595 retired.	No lay-offs or furloughs recently but our department continues to make cut backs in the form of a hiring freeze. There was talk of laying off 42 officers after July 1st but that would only affect the last 42 hired, which are the new officers from the last 3 academies. I have been on our department for 18 years and I am a sergeant so I would not be affected by any lay-offs.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	Net income ranges between $6600-7600 depending on how much teaching I do at the college. Mortgage $3015 Car $600 Utilities $800 Childcare $1000 The debt I am paying off is attorney costs that I had to put onto 3 credit cards. The amounts are $17,000, $3,500 and $2800. The interest rates vary between 13% and 15%
What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	The balance of mortgage is approximately $417,000. I do not have a heloc. The current market value is approximately $475,000
Please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month?	I just posted the answers to the debt questions. I currently have approximately $100,000 in deferred comp retirement account and I sent up automatic payments from my bank account. I think you mean will the lending club loan be automatically debited from my account from the lending club. I don't know if they do that or not but I set up my own automatic payments for my bills.
The expenses you list add up to $5,500 plus this loan of $800 does not leave much left for all the expenses you did not list, like food, insurance, entertainment, etc.	The car and utilities are paid by my fiance but since they are in my name I listed them as my expenses.

Member Payment Dependent Notes Series 650506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650506	$10,000	$10,000	7.66%	1.00%	January 24, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650506. Member loan 650506 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Snohomish County Fire District #5	Debt-to-income ratio:	26.15%
Length of employment:	10+ years	Location:	Sultan, WA

Home town:
Current & past employers:	Snohomish County Fire District #5
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > The loan would cover some unexpected attorney fees that I incurred. My credit rating and history is excellent.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,989.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	My spouse of twenty years petitioned for a divorce. I need the funds to pay for attorney fees. The courts have assigned the credit we share to my spouse with the exception of one line of credit that is at its limit. I am having difficulty getting new credit running it alone, but showing the aggragate of what we owe together. I am a stable person with a stable income.

Member Payment Dependent Notes Series 650525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650525	$10,000	$10,000	10.74%	1.00%	January 21, 2011	January 23, 2016	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650525. Member loan 650525 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Sequent Welfare Benefit Trust	Debt-to-income ratio:	8.33%
Length of employment:	4 years	Location:	Hilliard, OH

Home town:
Current & past employers:	Sequent Welfare Benefit Trust
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,160.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi...Please advise what type of business this loan would be funding. Thank you.	The loan will be used for a live event management business.

Member Payment Dependent Notes Series 650574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650574	$9,000	$9,000	7.29%	1.00%	January 21, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650574. Member loan 650574 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,380 / month
Current employer:	United States Marine Corps	Debt-to-income ratio:	17.33%
Length of employment:	10+ years	Location:	Bluffton, SC

Home town:
Current & past employers:	United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I plan on using these funds to pay off two credit cards. What makes me a good borrower is that I am an active duty Captain in the U.S. Marine Corps. I have a stable job and recieve pay increases just about every year. Also, if I fail to pay you can contact the Marine Corps and garnish my wages in order to repay the loan. This will not be an issue, I only offer this up as saftey to the person that funds this loan.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,606.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions. Also, thank you for serving to protect our country.	1. The purpose of this loan is to pay off two credit cards. This loan will completely pay off all of my credit card debt. I currently have 3 cards but plan on closing one after this loan. This does not include my american express but I use that same as cash and pay it off every month. The reason I accumulated this debt is a mixture of college and family expenses. I got promoted last year so the pay increase has really helped. I currently have a wife and two children (one on the way though). No one else in my house hold is in debt. As far as monthly expenses my mortgage is 1518 per month (taxes, property insurance included) and as far as the rest goes I would say another 2500 or so (my wife does the bills). To help put your mind at ease I am already paying these cards the same amount as my monthly payment for this load would be. I am just looking to lower my interest rate and pay the cards off. Hope this helps. Steve

Member Payment Dependent Notes Series 650583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650583	$12,000	$12,000	7.66%	1.00%	January 24, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650583. Member loan 650583 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	International Asset Systems	Debt-to-income ratio:	14.45%
Length of employment:	4 years	Location:	Hayward, CA

Home town:
Current & past employers:	International Asset Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > Refinance high interest loans

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,785.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What are the sources of the high interest loans you plan to refinance with this loan? Thank you.	Citifinancial Wells Fargo Financial Wells Fargo Chase Credit Care Interest rates are all above 15% to 29% They don't plan on reducing the them the interest rates no matter how frequent I call.
Will this loan pay off all other debts? Please provide details. Good luck!	The loan will pay off the main high interest rate loan from Citifinancial which is 29% and some other high interest rate debts I have as well. Unfortunately this loan will not clear all of creditors debt but it will be more manageable now that I'm able to clear the main ones. The finance charges are just crazy. Thanks to Mint I can track all of this info in one location. I hope I answered you question with enough detail and thank you for the luck part :)

Member Payment Dependent Notes Series 650598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650598	$15,000	$15,000	13.43%	1.00%	January 24, 2011	January 23, 2016	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650598. Member loan 650598 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Victor & Envelope Manufacturing	Debt-to-income ratio:	16.94%
Length of employment:	10+ years	Location:	Streamwood, IL

Home town:
Current & past employers:	Victor & Envelope Manufacturing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > Hello: I am in process of opening small food court in new Sport Center that will open in March this year. I am going to be only food vendor at that location. Providing items as hot dogs, pop corn, all kind of drinking water and other non alcoholic drinks ... etc..

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	47
Revolving Credit Balance:	$3,588.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.My ballance is 126,000 current value is 155000 no other credits on this loan
Can you give more detail as to how you plan to use this loan? Thanks.	Type your answer here.I am trying to open small food court in New Sports center that will open in Beging of March this year.Maini sealing drinks,hot dogs ... etc

Member Payment Dependent Notes Series 650616

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650616	$20,000	$20,000	10.74%	1.00%	January 19, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650616. Member loan 650616 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,915 / month
Current employer:	Lockheed Martin Space Systems Company	Debt-to-income ratio:	21.11%
Length of employment:	5 years	Location:	Port Orchard, WA

Home town:
Current & past employers:	Lockheed Martin Space Systems Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > We are planning to use the funds to consolidate some higher interest rate credit cards. We have a goal to have this loan and all other revolving debt paid off within 3 years. Both my wife and I both work in professional careers and have been with the same companies for over 5 years.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$83,449.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Lockheed Martin Space Systems Company?	I am an industrial hygienist / senior safety engineer.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all $12K to $25K fund 100 pct. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	1) I am a senior safety engineer / industrial hygienist responsible for employee safety, occupational disease prevention and environmental/waste management. 2) 3 years, possibly less but right now planning on 3 years 3) Yes.
What are the current rates and balances on the debt you are consolidating? Thanks.	$1,670.53 29.99% $3,667.59 23.99% $2,225.51 26.99% $760.31 23.99% $834.16 24.99% $3,070.71 24.24% $2,587.03 27.99% $281.15 22.99%
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1) Net income is $5,096 for just myself, $9,330 including my wife. 2) Mortgage is $2,324 (incl. taxes and insurance), car $358, $106 insurance, no children 3) $1,670.53 29.99% $3,667.59 23.99% $2,225.51 26.99% $760.31 23.99% $834.16 24.99% $3,070.71 24.24% $2,587.03 27.99% $281.15 22.99%
What do you do for LM? What is the balance on your mortgage including 2nds and helocs? What is the current market value of your house? You have $83.5k in RCB. Please list your debt:type, amount, interest rate, and monthly payments. Also indicate which debt you plan on paying off with this loan. What is your itemized monthly budget? In years how long are you planing to take to pay off the debt? What are you doing to keep this debt from reoccurring? Thank you	I am a senior safety engineer. Balance on mortgage is $280, 262, market value of our home is $271,000 per Zillow.
Do you hold the title to your home under your *own* name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	Home is titled to my wife and I. Mortgage balance is $280,263, current market value is $263,000.
Do you have a HELOC? If so what is the balance of it? What is the total balance of your mortgage obligations? What is the estimate value of your home? Thanks.	Second mortgage is $61,929, total mortgage obligation is $280,623; estimated home value is $271,000.

Member Payment Dependent Notes Series 650687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650687	$13,000	$13,000	9.63%	1.00%	January 20, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650687. Member loan 650687 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,200 / month
Current employer:	Eaton Corporation	Debt-to-income ratio:	17.79%
Length of employment:	9 years	Location:	Raleigh, NC

Home town:
Current & past employers:	Eaton Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > My husband and I are paying off the last credit cards we have left and focusing the rest of our savings efforts on the down payment for our first house. This loan will help us pay off our debts faster.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	32
Revolving Credit Balance:	$11,546.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Eaton Corporation?	I am one of the web developers in charge of a public site for one of the major business units. I do everything from front-end coding and design to back-end app development, with a bunch of customer service and testing thrown in.
What are the current rates and balances on the debt you are consolidating? Thanks.	The two most onerous are 6k at 17% and $3.5k at 15.99%. We have two much more reasonable cards with rates of 7.75% - one at 2.1k and one that will be paid off this month. There is also a 0% installment loan that is on track to be paid off on time, but consolidating all of these into one monthly payment is my goal.
Is the income listed here an individual's income or a household income? Thanks.	This is a household income - my husband is a full-time student.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. Thanks.	Net is around $4k per month. Rent & utilities together (including phone and minimal internet, insurance, etc.) are around $1250. Car payment is $425. Debt payments are $825, which includes paying over the minimum amount on the debt I'm currently targeting. Small emergency savings, small extra retirement contributions, charity donations and all other living expenses come out of what is left.
Where will the full $13k go to? The higher interest rates you mention total $9.5k. It sounds like you'll also be paying of $2.1k of one 7.75% debt. Will you also be paying off the other 7.75% loan with these funds, or the 0% truck loan? If so, please list their balances. Since they're lower rates, why pay them off with this higher rate loan?	If I am fully funded up to the 13k, then I'll pay off the remaining 7.75% to and put the rest of the money towards paying back my car loan. The psychological win of having all of the credit cards taken care of, and just this loan and the car loan left is worth more to me than the difference in interest rates at this point.
What is your husband pursuing in school and when will he be done?	He's pursuing a degree in Economics and is likely to go on to get his Masters degree. I'm hoping he'll be done within the next 5 years.

Member Payment Dependent Notes Series 650694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650694	$16,000	$16,000	16.77%	1.00%	January 20, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650694. Member loan 650694 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	12.96%
Length of employment:	4 years	Location:	BURBANK, CA

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	57
Revolving Credit Balance:	$12,706.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 454. Not all $12K to $25K fund 100 pct. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	1. Pharmacy Assistant - I help patients in getting there medication ready. I deal with the patient 90% of the time. 2.I could paid off this loan less than 3 years as I intent to pay my monthly a lil more than the minimum payment. 3.No, I cannot accept partially funded loan. I intended to get the full loan amount as I already plan and segregate where the money will go. Thank you! I hope i answered all your questions.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I already send a copies of my last 2 paystub to lendingclub. Hopefully that will help me get my loan in a timely manner. Thanks!
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	i have to look for my interest rate on each one but here it goes... Bank of America - Balance 7000 - monthly 200 Amex - Balance 1200 - monthly 100 Chase - Balance 1700 - monthly 200 Citi - Balance 2500 - monthly 150 Sallimae - Balance 8500 - monthly 150 My loan is not enough to pay the whole thing but I will divided it among those on the list.
Hello, you have 2 credit inquiries besides LC. What were those credit inquiries for? i.e. credit card, mortgage applications, etc... Thanks.	Yes, One is from Wells Fargo or Citi Financial and the other one I can't remember.

Member Payment Dependent Notes Series 650706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650706	$9,150	$9,150	7.66%	1.00%	January 24, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650706. Member loan 650706 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,886 / month
Current employer:	Commonwealth of Mass. / Dept. of Corr.	Debt-to-income ratio:	21.54%
Length of employment:	10+ years	Location:	Taunton, MA

Home town:
Current & past employers:	Commonwealth of Mass. / Dept. of Corr.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > On original loan application there was only one block for employment,(full time), I also have a part time employment of 192.00 per week. I plan to pay off higher interest debts with this loan,making lower monthly payments for myself.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,057.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list your Total debt with %APRs and monthly payments?	Type your answer here. This loan is to consolidate a previous loan that is at 13.99 APR, monthly payment - 141.00, balance approximately 7000.00 Rest of loan will be to consolidate 3 credit card balances that add up to around 1900.00-2000.00. All cards have a 12.99 APR or higher. Payments for all 3 cards - 90.00.

Member Payment Dependent Notes Series 650714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650714	$18,250	$18,250	11.11%	1.00%	January 19, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650714. Member loan 650714 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	John Crane Inc	Debt-to-income ratio:	26.26%
Length of employment:	10+ years	Location:	City, IL

Home town:
Current & past employers:	John Crane Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1982	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$109,241.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 454. Not all $12K to $25K fund 100 pct. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	1, I have been at the same company for 32 years. I am the plant supervisor at the manufacturing plant and supervise 45 employees and manage all aspects of plant operation. 2, I am planning on the full 3 year term 3,Yes I would accept 60% funding
What are the current rates and balances on the debt you are consolidating? Thanks.	One balance of 18K @ 24%
What are the current rates and balances on the debt you are consolidating? Thanks.	One balance of 18K @ 24%
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	1, Net monthly income 8200 2, Mortgage with taxes and insurance 2,060, Car None, Utilities all 300-400, Food 250 to 400, Child care none 3, I am not the sole wage earner

Member Payment Dependent Notes Series 650721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650721	$14,400	$14,400	7.66%	1.00%	January 24, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650721. Member loan 650721 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	The Whitlock Group	Debt-to-income ratio:	13.10%
Length of employment:	< 1 year	Location:	Land O Lakes, FL

Home town:
Current & past employers:	The Whitlock Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > This loan is for several home improvement projects that will ultimately raise the resale value of our home. With this we will be adding crown molding, a storage closet, coat closet and french doors to close in our home office. We will also be updating the light and plumbing fixtures throughout the home. We decided not to wait and do these over time, but to get these done now so we can enjoy these enhancements and also continue with smaller projects that do not require financing. I've worked in my industry greater than 20 years and with my background and certifications am highly sought after. I'm now the Systems Integration Manager of a local branch of a large technology company. The company is strong and my position is stable. Although her income is not considered for the loan, my wife is a CSR and has about 14 years experience in her field. She is also employed by a stable and growing company. We watch our finances closely and often payback our obligations early with our above average income.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,845.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 650732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650732	$15,000	$15,000	10.37%	1.00%	January 19, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650732. Member loan 650732 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	12.57%
Length of employment:	4 years	Location:	Riverside, CA

Home town:
Current & past employers:	Wells Fargo Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > payoff bofa and wells fargo Borrower added on 01/09/11 > 10k to give back father for down payment on house, 5k payoff bofa. Other saved money will payoff other credit cards. Borrower added on 01/09/11 > rental income of 1257.00 monthly not reflected on reports. This 1257 will be used to pay this loan.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,725.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 650916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650916	$11,200	$11,200	5.79%	1.00%	January 24, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650916. Member loan 650916 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	Washoe County School District	Debt-to-income ratio:	17.50%
Length of employment:	< 1 year	Location:	Sparks, NV

Home town:
Current & past employers:	Washoe County School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > consolidation of two credit cards at a lower interest rate and fixed payoff date to pay off the remainder of my wedding balances and get rid of unsecured debt. Borrower added on 01/12/11 > Always prided myself on having relatively no debt and a very high credit score. When I got married 5 months ago my husband and I paid for 60% of the wedding but were forced to put the rest on credit cards. This loan will finally help us get the debt managed at a fixed rate with easy monthly payments. Borrower added on 01/17/11 > Achieving financial freedom is important to me. My income has always been stable, as I am contracted into my job. Because of the difference in interest rates and other factors the monthly payment of this loan is half of what I was paying my credit cards. This model just seems more effective and I never really understood why the credit card companies should get increasingly bigger while individuals aren't really profiting. Paying on time and in full is also something I believe in and I love that this loan will be on auto pay, it just makes sense. Borrower added on 01/19/11 > Only a short time left for my loan to fund. I would like to thank all of you who have contributed to helping me give my credit card companies the boot, as far as the obscene amount of interest they are charging. As someone who constantly monitors their spending and manages debt very carefully I would like to encourage you to continue to invest in my loan by making an additional investment or by letting other potential investors know that there is a safe investment waiting to pay interest to some deserving investors. I thank you all for your support and look forward to helping your portfolios grow while helping me manage mine as well. Borrower added on 01/22/11 > Inches away from funding and less than a day to go, who will be the lucky investor to put me across the threshold for funding?

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,731.00	Public Records On File:	0
Revolving Line Utilization:	26.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 650938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650938	$13,500	$13,500	6.92%	1.00%	January 24, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650938. Member loan 650938 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	INROADS, Inc	Debt-to-income ratio:	10.57%
Length of employment:	< 1 year	Location:	Hartford, CT

Home town:
Current & past employers:	INROADS, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I began taking my budget more seriously a few months ago. At the suggestion of friend, I signed up for Mint.com to keep me on track. After reviewing the various suggestions by Mint and considering the toll that the credit crunch has placed on my credit cards I decided to use this site. I'm using this loan to consolidate my debt. Borrower added on 01/22/11 > For those who ate concerned with the amour of time I've been with my employer please note I don't typically switch employers often. Up until recently I was employed with my last company for over 7 years and I sought new employment.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,809.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please verify your income with LendingClub. You're asking for $13.5k but your revolving credit is only about $7k. Can you please give us more information on the debt and interest rates you're consolidating?	I've given LC full permission to verify my income and to my understanding it should been done. Additionally, the amount I requested was the full amount of my debt. Perhaps the reporting agency LC used doesn't have the full picture of my debt. My card rates are 20, 19 and 13. I hope this adresses your concerns.

Member Payment Dependent Notes Series 650951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650951	$20,000	$20,000	18.99%	1.00%	January 20, 2011	January 23, 2016	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650951. Member loan 650951 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	Dept. of Home Land Security	Debt-to-income ratio:	11.71%
Length of employment:	10+ years	Location:	SAN BERNARDINO, CA

Home town:
Current & past employers:	Dept. of Home Land Security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I plan on using this loan to consolidate and pay off higher interest credit cards. I am very diligent when it comes to paying bills on time. I have a very stable career in Law Enforcement with the Federal Government(10 years).

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	34
Revolving Credit Balance:	$70,011.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 454. Not all $12K to $25K fund 100 pct. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	Type your answer here. 1) I work as a Immigration Enforcement Agent (IEA) with the Dept. of Homeland Security. As an IEA, I identify and remove(deport) criminal aliens; through a series of interviews and system checks,from the United States. 2) I intend to pay off my loan within 3 to 4 years. 3) Yes I will accept a partially funded loan, but a fully funded loan would be extremely helpful.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Type your answer here. I am working directly with Lending Club on income verification.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. 1) $350,000 2)$260,000
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Type your answer here. As of January 13,2011: Mastercard $ 2640.03 APR 21.24% 74.00/Mo Mastercard $ 5547.36 APR 19.24% 139.00/Mo Visa $ 2535.03 APR 25.24% 100.00/Mo American Express $ 337.28 APR 19.24% $50.00/Mo American Express $923.37 APR 20.24% $ 85.00/Mo Personal Loan $6500 /188.00/Mo This loan will be used to pay off these debts, AND NOT GET BACK IN IT.Thank you
These don't add up to $70k. What other debts do you have?	Type your answer here. 70k? i'm not sure what you are referring to. My other debts besides those already listed are, monthly mortgage($2300) and car paymemt($335).
It says you have a revolving credit balance of $70k. If that's incorrect you should get them to fix it. If it's correct, please itemize.	Type your answer here. Yes that amount is correct. Credit union line of credit $2000 CREDIT CARD $467 CREDIT CARD $1916 HOME EQUITY LINE OF $ 54716 credit CREDIT CARD $5685 CREDIT CARD $2635 CREDIT CARD $2592 ------------- $ 70011 Loan will be used to pay off high intrest credit cards

Member Payment Dependent Notes Series 650968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650968	$5,000	$5,000	5.42%	1.00%	January 20, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650968. Member loan 650968 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	n/a	Debt-to-income ratio:	15.26%
Length of employment:	7 years	Location:	Venice, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	56
Revolving Credit Balance:	$920.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651012	$6,000	$6,000	5.42%	1.00%	January 20, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651012. Member loan 651012 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Jackson Health System	Debt-to-income ratio:	20.88%
Length of employment:	10+ years	Location:	Pembroke Pines, FL

Home town:
Current & past employers:	Jackson Health System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > Plan to purchase a 2007 Yamaha V-Star 1300 with low miles. Will insure with Progressive Insurance. Borrower added on 01/13/11 > This is a cruiser motorcycle with 3200 miles in practically new condition which I will enjoy riding for many years.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,276.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651015

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651015	$9,500	$9,500	7.29%	1.00%	January 19, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651015. Member loan 651015 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Joseph, Mann & Creed	Debt-to-income ratio:	21.25%
Length of employment:	8 years	Location:	Beachwood, OH

Home town:
Current & past employers:	Joseph, Mann & Creed
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I plan to use these funds to completely pay off all my credit card debt and obviuosly get a lower interest rate than what I am currently paying. I am a very responsible borrower because of the following reasons: 1. Great credit score 2. Worked at the same sales job for over 8 years. 3. Very steady and good income for the last 5 years. 4. I have never been late on any payments in my life for anything. 5. Very stable employer. My monthly budget is as follows. Monthly net income: $ 12,000 Monthly expenses: $ Housing: $ 1260 Insurance: $ 350 Car expenses: $ 750 Utilities: $ 300 Phone, cable, internet: $ 400 Food, entertainment: $ 1600 Clothing, household expenses $ 1000 Credit cards and other loans: $ 3000 Other expenses: $ 500 Borrower added on 01/10/11 > I want to add, that I appreciate your investments and your assistence!

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$399.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current interest rate and amounts owed on the debt you wish to consolidate?	I have 4 credit cards with interest rates from 15% down to 10%. This loan makes alot of sense because the interest rate is lower. Any other questions please let me know! Thanks
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. The reasons that you accumulated this debt. 2. Anyone who you need to financially support, for example, your children. 3. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	This debt was accumulated from a death in the family and paying for funeral costs as well as some health issues. I really could use a lower interest rate as mine are mostly over 10%. I am married and have no children. No other family memebers have any debt as well. Please let me know if you have any additional questions

Member Payment Dependent Notes Series 651079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651079	$4,000	$4,000	7.29%	1.00%	January 20, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651079. Member loan 651079 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Fakouri Electrical	Debt-to-income ratio:	21.27%
Length of employment:	1 year	Location:	Wyoming, RI

Home town:
Current & past employers:	Fakouri Electrical
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	82
Revolving Credit Balance:	$11,911.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651084

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651084	$12,000	$12,000	15.65%	1.00%	January 21, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651084. Member loan 651084 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Quality Autoworks	Debt-to-income ratio:	17.28%
Length of employment:	3 years	Location:	Norman, OK

Home town:
Current & past employers:	Quality Autoworks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	74
Revolving Credit Balance:	$20,768.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$100,000. is the approx. balance, Market value of home is $137,000.
Please tell us about the debts you will consolidate and how this loan will change the payments and interest rate.	Credit card with 26 % interest rate. want to pay that off with lower interest rate. Will lower payments $100.00 a month
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	High interest credit card with balance of 12,000.00 will pay it off. Interest rate is 26% monthly payment is $395.00 a month. I am a Admin. Assistant. Book keeping, payroll, advertising.
Any other household income not listed above?	No
Can you list the debts (amounts) you are carrying? Any other household income not listed above?	12,000.00 high interest credit card. No other income
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortage balance is $100,000., and the current market value is $137,000.00.
Your credit report says you are carrying more than $12K. Can you please tell us what other debts you have out there that you don't plan on consolidating with this loan?	This is a high interest credit card that I would like to get paid off. Getting a loan with lower interest rate will help with this.

Member Payment Dependent Notes Series 651118

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651118	$6,825	$6,825	5.42%	1.00%	January 21, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651118. Member loan 651118 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	bonefish	Debt-to-income ratio:	9.40%
Length of employment:	< 1 year	Location:	rogers, AR

Home town:
Current & past employers:	bonefish
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > Credit card consolidation

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1981	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,283.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance shows up as: $2,283. Why are you borrowing $6,825? What will the remaining $4,542 go towards?	I have two full payments of credit cards totalling about $5,425- with interest of 23%. I would have liked to pull out more on the loan to pay of my student loan with an interest rate of 8.25% which has a remaining $16,000 from the $26,000 I have already paid down in less than 3 years. Because I moved to wait for the Navy Officer Program to begin, I picked up a small time job, but had to put my school loans on economic hardship deferrment because what I earn is significantly lower than what I used to earn and couldn't make the payments of my loans- thus the remaining amount of the Lendingclub loan I'd like to pay the accumulation of the interest of my student loans in these past few months to re-being my payments at where they were left off. thank you.

Member Payment Dependent Notes Series 651131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651131	$15,000	$15,000	10.37%	1.00%	January 19, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651131. Member loan 651131 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,667 / month
Current employer:	Riaz Baber, MD, SC	Debt-to-income ratio:	2.96%
Length of employment:	2 years	Location:	Naperville , IL

Home town:
Current & past employers:	Riaz Baber, MD, SC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I am a physician who needs some money for relocation. My salary at my new job will be $250,000.00.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,097.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Doctor, I am interested funding portion of your loan. My lender questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thanks for your interest. If I receive the full amount that I am asking for, I would think 2 - 3 years is realistic.

Member Payment Dependent Notes Series 651143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651143	$2,500	$2,500	10.37%	1.00%	January 20, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651143. Member loan 651143 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	northeastern envelope	Debt-to-income ratio:	4.38%
Length of employment:	10+ years	Location:	DURYEA, PA

Home town:
Current & past employers:	northeastern envelope
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	7
Revolving Credit Balance:	$1,440.00	Public Records On File:	0
Revolving Line Utilization:	9.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What did your recent delinquency relate to?	Type your answer here.I do my best to pay all my bills on time, but i had a water heater that went and do to the holidays things ran a little late.

Member Payment Dependent Notes Series 651163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651163	$20,000	$20,000	18.25%	1.00%	January 19, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651163. Member loan 651163 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	SunGard Availability Services	Debt-to-income ratio:	7.47%
Length of employment:	< 1 year	Location:	Broomfield, CO

Home town:
Current & past employers:	SunGard Availability Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	40
Revolving Credit Balance:	$19,415.00	Public Records On File:	0
Revolving Line Utilization:	98.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I am a Senior Systems Engineer for a Fortune 500 company (IT industry). Debts are all credit cards. Chase = 3740.22 @ 27.99%. $250/mo Discover = 3472.89 @ 29.99%. $200/mo PNC = 7700.11 @ 19.99%. $250/mo HSBC = 4264.94 @ 19.99%. $150/mo Total unsecured debt = 19178.16 paying $850.00/mo. My goal is to collapse all the unsecured debt into a single loan payment, cancel the credit cards completely, and continue paying down the balance at the same/greater rate per month. All of the debt will be paid off with this loan. This way, I'll improve my credit score while eliminating my debt allowing me to move towards securing a good mortgage rate when all the debt is paid off.
1. ) Please list all your open credit lines, APRs', outstanding balances, monthly payments for each, durations. 2.) Are you full-time or working as a consultant ? 3.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx	1) I have already answered this question previously. 2) I am a full-time employee. 3) Irrelevant as I plan on paying this loan over what I am currently paying monthly to each individual credit card. There are no other debts.
Hi, Just wondering if there was a specific event that caused the accumulation of credit card balances, or if anything specific has changed in your spending habits. Thanks, and best of luck on your loan.	This credit card debt has been hanging over my shoulders for years and I am finally in a financial position to get rid of it all, quickly. I want to remove the temptation of re-using the credit cards by using this loan to remove the outstanding debt and canceling the cards. Additionally, I have been thinking about doing this for about a year, but due to medical reasons last summer, I was unable to proceed at that time.

Member Payment Dependent Notes Series 651217

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651217	$17,500	$17,500	10.74%	1.00%	January 24, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651217. Member loan 651217 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	L-3 Communications ETI	Debt-to-income ratio:	16.29%
Length of employment:	< 1 year	Location:	Mission Viejo, CA

Home town:
Current & past employers:	L-3 Communications ETI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > Greetings, I am currently a Lending Club member and I am happy to say my loan is on its way to be paid off in full. I want to take advantage of my two loan limit on Lending Club. My purpose for this loan is three fold. 1. Pay of high interest revolving debt with interest rates from 15% to 30% with Citibank, and BOFA. At these rates and with compounding interest I will not pay them off for another 10+ years or so. Plus with the current economic environment they could easily raise these rates with no oversight. 2. Pay off the majority of debts by 2015 3. I rather reward Lending Club investors than the big banks. I am currently due to pay off a Lending Club and Car Loan by April/July (respectively) of 2012 that will free up close to 500$ per month. If I can fund this loan it will save me around 228$ per month in payments in the beginning. I am planning to take some of the money I am saving and putting towards extra payments on my new Lending Club loan. When I reach the 2012 dates I will put extra payments in order to meet my 2015 goal or sooner. I recently finished my Masters Degree in Electrical Engineering and am currently employed as a software engineer with a good company that is growing and managed well during this recession. Plus the company has been giving raises on a yearly basis putting me on better footing for the future. Please consider my proposal to so we (lender/investor) can meet our goals. Thank You

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,060.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A few quick questions for you: What is your monthly mortgage payment? What is your balance on that mortgage? Are you "under water" on your mortgage?	This is my situation My current balance is $485950 and my payment is $2671.83 (Including impound for taxes/ins) Homes around my neighborhood are selling from 450K to 482K. Prices have dropped from the highs during the boom, but have held up compared to other towns. Since I haven't appraised my home I am not sure about it's exact value. I did add on a large sun-patio-room which should add value to my home. So I am guessing It could possibly appraise for about 500K. That's is one reason I want to get myself out of debt so I can pay down some of that mortage so I can sell the home. I do rent out some rooms to family for a total of 800$ which brings my share to $1871 or (24% of my gross) My wife and I make 114K combined. I have money invested in precious metals which are doing well. Please be assured I will pay this debt regardless of what happens with my home, especially since regular folks are risking their money. Regards and thanks
Will you have payments for this loan automatically made from your bank or will you pay manually every month?	They will be made automatically
Could please say whether or not you accumulated the debt for which you're requesting this consolidation loan after taking out your 1st lending club loan, which I presume was also used for consolidation? Thanks in advance for your answer.	Actually my overall debt has been going down, rather than staying flat, as usual with credit cards. I am basically I've been moving credit card debt to simple interest loans which can actually be paid off. Next year (around July) I will free up a car payment and my first Lending Club loan. Yes I did have to use my credit card when I had to take a pet to the emergency room, which cost a pretty penny. I want to free up some cash so I can build a good emergency savings (my current savings are tied up in some investments ). Unfortunately medical costs or emergency car repairs can come up, I don't accumulate debt on buying toys or luxury items. My current debt/income ratio is under 14% (based off gross income) . After getting this loand it will be 11% and after next July at 6%. Regards and Thanks
Your credit history shows a revolving credit balance of only $8060. What other debts are you planning to pay off with the rest of the $17500? If you could list them by type, amount, interest rate, term, and monthly minimum it would be helpful. Thanks.	Here's the breakdown CITIBANK $2,880.00, 29.99%,90$,90$ BOFA LINE OF CREDIT,$4,907.00,14.97%,193 ,200$ BOFA CREDIT CARD , $4,717.00,12.24%,70$,70$ DELL REVOLVING ACCOUNT,$290.00,13.24%,15$,50$ FIRST AGAIN" UNSECURED LOAN,$3,496.00,8.75%,206$,206$ total: 16290$ Total Amount Requested: $17,500.00 LendingClub Fees: $875.00 Total Amount Received: $16,625.00 column 1 : creditor column 2 : balance column 3 : min payment column 4: my payment Hope this helps. Regards

Member Payment Dependent Notes Series 651269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651269	$25,000	$25,000	16.02%	1.00%	January 24, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651269. Member loan 651269 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,750 / month
Current employer:	Raytheon	Debt-to-income ratio:	16.83%
Length of employment:	10+ years	Location:	La Mirada, CA

Home town:
Current & past employers:	Raytheon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > Loan will go towards paying off second mortgage which mortgage lender has offered at a reduced amount. Approx $80,000 second will be paid off for $35,000. Borrower added on 01/11/11 > Just for clarity, my lender made this offer out of the clear blue sky, NOT at my request. I have never had a late payment nor have any problem paying both mortgage loans. My only guess is that the value of my home has declined dramatically in the last 4 years so they are looking to cash out of the loan.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,363.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total Balance is about $493,000 and the value is approx. $400,000
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 454 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, IF loan 60 pct funded, will you accept a partially funded loan? (Fund pace quickens wqhen loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or to list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) Principle Software Engineer at Raytheon with 18 years at the company. 2) Full term but possibly shorter, would only take fully funded.
Why did the mortgage lender offer you the reduced amount? Is the $80k second included in your $493k figure and what was the monthly amount that you are/were paying on the second?	No idea, yes, about $600.00 a month
How much is your take home pay and are you he sole wage earner in your family? The bank's reaction seems unusual - can you shar what kind of mortgage you have (first and second) ? it seems they fear you short sale the house or something. I never heard of this out of short sales, but if i were in your shoes I would take it.	No my wife works as well, our combined income is about $185,000 a year. My first mortgage is 30 year 5 years fixed then shifts to ARM. My current rate is 6.375% this should drop a lot next year. My second is 30 year fixed at 8%.
Have you validated to ensure it's not a scam and someone's just trying to play you?	Yes I called the lender.
Your credit history shows a high revolving credit balance ($37K). What is this (credit card debt or other) and what are your monthly payments on this?	It's Credit Card debt, and it's about $1000.00 a month.

Member Payment Dependent Notes Series 651274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651274	$17,600	$17,600	10.74%	1.00%	January 21, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651274. Member loan 651274 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,458 / month
Current employer:	Petroleum Geo Services	Debt-to-income ratio:	19.51%
Length of employment:	4 years	Location:	Houston, TX

Home town:
Current & past employers:	Petroleum Geo Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	80
Revolving Credit Balance:	$26,921.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you list the balances of your credit cards you want to consolidate, amount owed, the interest rate and the minimum monthly payment of the credit cards you want to payoff. Please use the following format. (Credit card name - amount owed - interest rate - minimum monthly payment). (example) 1. Discover Card - $552.67 - 29.9% - $15.00 mo 2. Amex - $1259.56 - 29.9% - $28.00 mo Thank you.	1. Bank of America VISA - $8,830.00 - 17.99 - $165.00 mo 2. Bank of America MASTERCARD - $1,500.00 - 25% - (recent CASH ADVANCE, no minimum payment billed yet) 3. CapitalOne VISA - $4,900.00 - 17.90% - $120.00 mo 4. Chase VISA 1 - $2,050.00 - 19.24% - $43.00 mo 5. Chase VISA 2 - $550.00 - 19.24% - $12.00 mo TOTAL $17,830.00
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for the unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1)engineer for international oil company in Houston, TX for five years 2)expecting a full term for this loan 3)will not accept partially funded loan if I can try for a new lending club loan at a lower amount & lower interest rate
There was a delinqency 80 months ago on your credit report, can you provide more detail?	This is the only late payment that is on my record. It was for paying a short term college loan late, given to me through the university itself, while I was still in college.

Member Payment Dependent Notes Series 651304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651304	$12,000	$12,000	10.74%	1.00%	January 19, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651304. Member loan 651304 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Freeman Audio Visual	Debt-to-income ratio:	18.86%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Freeman Audio Visual
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I'm consolidating my American Express and Capital One cards each with an 18% interest rate. I work full-time in a job that most of the year gives me 20-30 hours of overtime a week. I've never missed a payment and have only had my FICO score drop because the Credit Card company's lowered my credit to exactly what I owed. So my Debt to Credit went way off. This loan's payment will be the same as my current payments, but will be paying less of it to interest! Thanks for funding me!

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,491.00	Public Records On File:	0
Revolving Line Utilization:	96.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Freeman Audio Visual?	We install audio visual equipment for trade show's and business meetings. I'm an hourly coordinator and supervise these events. I also work in the office preparing the events and ordering the equipment and people we need. I average 60 hours a week and receive overtime. Cody
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	I don't have any big life chnages, other then a 3% raise last quarter. I've been working on paying down my current lines of credit which has included paying off a $2000 Discover Card. Of coarse they lowered the available credit to almost nothing, but over all the lower interest rate will pay everything off faster.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thank you! My financial track record speaks for itself. In my 12 years of credit history I have 0 late payments, and 0 defaults. I used to have a FICO score of 740, but as most people have experienced, the credit card company's have changed my status. All of my lines of credit were dropped to exactly what i owed. I paid off my Discover card and they cut $6000 off the limit. This is the only thing that has changed in my report, and it caused a drop of 45 points with Debt-Credit ratios. I'm expecting this consolidation to also improve my credit score.

Member Payment Dependent Notes Series 651340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651340	$10,000	$10,000	10.37%	1.00%	January 19, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651340. Member loan 651340 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	bmc software	Debt-to-income ratio:	18.09%
Length of employment:	6 years	Location:	houston, TX

Home town:
Current & past employers:	bmc software
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > Looking to roll into one payment and have a lower rate. Will be paying less than I am now by consolidating with this loan. Borrower added on 01/14/11 > The high interest on credit card balances just makes it impossible to make any progress, so anything that helps me move towards a goal of eliminating high interest helps me with my goal.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,254.00	Public Records On File:	1
Revolving Line Utilization:	79.40%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	Merrick Bank $4200/126/%24- Chase Bank $3900/115/%23- Capital One $2870/87/%24

Member Payment Dependent Notes Series 651371

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651371	$10,000	$10,000	9.63%	1.00%	January 21, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651371. Member loan 651371 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	MTV Networks	Debt-to-income ratio:	13.58%
Length of employment:	9 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	MTV Networks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	7
Revolving Credit Balance:	$26,408.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651409	$20,000	$20,000	15.95%	1.00%	January 24, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651409. Member loan 651409 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	marriott intl	Debt-to-income ratio:	4.39%
Length of employment:	5 years	Location:	kensington, MD

Home town:
Current & past employers:	marriott intl
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	20
Revolving Credit Balance:	$763.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 651455

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651455	$7,500	$7,500	7.29%	1.00%	January 24, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651455. Member loan 651455 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Enterprise Rent A Car	Debt-to-income ratio:	18.61%
Length of employment:	4 years	Location:	Washington, PA

Home town:
Current & past employers:	Enterprise Rent A Car
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > My job is extremely stable as I have been employed there full-time for over four years following college graduation. The loan is intended for a couple of home improvement projects. My budget is very detailed and up-to-date...

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,297.00	Public Records On File:	0
Revolving Line Utilization:	25.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 651496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651496	$12,000	$12,000	17.51%	1.00%	January 24, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651496. Member loan 651496 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	pampered on the pond	Debt-to-income ratio:	20.69%
Length of employment:	10+ years	Location:	montauk, NY

Home town:
Current & past employers:	pampered on the pond
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > 3 root canal and caps and 2 bridges to funtion. also want to pay off visa card lower .Ihave some small cards also at 24%

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	42
Revolving Credit Balance:	$18,817.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 454 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, IF loan 60 pct funded, will you accept a partially funded loan? (Fund pace quickens wqhen loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or to list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	yes I will take a smaller amount if I have to. I take care of the book keeping and also work doing manicures and pedicures and waxing . 14yrs in this business. partially funded loan I would accept. Thank you
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	I only have one visa credit card . I plan to pay 3,500. off on it and 6,000 on the dentist I have four root canals to be done and two bridges to be made and some other work. I tend to keep this loan for the full term.
Can you please list the debts (amounts) you are carrying? Your credit report says you owe more than $3,500.	I do owe more than 3,500 I have small credit cards like j jil and gap hsn .I dont want to pay them off only the larger one the interest is higher thank you.
I would like to fund your loan but want to have a clear understanding of what you owe given your income. Can you list the total debts (amounts) you are carrying?	I have hsn 1200..capit.one 2800. gap400. jjill 400.citi 2100. my payments are 225 amonth on these charges alltogether.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Ihave hsn for 1200. gap 400. jjill.500.citi2100.home dpo.500.capitalone 2800. Iplan to pay off capit.one

Member Payment Dependent Notes Series 651508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651508	$4,500	$4,500	7.66%	1.00%	January 19, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651508. Member loan 651508 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,800 / month
Current employer:	Banner Health	Debt-to-income ratio:	11.47%
Length of employment:	2 years	Location:	Fallon, NV

Home town:
Current & past employers:	Banner Health
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,563.00	Public Records On File:	0
Revolving Line Utilization:	39.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651550	$6,000	$6,000	7.29%	1.00%	January 24, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651550. Member loan 651550 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Environ-Civil Engineering Ltd.	Debt-to-income ratio:	16.78%
Length of employment:	4 years	Location:	Laurel, MD

Home town:
Current & past employers:	Environ-Civil Engineering Ltd.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I am looking to buy a reliable second hand honda accord or a camry for my wife since we need a second vehicle. Feel free to ask any questions that you may have. Thank you for interest. I hope you fund my loan.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,315.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651566	$7,000	$7,000	12.68%	1.00%	January 20, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651566. Member loan 651566 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	OLSON NORTHSTAR, INC	Debt-to-income ratio:	22.77%
Length of employment:	7 years	Location:	Lake Zuriich, IL

Home town:
Current & past employers:	OLSON NORTHSTAR, INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > Debt Consolidation

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	44
Revolving Credit Balance:	$9,185.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at OLSON NORTHSTAR, INC?	I am the Store Manager for Olson Northstar, Inc., which is a holding company for a UPS Store in Lake Zurich, IL. I manage approximately 6-12 employees depending on the season, as well as handle the Accounting and Claims for the store.
What caused the delinquency 44 months ago? What is being done different to prevent a reoccurence of the delinquencies?	Type your answer here. I am not sure who the delinquency was to, but my father passed away almost 5 years ago and I was helping my mother pay for various expenses at that time. I have worked very hard to create and stay within a budget, and have also helped my mother do the same.

Member Payment Dependent Notes Series 651575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651575	$12,000	$12,000	11.11%	1.00%	January 24, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651575. Member loan 651575 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Loyola University	Debt-to-income ratio:	12.39%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	Loyola University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,610.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 454 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, IF loan 60 pct funded, will you accept a partially funded loan? (Fund pace quickens wqhen loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or to list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My current position is an Application Systems Analyst and my employer is Loyola University. In brief summary, I apply technology solutions for the business needs. I selected 5 years to get a lower payment, so I can put extra monthly payments into my savings account. Build savings and pay down debt at the same time. My plan would be to pay off in 2-3 years.

Member Payment Dependent Notes Series 651617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651617	$16,000	$16,000	16.02%	1.00%	January 24, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651617. Member loan 651617 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	sheehy ford	Debt-to-income ratio:	7.10%
Length of employment:	4 years	Location:	springfield, VA

Home town:
Current & past employers:	sheehy ford
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > major purchase is a 2003 mustang cobra Borrower added on 01/16/11 > anyone need anymore details

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	42
Revolving Credit Balance:	$5,894.00	Public Records On File:	0
Revolving Line Utilization:	23.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a detailed loan description. To see how this loan's monthly payment will fit into your budget, please provide a breakdown of your monthly expenses.	I would be paying 400 a month a little more the the payment
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	House is paid for im not sure on the value 3 years ago got apprised for 650
Would you please list the details on the need for the major purchase? Also what do you do at your job? Thank you	Im a autotechnition for ford and its an 03 cobra Mustang Im a diesel tech
Can you confirm that (1) you hold the title to the house and (2) the value is $650,000?	Type your answer here.my mother would have all that info I live with her

Member Payment Dependent Notes Series 651642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651642	$6,800	$6,800	6.92%	1.00%	January 24, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651642. Member loan 651642 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,985 / month
Current employer:	Harland Clarke	Debt-to-income ratio:	23.31%
Length of employment:	9 years	Location:	Murray, UT

Home town:
Current & past employers:	Harland Clarke
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > The loan is to pay off my medical debt - I've consistently pay off loans early and I've had a stable income for nine years. Borrower added on 01/12/11 > Monthly Income of $3,984.00 - Monthly Bills: Rent $780.00 - Car Payment $407.00 - Utlities Aprox. $85.00 - Misc. Bills i.e. Gym, Groceries etc. $250.00 - Monies left over = $2,399.00 (Approx.) Borrower added on 01/19/11 > I am currently at 36.03% funded and I really to get it up to at least 60% on or before next Monday Jan. 24th; I would be more than happy to answer any questions that you may have, please don't hesitate to ask.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	13
Revolving Credit Balance:	$6,691.00	Public Records On File:	0
Revolving Line Utilization:	40.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency. Thanks.	I'm co-signer on a Wells Fargo revolving credit loan with my Sister and she failed to pay on-time and Wells didn't notify me until it was too late; it has since been TCO and is now current.

Member Payment Dependent Notes Series 651651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651651	$8,000	$8,000	10.00%	1.00%	January 21, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651651. Member loan 651651 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,400 / month
Current employer:	G&K Property Management LLC	Debt-to-income ratio:	5.36%
Length of employment:	10+ years	Location:	San Diego, CA

Home town:
Current & past employers:	G&K Property Management LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,197.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I do not own a home, im a assistant manager at a apartment complex, i do not pay rent
What is it you plan on using the requested funds for?	My wife lives in mexico waiting for her legal resident card and she is going to have a baby so i need this money to pay for hospital bill.

Member Payment Dependent Notes Series 651657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651657	$7,000	$7,000	5.79%	1.00%	January 21, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651657. Member loan 651657 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Davis Lock and Safe	Debt-to-income ratio:	16.52%
Length of employment:	5 years	Location:	zimmerman, MN

Home town:
Current & past employers:	Davis Lock and Safe
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit card balance indicates that you have no debt. How are you intending to use the money from this loan? Is the debt yours? If we knew what the APR is on the debt, we can see if this loan is helping you to save money. Wishing you well in 2011.	Type your answer here. I have a loan from a credit card through city financial at 21% APR. Just trying to get better rates. Thanks
I see the title of your application says credit card refinancing, yet you have a $0 revolving credit balance. Can you please explain what you intend to refinance with this loan?	Type your answer here. I have a loan through city financial with a very bad APR at 21%. Just trying to get better rates

Member Payment Dependent Notes Series 651824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651824	$20,000	$20,000	11.11%	1.00%	January 25, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651824. Member loan 651824 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Dow Jones	Debt-to-income ratio:	17.67%
Length of employment:	10+ years	Location:	Jersey City, NJ

Home town:
Current & past employers:	Dow Jones
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,856.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 454 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, IF loan 60 pct funded, will you accept a partially funded loan? (Fund pace quickens wqhen loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or to list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My position with current company is a full-time Editorial Assistant. Length of time that I realistically intend to service loan before paid off? Two to three years.
Greetings, could you explain a little about the business and what you plan to use the money for? Thanks!	The business is a film production company and the money will be used to fund films. I have interest from many people after seeing the experimental teaser trailer for my film. It's a coming of age story with universal appeal. My other film is a horror movie and the other is a story about a family gathering.
What can you tell us about the business?	It is a film production business. We will be making motion pictures.
Can you please tell us a bit about the small business you are funding?	It is a movie production company.

Member Payment Dependent Notes Series 651829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651829	$10,000	$10,000	15.65%	1.00%	January 19, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651829. Member loan 651829 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Ryder transportation	Debt-to-income ratio:	21.36%
Length of employment:	4 years	Location:	Hesperia, CA

Home town:
Current & past employers:	Ryder transportation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > i wanted to pay off 4 of my credit cards with a high interest with an average of 25% interest. If im going to get this 10t loan im planning to pay this off within 18 months. I normally pay more than the minimum amt of my credit if i have extra money. thank you so much

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	46
Revolving Credit Balance:	$36,169.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Hello. cc1 - $5000 - 24.99%- $200 mo. cc2 - $1000 - 26.99% -$100 mo. cc3 $1300- 24.32%@ 100 mo. cc4 $2000 - 17.25% - $150. I'm planning to close 3 of those cc and just retain 1. I normally pay extra on my bills if I have extra money. Hopefully I can pay everything in less than 18 months. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, Total mortgage balance is $160t. No heloc. And current value is at $140t. Thank you.

Member Payment Dependent Notes Series 651893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651893	$10,000	$10,000	10.37%	1.00%	January 25, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651893. Member loan 651893 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Horry County Schools	Debt-to-income ratio:	12.51%
Length of employment:	2 years	Location:	Longs, SC

Home town:
Current & past employers:	Horry County Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I plan to use the funds to consolidate debt into one payment to get out of debt faster than I would be able to on my own. I am a good borrower because I make sure to pay my debts on time and do not miss payments. My job is very stable. Both my wife and myself are high school science teachers. Borrower added on 01/18/11 > I plan to use the funds to consolidate debt into one monthly payment which will allow me to get out of debt faster. I am a good borrower because I pay my debts on time and do not miss payments. My job is very stable. Both my wife and myself are high school teachers.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,628.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. I am a high school science teacher. I have currently been employed with this current school for the past 2 years. 2. I plan to pay this off full term. If I am able to put more money per month towards paying it off earlier, I will. Realistically, the monthly payment is what fits into my current budget.

Member Payment Dependent Notes Series 651918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651918	$19,875	$19,875	16.02%	1.00%	January 25, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651918. Member loan 651918 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,627 / month
Current employer:	Aviat Networks	Debt-to-income ratio:	22.22%
Length of employment:	< 1 year	Location:	Pflugerville, TX

Home town:
Current & past employers:	Aviat Networks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,636.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. The balance of the mortgage on the house is $153,000. There is no HELOC on the house. 2. The current market value of the house is $203,000
Would you please list the details on the need for the home improvement? Also what do you do at your job? Thank you	The loan request is for debt consolidation. The job performed is electrical engineering.
Would you please list the balances of your credit cards you want to consolidate, amount owed, the interest rate and the minimum monthly payment of the credit cards you want to payoff. Please use the following format. (Credit card name - amount owed - interest rate - minimum monthly payment). (example) 1. Discover Card - $552.67 - 29.9% - $15.00 mo 2. Amex - $1259.56 - 29.9% - $28.00 mo Thank you.	1. Personal Loan - $8850 - 20.9% - $467.05 mo 2. Master Card - $3580 - 15.90% - 72 mo 3. AMEX - $830 - 15.24% - 18 mo 4. Visa - $1200 - 29% - 56 mo 5. Visa - $2130 - 17.90% - 54 mo 6. Master Card - $3440 - 17.9% - 87 mo 7. Store Card - $900 - 19.9% - 20 mo

Member Payment Dependent Notes Series 651923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651923	$8,000	$8,000	10.00%	1.00%	January 19, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651923. Member loan 651923 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Vacation Resorts Intl	Debt-to-income ratio:	13.59%
Length of employment:	10+ years	Location:	Melbourne, FL

Home town:
Current & past employers:	Vacation Resorts Intl
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I will be paying off my credit cards and then plan to pay this loan off in less than 2 years. The current interest rates on my credit cards are making it difficult to pay them off quickly. I have stayed on top of my credit and pay all my bills on time or ahead of time.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	51
Revolving Credit Balance:	$8,454.00	Public Records On File:	1
Revolving Line Utilization:	74.80%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651929	$11,200	$11,200	6.92%	1.00%	January 20, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651929. Member loan 651929 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,225 / month
Current employer:	Herrero Contractors	Debt-to-income ratio:	24.90%
Length of employment:	2 years	Location:	Oakland, CA

Home town:
Current & past employers:	Herrero Contractors
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,879.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
will this loan pay off all your credit card debt? If so, what are you plans for the credit cards then?	Yes, my credit card balances will be zeroed out with this loan. I currently have two cards with open balances and high interest rates. My plan is to close one of them and cut up the other one while keeping it open since it established my credit history in 1994. I will only use my banking/debit card and cash for future purchases.

Member Payment Dependent Notes Series 651934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651934	$2,500	$2,500	7.29%	1.00%	January 20, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651934. Member loan 651934 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	PEAK PERFORMANCE	Debt-to-income ratio:	12.50%
Length of employment:	< 1 year	Location:	playa vista, CA

Home town:
Current & past employers:	PEAK PERFORMANCE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > 1, Using the funds to pay off credit cards with higher interest rates. 2. Working full time >45 hours per week at 2 stable facilities: a private clinic and hospital. 3. No accounts in default for > 3 years. 4. Monthly budget is 1.5x the minimum payment due for this loan. 5. Thank you for your investment!

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	41
Revolving Credit Balance:	$3,308.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651958	$20,000	$20,000	14.91%	1.00%	January 24, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651958. Member loan 651958 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,011 / month
Current employer:	Att	Debt-to-income ratio:	10.90%
Length of employment:	9 years	Location:	White oak, WV

Home town:
Current & past employers:	Att
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > i really need your help to pay off my debt

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,913.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide the following information for all debts to be consolidated: lender, outstanding principal balance, interest rate and minimum monthly payment amount.	chase credit card in the amount of 20,000.00 interest rate 13.24 and minimum payment is 475.00
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	chase credit card in the amount of 20,000.00 interest rate 13.24 and minimum payment is 475.00 i wish to pay credit card off
ello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	no i do not own a home and the home is not in my name
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	at&t and in sales for the last 10yrs. loan needed for a minimum of 3 to 4yrs
You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr?	3 to 4 yrs
Hi, If your interest rate is 13.24%, then why are you asking to borrow 20k at 14.91%? Thanks, Ron	i have a credit card that i need to pay off
Investors will be more confident about funding your loan if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion.	I think I already did credit check
Hi, I'm confused. If you get this loan, you will be paying a significant origination fee, plus more in interest. The payments are the same either way, how exactly does this loan help you? Do you have some other expenses coming up that you need to put on your credit card? Sincerely, -LL Herndon, VA	no other expenses but I'm paying close to 300 a month in interest and fees and at the rate it going it will take way longer than 5 yrs to pay off
You have 3 inquiries in the last 6 months, could you please let us know more about those	if your talking about my credit i had first community run it for a personal loan but they wouldnt do it unsecured and i have no collateral i also had them do a credit check to buy a house and then lending club
you say you own a house but you also say you don't own a house in your name. whose house do you live in? and do you pay them anything to live there?	its in my husbands name and he pays that bill
why do you want to replace a lower rate debt with a higher rate one?	the purchase rate is lower but there had been cash withdraws on it which if costing close to 300 a month
if you live in your husbands house and dont pay anything why were you doing a credit check to buy a house?	To refinance that one into my name and get a cheaper payment but house didn't appraise enough for closing cost
look, sorry, i still dont get it. if you currently have loan at <14% with $475 payment that you feel you can't afford, why do you feel you can afford loan at >14% with $475 payment. i need to better understand your logic, mathematically. thanks.	I idn't say couldn't afford it I said it was a credit card and with all the interest and fees it would take me almost 10 yrs to pay it off paying the same amount on this loan that would pay off in 5
Mano, I have anothrer $25K coming into LC, and I really want to fund your loan, but I need to understand your math. By asking us to fund your LC loan, you're telling us you can afford to pay $474.85 a month for paying it down. Just for the heck of it, I made a spreadsheet looking at 14.91% vs 13.24% rates on $20K with payback of $474.85 per mo, and figured out it will take you 60 mo to pay off LC, but only 57 mo to pay off your current, lower rate loan. Where is my math wrong? For example, you mentioned "fees" -- are there "fees" does your credit card have (assuming you make all payments timely) that LC doesn't? You say your current card would take 10 yrs to pay off, but that belies the math -- are you comparing payments of $300/mo currently with payments of $475 on the LC loan, and, if so, why not just pay $475/mo on your current loan, so you have it paid off in 57 [not 60!] months? Thanks.	i am not really sure of the math but i pay 475.00 every month and i get charged 300.00 a month for interest and it seems like my balance never goes down. i think it is because of the interest on cash advances . yes the purchase apr is only 14 but it is really like im only paying 175.00 a month towards the balance

Member Payment Dependent Notes Series 651975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651975	$13,500	$13,500	10.00%	1.00%	January 24, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651975. Member loan 651975 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,875 / month
Current employer:	National Geographic School Publishing	Debt-to-income ratio:	17.54%
Length of employment:	5 years	Location:	Evanston, IL

Home town:
Current & past employers:	National Geographic School Publishing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > This loan is for the purposes of accelerating my consistent efforts to reduce high-interest charges.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,392.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	(1) I manage projects for a publishing company. (2) Yes, it is my intention to repay the loan in under three years and ideally 24-28 months. Given my disciplined approach and a credit record unmarred by even a single late payment, this is realistic. (3) Yes, I would accept a partially funded loan, as my primary goal is simply to achieve a reduced interest rate.

Member Payment Dependent Notes Series 651982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651982	$25,000	$25,000	14.91%	1.00%	January 19, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651982. Member loan 651982 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	PRA International	Debt-to-income ratio:	9.70%
Length of employment:	5 years	Location:	Cary, NC

Home town:
Current & past employers:	PRA International
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,554.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you have a need for this loan when you make $25,000 / month?	Our daughter is attending Auldern Academy to help her with her drug addiction. The cost is $40,000 and we need $25,000 to make up the difference.
1. What do you do for PRA? 2. What sort of medical expenses do you need this loan for? Will this affect your employment/	I am the Senior Vice President in charge of strategic drug development for the infectious diseases division. This will not affect my employment as the loan is for my daughter. $25,000 along with money that we will be adding would fully pay for her care
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Loan amount owed is around $1,040,000 and it's valued at $1,300,000. Not sure what HELOC is. I was told this was an individual loan so I provided my inclome but my wife's annual salary is $155,000. FYI
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I'm the SVP for strategic drug development at PRA International responsible for infectious diseases development. We work on clinical trials for pharma and biotech. We plan to pay off the loan in April/May when I get my bonus. I need the full $25,000 upfront to pay for my daughters treatment for drug addition at Auldern Academy.
Me again. Excuse previous, and future, lender(s) question(s) concerning reported high gross $ income per month. Lending Club borrower registration self entered "trial and error" aptly describes process. Consequently lenders see applications for loan funding with outrageous gross income $ per month. If you can possibly imagine it, at one time or another lenders have seen it, e.g., Olive Garden Restaurant waiter $45K per month, salon nail techician $50K per month, salon hairdresser $63K per month, medical office receptionist $72K per month, elecrician/plumber $100K per month, military retired pension social security pension $34K per month.. Therefore lenders must ask questions to verify fact from fiction (obvious typo mistakes). Small business owners favorite is to report their business gross $ sales per month which can be radically different from $ amount they actually pay themselves per month. Lender 505570 U S Marien Corps Retired Va Bch, VA	No problem I can send you my paystub if that will help
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	I have 2 credit cards for work which the balances revolve and I get my expenses paid monthly so I won't count these in the information I provide. I have 1 credit card with an $18000 balance I used that to pay for my daughters recent stay at a wilderness facility for 8 weeks. I have no other personal loans other than my mortgage payment. Balance $1,050,000 house valued at $1,300,000. I have an educational loan for my daughter and the balance is $43,000
Please explain Auldern Academy and their philosophy towards treating drug addiction. I will be Googling the school shortly.	Auldern is an all girsl school in which one of their specialtyies is treating addiction issues. It came highly recommended by a consultant that we used to determine the best place for our daughter. The concentrate on counseling services which will be tailored for our daugter while helping to build her independance and preparing her for college.
Just a tip of ad vise Do not send your pay stub to anyone for security reasons. Let lending club verify your income	Thanks.... Frank
Okay, my last & most important questions. How does your daughter feel about attending Auldern Academy? Has she acknowledged her addiction or rather addictive personality and desire to funnel such behavior into more productive channels?	She feels very good about attending Auldern. We had her in a 10 week Wilderness program prior to Auldern so she has received a lot of intense therapy there and is now transitioning to Auldern for additional therapy while continuing her education. She has acknowledged her addiction and is commited to therapy. Her mother passed away from alcoholism in 2008 so she understands the importance of treating her addiction.
FYI Thank you for sharing. I just funded 20% of your loan. I graduated from Betty Ford Center 15 years ago, so I do understand the process, etc. No response needed.	I truly appreciate it. Thank you so much! Frank
I don't have a question to ask, but I have just provided some funding for this loan and wanted to wish you and your daughter the best in your efforts for recovery.	Thank you so much I greatly appreciate it.

Member Payment Dependent Notes Series 651997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651997	$9,800	$9,800	12.68%	1.00%	January 19, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651997. Member loan 651997 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Tri-Star Marketing	Debt-to-income ratio:	28.19%
Length of employment:	3 years	Location:	Oldsmar, FL

Home town:
Current & past employers:	Tri-Star Marketing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I have a stable job, organized finances, good payment history for all of my accounts. However, I have a loan with Citi Financial with an interest rate of 21%, which I plan to pay off with this lower interest rate loan. I will also pay my new car insurance policy in advance to save over $130 Borrower added on 01/12/11 > Please note that my monthly budget is of $5,800 after taxes, health insurance and 401 K, which my employer retains directly from my bi-weekly check.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,615.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DO you have any other loans apart from CC loans ? If you have spousal income please specify approx ? How much do you owe on your mortgage include any 2nd or heloc? What is the current market value of your house? What is your monthly budget (including family)? Please itemize What have you changed in your life style to keep from racking up $9K in debt? Can you submit documentation and get your income verified through lending club? It increases confidence in lenders and will fund your loan faster	Yes, I do have a student loan with Sallie Mae and I pay $175.78 per month. My wife works as a curriculum development leader for the Nielsen Company and she makes approximately 52K per year. We owe approximately 130K on our house and the market value is about 125K. We pay $1,002.17 per month (taxes included) and we do not have a 2nd loan or HELOC. We have a monthly budget of $5,800 and will not rack up from 9k as the money we owe right now is mostly because we paid in full for the Master's degree that my wife just completed at the University of Tampa. Therefore we will not need to pay for books, tuition, gas and all the other expenses of going to school. I can submit copies of my pay stubs and her paystubs and also a copy of the payments that we submitted to the University of Tampa (paid in full every semester). We can also submit a copy of the diploma if needed. This loan will help us pay of the Citi Financial loan for which we are paying a high inerest rate.

Member Payment Dependent Notes Series 652038

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652038	$9,000	$9,000	12.68%	1.00%	January 19, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652038. Member loan 652038 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Apple	Debt-to-income ratio:	1.71%
Length of employment:	5 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Apple
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > For business purposes in trucking industry

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	43
Revolving Credit Balance:	$5,807.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	- total balance of the mortgage is 150000 - no HELOC - the current market value of the home is 180000 Thank you!
Hi....Please advise what type of business this loan would be financing. Thank you.	Hi, thank you for your interest in financing this loan. It is intended to be used for business in trucking industry (cargo transporting) Really appreciate your business!

Member Payment Dependent Notes Series 652118

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652118	$6,200	$6,200	5.42%	1.00%	January 24, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652118. Member loan 652118 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Fire and Life Safety America	Debt-to-income ratio:	2.97%
Length of employment:	9 years	Location:	Boones Mill, VA

Home town:
Current & past employers:	Fire and Life Safety America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > 2003 Chevy Blazer 4WD

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	13
Revolving Credit Balance:	$3,646.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you comment on the delinquency 13 months ago? Thanks.	Yes, The "delinquency" was from a home that my wife and I bought in Northern VA 3 years ago when I was transferred there. I was then transferred with my job to another area, the housing market had crashed (we also lost over six figures of our own equity) and had to have a short sale to move the house, there wasn't a lot of option there for us.

Member Payment Dependent Notes Series 652122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652122	$12,000	$12,000	7.66%	1.00%	January 25, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652122. Member loan 652122 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Beckman Coulter	Debt-to-income ratio:	18.62%
Length of employment:	6 years	Location:	Canal Winchester , OH

Home town:
Current & past employers:	Beckman Coulter
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > I am looking to consolidate revolving credit lines on credit cards to establish a fixed payment plan to erase the debt.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,622.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	I have 2 revolving credit lines on credit cards that I would like to consolidate to a lower rate and a fixed payment plan.
What is it you plan on using the requested funds for?	Pay off and consolidate revolving credit lines from credit cards to establish fixed payment.
Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Please advise the total amount of all mortgages and the estimated market value of your primary residence (you can search on zillow.com if unsure of the value). --Is there any other source of household income? Thanks!	Liquid assets are 82,000. Household income is near 150,000 +/- 3,000 Mortgage 282,000 Present value is est 261,000
What is the current interest rates and amounts owed on the debt you wish to consolidate?	6445 @ 19.74% 4620 @ 14.25%

Member Payment Dependent Notes Series 652165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652165	$16,000	$16,000	11.11%	1.00%	January 24, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652165. Member loan 652165 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	New Jersey Dept of Banking and Insurance	Debt-to-income ratio:	24.32%
Length of employment:	10+ years	Location:	Trenton, NJ

Home town:
Current & past employers:	New Jersey Dept of Banking and Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > Paying off two credit cards at 27.9%, have never ever missed a payment or late. Borrower added on 01/13/11 > I work for state government going on 19 years in March, in a very secure position. Just as an FYI, this debt is from mistakes made over 20 years ago and then being taken advantage of by the credit card companies who over time all raised my rate to 29.9% even though I never missed a payment in all that time. Because I was over extended at the time, no one would offer a lower rate and thus have had to pay my way out of this at such incredible rates. I have paid over $40,000 off in the last few years and the light is at the end of the tunnel. Once I do pay everything off, I would love to give back to others like you are doing now.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,042.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) I am in charge of the Computer section of a government office that runs the Network. Meaning I make sure that over 600 computers are able to communicate with the main office and with each other and are able to save their data in a central location. I am starting my 19th year and am in a secure position even in this economy. 2) Honestly it is a great question, if I receive the full loan I will be paying much less now then I currently am with no end in sight. This will be by far my lowest interest rate, so the logical answer would be to run this to term. 3) Most likely, after I calculate it out, I will probably have to accept the partial funding, as it will lower my rate over 17% but will not fully pay off the card, so I will have to see what it comes to. Thank you for your interest in helping me.

Member Payment Dependent Notes Series 652195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652195	$9,000	$9,000	7.66%	1.00%	January 25, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652195. Member loan 652195 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,183 / month
Current employer:	Mindshare	Debt-to-income ratio:	11.64%
Length of employment:	1 year	Location:	Miami, FL

Home town:
Current & past employers:	Mindshare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	55
Revolving Credit Balance:	$14,075.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 652229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652229	$7,000	$7,000	15.28%	1.00%	January 20, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652229. Member loan 652229 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,735 / month
Current employer:	Volt Technical Resources	Debt-to-income ratio:	4.19%
Length of employment:	1 year	Location:	Orlando, FL

Home town:
Current & past employers:	Volt Technical Resources
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > This loan if for a 11971 Ford Mustang 6 cylinder Convertible in mint condition

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,017.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	79,540 home loan. 19,678 second mortage. Value 167,000
What are your plans for the $26K in debt you are currently carrying?	It all should be pay off by the end of 2011. Thanks

Member Payment Dependent Notes Series 652236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652236	$12,000	$12,000	9.63%	1.00%	January 20, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652236. Member loan 652236 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Harris County Hospital District	Debt-to-income ratio:	17.70%
Length of employment:	8 years	Location:	Houston, TX

Home town:
Current & past employers:	Harris County Hospital District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,500.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I plan to pay off 3 major credit cards at a lower interest rate.

Member Payment Dependent Notes Series 652246

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652246	$25,000	$25,000	16.69%	1.00%	January 25, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652246. Member loan 652246 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,258 / month
Current employer:	GSMC Marshall	Debt-to-income ratio:	18.39%
Length of employment:	10+ years	Location:	Longview, TX

Home town:
Current & past employers:	GSMC Marshall
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,007.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello I have an 80/20 the 80 is 74000 and the 20 19100 on zillow it show the values as 122,760.00 thank you
Hi, Welcome back! Key to getting loan 100 pct funded is early employment and income verification. My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	(1) Hello I am a director for a hospital computer department I oversee all computer systems and software upgrades. (2) I expect to pay the loan as scheduled; I am not planning to pay it off early (3) I would consider a partially funded loan Thank you have a good day
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Question one Cc1=$12300@20.24%-$289 mo Cc2=$2610@29.04%-$40 mo Cc3=$1259@29.04%-$35mo Cc4=$3071@29.00%-$90 mo Cc5=$3988@19%-$200 mo Cc6=792@20%-$25 mo Total $24,020.00 average interest is 24.86% Other debt not consolidated $1500 that will be paid off with my tax refund Question two I will not be using the credit cards Question Three I will keep the loan for 5 years Thank you
Have 2 quick question, 1) Are you the sole wage earner in your family? 2) I saw credit 3 inquiries i the last 6 months could you let us know what was the reason. thanks,	Hello I am the sole wage earner, one person household The three inquires were from a car loan thanks
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Hello it is 7258.00 house 900 Car 600 Car ins 60 Fuel 200 Utilities 425 (Electric, internet, cable, water, gas, cell phone paid by work) Cc 700 Food 250 I am the sole wage earner and it is a single person household no children, gym and health insurance is paid for by work.

Member Payment Dependent Notes Series 652261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652261	$13,000	$13,000	10.74%	1.00%	January 24, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652261. Member loan 652261 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Brownstein Hyatt Farber Schreck, LLP	Debt-to-income ratio:	28.82%
Length of employment:	6 years	Location:	Northglenn, CO

Home town:
Current & past employers:	Brownstein Hyatt Farber Schreck, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > Looking to get out from under credit card debt, eventually live a credit card free life, and someday help others through Lending Club.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,841.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	First of all, thank you for your service to our Country. I have the utmost respect for those who serve! I am a legal assistant, doing mostly family law, and have been doing so since 1989. I have been with my current employer for 6 years and 7 months. I fully intend to try to pay this loan off early, in approximately 3 years. I chose the 5 year loan for the low monthly payment. I do not intend to accept the loan if it is not 100% fully funded, as the $13,000 figure is not the full amount needed to combine my credit card debt, it is what the Lending Club approved me for. My intentions are to use the $13,000 to pay off as much of my credit card debt as possible, borrowing the remainder of what I owe from my 401K (the current maximum amount I am allowed to borrow), pay off another personal loan that I currently have with the extra money I will be saving in monthly payments, if this loan is fully funded, and then double up the payments on this loan. Thank you for your consideration. "Debt Free Dreamer"
Me again. Loan 45 pct funded; 6 days remain. Funds quicker when expiration nearer. Will probaly 100 pct fund. Over and out. Lender 505570 USMC Retired.	Hats off to you U.S. Marine Corps Retired....thanks very much for the encouragement!
What are the current interest rates and balances on the debts you are consolidating? Thanks.	Credit card No. 1: Balance: 11,000.00 @ approx. 12% Credit card No. 2: Balance: 6,000.00 @ approx. 12% (beginning in February 2011). Thanks so much for your consideration!
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Net monthly income is approximately: 4,233.00 Mortgage: 1,210.00 Loan: 452.00 Loan: 228.00 Parking: 168.00 Credit card payments (average): 500.00 I am not the sole wage earner. I have been married for 19 years, and my husband pays all other bills, which include: Car payment, insurance, telephone, cable, etc. Thanks for your consideration!

Member Payment Dependent Notes Series 652276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652276	$10,000	$10,000	10.74%	1.00%	January 25, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652276. Member loan 652276 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Agape Employment	Debt-to-income ratio:	5.36%
Length of employment:	6 years	Location:	Eastvale, CA

Home town:
Current & past employers:	Agape Employment
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > This only will go to paying off higher interest credit cards. I will be taking this loan to close debt. The debt is small, but I prefer to save money with a lower rate. My mortgage is currently 1844 a month, in May it goes down to 1607 a month. I just bought my home a year ago and the loan broker messed up on the escrow section, so I was having to play catch up, it expires in May 2011. My rate is a 30 year fixed at 5%, so I got a great loan. I expect to pay 1607/month for life. My county taxes have dropped significantly. I would love to answer any questions. Thank You.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,350.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please list all your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which you'll be paying off with this loan? What is this debt from, and how will you avoid accruing further debt in the future? What is your job and how stable is it?	Credit Card 1, $5200, 19%, $140/month Credit Card 2 $1800, 16% $40/month, Credit Card 3 $1600, 17.9%, $50/month, Credit Card 4 $2100, 20%, $72/month. I have not used these cards in 8 months, the majority of them was due to medical bills. I will be paying off all 4 credit cards and canceling them, with this loan. I am incurring over $160 a month a interest of these cards, the loan will keep the monthly payment the same and I will not be incurring $160/month in interest and the principal will be paid off in 3 years or earlier. I currently work in Employment Service industry for 10 years, we have doubled in size the last two years, currently this sector is the future of employment. My job is very stable. Thank you for your question and would be happy to answer any other questions you have.

Member Payment Dependent Notes Series 652286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652286	$16,000	$16,000	10.00%	1.00%	January 25, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652286. Member loan 652286 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	UCSD	Debt-to-income ratio:	4.51%
Length of employment:	2 years	Location:	san diego, CA

Home town:
Current & past employers:	UCSD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	32
Revolving Credit Balance:	$3,365.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. I am the Executive Assistant to the Dean of Scientific Affairs at the University of California, San Diego (UCSD). My husband is a Software Developer at Union Bank as a contractor. 2. Once I consolidate my bills with a lower interest rate, we should be able to pay off the loan within 1.5 years.
Does the $14,583 gross monthly income in your listing include your husband's income?	yes

Member Payment Dependent Notes Series 652312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652312	$12,000	$12,000	6.92%	1.00%	January 25, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652312. Member loan 652312 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Leesman Lighting	Debt-to-income ratio:	10.37%
Length of employment:	10+ years	Location:	cincinnati, OH

Home town:
Current & past employers:	Leesman Lighting
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1978	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	21
Revolving Credit Balance:	$10,087.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you comment on the delinquency 21 months ago. Thank you.	I am not sure what happened but I am now aware of it and am working with Best Buy to have it removed. I have never had any other missed or late payments and I do not know why that happened. I will update as soon as I can. Thank you

Member Payment Dependent Notes Series 652330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652330	$5,000	$5,000	9.63%	1.00%	January 19, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652330. Member loan 652330 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	harbour lights restaurant	Debt-to-income ratio:	3.39%
Length of employment:	8 years	Location:	staten island, NY

Home town:
Current & past employers:	harbour lights restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I've been at my present job for 8 years, as a waiter in Manhattan. I plan to use the funds to pay off my credit cards.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,972.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 652352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652352	$11,200	$11,200	5.79%	1.00%	January 21, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652352. Member loan 652352 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,571 / month
Current employer:	Palgrave Macmillan	Debt-to-income ratio:	14.31%
Length of employment:	4 years	Location:	Hoboken, NJ

Home town:
Current & past employers:	Palgrave Macmillan
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I have some credit card debt spread out over several credit cards. After doing some careful math, I figured out that the interest on this loan will be less expensive than paying down the credit cards myself and will allow me to make one easy payment a month, rather than spreading out smaller amounts over four cards. I would like to be debt free as soon as possible given my income and I think this would be the best way to do so. I have excellent credit and will definitely be able to handle these terms.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,467.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current interest rates and amount owed on the debt you wish to consolidate?	Hello - My credit card debt is as follows: Card 1) $4,350 owed at 17.24%; Card 2) $3,050 owed at 11.99%; Card 3) $4,000 owed at 12.9%; Card 4) $2,100 owed at 8.9%.

Member Payment Dependent Notes Series 652367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652367	$25,000	$25,000	14.54%	1.00%	January 20, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652367. Member loan 652367 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	BNSF Railway	Debt-to-income ratio:	23.65%
Length of employment:	8 years	Location:	North Richland Hills, TX

Home town:
Current & past employers:	BNSF Railway
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > Pay off and close 4 lines of credit and combine into one payment. Total savings of about $400 a month. I am retired Army (20 years) and currently work in the Railroad industry for the last 8 years.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,867.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.Value 117,000 Remaining balance 96,000
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	(1) Senior Technical Analyst 1; I monitor the communication network for the BNSF Railroad (2) I will repay the loan in the 3 year time agreement (Full Term) (3) Would prefer 100% but would think about a partial fund 60%
Please tell us about the debts you will consolidate and how this will change the payments/interest rates.	I am trying to consolidate my credit cards to be closed and pay them off within 3 years; This will immediatly lower my monthly payments that I currently pay. I will save about $400 a month with htis loan.
Would you list the balances of your credit cards you want to consolidate, amount owed, the interest rate and the minimum monthly payment of the credit cards you want to payoff. Please use the following format. (Credit card name - amount owed - interest rate - minimum monthly payment). (example) 1. Discover Card - $552.67 - 29.9% - $15.00 mo 2. Amex - $1259.56 - 29.9% - $28.00 mo Thank you.	Credit Card 1, $7237, have been paying $350 / Credit Card 2, 11.9%, $9291, have been paying $300 / Credit Card 3, 13.9%, $4314, have been paying $200 / Credit Card 4, 8.9%, $3623, have been paying $250/ I have been paying as much as I could to Close accounts and get rid of Credit Cards/ Sorry it took so long to get back to you
The income listed above, does that include your military pension or just railroad work? If just railroad work, can you tell us what your military pension is?	Income listed includes both Military and Railroad

Member Payment Dependent Notes Series 652380

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652380	$12,000	$12,000	10.37%	1.00%	January 25, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652380. Member loan 652380 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	warrior energy	Debt-to-income ratio:	13.91%
Length of employment:	1 year	Location:	breaux bridge, LA

Home town:
Current & past employers:	warrior energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	76
Revolving Credit Balance:	$2,960.00	Public Records On File:	0
Revolving Line Utilization:	28.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will this loan pay off all other debts? Please provide details.	Yes, this loan will pay all of my smaller loans.instead of having to pay multiple loans i can combine them into one, and at a lower interest.

Member Payment Dependent Notes Series 652444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652444	$8,000	$8,000	11.11%	1.00%	January 19, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652444. Member loan 652444 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	USD 253	Debt-to-income ratio:	22.83%
Length of employment:	2 years	Location:	Topeka, KS

Home town:
Current & past employers:	USD 253
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,846.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thank you for considering lending to me! 1) I am currently a 4th grade teacher for USD 253 in Emporia, KS. This is my 2nd year in this position. 2) I would love to pay off my loan in a shorter term. 1-2 years ideally. Realistically, my fiance just restarted college (he was the breadwinner while I was completing my student teaching) so I chose 3 years to make sure that we could maintain financial stability while he completed his schooling.
You have requested $8K, but your revolving credit balance is less than $6K. Do you have other debt that is not reflected in your revolving credit balance? If so, how much? If not, what do you plan to do with the additional $2K? Thank you.	My fiance and I have a joint credit card account that is at about $5,000. Since he is the primary account holder, I do not believe that it shows up on my revolving credit balance. We got this card together while I was completing my student teaching so that we could manage to stay afloat. I would love to pay off a majority of this card as the interest rates are digging us into a hole! Thank you for your consideration!!

Member Payment Dependent Notes Series 652490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652490	$5,525	$5,525	11.11%	1.00%	January 19, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652490. Member loan 652490 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,900 / month
Current employer:	San Antonio Fire Department	Debt-to-income ratio:	14.59%
Length of employment:	1 year	Location:	Devine, TX

Home town:
Current & past employers:	San Antonio Fire Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I am purchasing this vehicle for my fiance. I am working for the San Antonio Fire Department & this is my career. I plan on using Lending Club for future wedding funds. Borrower added on 01/18/11 > I have approximately a $500+ extra budget per month. Borrower added on 01/18/11 > I am unfortunately running out of time to purchase this vehicle - the seller is getting frustrated with the amount of time I am taking.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,120.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 652534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652534	$14,000	$14,000	18.99%	1.00%	January 19, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652534. Member loan 652534 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,829 / month
Current employer:	United States Air Force	Debt-to-income ratio:	14.68%
Length of employment:	10+ years	Location:	Gulf Breeze, FL

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,871.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Income has been verified with Lending Club Credit Department. Credit Approved.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Home Mortgage (Primary Residence) = $224,557 @ 6% - $1,788 mo No HELOC Market Value Range (Zillow): $144K - $184K Home Mortgage (2nd Home) = $100,716 @ 5.5% - 978 mo 2nd Mortgage (Equity Line, 2nd Home) = $38,746 @ 13.5% - $610 mo Market Value Range (Zillow): $107K ??? $134K
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	1.a.) Debts to be consolidated (combination of): CC#1 = $5,467 @ 29.9% - $171 mo CC#2 = $16,759 @17.99% - $404 mo 2) Once I received this loan, I'm planning to close these credit cards. 1.b.) Other debts that are not being consolidated: Student Loan = $25,228 @ 7% - $157.89 mo CC#3 = $1,102 @ 13.34% - $15 mo CC#4 = $12,553 @ 9.99% - $110 mo Auto Loan = $14,429 @ 7% - $304 mo Home Mortgage (Primary Residence) = $224,557.96 @ 6% - $1,788 mo Home Mortgage (2nd Home) = $100,716 @ 5.5% - 978 mo 2nd Mortgage (Equity Line, 2nd Home) = $38,746 @ 13.5% - $610 mo 3) How long do you actually intend to keep this loan? I???m planning to keep this loan for 60 months but I might pay it off earlier if the opportunity arrives.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Home Mortgage (Primary Residence) = $224,557 @ 6% - $1,788 mo No HELOC Market Value Range (Zillow): $144K - $184K Home Mortgage (2nd Home) = $100,716 @ 5.5% - 978 mo 2nd Mortgage (Equity Line, 2nd Home) = $38,746 @ 13.5% - $610 mo Market Value Range (Zillow): $107K ??? $134K
Would you mind giving us a brief description of your duties, how long you've worked for your current employer, and if you're a government employee (GS level) or enlisted/commissioned officer? (please note: not phishing for personal info here, just want an idea of your employment & employment history.) Also, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	Duty Title: Program Manager, 63A Description: 63A career field manages acquisition programs. Duties include programming, planning, budgeting and executing government funds authorized for the procurement of equipment. I???m an officer, O-4, and I???ve been working for the government for 14 years and 4 months. Would you mind verifying your employment and income with Lending Club? Yes, I???ll verify my employment and income with Lending Club staff.
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? Please detail your large $35k in revolving debt.	Do you have a spouse or partner that provides additional income to the household? I do have a spouse but no additional income to the household is provided by the spouse at this time. Income per month: $8,828 (Before Taxes/Deductions) Net Take Home Income: $7,908 (After Taxes/Deductions) Revolving Debt: CC#1 = $5,467 @ 29.9% - $171 mo CC#2 = $16,759 @17.99% - $404 mo CC#3 = $1,102 @ 13.34% - $15 mo CC#4 = $12,553 @ 9.99% - $110 mo Debts to consolidate are CC#1 & CC#2. CC#2 partial.
Hi borrower. I am interested funding portion of your loan. My lender questions are: (1) If military: Rank? Pay Grade? If DoD civilian: GS Pay Grade? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as APR 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thx for the info. Rank: Maj Yes, I'd accept a partially funded loan depending on the funded amount. Pay Grade: O-4
What is your net monthly income and do you have any dependents such as children?	Net monthly income: $7,940 (after taxes and FICA) Dependents: spouse and two children
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I tried to provide income verification four times this past week however LC staff keeps telling that I don???t need to provide verification of income or that I have to wait until the Credit Dept contact me requesting such information. I agree with you though. I definitely believe that having income verification would speed up funding for the ???*??? the note would get besides the Gross Income. Hint by you and revising my account details / prospectus link I noticed that fact. I???ll continue calling/sending LC staff emails to provide my income docs. Thx! AR

Member Payment Dependent Notes Series 652545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652545	$10,400	$10,400	7.66%	1.00%	January 25, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652545. Member loan 652545 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Clifton Gunderson	Debt-to-income ratio:	9.87%
Length of employment:	4 years	Location:	Wauwatosa, WI

Home town:
Current & past employers:	Clifton Gunderson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I plan to use these funds to get my finances in a better place faster. I am a good borrower because I have paid way more than my minimum on my credit cards monthly and I have a good credit rating. My job is quite stable also.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	43
Revolving Credit Balance:	$10,103.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you comment on your delinquency 43 months ago? Thank you.	I guess I'm not aware of any delinquency. I have a good credit rating and am not aware of this. Sorry!
Hi again. What debts do you plan to consolidate with this loan? Thank you.	Credit cards mostly so I can get a handle on things and move forward.
Can you please verify your income? Thank you.	My gross wages for 2010 was $36,245.03.

Member Payment Dependent Notes Series 652565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652565	$10,000	$10,000	6.92%	1.00%	January 21, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652565. Member loan 652565 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	SPR Industries	Debt-to-income ratio:	18.25%
Length of employment:	3 years	Location:	Glenside, PA

Home town:
Current & past employers:	SPR Industries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,431.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I plan on paying off some credit card bills.
What is the current interest rates and amounts owed on the debt you wish to consolidate?	There are various rates on the credit cards ranging from 11.00 to 13.00%.

Member Payment Dependent Notes Series 652585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652585	$10,000	$10,000	10.37%	1.00%	January 19, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652585. Member loan 652585 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Talent Partner	Debt-to-income ratio:	20.88%
Length of employment:	10+ years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Talent Partner
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > Hello investors!!! Happy New Year to you all! As a New Year's resolution, consolidating all of my debt was at the top of my list and I'm glad I'm off to a pretty good start. As a new mother, frugality and making life as simplistic as possible is key. With the monies you all have/will invest(ed) into my loan will make this possible since I will be making only 1 loan payment per month as opposed to several payments per month to various creditors with conisderably higher interest rates. I want to thank all of you for your investments in advance, no matter how large or small, every dollar is much appreciated! Continued success and blessings to you all in 2011 and in all of your future endeavors!

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	78
Revolving Credit Balance:	$6,464.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you list the balances of your credit cards you want to consolidate, amount owed, the interest rate and the minimum monthly payment of the credit cards you want to payoff. Please use the following format. (Credit card name - amount owed - interest rate - minimum monthly payment). (example) 1. Discover Card - $552.67 - 29.9% - $15.00 mo 2. Amex - $1259.56 - 29.9% - $28.00 mo Thank you.	Type your answer here. Hi there! Thank you for your inquiry into my road to credit card consolidation:-) Here is a list of the credit cards that I will be consolidating; 1. Visa Card - $2,800.00 -18% -$85.00 mo 2. Visa Card - $805.00 -19% - $21.00 mo 3. Visa Card - $315.00 - 19% - -$15.00 mo 4. Amex Card-$900.00 - 18% - $15.00 mo 5. Nordstrom - $1350.00 -22% - $68.00 mo 6. Best Buy - $350.00 - 27% - $10.00 mo
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	Type your answer here. Hello member 550691, in answer to your question, I have recently started working an additional job so that I do not accrue future debt. Thank you for your question!
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Type your answer here. Thank you so much for investing in my loan! I understand your sentiment. Please rest assured that you will recieve your money back for I am impeccable with my word.

Member Payment Dependent Notes Series 652594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652594	$8,400	$8,400	10.37%	1.00%	January 19, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652594. Member loan 652594 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Milwaukee County Government	Debt-to-income ratio:	9.41%
Length of employment:	10+ years	Location:	West Milwaukee, WI

Home town:
Current & past employers:	Milwaukee County Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > This loan is to consolidate 2 credit cards and a loan that I do regret signing with a 35% interest rate and I would just like to combine all together and make one payment with a better interest rate. When I signed the loan at 35% I was told that, that is the going rate on personal loans for debt consolidation and I found out that is not true when I looked at the offers on lending club. I appreciate all the help that you can offer.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,269.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Milwaukee County Government?	I work for the Clerk of Courts filing Small Claims, Large Claims and various of type of Law Suits. My job classification is listed as a Fiscal Assistant 1
Please list the debt your plan to consolidate (Amounts, Terms, & Interest Rates). Your listing only shows the $2,269 revolving credit balance. why do you need $8,400?	the revolving credit this is showing is 2 credit cards and I had gotten a loan for $6000.00 with an interest rate of 35% and I am trying to consolidate both of those into one payment. This was before I had received the offer from Mint.com for this loan and I would like to receive a loan with a lower interest rate. I didn't think that I would get an offer with a lower interest rate with the economy the way it is.
Could you please identify the reasons you have 8k in credit card dept? Please also identify your monthly expenses so that we can understand how tight your budget is and you will be able to comfortable be able to pay off this loan. I would like to help fund your loan, but I am nervous that your monthly payments are 7% of your gross income and you have elected for a 5 year loan. Thank you.	I was able to make all of my payments on my credit cards and pay extra on all of them I was making payments of over $300.00 a month and would like to make 1 payment. May rent is 560.00, phone and internet is 68.00 and food is 250.00 and a car loan of 135.00 and have never missed a payment or never been late this will be paid off in 2012. I have cut back on all of my spending I have just in the past made bad financial choices. I will pay this loan off. I hope this will put to rest the nervousness that you are feeling. I took the 5 yr loan as for working for County Government they are giving furlough days and with this payment with the furlough days I would still be able to make the payment as promised. And once my car payment is done I would be able to add some extra money to my payment and have it paid off early and I would put the majority of my taxes to the loan as well. I always pay my debit.

Member Payment Dependent Notes Series 652607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652607	$6,475	$6,475	5.42%	1.00%	January 21, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652607. Member loan 652607 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Apple, Inc.	Debt-to-income ratio:	7.20%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Apple, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I'll be using this loan to help pay off my credit-card debt of which I accrued for unforeseen family events. I am a good borrower because I repay my debts. I currently work for one of the country's largest retail stores and my job is extremely stable. My monthly budget will be more manageable with the help of this loan. I am grateful to those who can assist.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,107.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If it isn't too personal/you don't mind sharing, what were the unforeseen family events? Not trying to pry so please feel free not to share if you're not comfortable. Thanks.	Without getting too personal, I would just like to share that I experienced a loss within my family. Given the timing and nature of the event, I had to miss so much work that it was impossible for me to pay all of the expenses that I had incurred during my time tending for my family's needs.
What is your position at Apple Inc	My title is a "specialist". I've always enjoyed helping people in general, and at Apple, I can do that by assisting others to make informed decisions about their curiosities/purchases in Apple technology.

Member Payment Dependent Notes Series 652705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652705	$8,000	$8,000	7.29%	1.00%	January 24, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652705. Member loan 652705 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Analysis Group	Debt-to-income ratio:	10.76%
Length of employment:	1 year	Location:	Dallas, TX

Home town:
Current & past employers:	Analysis Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,390.00	Public Records On File:	0
Revolving Line Utilization:	75.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	1. The purpose of this loan is to clear my existing credit card debt and pay one, lower interest payment each month until I am debt-free. I have almost $8,000 in credit debt and intend to pay ALL of it off IMMEDIATELY. 2. I accumulated all of my debt in college. Now that I have graduated college (a year and a half ago), and have a steady income, I have not accumulated any further debt, and have made great strides towards paying down my debt from a high of nearly $15,000. 3. Currently, I am an analyst at Analysis Group, an economic and financial consulting firm in the area of litigation support. 4. While in college, I interned at a valuation firm. 5. Income: $3,364 per month after taxes. Expenses per month: rent ($900); car payment ($269); auto insurance ($170); fuel ($250); water + electricity ($115); groceries, fast-food, and restaurants ($500); medication + doctor ($115); and phone ($100). Total expenses $2,419. Discretionary income per month = $945. This includes my normal monthly income and expenses. Expenses were estimated based on those incurred historically and I made every effort to estimate these in a conservative manner. 6. I do not need to financially support anyone. For clarity, I assert that I have no children. 7. No person brings income into my household.

Member Payment Dependent Notes Series 652738

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652738	$17,500	$17,500	15.28%	1.00%	January 25, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652738. Member loan 652738 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,042 / month
Current employer:	Konica Minolta Business Solutions	Debt-to-income ratio:	29.63%
Length of employment:	9 years	Location:	Houston, TX

Home town:
Current & past employers:	Konica Minolta Business Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > Consolidating outstanding debt, except car payment, into one low monthly payment. This will be my 3rd Lending Club Loan, previous loan payments of 197.06 and 339.94 a month both paid in full this month, freeing up the additional funds to support this loan. Borrower added on 01/19/11 > For the Lender who requested income verification, I spoke to Lending Club today and they advised me it was not necessary once the loan is shown as approved status. They have other methods of verification and don't always ask for copies of pay stubs. They told me if a lender has questions they can look at the approval status to see I passed Lending Club standards. Just to recap my income, I am paid biweekly with a base salary of 2275.00 each pay period with net take home pay after deductions for tax, insurance, and savings of 1700.50. This is 3400.00 per month with 2 extra paychecks every 6 months due to a 26 pay period cycle in 12 months. I have detailed my net expenses in the Lender questions section. Please feel free to ask me any additional questions you might have.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,376.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	(1) I'm an Operations Analyst with Konica Minolta, My job duties are varied but focus mainly on Branch Administration support for our 112 US locations. I've been with Konica Minolta since July 2001 and have promoted numerous times within the organization. (2) On the past 2 Lending Club loans I went full term to 36 months. While I selected 60 months on this loan to reduce the monthly payment, it is entirely possible that I will make extra payments along the way and pay of the loan in under 4 years. (3) I've learned from past experience with Lending Club to always ask for more than you need in order to accept a partial funding amount. I'm hopeful the loan will reach at least 80% funding, but will definitely consider funding between 60 and 70% of the total. (4) Thanks for taking the time to ask your questions and provide an excellent recap of the program. I wish you great success in your investment goals.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Consolidated Debt 1) WellsFargo Note - 12,400 Bal - 295.00 / MO 16.8 2) WellsFargo CC - 2,000 Bal - 35.00 / MO 17.9 3) Toyota Visa CC - 1,450 Bal - 45.00 / MO 16.75 4) Discover CC - 1,100 Bal - 40.00 / MO 19.99 5) Citibank Note - 1,500 Bal - 85.00 / MO 16.75 Non Consolidated Debt 1) Toyota Financial Auto - 10,030 Bal - 299.58 / MO 6% APR In answer to your question about the active credit cards, I will leave them open as closing the accounts would reduce my average age of credit and take my credit score from its current 726 down under 700. I have been working very hard over the last several years to rebuild my credit score with the ultimate goal of reaching between 780 and 800. As for how long I plan on keeping the loan, I took the 60 month option to lower the total payment. However, as I begin to rebuild my cash reserves in Savings, I would like to make extra payments and retire the loan in under 48 months, maybe in under 36 months if possible. In addition to the debts itemized above, I also have monthly rent, insurance and utility payments of 950.00 average and other personal expenses around 500 per month on average (food, gas, extras). Taking this loan will actually allow me to boost my Savings and have an emergency fund to cover unexpected living expenses, as well as build up my savings to eventually afford a 20% down payment on a home purchase on a reasonable property between 95 and 100K, which are readily available in the Texas market in which I live. I hope that I have answered all of your questions, if you still have further questions please let me know. I wish you sucess in your investments.
Based on your comments, you just finished paying off two Lending Club loans that had an original principal balance of about $15K. What was that money used for? You still have $18K of consumer debt? Please explain.	The 1st Lending Club loan was for 6,000 and paid off an outstanding IRS payment plan. The 2nd Lending Club loan was for 10,000 and was used for seed money in a start up business venture. However the business did not take off due to the economic downturn. Both the IRS loan and start up capital are mistakes I made that I will not be repeating. The current loan focus is retiring my personal debt, and at the same time allowing me to have more money left at the end of the month to increase personal savings. I have already made a number of financial savings decisions in the last several months which include, moving closer to work to elimiate the daily commute, finding a smaller apartment with more affordable rent, cancelling ATT Uverse TV service (new apt has cable as part of the rent), committing to eat out less and prepare more meals at home, and limiting my discretionary spending to items that are must haves rather than those I would like to have. My current income after tax is 1,700 biweekly or 3,400 a month (not counting 2 extra checks a year as biweekly equals 26 payments a year). My new budget is as follow; 935.00 rent and utilities, 500.00 personal expenses (food, gas, personal items), 200.00 entertainment (dining, movies), 138.00 insurance (car and renters) and 725.00 loan payments (car, and Lending Club). Totalling 2498.00 monthly leaving a balance of 902.00 per month for savings. (not counting the 2 extra checks a year totalling 3400.00). If I maintain my plan, baring any unforseen expenses, I would be able to save almost 42K over 3 years. I hope that I sufficiently answered all of your questions and have shown my committment to retire my current debt and invest in my future savings.

Member Payment Dependent Notes Series 652753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652753	$15,000	$15,000	16.02%	1.00%	January 20, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652753. Member loan 652753 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Bridgestone Retail Operations, LLC	Debt-to-income ratio:	9.94%
Length of employment:	3 years	Location:	Concord, CA

Home town:
Current & past employers:	Bridgestone Retail Operations, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I am a Store Manager for one of the top aftermarket automotive maintenance/service retailers in North America, Firestone Complete Auto Care; Bridgestone Corporation being the mother company. I plan to allocate the funds to consolidate my debt and rebuild my savings, in order to relieve myself of current financial burden and to create a more stress free and healthy living condition. Borrower added on 01/12/11 > My plan is to consolidate all of my credit cards, pay approximately $3000 towards my car loan, and keep the rest stored in my bank account as a safety. Because I won't be using anymore credit cards I would like to pay cash on any expenses or necessary purchases. Which means that I will be closing all of my open credit accounts as soon as the loan reaches full funding. Thanks for your interest and please feel free to contact me with any questions!

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,225.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Thank you for your question. 1. CC#1 = $5100@18% - $300; CC#2 = $4500@17% - $300; Car Payment = $10,000@9% - $350. 2. I plan on closing all my cards. There will be no use for it anymore. 3. I intend on keeping the loan until it is full paid off. I apologize if my answer may not be what you're seeking on this question, I'm a bit confused on the direction of your question. NOTE: My plan is to consolidate all of my CC's, pay approximately $3000 towards my car loan, and keep the rest stored in my bank account as a safety. Because I won't be using anymore CC's I would like to pay cash on any expenses or necessary purchases. I appreciate your interest. Please feel free to contact me with any additional concerns or questions that you may have. Have a great day!
What is it you plan on using the requested funds for?	My plan is to consolidate all of my credit cards, pay approximately $3000 towards my car loan, and keep the rest stored in my bank account as a safety. Because I won't be using anymore credit cards I would like to pay cash on any expenses or necessary purchases. Which means that I will be closing all of my open credit accounts as soon as the loan reaches full funding. Thanks for your interest and please feel free to contact me with any questions!

Member Payment Dependent Notes Series 652758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652758	$10,000	$10,000	6.92%	1.00%	January 25, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652758. Member loan 652758 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Paragon Honda	Debt-to-income ratio:	15.24%
Length of employment:	< 1 year	Location:	Ridgewood, NY

Home town:
Current & past employers:	Paragon Honda
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,258.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please tell us about what you do at Paragon Honda? Specifically, how long have you worked there, and is your position secure?	I'm a delivery coordinator, I demo the cars to the customers once they have bought it. I have been with the company since September 25, 2010. Yes my position is secured.

Member Payment Dependent Notes Series 652764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652764	$16,000	$16,000	17.88%	1.00%	January 20, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652764. Member loan 652764 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,259 / month
Current employer:	Compucom Systems	Debt-to-income ratio:	13.71%
Length of employment:	4 years	Location:	SEATTLE, WA

Home town:
Current & past employers:	Compucom Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,663.00	Public Records On File:	0
Revolving Line Utilization:	95.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I really appreciate the advice. I will get that information to them today. Thank you!
What do you do at Compucom Systems?	I'm a software engineer placed in a permanent contract at Microsoft.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	1) Personal Loan - $4750@%15 - $250mo CC#1 - $1,130@%24 - $20mo CC#2 - $4,521@%16.24 - $92mo CC#3 - $3211@%6.23 - $50mo CC#4 - $160@%24 - $20mo Medical Bills - $2061 - $125mo 2) The accounts will be closed after they are paid 3) I will have this load paid off in the 5 year term.
Could you list any other major monthly expenses? car payment? rent? Thanks!	My car payment is $303 and rent is $1060. Thanks.
Hi, have 2 quick questions, 1) are you the sole wage earner of your family? 2) based on your credit summary you should have about $18,800 debt. Your credit cards above are much less than that, can you help me reconciling the data? thanks	1) Yes 2) That's interesting. I will go back and check my credit report. What I owe is listed in a previous question. Thanks.
I suggest keeping the credit lines open once they're paid off. This will show a high debt ceiling and (hopefully) low usage.	Thanks for the advice. It will definitely be little to no usage. I have gotten some great advice from this experience. I am very appreciative to all the investors.

Member Payment Dependent Notes Series 652820

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652820	$25,000	$25,000	17.14%	1.00%	January 25, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652820. Member loan 652820 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Sony Electornics	Debt-to-income ratio:	21.98%
Length of employment:	2 years	Location:	San Diego, CA

Home town:
Current & past employers:	Sony Electornics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > I will be using the loan to consolidate credit card debt of cards that are at high rates. I have never been late with any payments and have never had a problem making my payments. My job is very stable. I'm a software engineer for Sony Electronics and have been there for over 2 years.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,946.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Sony Electornics and where did you work prior to that?	I am a Software Engineer. Before Sony, I worked at a software company called Progress Software, which is in Bedford, MA. I was a Software Engineer there as well and I worked there for 6 years.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	1) Credit Cards Details AT&T Universal Card - balance: $4,951, APR 30.01% monthly min $177.11 Chase Credit Carrd - balance: $2,409, APR 31.99%, monthly min $88 Discover Card - balance $4,824 APR 21.24%, cash APR 23.99% monthly min $104 Wells Fargo Financial Card - balance $4,117, APR 20.24%, monthly min: $114 Bank of America Gold Visa - balance $3,508, APR 26.24% monthly min $114 Bank of America Master Card - balance $1,455 APR 26.24% monthly min $25 Dell Preferrred Account - APR 22.99% balance $1,521, monthly min $48 BestBuy Credit Card - balance $1,239 APR 24.24%, monthy min $38 1b) I also have a car loan. I don't have the full balance info on hand, but my monthly payment is $651.94. It is a six year loan and I will be in year four of it in March. 2) I plan to close the credit card accounts. 3) I requested the five year loan, but hope to pay it off in four. Three years was a bit too agressive and makes my money situation too tight with other normal living expenses.

Member Payment Dependent Notes Series 652979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652979	$4,800	$4,800	5.42%	1.00%	January 19, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652979. Member loan 652979 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,467 / month
Current employer:	Medica Corporation	Debt-to-income ratio:	20.17%
Length of employment:	4 years	Location:	Litchfield, NH

Home town:
Current & past employers:	Medica Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > Loan used to fund cataract surgery. Insurance pays for the procedure but only covers basic lenses. This loan will pay for the presbyopic lenses. Borrower added on 01/12/11 > Email verified Borrower added on 01/15/11 > Bank account verified.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,461.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Medica Corporation and what do you do there?	Medica Corporation is medical device manufacturer in Bedford, MA. http://www.medicacorp.com. I am the IT Manager/ System Admin for the company. I have been with the company for 4+ years. The loan is for cataract surgery. My insurance pays for the surgery but not the presbyopic lenses. Since the cataracts are impacting my computer work, I decided not to put it off any longer.
What is it you plan on using the requested funds for?	I am in need of cataract surgery. BCBS will cover the surgery and basic lenses. I need the presbyopic lenses and this is an out of pocket expense. I would use my flexible spending account but that would be $400 a month for a year and I also don't want to tap my rainy day fund. I could throw it on a charge card but 20% interest is robbery. My eye doctor offers financing but at 14.99%. I used it last time but the interest was only 5.15%.

Member Payment Dependent Notes Series 652997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652997	$6,000	$6,000	6.92%	1.00%	January 24, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652997. Member loan 652997 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Cooper Consulting	Debt-to-income ratio:	7.55%
Length of employment:	3 years	Location:	Leander, TX

Home town:
Current & past employers:	Cooper Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > The loan funds will be used to pay for my daughter's Pre-K tuition. Next year she will be in Kindergarten in public school for free so this will be the only loan that is needed for tuition purposes.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,815.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Cooper Consulting?	I'm a .NET Software Developer.
What is it you plan on using the requested funds for?	I need to pay for my daughter's Pre-K tuition. Next year she'll be in Kindergarten in Public School for free, so this is just for this year.

Member Payment Dependent Notes Series 652998

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652998	$15,000	$15,000	18.99%	1.00%	January 20, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652998. Member loan 652998 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Moen, Inc	Debt-to-income ratio:	15.51%
Length of employment:	5 years	Location:	Wallkill, NY

Home town:
Current & past employers:	Moen, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I am applying for this loan to consolidate my debt and to start over. I would like to purchase a home in 3 years. I plan on taking to money I save monthly to save and invest to help achieve a good down payment for a new home.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	34
Revolving Credit Balance:	$8,556.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I will email my current pay stub today.
Can you list the cards/loans you'll be consolidating? The balances remaining and the interest rates, please, along with minimum monthly payments for each.	Citi Financial (New Personal Loan) Balance $7,154.93 Monthly Payment $209.96 Interest Rate 24.99% Discover (Credit Card) Balance $1,276.48 Monthly Payment $40.00 Interest Rate 18.99% Sears (Credit Card) Balance $1.046.12 Monthly Payment $34.00 Interest Rate 25.24% JC Penney (Credit Card) Balance $2,038.53 Monthly Payment $101.00 Interest Rate 26.99% Dell Balance $1,490.00 Monthly Payment $50.00 Interest Rate 26.24% Lowes (Credit Card) Balance $1,402.33 Monthly Payment $44.00 Interest Rate 24.99% Wells Fargo (Raymour & Flannigan) Balance $1,219.47 Monthly Payment $48.00 Interest Rate 24.00% Walden Federal (Personal Loan) Balance $4,985.64 Monthly Payment $165.48 Interest Rate 12%
Sorry if you got this question already, not sure if it went through when I sent it the first time. What is Moen, Inc and what do you do there?	It is a Faucet Manufacturer. I am a Territory Manager. I manage wholesale accounts along with plumbers and builders.
Will you be paying off the Walden loan with these funds? It has a much lower interest rate, so it seems that it would be much better for you to not pay it off with this loan, since you would only end up paying more interest. Also, you say that you'll use the extra money to save up, but it seems that your total monthly payment from this loan is higher than the current minimums. Do you currently pay more than the minimum? What is your total monthly payment towards these debts? Also, what will you do to avoid accruing further debt going forward?	I receive quarterly bonuses and normally pay down some debt. This year my bonuses were much smaller than years past. While I agree that the interest rate on the Walden Federal loan is smaller, by paying off all the debt I will be paying everything off in 3 years versus 5 or longer. I plan on lower credit limits and eliminating some credit cards and creditors.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I am sending my income information today.
How much is your rent each month? Spouse's income or any other additional income?	My rent is $1,040.00. My wife does not work.
Hi, I would be interested in investing in your loan, but have a few quick questions before. 1) are you the sole wage earner in your family? 2) how much is your monthly take home pay and what is your budget (main items such as rent, cars, insurance etc.) Thanks a lot	I am the sole provider. My wife does not work. My monthly take home is $3,000.00. I have one car payment that will be paid off on July 1st 2011 which is $358.00 a month. My rent is $1040.00 a month. After all the bills i net around $180.00 a month.

Member Payment Dependent Notes Series 653021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653021	$20,000	$20,000	11.11%	1.00%	January 25, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653021. Member loan 653021 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	salesforce.com	Debt-to-income ratio:	15.64%
Length of employment:	8 years	Location:	San Francisco, CA

Home town:
Current & past employers:	salesforce.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > Pay off credit cards, pay taxes

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	14	Months Since Last Delinquency:	19
Revolving Credit Balance:	$1,400.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for salesforce.com?	I'm an Executive Assistant
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Credit Cards Amount APR United Chase Visa $7,154.66 20.29% Banana Republic Visa $4,387.71 23.99% Bloomingdales AMEX $569.99 24.50% Total Credit Card Debt $12,112.36 All Credit Cards will be paid off by this load. The remainder I will use to pay my taxes and anything left over will go to repaying this loan. I hope this helps - please let me know if you have any more questions.

Member Payment Dependent Notes Series 653047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653047	$20,000	$20,000	10.37%	1.00%	January 25, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653047. Member loan 653047 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$41,667 / month
Current employer:	n/a	Debt-to-income ratio:	8.71%
Length of employment:	1 year	Location:	Dix Hills, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > Hello. I am an anesthesiologist. I am doing a large amount of work on my home and this represents one portion of it. I cannot recall ever missing a payment on anything. I made more than twice as much money in 2010 as I did in 2009 as I became a partner in a large practice this year. By march this should be reflected in my w-2. Making these payments does notbrepresent any stress for me. In fact, when this construction annoyance is finally over this spring/ summer...I plan on increasing my retirement savings by about 2,000/month....from 49,000/ year to 73,000 / year....but I need to finish the house first....you can help! I honestly enjoy my job because I get the honor of helping people through some of the greatest stress in their lives. It is an honor I take seriously. If you choose to help me now, I will have less stress over the next 3-6 months....and you get to make a nice profit too! This is my first time using this type of forum and has been a learning experience. If this loan is fully funded I shall return as an investor for my retirement with the aforementioned funds. On behalf of my family, thank you so kindly for your generous support....I will return it!

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,702.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$41,667. gross monthly income... a typo?	No it is not a typo....actual gross income would appear a little higher than this if I include what I pay in malpractice insurance and healthcare expenses and other overhead....this figure is merely what I get as the partnership distribution after these expenses are paid....but before taxes.
Employer or current source of income?	I am a physician who is a partner in a large practice...I am a specialist.... I had been an employee in the practice until Jan 1 2010..... So I have been partner for a year now

Member Payment Dependent Notes Series 653051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653051	$12,000	$12,000	17.14%	1.00%	January 24, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653051. Member loan 653051 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	keiser university	Debt-to-income ratio:	9.07%
Length of employment:	10+ years	Location:	chattahoochee, FL

Home town:
Current & past employers:	keiser university
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I plan to use these funds to put a well,and spetic tank on some land owned by my family. I eventually would like to build a home or move a mobile home/ camper unitl i could build. I would have no problems in making the payments on 12k , the amount is less than a car loan. I have stable employment and have worked with the same company for the past 10 years. I also have addtional income from a monthly retirement check from my 16 years of continuous state employment

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	19	Months Since Last Delinquency:	10
Revolving Credit Balance:	$6,160.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at keiser university?	I am one of the regional IT people who provides IT support to 3 of the colleges in the north section of the state.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My name and mother's name (deceased) appear on the home title. I own the home free and clear.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My name and mother's name (deceased) appear on the home title. I own the home free and clear.
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am computer technician for a private university. I provide technical support to 3 campus in separate locations. My duties include: installing and maintaining software and hardware on end users workstations, Setting up,installing,and maintenance of student laps. Identifying and fixing network connectivity issues, providing remote support to resolve problems. etc I have been with the University for 10 years. I expect to pay off this loan in 3-4 years. I would have to give some consideration to accepting a partially funded loan. Thanks for your questions and insight into how this funding works.
Loan an excellent start; 28 pct funded in 4-days. Probably will 100 pct fund. Lender 505570 U S Marine Corps Retired.	Thanks much for your support.
can you explain how much your current home is worth and why you don't borrow a small amount against that house before using an expensive Lending Club loan.	I have a very large old home. The plumbing, electrical, and roof would have to replaced before I could get insurance and then a mortgage on it. I had it appraised a few years back and it was worth 78K but I doubt i could get much more than 60% of that today. I do not have insurance because the insurance is based on the replacement value (approx. 300K) the monthly cost of insurance would be over 400.

Member Payment Dependent Notes Series 653066

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653066	$10,000	$10,000	7.66%	1.00%	January 25, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653066. Member loan 653066 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,193 / month
Current employer:	BNY Mellon	Debt-to-income ratio:	18.95%
Length of employment:	10+ years	Location:	CHARLEROI, PA

Home town:
Current & past employers:	BNY Mellon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > Loan request to pay off higher interest credit in a shorter period of time.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,038.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for BNY Mellon?	Curator - I manage a multi-million dollar collection of art and artifacts for the company globally. Buy and sell for investment. I have held this position for nearly 15 years.

Member Payment Dependent Notes Series 653075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653075	$15,000	$15,000	11.11%	1.00%	January 25, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653075. Member loan 653075 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,272 / month
Current employer:	Italian Consulate	Debt-to-income ratio:	9.10%
Length of employment:	2 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Italian Consulate
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$601.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Italian Consulate and where did you work prior to that?	Thank you for asking. I am an Administrative Assistant at the Italian Consulate. I used to be a Sales Rep.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Hi thanks for asking. I think that amount is inaccurate.
The credit balance is only $600. Why do you need $15K for credit card refinancing? If Lending Club's records are inaccurate, how much credit card and other debt do you have?	Hi My credit card balance is almost $7,000. I would like to have some extra cash as cushion so that in case I have an emergency I am not going to use my credit card again.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for the unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am lost in your question. I am not really understanding sorry
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	I had the same question a few days ago. Its not $600. It is acutally $7000.
detail your current debts.	My current debt is ??7000. on credit card my apr is 17.5% so I want to lower it to 11.5%. Thanks
If I undertand your listing correctly, you only have 601.00 listed on your credit report, but you say that it is actually 7000.00 and you want 8000.00 as "cushion?" And you're unable or unwilling to answer routine financial background questions from members interesting in funding your loan. Good luck to you, Sir or Maam.	The balance on my credit card is ??7000 it is Not $600. I WISH IT WAS 600. Sometimes bad things happen in life and that is why my balance is now ??7000. I did not go crazy shopping for things I could not afford. The reason why I am not able to answer financial questions is because I am not savvy about these things and I get overwhelmed. Imagine.... my car loan was 9.5% interest and at the week end I lovered it to 3.85% just because a friend told me that I could refinance my loan where she did hers. Same with my credit card. If I get a loan from you then my interest will go down from 17.5% to 11.5%. Thanks
Member_835208, as investors we see only the total debt that is reported to TransUnion, and since not all debts are reported to TransUnion (or to any of the individual credit bureaus) I am wondering if you would be so kind as to list the debts, including the balances and interest rates for each one? Or is the $7000 all on one credit card? Thank you in advance.	Yes it is all on one credit card and it is ??7000. not six hundred. I just called the Lending Club help line and they told me that apparently when I applyed to the loan I put $600 by mistake.

Member Payment Dependent Notes Series 653136

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653136	$20,000	$20,000	15.28%	1.00%	January 25, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653136. Member loan 653136 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,417 / month
Current employer:	golden rule insurance company	Debt-to-income ratio:	8.54%
Length of employment:	10+ years	Location:	lawrenceville, IL

Home town:
Current & past employers:	golden rule insurance company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	46
Revolving Credit Balance:	$10,811.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for golden rule insurance company?	Type your answer here.i am printer operator.i print policies and reports for different departments.we have 2 large xerox neuva printers(one does 120 pages per min. and the other does 144 pages per min.).been with the company for 36 years so i seen a lot of changes during that time.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.1. YES 2. zero 3.$25,572.00
Please provide a detailed loan description. To see how this loan's monthly payment will fit into your budget, please provide a breakdown of your monthly expenses.	Type your answer here.The loan is for home improvement plus also to pay off some debt.This is my monthly expenses for dec 2010:Utilities:$332.89,Credit Cards: $459.50,loans:$130.97,Insurance:$161.92,Miscellanous: $1169.16(all these were paid by check).Paid for food, entertainment(movies,bowling,eating out) with cash. Thank you for the questions
Hi borrower. I am interested funding portion of your loan. My lender questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as APR 100 pct funded loan. Funding pace will quicken as loan approaches expiration. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.My employer name is golden rule insurance company(part of unitedhealth care company). My position is printer operator(prints policies and reports for different departments within the company).Been with the company for 36 years.Yes would accept partial funding.Thank you for the questions.
Please describe the home improvements. How much of this loan will be used for home improvements? for debt payoff?	Type your answer here.70% home improvements and 30% debt payoff.
Please describe the home improvements.	Type your answer here.need to redo my bathroom and kitchen

Member Payment Dependent Notes Series 653141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653141	$10,000	$10,000	7.66%	1.00%	January 25, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653141. Member loan 653141 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Selective Insurance Company	Debt-to-income ratio:	17.65%
Length of employment:	8 years	Location:	Marlton, NJ

Home town:
Current & past employers:	Selective Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > e mail verification

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,799.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Selective Insurance Company?	Claims Supervisor managing a unit of 7 claims adjusters. I have been in the insurance claims industry for 28 years.
Hi. What debts will you consolidate with this loan? Thank you.	I currently have a loan on my 401K plan and looking to pay it off with this Lending Club laon which will allow access to additional funds which will allow me to pay ALL unsecured debts.
Hi again. What is the interest rate on your 401k loan? My understanding is that these loans can be taken at very low interest rates. Thank you.	5%. I am on the 3rd year of a 3 year loan and if I pay back the balance which is what I am hoping to accomplish with this Lending Club Loan, I can take another loan from the 401K and pay all unsecured debt.
And what are the other unsecured debts that you refer to? What are their sources? Thank you.	It's really 2 major credit cards, a Chase Card and a Citi Card along with 2 smaller cards, Exxon and Wells Fargo

Member Payment Dependent Notes Series 653170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653170	$7,200	$7,200	16.40%	1.00%	January 19, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653170. Member loan 653170 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,526 / month
Current employer:	UMR	Debt-to-income ratio:	1.67%
Length of employment:	10+ years	Location:	SELMA, TX

Home town:
Current & past employers:	UMR
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	36
Revolving Credit Balance:	$1,644.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of your monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	The loan will be used for home improvements and to pay off a $500.00 balance on a retail credit card and $1200.00 on a mastercard. The total household take-home amount is $4898.00.
What is UMR and what do you do there?	UMR is a part of United Health Group. I am a senior investigator in the Special Investigations Unit. .
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	we owe around $165,000.00. The current market value is around $195,000.00

Member Payment Dependent Notes Series 653174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653174	$10,000	$10,000	10.74%	1.00%	January 21, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653174. Member loan 653174 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	DiMarco & Company Inc.	Debt-to-income ratio:	22.74%
Length of employment:	10+ years	Location:	Niagara Falls, NY

Home town:
Current & past employers:	DiMarco & Company Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	52
Revolving Credit Balance:	$20,143.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at DiMarco & Company Inc.?	Hello, I am a CPA and I handle business accounting and tax preparation.

Member Payment Dependent Notes Series 653195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653195	$7,000	$7,000	10.37%	1.00%	January 20, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653195. Member loan 653195 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	CT Networks	Debt-to-income ratio:	12.18%
Length of employment:	< 1 year	Location:	Lindenhurst, NY

Home town:
Current & past employers:	CT Networks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,039.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CT Networks and what do you do there? Where did you work prior to that?	A networking and computer company. Before that I worked at bluewater communications group another computer company for about a year.

Member Payment Dependent Notes Series 653204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653204	$14,000	$14,000	13.80%	1.00%	January 19, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653204. Member loan 653204 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	n/a	Debt-to-income ratio:	6.85%
Length of employment:	5 years	Location:	norwalk, CT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > opening a small restaurant

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	4
Revolving Credit Balance:	$9,618.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 653209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653209	$6,075	$6,075	10.00%	1.00%	January 19, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653209. Member loan 653209 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Upnorth Limited, Inc.	Debt-to-income ratio:	7.49%
Length of employment:	9 years	Location:	Waltham, MA

Home town:
Current & past employers:	Upnorth Limited, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I'm 28 and I have employed with the same company for 10 years in May and I just received a 13% raise and a 100% raise in my commission rate. I make $50,000 minimum per year. I drive a company vehicle, so I have no car loan payment. I pay $300 per month for rent on a house that my family owns. The house is paid for, my rent essentially pays for the taxes and maintenance. I am single, no children. I have no loans of any kind. I have no problem paying off my debt, I am literally doing this to consolidate three seperate credit card with large APRs (that were raised capriciously) and pay off half of a fourth card. I would simply prefer to pay 1 bill per month rather than 3 bills. My credit score is 721 to 730. I am the very definition of "low risk".

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,649.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense Thank you for answering my questions.	1. Every dime of the loan will go towards closing three credit cards. And the remaining $7xx.xx will go towards paying off half of a fourth. I only have one other credit card. So long story short I will be closing 3 and keeping 2 open. 2. The debt was accumulated through youthful stupidity. I got my first credit card when I was 18, so you could imagine the nonsense that ensued. 3. I'm Junior Management. I answer only to Senior Management. I work for a car rental and car sharing company. I'm responsible for a staff of 25 and a fleet of 200 vehicles. 4. I don't really have any prevous work experience. I worked in child care as a teenager, but I don't know if that's relevant. 5. $300 Rent $40 Gym Membership $100-$150 Utilities $150 Cable/Internet $80 Mobile Phone
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	I'm not sure I understand the question, but I haven't accrued any new debt in a very long time. Probably close to two years.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	No problem at all. Happy to answer.
Can you please list the balances, interest rates, and monthly payments of the cards you'll be paying off and the ones you'll be keeping? Thanks.	Ones to be paid off 1) $1175 @ 23.90% 2) $326 @ 22.24% 3) $3704 @ 19.99% The remainder of the loan ($870) will go to pay off a balance of $1948 @ 15.24% leaving $1078 on that one. The only remaining card with an uneffected balance by the loan will be with a balance of $7974 @ 4.99%. Any other questions please let me know.

Member Payment Dependent Notes Series 653211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653211	$7,000	$7,000	6.92%	1.00%	January 25, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653211. Member loan 653211 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	The League School of Greater Boston	Debt-to-income ratio:	12.08%
Length of employment:	1 year	Location:	riverside, RI

Home town:
Current & past employers:	The League School of Greater Boston
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,979.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at The League School of Greater Boston and where did you work before that?	My title at the League School is head teacher. The responsibilities are the same as a teacher at a public school. The League School refers to it as head teacher and what would be considered a teacher assistant position at a public school is called a teacher at League. This was a career change for me. I got my master's degree in 2009 and started League in the fall of 2009. Before that I worked in the financial industry.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Itemized monthly expense 4. Anyone who you need to financially support, for example, your children. 5. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	1. The purpose of the loan is to refinance credit card debt on two cards totaling slightly under $7,000. After I pay these off I will not have any more credit card debt. 2. I accumulated the debt because I bought a foreclosed house in 2008 while I was in graduate school. I bought the house cheaply but it needed a few updates that I couldn't fund at the time. Everything ended up costing a little more than I hoped, but I did end up with a mortgage that was lower than my previous rent payment. I've had the debt on a 0% interest credit card but that promotional rate ends in March which is why I want to try lending club. 3. My 3 big monthly expenses are my mortgage ($956 including taxes and insurance-which my husband helps pay), my school loans ($234), and the payment on the 2 credit cards (which this loan will be replacing). My car is paid off and I do not plan on replacing it until after this debt is paid. 4. I do not have children, only a dog to support. 5. My husband has a car payment, but no school loans or credit cards. I owned the house before our marriage, but he helps by paying about half the mortagage payment and also helps with other household expenses like utilities and food. Thank you for your interest in funding me.

Member Payment Dependent Notes Series 653289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653289	$8,000	$8,000	16.40%	1.00%	January 19, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653289. Member loan 653289 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	City of Sacramento	Debt-to-income ratio:	17.48%
Length of employment:	9 years	Location:	SACRAMENTO, CA

Home town:
Current & past employers:	City of Sacramento
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,380.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested funding portion of your loan. My lender questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I work for the City of Sacramento, Park and Recreation as the Program Developer at a before/after school child care program. I plan on paying my loan off in 4-5 years.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I work for the City of Sacramento, Park and Recreation. I run an after school program with kids k-6th grade. I will be paying off two Visa cards and two American Express cards. 1 Visa = 1,000, the other 3 cards all have balances of 2,300. All the interest rates are between 18% and 29.9% They will all be paid off by this loan
Will you please tell us about the debts you plan to consolidate. How will this loan change your payments and interest rates?	It will lower my interest rates and help me pay off my debt faster and making all my payments to one account will be easier for me to manage

Member Payment Dependent Notes Series 653306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653306	$21,000	$21,000	16.77%	1.00%	January 25, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653306. Member loan 653306 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	n/a	Debt-to-income ratio:	13.51%
Length of employment:	5 years	Location:	Pleasant Hill, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > Please consider our loan. The primary factor in applying for this loan is eliminating credit card debt that has dual APRs. As you may know, the min. payment goes towards lower APRs first which unfairly extends the amount of time we stay in debt to credit card companies. I am self employed in the financial services industry (over 10 yrs) and had my wages increase 15% in 2010 over 2009. My wife recently completed her Masters and is working full time as well. 725 Transunion score, 6 figure income, please help us get give less $$ to evil credit card co's.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$108,654.00	Public Records On File:	0
Revolving Line Utilization:	88.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1)Revolving Credit Balance $108,654.00 Please clarify. 2) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 3) What do you plan to do with your credit cards once you received this loan? 4) How long do you actually intend to keep this loan? Thank You	Heloc: 75,000 @ 3% = 190/mo CC1: 4600@19% & 3800@3% = 175/mo CC2: 2000@14% & 2600@8% = 100/mo CC3: 2600@18% & 2800 @0% = 94/mo CC4: 11,300@20% = 310/mo CC5: 6000@15.24% = 120/mo CC6: 1950@3% = 39/mo That is it for the revolving credit balances and those #'s are current. My wife has student loan debt but we won't have to pay that back for a while. We also have a $1000 line of credit at our bank in which currently all $1000 is available for us to borrow but at a ridiculous APR so we don't like to touch it. Our first mortgage is currently at 514k and we are paying P&I. We are about 30-40k underwater which is less than 10% of the home's value and we love our home and the area so we have zero intentions of walking away. The proceeds of this loan will first and foremost be paid to our CC's with dual balances. I just learned that when you have a dual balance, your min payment goes towards the low rate apr and anything you pay on top of that then goes to the high rate apr portion. This is such a scam and will make it so the cards are never paid off unless you pay a huge lump sum. So ~9400 will go towards those high rate portions of the dual cards. Even though the LC rate I'm being offered isn't much better than those high rates, segregrating the debt out allows it to be paid down much quicker and more efficiently. As far as what to do with the CC's, we will close the 11k card (Citi) mainly because absolutely hate Citibank. The others we'll leave open and not charge on them so our debt to available credit there improves.... btw my current Transunion credit score is 725. We intend to keep loan 3-5 yrs. Our joint income this yr should be around 160-170k. See other questions for more info.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Please see previous question's answer about current debt. I am a financial advisor, my wife is a counselor.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1st Mortgage = 514k (currently paying full P&I) Heloc = 75k Value is anywhere from 535k to 565k. We have zero intentions of walking away from our home. We live in a low crime area with great schools and love our home.
Will you please tell us about the debts you plan to consolidate. How will this loan change your payments and interest rates?	Please look at first question answered for most of this. What I haven't answered yet is how our payments will change. Our total monthly min credit card payments due will actually only change by about $10 but what will happen is that 9400 in high rate balances will now be fully attacked whereas before my low apr balances were the only ones going down. Also one responce I failed to put in the first question poised to me was in regards to why I want to wrap the 11k CC into the mix when the rate isn't too different from the LC rate. I fear that as inflation sets in the 11k CC debt I have will also have it's rate go up. LC is offereing me to fix the rate so that is very attractive.

Member Payment Dependent Notes Series 653364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653364	$8,000	$8,000	7.66%	1.00%	January 25, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653364. Member loan 653364 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Utilivisor	Debt-to-income ratio:	10.03%
Length of employment:	9 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Utilivisor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,141.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What will this money be used for? Thanks.	debt and investments

Member Payment Dependent Notes Series 653379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653379	$10,000	$10,000	16.40%	1.00%	January 19, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653379. Member loan 653379 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	General Electric Company	Debt-to-income ratio:	12.62%
Length of employment:	< 1 year	Location:	Novi, MI

Home town:
Current & past employers:	General Electric Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	29
Revolving Credit Balance:	$25,601.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested funding portion of your loan. My lender questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello, Thank you very much, I appreciate your interest. To answer your questions: 1) I am a Project Manager and Database Administrator supporting critical enterprise business systems. My role is to ensure the continued operation of these system, as well as improve the efficiency and effectiveness of support processes. 2) My goal would be to pay off this loan in a shorter term, around 2 years.
What was your start date with GE?	Hello, I started with GE in July of 2010.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Hello, BofA Visa - $10000 (24%) ($350/mth) --> this will be paid and closed by this loan BofA Credit Line - $7500 (11%) ($350/mth) Citibank - $6500 (9.9%) ($150/mth) CapitalOne - $2500 (13%) ($100/mth) Household Bank - $250 (paid off monthly) I also have a car payment of $399/mth.

Member Payment Dependent Notes Series 653426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653426	$16,750	$16,750	19.74%	1.00%	January 24, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653426. Member loan 653426 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	U.S Army	Debt-to-income ratio:	19.65%
Length of employment:	5 years	Location:	Savannah, GA

Home town:
Current & past employers:	U.S Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > Job Stability:Serving in the military for 5 years. Plan on using loan to pay off credit card debt. Borrower added on 01/13/11 > Plan on paying loan in less than 5 years due to upcoming deployments.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,957.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested funding portion of your loan. My lender questions are: (1) Rank? Pay Grade? ETS? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as APR 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My pay grade right now is an E-4 Specialist. I just extended my contract for 10 more months so my ETS is March 2014. I selected 5 years because of our. My family an I are currently in the process of PCSing to Hawaii and we expanded our funding due to credit card bills. The 3 year plan was too much for us due to it not working out in our budget. This is my first time with Lending Club and I was surprised that I was approved to get a loan this high. I tried getting loans thru credit unions and banks but they just said that my credit score was not good enough to take a loan that high. My plan was to pay it back is about 3-4 years due to up coming deployments. Currently if my loan does not get a 100 pct funded I will still take what I can get and or reasses my options. Beggers can't be choosers, I'm just counting my blessings right now. Thank you so much for funding my loan.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	CC#1 $5000@ 12% $181.00 mo / CC#2 $3000@ 8% $40 mo. CC#3 $2000 10% $45 mo / Car $6000 balance as of 11Jan11 @ 7.9% 331.00/ Spouse DMP $2500 balance as of 11Jan11 mo 349 mo. What I intend on doing with my credit cards are just for emergency purposes(etc family death, car repairs) We intend on paying our vehicle off so we could establish better credit between my wife and I. I am the only person working at this time and my spouse is currently going to school in the medical field. Tuition assistance and grants are not paying for all of the expenses. I intend to keep this loan for about 4 years, while deployed I intend to put in double payments to pay it off. We are also in the process on moving to another duty station and we will use $1000 for a down payment on a used vehicle.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I have sent two of my pay stubs for the months of Dec and Nov. If you have any more questions please feel free to ask.
Are you sure you want to go this route? At 19.74% interest? Versus the much lower interest rates you are currently being charged?	Right now its the best way I can go given my current situation. Trying to keep a steady budget with the 441.00 a month instead of the 661.00 is cutting our budget close.

Member Payment Dependent Notes Series 653437

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653437	$11,500	$11,500	10.00%	1.00%	January 19, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653437. Member loan 653437 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,688 / month
Current employer:	Social Security Administration	Debt-to-income ratio:	14.48%
Length of employment:	2 years	Location:	Jersey City, NJ

Home town:
Current & past employers:	Social Security Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > Currently work for the government. Using this to pay off my credit card debt that was incurred while I was in college and had to pay my own way. Goal is to pay off as quickly as possible. Borrower added on 01/13/11 > My total current balance is $11573 (5 cards total), with interest rates ranging from 22.40 to 29.4% and minimum monthly payments totaling $398 per month. If I pay the minimums, in three years the total cost would be $16791. I've been paying more than the minimum payment each month to reduce the balance. This month, for example, I have made a substantial payment to once card reducing the balance to zero while making the minimum payments on the other cards. I would make monthly payments above the monthly $371 per month, with the goal of paying the full $13,500 (11,500 plus interest) before the term is finished. I also prefer that the interest go to private investors rather than to the banks. Borrower added on 01/16/11 > I currently rent an apartment--share expenses. My portion of the monthly expenses are $1400 per month. Student loan payments are approximately $1000 per month.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,579.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	Thanks for your question. I appreciate that you work very hard for your money and I understand your concerns. Here's the information that you requested. I took it from the the budgeting software that I recently began using. Chase $4112.21 min: $143 interest: 29.99% amount after three years: ($6296) Cap One $458.17 min: $17 interest: 22.90% amount after three years: ($638) Cap One $4644.64 min: $135 interest: 22.40% amount after three years: ($6464) GE Bank $1784.94 min: $75 interest: 25.99% amount after three years: ($2550) Citibank $573 min: $28 amount after three years: ($1023) Total balance: $ 11573 Total monthly minimum payment: $398 After three years at minimum payment: $16791 Savings with loan: $3291 I usually make more than the minimum payment and have worked to try to eliminate huge portions of the balance. For example, this month I will be paying off the $458.17 balance, while making the minimum payments on the rest of the cards. Unfortunately, despite this, the interest rates on the cards are high, which is why I began looking around for a way to put everything together in one payment. A friend referred this to me. I would rather use this system than pay the high interest rate cards. I would rather the money go to private individuals than to the banks. I will make more than the 372 monthly payments to pay off the $13,500 total as soon as possible. I hope this helps. If you have any more questions, please don't hesitate to ask.
What is you job Title/job discription @ the S.S.A, also your Grade, GS-What? Thanks	Attorney. GS-13
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	Yes. If I want something, I must have the money to pay for it upfront.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thank you for your investment. I definitely appreciate it. My plan is to pay this off well before the three year term is completed.

Member Payment Dependent Notes Series 653476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653476	$5,400	$5,400	5.42%	1.00%	January 24, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653476. Member loan 653476 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,858 / month
Current employer:	n/a	Debt-to-income ratio:	10.82%
Length of employment:	n/a	Location:	LA FERIA, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1975	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,807.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but I need to know what the loan proceeds would be used for. Thank you.	I have a large remaining balance on an emergency medical procedure which was incurred July 2009. I plan to use these loan proceeds to pay off a hospital debt and a surgeon debt. Thanks..

Member Payment Dependent Notes Series 653507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653507	$7,000	$7,000	10.00%	1.00%	January 21, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653507. Member loan 653507 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,918 / month
Current employer:	Inland Regional Center	Debt-to-income ratio:	19.80%
Length of employment:	10+ years	Location:	Yucaipa, CA

Home town:
Current & past employers:	Inland Regional Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I plan to pay off a high interest credit card. This loan will allow me to be debt free in 3-4 years. Borrower added on 01/13/11 > I have been employed at the same company for the past 18 years. Borrower added on 01/13/11 > I have had stable employment for the past 18 years.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,484.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 653656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653656	$20,000	$20,000	14.91%	1.00%	January 25, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653656. Member loan 653656 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	Crystal Rock LLC	Debt-to-income ratio:	12.18%
Length of employment:	10+ years	Location:	Watertown, CT

Home town:
Current & past employers:	Crystal Rock LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I am an existing club member and have been on time with all payments. I am now getting settled with past expenses - no more alimony or kids' college expenses. Trying to pay off all my debt within the next 5 years (except mortgage).

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1981	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$108,433.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you please tell us about the debts you plan to consolidate. How will this loan change your payments and interest rates?	I plan on paying $33,000 off on American Express which is over 15%. The proceeds from his loan plus a 401k loan will be used. Also, I am in the process of paying off $4,000 on a loan from Beta Finance with proceeds from a bonus received.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	I will be paying off American Express of about $33,000 and over 15%.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I am underwater on my home. I purchase for $335,000 about 4 years ago. I owe about $300,000 on it including an equity loan used for college bills. This will have to amortize in 6 years which is why I want all my other bills done by then. I'd rather not disclose the house value. Mortgage is 6% and equity loan at prime 3.25% now.
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am the director of finance for Crystal Rock LLC. I have been there since 1995. I decided to take a $20,000 4 year loan over the 5 year $25,000 loan because the APR was lower than the credit card I will be paying off.
Hi, i would be interested in investing in your loan, but before that I have a few quick questions for you: 1) Are you the sole wage earner in your family? 2) it seems like you have close to $70k in debt - could you please elaborate what else is out there besides the Amex card *$33k), please include creditors, balances, APR and minimum payment if possible 3) could you share your monthly budget, how much is you net take home pay, your mortgage and main expenses. 4) Please let me know what changes are you making to get out of debt., you have fantastic income and based on your job you are a savy finance guy.. thanks	Yes, I am the sole earner in my household. I have 2 VISA accounts with a total of about 40,000 on them. The average interest rate on those is about 10%. I have no car payment. The only expenses I have now are my mortgage, household expenses (food, utilities, etc.). I also do save some so I have money in the bank, but I'd rather keep savings as an in case fund. I have never defaulted on a debt and have always paid on time. I have no more college to pay for my kids and I just finished alimony so I have more funds available to pay down the debts. Thanks for your interest
What were the terms of your previous loan(s) through lending club?	3 year loan for about 10,000 6-7%. monthly payment is $280.

Member Payment Dependent Notes Series 653662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653662	$7,000	$7,000	6.92%	1.00%	January 24, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653662. Member loan 653662 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,384 / month
Current employer:	Rosewood Hotels	Debt-to-income ratio:	15.10%
Length of employment:	2 years	Location:	San Jose, CA

Home town:
Current & past employers:	Rosewood Hotels
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > My credit cards raised their rates and I want to get a lower rate.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,100.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	1) I will be using this loan to pay off 2 credit cards for a total of $6850. This will just leave 1 credit card that has a $900 balance, but this credit card has no interest for another 14 months. 2) I accumulated most of this debt a few years ago with bad investments. I have paid down my debt from $22k to the current $6850. 3) I am a security officer at the hotel I work at. I have worked there for almost two years and am very happy with my job. 4) I have been employed since I was 18 years old with no gaps in employment. I used to work in the retail field. 5) Expenses: $170 car payment $100 for the other credit card I mentioned earlier $114 for my car insurance $200 for my gas to get to and from work $200 for food and entertainment $175 for medical insurance 6) I don't have any dependents 7) I live at home with my parents. They have a mortgage and car payment. I hope this answers all your questions to your satisfaction. Let me know if you have any other questions.
What are the current interest rates and balances on the debts you are consolidating? Thanks.	$4900 at 17.90% $1900 at 15.24%

Member Payment Dependent Notes Series 653722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653722	$5,000	$5,000	14.54%	1.00%	January 19, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653722. Member loan 653722 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	justice Works Youth Care	Debt-to-income ratio:	6.37%
Length of employment:	2 years	Location:	BATH, PA

Home town:
Current & past employers:	justice Works Youth Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	68
Revolving Credit Balance:	$1,912.00	Public Records On File:	0
Revolving Line Utilization:	95.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details on the need for the loan? Also what do you do at your job? Thank you	I need the loan to purchase a car. I was in a car accident ant they totalled my car. They gave me half of the money 2500$ and will give me the rest when they recieve my title. I l;ost my title and had to go to a notary to request one from harrisburg. I am out of a car for 2 weeks will be without one until I get this loan. I put a down payment on a car already today. I work for Justice Works Youth Care as a Family Resource Specialist which is privately contracted through Children and Youth. Basically I am a social worker/case worker which I go into clients homes to make sure they are keeping up with the safety plans or whatever Children and Youth want them to be working on to prevent placement of the children.

Member Payment Dependent Notes Series 653727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653727	$3,500	$3,500	5.42%	1.00%	January 20, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653727. Member loan 653727 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,796 / month
Current employer:	n/a	Debt-to-income ratio:	22.64%
Length of employment:	n/a	Location:	moore haven, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > loan is for used 2000 Mazda truck Borrower added on 01/13/11 > excellent credit score 4795.00 monthly income retired with pension income and SS income Borrower added on 01/15/11 > I have never ask for a loan that i could not pay back in full i have the funds in my 401 account but i did not want to use at this time.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1972	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,174.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 653735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653735	$6,000	$6,000	11.11%	1.00%	January 24, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653735. Member loan 653735 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Regional Ambulance	Debt-to-income ratio:	21.92%
Length of employment:	4 years	Location:	Cayce, SC

Home town:
Current & past employers:	Regional Ambulance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	21
Revolving Credit Balance:	$1,595.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 653781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653781	$8,000	$8,000	7.29%	1.00%	January 24, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653781. Member loan 653781 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,650 / month
Current employer:	DIRECTV, Inc	Debt-to-income ratio:	20.00%
Length of employment:	4 years	Location:	Missoula, MT

Home town:
Current & past employers:	DIRECTV, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I have credit card debt resulting from college related expenses that I would like to take care of. I have never missed a payment and take pride in this. I would like to get my life on track to financial freedom and this is a good way for me to start. I have been working since I was 15 when all I could legally work was 3 hours per day, 9 hours per week. I say this because I take having a job very seriously and have been actively employed without interruption since 15 years of age. I have been with my current employer for 4 years. My promise to you is to always be able to make my payment and to always make it on time. I know that anyone could and would say that but my credit history proves I have. Thank you sincerely for your consideration.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,007.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. How much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. Your position at current company 3. Previous work experience 4. Itemized monthly expense 5. Anyone who you need to financially support, for example, your children. 6. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Right now, the total amount I'm paying on all of the debt that I have comes to $338/month. This loan would be covering all of that monthly debt bringing it down to the $248.08/month for the monthly payment on this loan. $114 of the $338 of my monthly debt is my car payment. My car will be paid off in 3 months or as soon as I receive full funding for my loan. The interest on the cards that I have is high on all but one so I plan on closing all but that one card. I planned on taking my car payment and applying it towards my credit cards but because the interest is very high on my cards (roughly 21%) it would have taken me longer to pay as well as the payments would not have been consolidated. My current position is a training specialist for DIRECTV, Inc. As new employees come in, it is my job to provide them with the training necessary to perform their job. My work experience consists of a few different retail and wholesale jobs where I have moved into a supervisory position. A greater part of my career has been with DIRECTV and I plan to move up within the company as it is fast growing and has ample room for advancement as well as they will cover 100% of college tuition and books provided it is in a field that could be sold as beneficial to the company. My monthly expense is as follows: Rent: $360 Electricity: $45-60 Cell phone: $61 Groceries: ~$150 Internet: $25 Credit Cards: $224 Car: $114 Gas (automotive): ~$50 I only support myself, no children at this time or planned in the near future. I have one room mate who splits all of my monthly household expenses (rent, food, electricity, internet and also pays for one tank of gas per month as he does not drive and needs rides frequently (this has already been factored into my itemized expenses)). He has been my room mate for 4 years and has never once missed a payment on anything. He has absolutely no debt whatsoever. Thank you sincerely for your interest.
Hello, I have some brief questions for you regarding your loan. What is your net monthly income? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you for your help, and I look forward to funding your loan.	Hi oacq_invest, I actually made a mistake when entering in my income. I entered in the $1600/mo as a low net. My 2010 W2 came out to just over 30k gross because of bonuses and overtime. Because I don't rely on bonuses and overtime, as well as health insurance, FSA and 401k taking my gross down, I put in $1600/mo assuming as net. It was verified without me submitting documentation. I will be contacting lendingclub on Monday to correct this. I plan on paying the loan off in the full 3 years and to save all other income for an eventual down payment on a house. Thank you for your interest.

Member Payment Dependent Notes Series 653843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653843	$12,000	$12,000	11.11%	1.00%	January 25, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653843. Member loan 653843 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Kellogg's	Debt-to-income ratio:	21.45%
Length of employment:	1 year	Location:	North Augusta, SC

Home town:
Current & past employers:	Kellogg's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I intend to add an extra $80.00 a month on this loan, the $80 is what I was normally putting on these bills that I will be using this for and every other month a little more that will be added... I'm on time with my payments and sometimes i post it before the payment is due.. I work for kids snacks division here in my city and we are about to add 3 New lines in our area that is catering to the allergens that kids have, that has grown now over a 100% profit at work and am in the process of moving from a Lead Operator to a Manager at the end of this month due to my qualifications and I have never been late to work or missed a day since i've been there... Borrower added on 01/13/11 > These bills are 2 Credit cards that I have accrued by helping out my parents who were no longer able to work and has passed on in the last year and a half... Borrower added on 01/13/11 > The credit card companies will not negotiate with me to lower the interest rate, this rate is cut in half compared to what i'm paying currently, this loan will allow me to put down more on the monthly payments and pay off faster Thanks to 'The Lending Club Investors'...

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	11	Months Since Last Delinquency:	3
Revolving Credit Balance:	$6,088.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	These are the only 2 cards I will be paying off by this loan. Chase 29.99%, owe $6501.00, monthly payment- $240.00 Bank of America 22.24%, owe $5499.00, monthly payment- $230.00

Member Payment Dependent Notes Series 653852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653852	$14,000	$14,000	12.68%	1.00%	January 25, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653852. Member loan 653852 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,542 / month
Current employer:	White County BOC	Debt-to-income ratio:	10.08%
Length of employment:	4 years	Location:	Cornelia, GA

Home town:
Current & past employers:	White County BOC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,292.00	Public Records On File:	1
Revolving Line Utilization:	78.40%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance of mortgage is approximately $68,000. I bought the the property for $79,000 in 2007 and have remodeled one of the baths and the kitchen, updated the electrical system, and completely landscaped the yard. I'm not sure of current market value with the housing market problems at this time but would estimate it at about $82,000.
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) Reason for Public Record 88-months ago? IF Chapter 7/13 bankruptcy what was final disposition? (2) What is your position (brief job summary) with employer? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (4) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	First of all, Thank you for your service to this country! 1. Had major damage to property that was not covered by insurance but had PMI. also major medical bills. Was cleared by bankruptcy. Maintained primary home and vehicle & re-established credit. 2.I am a Building & Fire Inspector at this time (retired fire from midwest 23yrs service) and plan to work 6 more years. 3. I will start receiving pension from 1st job next year so early payoff of loan is an option for me if I opt to receive lump sum with monthly pension payment but will have to decide if this option is ebtter in the long term. 4. I will likely accept loan if 60 percent funded.

Member Payment Dependent Notes Series 653914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653914	$20,000	$20,000	9.25%	1.00%	January 25, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653914. Member loan 653914 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,701 / month
Current employer:	Lender Processing Services	Debt-to-income ratio:	0.43%
Length of employment:	10+ years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Lender Processing Services
Education:

This borrower member posted the following loan description, which has not been verified:

Loan is needed for required medical treatment that my health insurance does not cover. It is not optional or cosmetic.

A credit bureau reported the following information about this borrower member on December 22, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$894.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your income	This is just a short term loan and my income is sufficient to handle the monthly payments.
What is it you plan on using the requested funds for? Why was this loan relisted?	It is for a required medical procedure, although I sent the requested documentation apparently it was misplaced thus requiring the previously funded loan to be re-listed.
Is this a same day procedure or will you be unable to work for some time after the procedure? If you are unable to work, will this loan cover your living expenses until you are able to resume working? Are you the sole worker in your household or is there someone else who contributes to the family budget? If so is that person's wages included in your listed income? If not, what is the amount of their contribution? Can you provide assurance that you can pay this bill off - for instance outline your budget?	The procedure is for my dependent and I will continue to work and it will not impact my capacity to repay the loan.

Member Payment Dependent Notes Series 653933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653933	$10,000	$10,000	18.62%	1.00%	January 20, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653933. Member loan 653933 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Gergen, Gergen & Pretto, S.C.	Debt-to-income ratio:	23.77%
Length of employment:	10+ years	Location:	Beaver Dam, WI

Home town:
Current & past employers:	Gergen, Gergen & Pretto, S.C.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	37
Revolving Credit Balance:	$57,549.00	Public Records On File:	0
Revolving Line Utilization:	90.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 653939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653939	$12,000	$12,000	18.25%	1.00%	January 20, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653939. Member loan 653939 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Chicago Housing Authority	Debt-to-income ratio:	18.34%
Length of employment:	7 years	Location:	Chicago, IL

Home town:
Current & past employers:	Chicago Housing Authority
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,920.00	Public Records On File:	1
Revolving Line Utilization:	64.40%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Current annual salary is $60,000
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I only have one mortgage that is $139,000 I have no other leins of any type on my home. My home appraised at $172,000 in 2010. I'm currently renovating the kitchen which will increase my home value.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Already answered for a previous potential investors - you should be able to see.
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) Reason for Public Record 8-months sgo? If Chaper 7/11 bankruptcy what was disposition? (2) What is your position (brief job summary) with employer? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am not of aware of any public records added on my credit report 8 months ago (please let me know what it is, I may want to pull my credit report again) -- The bankruptcy Chapter 7 was fully discharged in 2003. I this time I intend to servie the loan for the full five year period. I will accept a the partial loan if it covers the entire amount of the debt I intend to consolidate which is $10,000
Me again. Public Record 8-months ago typo mistake. Shoud be 88-months which you said was Chapter 7/13 bankruptcy filing that was discharged. Over and oput. Lender 505570 U S Marine Corps Retired	ok - thank you for the update. have a good day.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I will contact the Lending Club and request to have my income officially verified. Thanks for the advice. Have a good day.

Member Payment Dependent Notes Series 653959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653959	$10,000	$10,000	10.37%	1.00%	January 24, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653959. Member loan 653959 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	Au cafe inc. DBA Maison	Debt-to-income ratio:	9.97%
Length of employment:	10+ years	Location:	Woodside, NY

Home town:
Current & past employers:	Au cafe inc. DBA Maison
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,868.00	Public Records On File:	0
Revolving Line Utilization:	65.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	i want to consolidate a MasterCard, amount $5,059.00 with APR: 15.24% a Household MasterCard, amount $1,940.00 with APR: 19.99% and a Chase Visa, Amount $2,909.00 with APR:29.99% and yes i want to avoid new debt.
What is your job and how stable is it?	I work as a floor manager in a French restaurant in NYC. Called MAISON (1700 Broadway). since 2001.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	I totally agree with you and I can assure you that you won't be disappointed. this will help me a lot and it will be easier than dealing with the credit card companies. thank you all, so much.

Member Payment Dependent Notes Series 653968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653968	$5,000	$5,000	16.77%	1.00%	January 20, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653968. Member loan 653968 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	2.93%
Length of employment:	10+ years	Location:	LAS VEGAS, NV

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,352.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you please tell us about your business and what you will spend this money on?	Marriage and Family counceling, used for marketing

Member Payment Dependent Notes Series 654045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654045	$8,000	$8,000	6.92%	1.00%	January 24, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654045. Member loan 654045 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,451 / month
Current employer:	Camden County College	Debt-to-income ratio:	10.07%
Length of employment:	10+ years	Location:	Galloway, NJ

Home town:
Current & past employers:	Camden County College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > Over 10 years with the same employer in a stable job. Have 2 credit cards that I pay over $250 and barely see a change in balance. Would like to consolodate the 2 credit cards so that I have into one payment and will know that in 3 years it will be paid off.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,598.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 654046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654046	$20,000	$20,000	14.54%	1.00%	January 25, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654046. Member loan 654046 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	DR Mcnatty and Associates	Debt-to-income ratio:	13.89%
Length of employment:	4 years	Location:	RANCHO SANTA MARGARITA, CA

Home town:
Current & past employers:	DR Mcnatty and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > Hello, I am a father of two daughters who just finished college. I got it all paid for and now just want to consoldated some dept. I am a professional, master degree, civil engineering and work as a Senior consultant (see drmcnatty.com). I am very busy and my income has always been steady, I have owned and lived in the same home for 22 years and with the mortgage at about 65% of current value. Ron

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1980	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	40
Revolving Credit Balance:	$34,799.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Remaining loan amount = 360,000 Market Value = 540,000 Association = 55/month Lived in / Owned House for 22 years
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 517 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. I am a Project management consultant with a firm representing Oracle software (civil engineering degree) 2. I plan to pay off in 3 years. That amount is weill within my budget. 3. The amount requested is the plan and amount desired. I do not want to list added loans later. This is a one time request for me due to a college expense.

Member Payment Dependent Notes Series 654081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654081	$1,500	$1,500	9.63%	1.00%	January 19, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654081. Member loan 654081 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Clark County School District	Debt-to-income ratio:	8.50%
Length of employment:	10+ years	Location:	North Las Vegas, NV

Home town:
Current & past employers:	Clark County School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	70
Revolving Credit Balance:	$4,657.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 654082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654082	$20,000	$20,000	10.37%	1.00%	January 24, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654082. Member loan 654082 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	Wieden + Kennedy	Debt-to-income ratio:	8.00%
Length of employment:	5 years	Location:	Portland, OR

Home town:
Current & past employers:	Wieden + Kennedy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I plan to use the funds given to me to pay off higher interest credit card debt that I incurred when I was younger. I would prefer to pay interest to individual people vs. credit card companies. My goal is to be completely debt free in 3 years, outside of my mortgage, and I recently paid off all my student loans, which was an amazing feeling. I am a very responsible borrower and always make my payments on time. I am also living a credit-free life right now- only carrying my credit card in case of emergency. I have worked at the same company for five years. I'm highly valued there and my work is very stable. I take home $8900 a month after taxes, etc. and have more than enough disposable income to meet my debt payments. Thank you, in advance, if you choose to help me.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,752.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thank you for reaching out. I work for an advertising agency called Wieden + Kennedy and am responsible for running certain parts of the agency business. The agency is doing very well and we have won considerable awards for our work on Nike + Old Spice in the past year. I have been working here for 5 years. The likelihood is that I will carry the loan for two years at a minimum, and it is possible that I will be able to pay it off at the two-year mark. This is my first time using Lending Club and I have been curious to see how the full vs. partial funding plays out in my case. At this time my gut tells me I would accept a 60% partially funded loan, as that amount would be enough to get me out of the credit card agreement that has the highest interest rate. Thanks again for your consideration!
You mentioned that you want to pay off higher interest credit card debt, but your total revolving credit balance is listed as $11,752.00 whereas you are asking for $20,000. What do you plan on doing with the additional money?? Best of luck to you.	That's extremely odd. I just double-checked my credit card accounts and I have a total balance of exactly $19,711.64. I can't see whatever numbers you're looking at by I think it's possible that you are looking at the balance of my existing car loan... ?
Hello. How much do you pay per month for your mortgage and car loan? Thanks in advance!	Hi there- The monthly payments on my mortgage (fixed rate) and car loan total $2366.34.
Would you please list out your monthly expenses	My fixed monthly expenses (mortgage + car + utilities + cable + phone) total roughly $3,300 per month. That leaves me with @ $5600 per month to pay debt, save or spend on food, entertainment, etc. Also, if it is helpful context, I incurred my credit card debt by paying for my wedding and a big move cross-country. I have never typically used credit cards on a day-to-day basis just to buy stuff- as I do have the ability to pay out of pocket. Thanks for your consideration.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Hi there- Thank you for your consideration. I've answered your questions below, to the degree that I feel comfortable disclosing the details of my finances in a public forum online. The public nature of this disclosure makes me a little bit wary, please understand. My monthly mortgage payments total $1966. I bought my home 4 years ago with an 80/20 loan. The 80% is fixed at 5.5%. The 20% is fixed at 9.35%. My monthly car payment totals $399. The rate is 8%. The car will be paid off in two years. I have paid off all of my student loans. I have one credit card carrying a balance of $6712 at a rate of 13.24%. I opted out of a second credit card agreement when they wanted to raise my rate from 8% to 25%. That card is now closed because I opted out and is carrying a balance of $12,999 @ a rate of (this nauseates me to write) a whopping 28.99%. I have a very healthy 401K balance, which I would prefer not to disclose. I have an emergency fund of $5K which I am trying to grow to $20K this year. My monthly fixed living expenses (mortgage, insurance, car, utilities, cable/security system/phones) total $3320. I am also currently paying $1000 per month towards debt. My monthly take home pay is @ $8950, which leaves me with @ $4600 per month to save/donate/spend as I see fit. I've been making a conscious effort to save + donate more in the last four months. My personal salary is $165,000 per year (excluding bonuses). I am the sole wage earner in my household.
Is the deed to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	Hi- Thanks for your consideration. Due to the public nature of this forum I would prefer not to disclose that degree of info about my home. I understand if this means you will take a pass on investing in me. Yes, the deed to my home is in my name. It is also worth more than I paid for it, so I am not underwater.

Member Payment Dependent Notes Series 654087

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654087	$8,400	$8,400	15.28%	1.00%	January 19, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654087. Member loan 654087 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,359 / month
Current employer:	State of Florida	Debt-to-income ratio:	19.84%
Length of employment:	1 year	Location:	Titusville, FL

Home town:
Current & past employers:	State of Florida
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I will use this loan to payoff the credit card debit that I accumulated while I was laid off from my job. I was out of work for 13 months. I returned to school and earned my certification to become a Corrections Officer. I have now been employed by the State of Florida for over a year and am in a stable position. I have been paying on the credit card debt for a year now and am not making any headway. This loan will allow for me and my family to get back on track. My wife of 20 years is also employed full time in a stable position which she has been in for 5 years. Although her income is not included for this loan I thought it important information.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,629.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of our mortgage is approx. $37,000 and the value of the house is $60,500. We do not have a HELOC.
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I chose the 5 year loan repayment intending to make larger than required payments. I am now employed but being unemployed for over a year has left me a little hesitant to budget every single cent. This way in case of an emergency I can make the minimum payment if necessary. My intention is to have this loan paid off in 3 years.

Member Payment Dependent Notes Series 654093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654093	$10,500	$10,500	11.11%	1.00%	January 25, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654093. Member loan 654093 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,014 / month
Current employer:	Kelly Moore Paints Co.	Debt-to-income ratio:	17.95%
Length of employment:	5 years	Location:	fort worth, TX

Home town:
Current & past employers:	Kelly Moore Paints Co.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	24
Revolving Credit Balance:	$8,570.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will this loan pay off all other debts? Please provide details.	Yes, I am using this loan to pay off all my credit card debt and have one monthly payment.

Member Payment Dependent Notes Series 654105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654105	$4,000	$4,000	7.29%	1.00%	January 25, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654105. Member loan 654105 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Elon University	Debt-to-income ratio:	28.62%
Length of employment:	2 years	Location:	Burlington, NC

Home town:
Current & past employers:	Elon University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I have a Phd with a full-time faculty position around the corner, and I need 5K to stay current and ahead of bills. I am responsible and assure you there is no risk with this loan. It would help immensely.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,534.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in helping you. Are you tenured? or on tenure-track? Are you going to use the $5K for bills or to partially pay your outstanding credit balance?	Thanks very much for your inquiry and interest. Currently, I am non-tenured staff and interviewing for full-time faculty positions in molecular/cancer biology. I have had 3 interviews and am confident I will be starting a FT position this summer. The 5K will assist in both staying current with bills and credit card payments. Thanks again for your support, and please let me know of further questions.

Member Payment Dependent Notes Series 654110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654110	$6,000	$6,000	5.42%	1.00%	January 24, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654110. Member loan 654110 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Bicycle John's	Debt-to-income ratio:	2.29%
Length of employment:	9 years	Location:	Reseda, CA

Home town:
Current & past employers:	Bicycle John's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > Buying a sail boat, Full on time payments Rent $1250 Food $350 no car payment on other loan payment My job is vary stable in a industry that does will in a bad economy Borrower added on 01/13/11 > I will be buying a sail boat. a good borrower is never late with a payment and doesn't exceed budget even if credit worthy. My job is vary stable in a growing well funded business. Borrower added on 01/19/11 > Update on the boat. Engine just needs valve adjustment, was recently overhauled and is still under warranty. This deal just keeps getting better.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,966.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I will be buying a 1970 Ericson 29 sail boat to fix up and resale, purchase with tax and documentation is $2850.00. repairs and upgrades are about $2000. Comparable boats sell for $9,000 to $14,000. Slip fee is $280 a month and insurance is $48.00 a month. Until I sell this boat I can charter it out to cover expenses. Plus I love to sail.

Member Payment Dependent Notes Series 654161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654161	$15,000	$15,000	13.43%	1.00%	January 21, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654161. Member loan 654161 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	ronald sykes	Debt-to-income ratio:	21.15%
Length of employment:	10+ years	Location:	rocky mount, NC

Home town:
Current & past employers:	ronald sykes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > This loan is to consolidate some credit card bills

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,187.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	43000 on oans current value is 200,000
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1 RONALD SYKES alignment. I am a mechanic. I am a certified suspension and brake specialist perfoming what ever is nessary from simple brake jobs to complete suspension replacement, weither from wrecks or from normal wear and tear. Hope to pay off n 3 yrs.
What is it you plan on using the requested funds for?	debt consolidation
What is the current interest rates and amounts owed on the debt you wish to consolidate?	any where from 12 percent to 19 percent

Member Payment Dependent Notes Series 654190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654190	$23,000	$23,000	12.68%	1.00%	January 20, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654190. Member loan 654190 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Dallas ISD	Debt-to-income ratio:	6.09%
Length of employment:	10+ years	Location:	Cedar Hill, TX

Home town:
Current & past employers:	Dallas ISD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,178.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $134,000 2. $165,000
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. School Administrator 2. 3 years 3. No. I am interested in the full amount.
Please list all of your current debts, including interest rates, balances, and monthly payments (e.g., "Credit Card 1, $2000, 25%, $50/month"), and say which you'll be paying off with this loan. What will you do to avoid accruing further debt in the future? What do you do for Dallas ISD and how stable is your job?	credit card 1 - 13,500 - 307 month credit card 2 - 5,600 - 175 month credit card 3 - 1,500 - 100 month credit card 4 - 1,500 - 100 month paying off all 2. Stop using credit cards 3. School administrator The job is very stable. I have been an administrator for over 10 years.
What is it you plan on using the requested funds for?	Debt consolidation
Thanks for your responses. I'll be funding your loan. Just for completeness, what are the interest rates on those cards you'll be paying off?	0 - 15%
Any other household income not listed above?	Yes. Spouse income - $30,000 rental property - $14,400

Member Payment Dependent Notes Series 654239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654239	$10,000	$10,000	16.40%	1.00%	January 20, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654239. Member loan 654239 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,367 / month
Current employer:	Air Products and Chemicals	Debt-to-income ratio:	24.17%
Length of employment:	6 years	Location:	Allentown, PA

Home town:
Current & past employers:	Air Products and Chemicals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I started a niche chemical manufacturing business in 1992. Currently I have 4 distributors, but I also have a good bit of debt because of some bad advice over the years, bad moves in marketing, recent expansion, and a customer who spent much of this summer ordering large quantities then telling me to hold it in the warehouse (thus destroying my cash flow). The worst thing, though, was doing my financing with credit cards. Bear with me for the whole situation... I keep my business finances and personal finances completely separate, with the single exception that the 4 credit cards are personally guaranteed, although they "belong" to the business. Personally I have no debt beyond my mortgage; we only have one credit card in case of emergencies. My professional income (I am employed full time as a research chemist) ensures that the business is a hobby, although a somewhat lucrative one, and income from it has paid for vacations, lessons for the kids, etc. I have always carried 10-20k debt on the business side because I could get by with that and I kept saying I'd get it all paid off eventually, but now, having expanded the business over the past couple of years and hitting some hiccups alluded to above which really hurt my cash flow, I'm now carrying around 46k at about 30% APR. I'm whittling this down and have turned to some others to help with the money management to finally get serious about paying close attention to cash flow and debt load. And part of that is trying to ease that monthly slam of interest. This loan will be to help lower the amount that goes to interest every month so that it can instead go to principal.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	23
Revolving Credit Balance:	$23,220.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) The total mortgage balance is about 230k. No HELOC. 2) We paid 329k for it in 2008, but the estimate on Zillow says 250k. (I hope that's off rather than being a true reflection....)

Member Payment Dependent Notes Series 654284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654284	$4,500	$4,500	13.43%	1.00%	January 20, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654284. Member loan 654284 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Kearney & Company	Debt-to-income ratio:	13.77%
Length of employment:	4 years	Location:	Alexandria, VA

Home town:
Current & past employers:	Kearney & Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I would like a loan to pay off my credit card.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,883.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Kearney & Company?	I am a Supervisory Senior Associate for the firm and have been working with KCO since August of 2007. This will be my 4th year as an accountant with the firm.

Member Payment Dependent Notes Series 654313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654313	$25,000	$25,000	13.43%	1.00%	January 21, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654313. Member loan 654313 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Stillwater Medical Center	Debt-to-income ratio:	13.70%
Length of employment:	10+ years	Location:	Ralston, OK

Home town:
Current & past employers:	Stillwater Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > To pay credid cards off . Always pay on time .$3000 monthly. 18 year work history. Borrower added on 01/14/11 > I have owned my home for 15 years and plan on going nowhere else. I am comfortable where I am. Would like to have more money for myself instead of giving it to the credit card banks. I divorced in 2008 and aquired this card debt! Never will this happen again. The cards will be closed. Borrower added on 01/16/11 > I have liquid asset of $120,000.00 in my 403b retirement. I am 100% vested.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,606.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe 43000.00 on my home. My market value is around 80,000
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am an RN have worked at place of employment 18 years. I thought that I applied for 3 year term.
What do you do for the Stillwater Medical Center?	RN.
Thanks for reply. My 2nd question DID mention you selected 3-yrs loan term: (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? You did not answer question (2). Also you did not answer: (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct+ funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60+ pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I hope to pay off early 1-2 . I have not decided if I would eccept less. Depends on % funded.
Please list all of your current debts, including interest rates, balances, and monthly payments (e.g., "Credit Card 1, $2000, 25%, $50/month"), and say which you'll be paying off with this loan. What will you do to avoid accruing further debt in the future?	I aquired this debt through a divorce. Intrest rates range from 15%-27% on credit cards owed.
What is the current interest rates and amounts owed on the debt you wish to consolidate?	card 1 4600/150mo card 2 8300/250 card 3 2600/100 card 4 3200/100 There will be no cards after they are paid off they will be closed.
--Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts.	I have 120,000.00 in my 401b retirement

Member Payment Dependent Notes Series 654352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654352	$12,000	$12,000	10.37%	1.00%	January 25, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654352. Member loan 654352 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	EGC Enviromental	Debt-to-income ratio:	17.79%
Length of employment:	6 years	Location:	North branford, CT

Home town:
Current & past employers:	EGC Enviromental
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	47
Revolving Credit Balance:	$8,906.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at EGC Enviromental?	Type your answer here.Clean oil tanks, pick up waste oil, waste water and transfer for proper disposal
What was the delinquency 4 years ago? Your credit card balance seems to be ~9K, whereas you are requesting 12K. Where will the difference be used?	Type your answer here.What was the the delinquency on? Otherwise I'm not aware of it. My wife has medical bill from a shoulder surgery last year that we want to pay off

Member Payment Dependent Notes Series 654382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654382	$25,000	$25,000	17.88%	1.00%	January 24, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654382. Member loan 654382 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$27,500 / month
Current employer:	Cornerstone Advisors, Inc.	Debt-to-income ratio:	17.04%
Length of employment:	3 years	Location:	Columbia, SC

Home town:
Current & past employers:	Cornerstone Advisors, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > Consolidating revolving debt. Great credit history and stable income.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,576.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Thank you for the note. I did authorize them to verify income but will ping them to make sure they do.
What do you do at Cornerstone Advisors, Inc.?	Thank you for your two questions, CriticalMiss. I am a consultant.
$27,500. gross monthly income... a typo?	Not a typo. I authorized Lending Club to verify.
TO VERIFY YOUR INCOME: LC does not verify your income (they just check your employment usually) In order to verify your income, so that investors can feel confident in your ability to pay back your loan---You actually need to CONTACT LC and send them a couple of pay stubs, and/or etc. Thank you!	Will do, thanks.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your question. Consolidating home question response here. No HELOC. Mortgage payment is $3100 including taxes/insurance. Mortgage balance is $500000 on $600000 home value. Lenders in this area do not yet want to go above 80% LTV on jumbos otherwise I'd pursue that. HOA dues are under $1000/yr.
Please answer the following questions: --Your credit report shows total revolving balances of $79,576. Is any of this from a home equity line of credit? If yes, how much? --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner%u2019s association fees? --What is the total of all mortgage balances on your primary residence? What is your estimated value of the primary residence (you can use zillow.com if not sure)? Thanks!	Thank you for your question. See prior responses on mortgage. Liquid assets are not material, but I have $80,000 in retirement savings (401k).
Will you please tell us about the debts you will consolidate? How will this change your payments and interest rate?	Thank you for your question. I am consolidating answers about where the loan is going in this response. Of $25k, payoffs/paydowns will be distributed like this: AmEx $19000 @ 21%, $520/mo Capital One $3000 @ 18%, $600/mo (personal loan, not CC) Chase $3000 @ 20%, $75/mo
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? Revolving Credit Balance $79,576.00 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Thank you for your questions. You will find responses in other questions regarding the debts. I don't plan to use credit cards again but will keep a charge card that is paid in full each month. If all goes to plan the loan will be paid off in 24 months vs. 36.
Please itemize your large revolving credit balance ($79,576). Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Thank you for your question. See responses to other questions.
You still have not itemized your revolving debt of over $79,000. You will need to do that before I will consider participating in your loan.	Sorry, forgot to do the itemization that you requested. I itemized the first $25k earlier and the remaining balance is on a second Capital One account ($15k @ 10%, $280/mo) and a second AmEx account ($39k @ 16%, $715/mo). Thanks for the follow up question.
Okay, is the $79,576.00 listed as your Revolving Credit Balance in error. No HELOC, no Equity line of Credit and listed CC add up to this loan. So that is $54K unaccounted for in all your answers? Please clarify.	Thanks for the follow up question. I responded to HHIslander's second question to get back to the full $79k. You are correct, I had only addressed $25k of it in my initial response.

Member Payment Dependent Notes Series 654411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654411	$14,000	$14,000	13.06%	1.00%	January 20, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654411. Member loan 654411 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	City of Margate	Debt-to-income ratio:	13.86%
Length of employment:	10+ years	Location:	PORT SAINT LUCIE, FL

Home town:
Current & past employers:	City of Margate
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	75
Revolving Credit Balance:	$5,797.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the City of Margate?	Firefighter...Driver Engineer
Purpose of loan? Thanks.	Consolidate bills
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We owe about $124,000. The current market for our home now is $114,000.
You commute from PSL to Margate everyday?	No....I work 24 on and 48 off :)
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. Yes, hoping to have it paid off within 3 years. 2. Not sure yet what I will do if its not fully funded by the end of the listing. It is a good possibility that I except and relist for the unfunded amount after the 6 months.
Couple questions: Can you be more specific about the bills that you plan to consolidate? Your credit report says you have a revolving credit balance of about $6000 but you're asking for $14000. It also says you were delinquent on a payment six years ago. Can you describe what happened?	6 years ago.....well I hate to say this but honestly I dont remember. I could have been out of town. Paying off that revolving account as well as a couple small accounts in my wifes name.

Member Payment Dependent Notes Series 654488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654488	$10,000	$10,000	10.74%	1.00%	January 21, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654488. Member loan 654488 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	NBC Universal	Debt-to-income ratio:	10.46%
Length of employment:	10+ years	Location:	Clifton, NJ

Home town:
Current & past employers:	NBC Universal
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,431.00	Public Records On File:	0
Revolving Line Utilization:	65.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please list your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 18%, $50/month," and say which you'll be paying off with this loan? Also what will you do to avoid accruing further debt in the future? What do you do for NBC and how stable is your job?	Hello, These are all my current credit cards, and I will be paying them all off with the loan. I dont have any others and I have NEVER been late with a payment on any of these. Bank of America Gold Visa: Balance: $4,263.71 APR: 16.24% Minimum Monthly Payment: 110.00 GM Flexible Earnings MasterCard Balance: $1,255.44 APR: 22.90% Minimum Monthly Payment:41.00 Macys Balance:$1,126.90 APR: 24.50% Minimum Monthly Payment: 39.00 Capital One Visa Platinum Balance: $2,236.56 APR: 17.90% Minimum Monthly Payment: 54.00 Dell Preferred Account Balance: 468.03 APR: 15.24% Minimum Monthly Payment: 15.00 I will NOT continue to use these cards in the future. My job is very stable and even if I did lose my job I have enough money saved up to make payments on this and even pay it in full, but I would prefer not to use that money to pay off the loan as I like to have extra money set aside. I hope this answers your questions. Thank you!
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi there, I am currently employed as a Senior Systems Engineer with NBC Universal, and have been in this position for over nine years. I manage server and database infrastructure for NBCU. I would definately like to prepay the loan before 36 months. The sooner the better for me. I would say that the repayment would not be any earlier than 1.5 years, but hopfully finished by around that time. Thanks for your interest!

Member Payment Dependent Notes Series 654505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654505	$10,000	$10,000	10.00%	1.00%	January 24, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654505. Member loan 654505 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Williams Lea	Debt-to-income ratio:	11.89%
Length of employment:	1 year	Location:	Jersey City, NJ

Home town:
Current & past employers:	Williams Lea
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > Just consolidating some credit card debt for a lower rate - I have a very stable job in NYC and also over 15K in retirement that I would rather not touch... so doing this instead...

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	33
Revolving Credit Balance:	$33,375.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Williams Lea? What comprises your $33K in revolving credit balance? Please tell us about your delinquency 33 months ago. What things are you doing to avoid accruing new debt? With a Debt To Income ratio (DTI) of 12%, you should be able to save money and pay down your revolving balance. Are you? Thank you!	I am a Computer Support Analyst. The 33K is credit card debt that appreciated when I was laid off in 2007 and it took me about 6 months to find a new permanent job. The delinquency was just a bill I forgot to pay for just 1 month. Now I have all my payments deducted automatically so it hasn't happened since. I am not using my credit cards now and I sold my car and I am now living without a car to help not accrue new debt... I am paying down my balance - the highest interest rate first - I have paid off a large percentage in the last 2 years.

Member Payment Dependent Notes Series 654518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654518	$4,000	$4,000	13.80%	1.00%	January 20, 2011	January 30, 2016	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654518. Member loan 654518 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	McCamey ISD	Debt-to-income ratio:	14.14%
Length of employment:	8 years	Location:	MCCAMEY, TX

Home town:
Current & past employers:	McCamey ISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > PAYOFF HIGH INTEREST RATE LOANS 25-30% APR Borrower added on 01/16/11 > I am a teacher--10 exp.--I have been trying to curtail most of my last high interest loans to lower interest rates. I have paid off or have much lower balances on my financial obligations. My goal is too be debt-free by the year 2017. I am a responsible adult that is trying to have as many accts. paid off within that time and still not pay interest rates up to 30%. My credit score speaks for itself in that I have been extremely faithful in paying ALL my bills on time and promptly. Borrower added on 01/18/11 > I am also trying to improve my credit score and keep it established above 700. My goal is to be debt-free without being overwhelmed with high interest rates to get there.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,910.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi teacher. I am interested in helping to fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; 479 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	OF COURSE, less amount equals interest, etc. YES, I would accept 60% plus funded. It would help me in the long run either way. I am trying to get out of debt, so your insight into my loan request makes sense and I was thinking about that last night after I had applied. Length of time to realisticly service loan? I always try to pay it off at least one year off earlier by applying more to the principal bal each month. Thanks for putting more wisdom into partially funded loan.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? Thank You	4400+28%-CC/ +++$7400+26%-citif=$200+270=$470 4 years on Citif @270 and 2 1/2-3 years @200 for CC Interest in high and in the long run I will pay thousands by the end of the loan/cc. I am trying to complete Zero out high interest ccs and ONLY in abosolute necessity use lower interest ones--new one at 12% interest. I plan to pay off anything possible. I have been trying to pay everything off and I if possible paying the full balance each month.--trying to keep some at less than $100. Others, i am slowly but surely paying them off. They only have about $300-$400 or less. Debt free with less interest paid is what i am looking for soon.

Member Payment Dependent Notes Series 654528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654528	$10,000	$10,000	10.37%	1.00%	January 25, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654528. Member loan 654528 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Army	Debt-to-income ratio:	21.11%
Length of employment:	10+ years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > personal Borrower added on 01/14/11 > personal loan

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	35
Revolving Credit Balance:	$13,537.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) U S Army Rank? Pay Grade? ETS? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am A SSG / E-6, with 13 years of service, I will ETS when I retire as I am currently indefinate. I am currently preparing for a deployment and will be using this money to pay off the negative equity I have on my vehicle this way I can sell it befor I leave. I realistically intend to pay the lown off in less than a year. I selected 5 year in order keep the payments lower until I deploy.

Member Payment Dependent Notes Series 654557

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654557	$4,000	$4,000	6.92%	1.00%	January 24, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654557. Member loan 654557 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Cook County Adult Probation	Debt-to-income ratio:	19.80%
Length of employment:	10+ years	Location:	Arlington Heights, IL

Home town:
Current & past employers:	Cook County Adult Probation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I am using this loan to complete a home improvement job which will increase the value of my house. I have been an employee with Cook County for 20 years. My job and income are stable. I make the required payments towards my debt.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,380.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 654564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654564	$9,000	$9,000	10.37%	1.00%	January 24, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654564. Member loan 654564 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	SourceMedia	Debt-to-income ratio:	24.20%
Length of employment:	5 years	Location:	Long Beach, NY

Home town:
Current & past employers:	SourceMedia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > Hello, potential investors. Just some notes about me and my loan: I'd use the funds to consolidate a bunch of high interest credit cards into one monthly payment. The payment I'd have to pay per month with the Lending Club loan would be easily manageable and far less than I pay out to these debts on a monthly basis. I have a very stable job and income, I spend very little money on a monthly basis (most of my debts were accumulated through paying for a wedding and furnishing my apartment), and I have a good chunk of money in savings as emergency money, but I am sick of paying super high interest rates to credit cards. My credit rating is excellent, I never miss payments, and there is no risk in investing in this loan. Making these payments will not be an issue for me. I'm a reporter for a financial newspaper that has been in existence for over 100 years and has a loyal niche following. Both my paper and the company overall have been doing well, and I have the most tenure of anyone in my division, and am in great standing. I am also currently being considered for a promotion later in the year. I live with my wife, who is a medical resident. She is in the second year of a three year contract with the hospital she works for, and her salary will increase incrementally. Once she finishes her salary will bump to about $150,000 (based on median income figures). Combined, we currently make approximately $95,000 annually. We pay $1,484 a month in rent, have one car that is fully paid. Her check is used for living expenses, and we always end up with a surplus of several hundred dollars, which pads the savings account we don't want to tap into. That account also includes money earned from our wedding, which is a "break glass in case of emergency" account, that would be used to make payments back on this loan in the unlikely event of a job loss. Thanks for taking the time to read this!

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,524.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thanks for the interest. I have two credit cards (Chase- balance $6500; Citi-balance $5500) that I need to pay down. This loan will pay off Chase entirely and some of the Citi balance, and I anticipate my tax return will knock out the remainder of the Citi balance. That will consolidate all my credit debt into just this payment and leave me with just student loan payments ($650 a month, been making those payments without issue since 2005).

Member Payment Dependent Notes Series 654571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654571	$20,400	$20,400	13.06%	1.00%	January 21, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654571. Member loan 654571 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Simpson Thacher and Bartlett LLP	Debt-to-income ratio:	7.30%
Length of employment:	5 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Simpson Thacher and Bartlett LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,689.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Simpson Thacher and Bartlett LLP?	I work in the Business Development Department at STB. I'm the Executive Assistant to the Chief Global Director for Business Development.
What is it you plan on using the requested funds for?	I will use the consolidation loan to pay off various credit cards.

Member Payment Dependent Notes Series 654686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654686	$20,000	$20,000	12.68%	1.00%	January 20, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654686. Member loan 654686 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,200 / month
Current employer:	USMC	Debt-to-income ratio:	22.00%
Length of employment:	7 years	Location:	Pearl City, HI

Home town:
Current & past employers:	USMC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,646.00	Public Records On File:	0
Revolving Line Utilization:	60.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Marine, I am interested in funding a portion of your loan. My questions are: (1) Rank? Pay Grade? Enlisted ETS? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a Sergeant, E-5. I have been selected to be promoted so that will sgnificantly increase my pay. My contract ends in 2015 and I do plan to repay the loan within 1-2 years. I do factor in my allowances since I rent from a family member who gave me a big break when we negotiated rent. As far as accepting a partially funded loan, I would be able to if I can receive approxiately 80%. Anything less would kind f defeat the purpose of onsoliating my high interest credit cards. Thank you for your interest in my loan and I would like everyone to know that I am extremely serious about getting out of debt.

Member Payment Dependent Notes Series 654700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654700	$5,000	$5,000	9.63%	1.00%	January 25, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654700. Member loan 654700 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Home Buyers Warranty	Debt-to-income ratio:	26.73%
Length of employment:	5 years	Location:	DENVER, CO

Home town:
Current & past employers:	Home Buyers Warranty
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > i plan on using my funds for my wedding coming up in Nov. 2011, i am a good borrower as i am very addiment in paying my bills on time or early when possible as well as i have a well planned budget every month. my job is very stable i have been here for 5+ years and have alot repect as a hard good worker. i am willing to asnwer needed to have my loan funded. thank you Borrower added on 01/24/11 > More info about us.... my fiance and I have been together for 7yrs, we are paying for the wedding on our own, we are 25 and 28 years old, we have no childern, our wedding budget is $10,000 hopefully less if possible, we are hopeing to get the $5,000 fully funded to help pay for the remaining items for our special day. we appreicate the investors that are willing to help us out. as I mentioned before we do live on tight budget in order to make this day happen. Thank you again,

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,881.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 654709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654709	$5,500	$5,500	10.37%	1.00%	January 20, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654709. Member loan 654709 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Charter Communications	Debt-to-income ratio:	16.03%
Length of employment:	5 years	Location:	Fenton, MO

Home town:
Current & past employers:	Charter Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > Would like to consolidate credit card debt from helping aging parents out. All is well now and I need to responsibly pay these cards off but not at the high interest rates. I have a very stable job and have never been unemployed. I have always paid every bill on time and many off early.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,023.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --The credit report shows a total of $24,023 in revolving credit card balances. You explained $5500 was to help your parents. What did you use the remaining amount for? --What is the total amount of mortgage balances on your primary residence? What is the estimated market value (you can use zillow.com if unsure)? --Are there any additional sources of income in the household? Thanks!	Hello, approximately 95% of the total CC debt was to pay medical bills for my parents. Their home has just sold and I'm getting about 19K to from proceeds to pay these CCs off in the next couple of weeks. Remaining was $5,500. We have additional income of around $80,000 per year in the household. All savings are in 401(k) approximately $427,000. Owe $165,000 on the house and it appraised last year at $252,000.
Could you list the amounts of your major monthly expenses? (ex. mortgage, car loan, student loan, etc.)	Mortgage: $1,535 Car Loan #1 $315 (2.5 yrs left) Car Loan #2 $240 (2 pmts left) No Student Loans
Given your salary and monthly expenses, why do you need a loan to pay off $5500? If you take this loan, how long to plan to take to pay it off?	I do not wish to have any credit card debt. I have two kids in college (away) and have been paying cash for their tuition, room & board, etc. I am maxing out 401(k) contributions as retirement is not that many years away. This was a result of medical expenses I paid for my parents who are elderly. I'm planning on paying this loan off in 36 months, likely earlier.

Member Payment Dependent Notes Series 654773

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654773	$12,000	$12,000	10.00%	1.00%	January 24, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654773. Member loan 654773 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	gwinnett health system	Debt-to-income ratio:	16.95%
Length of employment:	10+ years	Location:	lawrenceville, GA

Home town:
Current & past employers:	gwinnett health system
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,751.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) I am a Medical Technologist, I was a supervisor in the clinical laboratory. But most recently I have taken a position within the organization supporting all the computer applications used to operate the Lab. 2) most likely 2-3yrs. 3) would accept partial funding
Is the deed to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	1) Yes 2) $315,000 do not have HELOC 3) $330,000

Member Payment Dependent Notes Series 654777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654777	$7,000	$7,000	10.74%	1.00%	January 21, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654777. Member loan 654777 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Gartner	Debt-to-income ratio:	15.94%
Length of employment:	2 years	Location:	NAPLES, FL

Home town:
Current & past employers:	Gartner
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	25	Months Since Last Delinquency:	13
Revolving Credit Balance:	$7,902.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 654789

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654789	$8,000	$8,000	9.63%	1.00%	January 24, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654789. Member loan 654789 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	frito-lay	Debt-to-income ratio:	14.38%
Length of employment:	6 years	Location:	carver, MA

Home town:
Current & past employers:	frito-lay
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > im using this loan to pay off credit card debt. i have good credit and have been at my job for 6 years.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	45
Revolving Credit Balance:	$9,708.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Hi! Thanks for ur interest. 1. I am paying off two credit cards with this loan. When i do this i will have no more credit card debt. 2. I accumulated this debt from missing some work because of an injury last year. 3. I am a delivery driver for Frito-Lay. 4 I started at Frito-Lay in 2004 and before that I worked at Victory Supermarket. I started their in 1997. My monthly expenses are $400 rent, $500 truck loan, $75 cell phone, and $200 credit card. 6. I do not have anyone i support. 7. I do not have anyone who brings income in to my household. Thank you!

Member Payment Dependent Notes Series 654813

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654813	$4,000	$4,000	13.43%	1.00%	January 21, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654813. Member loan 654813 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,560 / month
Current employer:	Denture Masters	Debt-to-income ratio:	7.69%
Length of employment:	< 1 year	Location:	Eugene, OR

Home town:
Current & past employers:	Denture Masters
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	35
Revolving Credit Balance:	$1,809.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You can list your monthly budget with expenses boken down so I can see how much disposable income you have to easily pay this loan.	I only have a cell phone bill and two student credit cards that I am currently paying off. A total of $180 a month. I do have two dogs that I take care of, but no car payments or mortgage payments. I do not wish to go into much more detail. Thank you. :)

Member Payment Dependent Notes Series 654844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654844	$8,000	$8,000	16.77%	1.00%	January 24, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654844. Member loan 654844 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	The Bock Group	Debt-to-income ratio:	15.16%
Length of employment:	10+ years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	The Bock Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > I have invested in a partnership to open a second coffee shop. The first shop was open four years ago and has increased sales year over year. We signed a lease and have so far put in $10,000 in rent, renovation and equipment. We need the $8,000 for two additional pieces of equipment and start up food and supplies. Borrower added on 01/18/11 > This Loan will be the only Debt we have. The initial $10,000 is from our savings. All purveyors are lined up and ready to do business from the first shop.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	47
Revolving Credit Balance:	$16,384.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.Balance is $226,000 Value is $265,000.
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here. I am a Regional Manager For Uno Chicago Grill. I have been with Uno for 17 years and have 25 years of food service experience. Intent is to pay back in 2-3 years. This loan is the first payment when the shop opens.
What is The Bock Group and what do you do there?	Type your answer here. They are a franchisee for Uno Chicago Grill. I am a regional Manager.
Are you also employed as well as being a business owner?	Type your answer here. Yes, I am keeping my job. My intent is to maintain my current position and the owner of the first shop will be the managing partner of the second shop that I am investing in.
can you describe the total investment in the first coffee house and what your recent annual revenue/profit/loss is from the first one?	Type your answer here. The first shop was approx. a $50,000 complete gut and renovation investment in a vacant property four years ago. The second shop is an exsiting store front that was already an operating restaurant. It already had some equipment left behind and an ansul system that is less than 2 years old. The ansul system and cooking equipment with a full kitchen will allow us to expand the menu from the first shop with higher end sanndwiches for lunch and dinner (Which the first shop does not do) and we will will also act as a comesary, selling some items to the first shop to enhance their menu. Last years revenue was approximatly $300,700. Profit came in at 17.7%. That is owner operated with the owner pulling a salary.
impressive. so you put in $50k 4 years ago and you were able to pull out $50k in profits this past year n $300k of revenue. not bad. and this new investment will enhance your existing one... ?	Type your answer here. yes they are close enough to help eachother but not so close that "Canabalisim" will occure. There is a huge profit margine on coffee.

Member Payment Dependent Notes Series 654859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654859	$10,000	$10,000	19.36%	1.00%	January 24, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654859. Member loan 654859 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	CPC LOGISTICS/TIRE PRODUCTS	Debt-to-income ratio:	6.65%
Length of employment:	7 years	Location:	HESPERIA, CA

Home town:
Current & past employers:	CPC LOGISTICS/TIRE PRODUCTS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,319.00	Public Records On File:	1
Revolving Line Utilization:	94.20%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) Reason for Public Record Chapter 7/13 Bankruptcy filing 92-months ago? Final disposition? (2) What is your position (brief job summary) with employer? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.Hi lender.The short answer to #1 is I followed some very bad advice from a financial consultant(an in-law by marriage) and a very corrupt attorney.(who is no longer practicing law!)was able to do a refi on house which got me out of BK. #2) I am a truck driver and signed on with Bridgestone. I deliver the tires to the Firestone stores as well as service other accounts. #3) Realistically 4-5 years. Thank you for the best wishes. Don
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Type your answer here.Dear Member_622998, Thank you for the advice as I intend to do just that come tuesday am.(Monday being a holiday)
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.Hello lender,The current balance is 277K and the current mkt value is 133K.
Since this is to be a debt-consolidation loan, would you please list the debts involved, giving the amount owed and the interest rate currently being charged on each? Thanks for your cooperation.	Type your answer here.Hello lender, The list is as follows: Citi financial,approx 4500.Rate is I believe at 11% Cashcall Payoff approx 3200.Rate is an incredible 138.65 APR
What is your position with CPC Logistics/Tire Products?	Type your answer here.Hello member.I am a Truck Driver assigned to Bridgestone. I deliver their tires to their stores as well as service other accounts that they have. I have been with them for 7 years.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Type your answer here.Hi Lender, I intend to do that tuesday a.m as soon as LC opens. Monday is a holiday so I will have to wait till Tuesday.Thanks.
Don---if you would like some financial, budget, etc. help---check out mint .com.	Type your answer here.Hi member, I will check them out. I have Microsoft office but it doesn't break everything down the way I'd like as well as give me a % to income ratio.Thanks! Don
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Type your answer here.HELLO MEMBER,THE VERIFICATION WAS E-MAILED LAST NIGHT AND I JUST GOT OFF THE PHONE W/ SUPPORT AND THEY SAID THAT IT WAS RECIEVED.THANKS AND I APPRECIATE YOUR CONSIDERATION.

Member Payment Dependent Notes Series 654916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654916	$5,500	$5,500	14.54%	1.00%	January 20, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654916. Member loan 654916 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	dollar thrifty automotive group	Debt-to-income ratio:	15.71%
Length of employment:	7 years	Location:	PHOENIX, AZ

Home town:
Current & past employers:	dollar thrifty automotive group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > Im at the same job for the last 7 years and i love my job. Ive paid off two car loans and pay my bills on time. If you would like to ask me a question please dont hesitate. thanks for your time.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	36
Revolving Credit Balance:	$26.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan on using this loan for? Can you please break down your montly budget with expenses and show how much disposable income you have to pay this loan on a monthly basis. Thank you	This is what my monthly budget looks like: Rent: $333 total 665.67 split rent with brother Third car payment: $187 the other two I have paid off and sold. Car insurance: $97/month, which I have paid in full until June. Sallie Mae loan: $52 Cable: $39.99 Gas: $50 a month on car. Have a car that is great on fuel. Electricity: average $80, also split that with sibling. iPhone phone bill: $103 Truecredit.com: $14.95 I plan on using this loan on a variety of things I want to do. I just paid off my credit cards in full but they offer a higher interest rate than if I were to go through Lending Club. I only have until Nov on my recent car note and I will pay that off with this loan freeing up $187 a month that will ease the $516 a month on this loan. Plus I have money left over every month which what I have collected is in my sharebuilders account. The rest of the funds I'd also like to pay off my sallie Mae and the best is for last, I also want a brand new mountain bike!:)

Member Payment Dependent Notes Series 654995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654995	$3,200	$3,200	11.11%	1.00%	January 19, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654995. Member loan 654995 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,208 / month
Current employer:	Department of Defense	Debt-to-income ratio:	10.58%
Length of employment:	10+ years	Location:	GROVETOWN, GA

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > The purpose of this loan is to get my automobile repaired. The transmission went bad and it requires some additional repairs. Borrower added on 01/17/11 > The disabled vehicle is my only mode of transportation. I need the repairs to be able to earn a living. I am praying to have this loan funded expediently so I can give the repair shop permission to do the required work. I am also currently a U.S Army Reservist with 19 years of credible service. I will be able to make the payments.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	40
Revolving Credit Balance:	$16,892.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the DoD?	I am a Logistics Manager (LMS)
DoD employee: What is GS/WG Pay Grade? and How long do you intend to keep is loan befoe it is paid off?	My GS pay grade is GS9, and I plan to pay back majority, if not all of the loan with my 2010 tax return. I expect to pay back the loan within 6-12 months.

Member Payment Dependent Notes Series 655016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655016	$4,200	$4,200	14.17%	1.00%	January 20, 2011	January 29, 2016	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655016. Member loan 655016 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Woodstock School District #200	Debt-to-income ratio:	19.91%
Length of employment:	10+ years	Location:	Woodstock, IL

Home town:
Current & past employers:	Woodstock School District #200
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > My wife and I have been married for 27 years (shows reliability and perseverance) and raised 3 children. While raising our wonderful kids, we were unable to take many vacations just for us. Now that the kids are on their own, we would love to be able to spend some time together away from our jobs and responsibilities for even a short time. The past ten years we have made ALL payments on time and usually make a larger payment than the minimum each month, which is what we hope to do with this loan.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	58
Revolving Credit Balance:	$9,897.00	Public Records On File:	1
Revolving Line Utilization:	81.80%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the Public Record and the last delinquency? Thank you in advance.	The bankruptcy happened over 7 years ago if I am not mistaken in my dates. The bankruptcy was just after I had open heart surgery which put us behind in everything. We could have filed for a complete bankruptcy but wanted to at least pay what we could to those who trusted us, so we filed a Chapter 11 (I think it is called) instead of a Chapter 7. I hope this helps,please let me know if I can answer further. Thank you for your interest
What do you do at Woodstock School District #200?	I have been a middle school health education teacher for the past 20 years, the middle school building coordinator (athletic director) for the past 17 years and am also the team leader and lead teacher for the building I am in. I was also the Head Boys High School track coach for over 17 years. Please let me know if you have any other questions and THANK YOU for your interest
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thank you for your interest. 1) Actually, I have several positions with my employer. I have been a middle school health teacher for the past 21 years. I am also the "building coordinator" (athletic director) for the past 18. Also, I am the PE/Health department team leader and the building "Lead Teacher" (the go to guy when the administrators are not in the building. (2) I put down a five year pay off so that if in any month or so I need the lower payment it is there. Emergencies can always come up. However, my goal is to have this loan paid off within a 3-4 year time frame. Again, thank you for your interest. Semper Fi

Member Payment Dependent Notes Series 655164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655164	$7,000	$7,000	13.43%	1.00%	January 20, 2011	January 29, 2016	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655164. Member loan 655164 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Overstock.com	Debt-to-income ratio:	12.81%
Length of employment:	1 year	Location:	North Salt Lake, UT

Home town:
Current & past employers:	Overstock.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > I am a mid-twenties professional, have had steady employment and income with three promotions in the 5 years since my college graduation. My income supports monthly payments on my credit cards but I am frustrated that I am not able to pay them down faster. I have been researching personal loans, and believe this is my best option to pay down my loans and regain control of my finances with one set monthly payment. I set this loan for 5-years at a payment I am comfortable with and intend to pay more than the minimum each month. For all that may bid or help me reach my goals, a sincere thank you, and I hope to "pass it on" one day. This is a great website with a strong purpose and sense of community.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,186.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 655197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655197	$5,525	$5,525	12.68%	1.00%	January 20, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655197. Member loan 655197 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Septa	Debt-to-income ratio:	7.46%
Length of employment:	10+ years	Location:	AMBLER, PA

Home town:
Current & past employers:	Septa
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	50
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	55
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Septa and what do you do there? You show no revolving debt. For what will the loan proceeds be used?	SEPTA stands for Southeastern Pennsylvania Transportation Authority where I am a senior collection equipment mainstainer.Wedding expenses.

Member Payment Dependent Notes Series 655264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655264	$11,000	$11,000	10.74%	1.00%	January 24, 2011	January 29, 2016	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655264. Member loan 655264 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Chicago Public Schools	Debt-to-income ratio:	13.31%
Length of employment:	10+ years	Location:	Chicago, IL

Home town:
Current & past employers:	Chicago Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > I plan to use the funds to pay off a credit card with a higher APR. I have a very stable job. Thank you.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,451.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a public school teacher with more than 10 years of service.
Me again. You omitted answering Question 2: (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Sorry about that. I expect to take the entire 5 years to repay it. Thank you.
What are the current interest rates and balances on the debts you are consolidating? Thanks.	The balance is approximately $11,200 and the interest rate is 16.99%. Thank you.

Member Payment Dependent Notes Series 655284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655284	$8,000	$8,000	12.68%	1.00%	January 20, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655284. Member loan 655284 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,200 / month
Current employer:	Reliant Rehabilitation	Debt-to-income ratio:	20.43%
Length of employment:	< 1 year	Location:	Houston, TX

Home town:
Current & past employers:	Reliant Rehabilitation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > Pay off some outstanding medical bills and smaller, high interest rate credit card. 97K income. Gainfully employed with excellent company.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,027.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My home loan balance is 311,000. House market value is currently at 449,000. I have a traditional mortgage and no second. The area in which I live is not affected as much as other areas due to our economy. What is a HELOC?
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? FYI: HELOC = Home Equity Line of Credit (Line of Credit using home as collateral). Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a Clinical Services Specialist for my company. I am a Speech-Language Pathologist by trade. I travel to our 350 facilities and audit therapy medical records and then train the therapists how to do the documentation correctly. Plan to pay off in 1 - 2 years or more quickly, if I am able. I do not have a HELOC. Thank you for considering my financing.
What do you do at Reliant Rehabilitation and where did you work prior to that?	I am a Clinical Services Specialist. I travel to our many facilities and audit therapy medical records and then train the clinicians in documentation improvement. I am a Speech-Language Pathologist by trade, and owned a pediatric practice for six years. Had to close it this year when the three major INS companies I accepted quit paying for autism therapy for self-funded patients.

Member Payment Dependent Notes Series 655392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655392	$5,000	$5,000	7.66%	1.00%	January 24, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655392. Member loan 655392 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	NUWC	Debt-to-income ratio:	3.33%
Length of employment:	10+ years	Location:	Portsmouth, RI

Home town:
Current & past employers:	NUWC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > 1st time borrower -- Intend to pay off in 12 months or less.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,297.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. How much will your maximum monthly payment be?	Approximately $900/month.

Member Payment Dependent Notes Series 655520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655520	$6,000	$6,000	16.77%	1.00%	January 21, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655520. Member loan 655520 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	EZ Corp	Debt-to-income ratio:	16.06%
Length of employment:	5 years	Location:	HUMBLE, TX

Home town:
Current & past employers:	EZ Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,159.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 655601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655601	$8,500	$8,500	9.63%	1.00%	January 25, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655601. Member loan 655601 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Paradigm Talent Agency	Debt-to-income ratio:	18.35%
Length of employment:	10+ years	Location:	Ithaca, NY

Home town:
Current & past employers:	Paradigm Talent Agency
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,414.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Please list the outstanding balances of the debts you are looking to consolidate, along with currently monthly payments and APR. Thank you.	Chase Visa, balance $4,676.46, APR 29.99%, current month minimum $117.00 Capital One Visa, balance $4,704.32, APR 17.90%, current month minimum $120.00

Member Payment Dependent Notes Series 655604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655604	$20,000	$20,000	17.51%	1.00%	January 21, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655604. Member loan 655604 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,717 / month
Current employer:	Hydroid	Debt-to-income ratio:	13.61%
Length of employment:	3 years	Location:	Falmouth, MA

Home town:
Current & past employers:	Hydroid
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > I am so pleased to get this loan consolidation!! Thank you! Thank you!! Borrower added on 01/16/11 > I have a great job, live in Southeastern Mass and have been an accountant for 23 years. I am working for a company which receives many government defense contracts, the company is growing and my job is very, very secure! I went through a divorce a year ago and am getting back on my feet. I am grateful for your consideration in funding my loan. Thank you very much.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,286.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Good to know. If I don't get a positive response by Wednesday, I will probably do what you have suggested.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi Per Zillow the value is $523,500. The mortgage balance is $360,000 LOC = $18,000. Thank you
Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Do you pay any child support, separate maintenance, or alimony? If yes, how much? Thanks!	Hi I have a vested balance of $6,607.38 in my 401K. I do not pay any child support, separate maint. or alimony. Thanks
Forgive this question but.... you say you have been ad accountant for 23 years then how come you are not good with your own money?	lets see.. to answer your presumptuous, rude (?) question.. I was not in this spot before I got involved with my last husband, a very poor relationship over the past number of years, causing, among other things, financial difficulty. I am overcoming these issues now.
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Fidelity Inv, APR 19.99, balance $20, 400. I will use lending club funds to pay down this balance. American Express, APR 12.24, balance $2,850.00/won't US Bank, APR13.00, balance $9,600.00/wont
ConsolidationinMass, thank you for being quick and forthcoming with the various questions asked of you. It appears to me that you are making a smart money management move to get a large revolving balance cc on a 3yr term so you can get it paid. I have decided to invest in your loan and wish you luck. DocH, there is no reason to insult someone based only on surface information. If you dont want to fund the loan, then move on...no need for your post.	Thank you for your positive comments!
Hello, I am interested in funding your loan. Could you please list your monthly expenses (mortgage, car loan(s), student loans, insurance, utilities, etc.)? Also, please consider verifying your income with Lending Club, as that will provide strong encouragement for others to fund your loan. Thank you! -Joe	Hi Joe I am going to gather my earnings and income info tonight and submit to the Lending Club. If necessary, after that, I will detail my monthly expenses. Have a great night!

Member Payment Dependent Notes Series 655764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655764	$20,000	$20,000	13.06%	1.00%	January 24, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655764. Member loan 655764 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Deutsche Bank	Debt-to-income ratio:	11.17%
Length of employment:	3 years	Location:	staten island, NY

Home town:
Current & past employers:	Deutsche Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > This loan is to consolidate my debt into one payment

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,459.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hi, The loan will cover: An interest only loan i took out about 2 years ago and it will cover 2 credit cards that have a balance combined of 9,000. My goal is to combine all 3 loans/creditcard debt into one payment.
I would like to fund your loan, but please answer the following question(s): Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	Hello, I'm working on obtaining this information and will advise shorty with the requested information
Could you list the balances and interest rates on the loan and credit cards?	Current account/balances are as follows: HSBC interest Loan: Face value was 10,000 and the requirement for this loan is 375.00 a month for 5 years. I have a current balance of 9,815.20 left.Im not sure what the rate is but i believe it accrues $ 4.51 daily. American Express Blue Credit card: Current balance is 3,430.56. Current interest rate is 14,24%. Chase Slate Credit Card: Current Balance is 5,333.06 and the APR is 11.24%. The total amount above currently is 18,578.88. Just so you know, I do have a seperate savings account which could cover the loan but i prefer not touching my savings account. Currently working at a bank in NY, i understand the importance of the loan and i have never been late with a payment. The Goal is to pay off each account above in full and have one payment which would pay off the Loan. Please let me know if you have any questions.
Hi I woud be interested in investing in your loan, but before that have a few quick questions: 1) are you the sole wage earner in your family? 2) What do you do at Deutsche Bank 3) How much is your interest only balance and what was the purpose of that loan? 4) Could you share some of the key montly expenses such as rent, cars, insurance etc. Thanks and good luck	Hi, Im not currently the sole wage earner in my house home. My wife works for a family owned restaurant. I Currently work in the middle office section of the bank. I also do catering on the side during the weekends. The interest only balance is 9,815.26 currently. I applied for the loan 2 years ago and proposed to my wife. My Rent is currently 1,500 a month and my car insurance is roughly 400.00 every 6 months. My expenses are low. I hope this information can be of assistance. Thank You.
Sorry to be nitpicky, but to analyze your risk as a borrower, we need to know a little bit more about your debts, so please answer each part of the question as completely as possible, especially those asking for amounts owed, APRs, and monthly payments. 1. Your profile lists about 5.5K in revolving credit balance, but you're claiming ~9K in credit card debt and asking for a 20K loan. What is the amount you owe per card, what is the APR, and what is the monthly payment? 2. Your profile lists you as a renter. What is the purpose of the interest only loan, what are the parameters of the loan (e.g. is it fixed rate at 3% for 5 years), how much is owed on the loan, what is the APR, what is the monthly payment?	Current account/balances are as follows: HSBC interest Loan: Face value was 10,000 and the requirement for this loan is 375.00 a month for 5 years. I have a current balance of 9,815.20 left.Im not sure what the rate is but i believe it accrues $ 4.51 daily. I send 400.00 a month to pay off this loan. I applied for the loan to propose to my wife 2 years ago. American Express Blue Credit card: Current balance is 3,430.56. Current interest rate is 14,24%. Chase Slate Credit Card: Current Balance is 5,333.06 and the APR is 11.24%. The total amount above currently is 18,578.88. Just so you know, I do have a seperate savings account which could cover the loan but i prefer not touching my savings account. Currently working at a bank in NY, i understand the importance of the loan and i have never been late with a payment. The Goal is to pay off each account above in full and have one payment which would pay off the Loan. Please let me know if you have any questions.

Member Payment Dependent Notes Series 655822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655822	$7,000	$7,000	14.17%	1.00%	January 24, 2011	January 30, 2016	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655822. Member loan 655822 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Gemm Communications	Debt-to-income ratio:	19.71%
Length of employment:	8 years	Location:	Fort Lee, NJ

Home town:
Current & past employers:	Gemm Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > Needing to replace my vehicle which I use in my business. I have a 35% down payment and need lenders to finance the rest. I am a reliable, mature borrower with an extensive positive credit history. Thank you for considering my request.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,971.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello & thank you for getting in touch! 1) I am a marketing consultant who advises small businesses who are developing an online presence. Our business develops websites and sets up marketing plans for offering products & services online. 2.) My intention is to pay off the loan within 36 months or less. Thank you again for your interest!

Member Payment Dependent Notes Series 655892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655892	$6,450	$6,450	10.37%	1.00%	January 24, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655892. Member loan 655892 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,500 / month
Current employer:	kasowitz benson torres & friedman	Debt-to-income ratio:	2.42%
Length of employment:	2 years	Location:	commack, NY

Home town:
Current & past employers:	kasowitz benson torres & friedman
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	32
Revolving Credit Balance:	$7,153.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is your position (brief job summary) with employer KBTF? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	my position is senior network engineer. I am responsible for all infrastructure systems which include email, storage, citrix, servers, routers & switches, virtualization & disaster recovery. The reason i selected 3 years was due to it was the only choice i saw besides 60 months. The truth is, the loan will be paid off within 7 months maximum. The reason i applied for the loan was to save myself a few dollars in interest with the credit card companies.
What was the cause of the delinquency 32 months ago?	I would not be able to provide a truthful accurate answer for 32 months ago. I could not even state how late the payment was.
Will you look at your credit report and let us know what the delinquency was about? Thank you!	How would a credit reporting agency know how to label a delinquency?. On my credit report it only states the duration of the lateness such 30,60 or 90.

Member Payment Dependent Notes Series 655893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655893	$5,000	$5,000	7.29%	1.00%	January 24, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655893. Member loan 655893 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	City and County of San Francisco	Debt-to-income ratio:	4.76%
Length of employment:	10+ years	Location:	Oakalnd, CA

Home town:
Current & past employers:	City and County of San Francisco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > I have been at my current employer for 11 years. I am in the process from separating from my husband and I need the loan to make the first and last month's rent and other various moving expenses.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	68
Revolving Credit Balance:	$5,751.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please elaborate on the purpose of your loan? Best of luck!	I am in the process of separating from my husband and I need the loan to make the first and last month's rent for an apartment rental and various moving expenses.

Member Payment Dependent Notes Series 655940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655940	$4,000	$4,000	10.00%	1.00%	January 24, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655940. Member loan 655940 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Utility Service Co., Inc.	Debt-to-income ratio:	13.99%
Length of employment:	1 year	Location:	Raynham, MA

Home town:
Current & past employers:	Utility Service Co., Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > This will consolidate all dept.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	16
Revolving Credit Balance:	$3,036.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 655990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655990	$12,500	$12,500	7.29%	1.00%	January 24, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655990. Member loan 655990 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	USPS	Debt-to-income ratio:	2.83%
Length of employment:	4 years	Location:	Bellevue, WA

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,067.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	I will be consolidating 2 credit cards and the rest of my student loan.
What do you do at USPS?	Letter Carrier

Member Payment Dependent Notes Series 656053

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656053	$10,000	$10,000	7.29%	1.00%	January 21, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656053. Member loan 656053 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,850 / month
Current employer:	n/a	Debt-to-income ratio:	8.23%
Length of employment:	< 1 year	Location:	Plano, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,316.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your profile says less than one year for length of employment. Where did you work prior to that?	I have been working as a contractor for the past three years. I have worked for Bank of America as well as a Texas Health Resources within the Dallas Metroplex
It says in your profile that you do not have a current employer are you currently unemployed? Why should I trust that you will be able to pay off your loan if you are relying on contract work as your main source of income?	Recently there was a death in my family and I needed to take time off to settle out my grandmothers estate. Working as a contractor during these periods makes it difficult for employment verification to take place. I will be returning back to work shortly and as you can see my income has been verified by the W2s I submitted. I have many connections in my industry with my unique skill set and certification level. There are only 500 CCVPs or less in the Dallas metroplex. This certification would guarantee that I would always have a job because it is in such high demand right now. This loan will be a dream come true for me because it will empower me to get the skills that are needed to be a useful productive member of society. The skill set I currently have although valuable is not advanced enough for the work I would like to do. The bootcamp I will be attending is only one month long and after that I will be certified and the income levels for people that hold this certification range from 65,000 a year to 100,000 a year. That is a 50% pay increase for me! I am very motivated to make this happen but I need your help. Thank you very much.

Member Payment Dependent Notes Series 656055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656055	$7,500	$7,500	14.91%	1.00%	January 24, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656055. Member loan 656055 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,875 / month
Current employer:	Prospect Mortgage	Debt-to-income ratio:	20.49%
Length of employment:	2 years	Location:	Valencia, CA

Home town:
Current & past employers:	Prospect Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	50
Revolving Credit Balance:	$3,578.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Prospect Mortgage?	I manage a team of 10 employees whose main role is to support end users with Prospect's Loan Origination Software. I also write requirements for projects which include software enhancements and bug fixes. I write full business requirements for these projects as well test them in different environments prior to migrating them into production. These are classified as Business Analyst and Quality Assurance functions.

Member Payment Dependent Notes Series 656099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656099	$4,800	$4,800	13.06%	1.00%	January 24, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656099. Member loan 656099 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Human Services Center	Debt-to-income ratio:	17.27%
Length of employment:	10+ years	Location:	Springfield, SD

Home town:
Current & past employers:	Human Services Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I plan to use these funds to pay off smaller debts that are choking me. I have worked hard to build up and improve my credit and continue to do so little by little. I want to get back on my feet so my money can become my own again instead of paying it out to so many other debtors. My children are growing quickly and I want to be able to save money instead of spend it. I am stable in my home and my job and plan to retire within my current position. Borrower added on 01/18/11 > I have auto deposit and payment made by auto withdrawal assures my payments to be on time. I have had 3 different loans through my bank and have a perfect record due to this wonderful option of auto withdrawal payment. Unfortunately, they ask for collateral and I don't have anything to offer at this time. I am a good person and guarantee no problems or concerns. Your help would be greatly appreciated and will give me the chance to get my life back. Thank you!

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	23
Revolving Credit Balance:	$1,029.00	Public Records On File:	1
Revolving Line Utilization:	85.70%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. The balance is 41,000. The assessed value in 2008 was 50,000 plus. I'm sure it has increased some since then.
What was the PUBLIC RECORD for?	Type your answer here.I don't understand. What public record are you referring to?

Member Payment Dependent Notes Series 656137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656137	$10,000	$10,000	14.54%	1.00%	January 21, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656137. Member loan 656137 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	memorial Sloan Kettering Cancer Center	Debt-to-income ratio:	6.88%
Length of employment:	1 year	Location:	brooklyn, NY

Home town:
Current & past employers:	memorial Sloan Kettering Cancer Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	40
Revolving Credit Balance:	$3,845.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at memorial Sloan Kettering Cancer Center and where did you work prior to that?	I am a registered nurse at MSKCC. Prior to that, I worked at MSKCC for four years in a different position.
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I intend to pay off the loan within 1-2 years.

Member Payment Dependent Notes Series 656157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656157	$7,000	$7,000	13.43%	1.00%	January 20, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656157. Member loan 656157 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,928 / month
Current employer:	Stony Brook Hospital	Debt-to-income ratio:	12.83%
Length of employment:	10+ years	Location:	Farmingville, NY

Home town:
Current & past employers:	Stony Brook Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > My house has a balance of $188,000 or so and its worth about $325,000.My job will take me to retirement.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	27	Months Since Last Delinquency:	6
Revolving Credit Balance:	$6,918.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Stony Brook Hospital?	I work in the Hospital Construction Crew as a Carpenter.We are off for Martin Luther Kings Birthday.We will be in tomorrow.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I will get back later since I am not home right now.
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I'm not sure at this time maybe 4-5 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	OK I am on my way home and will send the info soon.

Member Payment Dependent Notes Series 656165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656165	$10,000	$10,000	15.65%	1.00%	January 24, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656165. Member loan 656165 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Voce Communications	Debt-to-income ratio:	17.84%
Length of employment:	6 years	Location:	Winter Haven, FL

Home town:
Current & past employers:	Voce Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > I plan to use the funds to consolidate some high-interest credit card debt of which I am paying $1,300 a month currently for. What makes me a good borrower: I'm a responsible adult, with a credit score in 740 range. I've been employed with the same team for almost 7 years working on creating social media applications for start-ups and Fortune 100 companies. Borrower added on 01/17/11 > Combined household income > $130,000 Borrower added on 01/17/11 > More information: * Paying $1,300 a month now (double my minimum payments) * Looking to be able to save more a month by paying a note with a lower interest rate than all but one credit card. * Fixed monthly payments: $1690 (mortgage+insurance), $445 (car), $795 (bills & utilities), $250 (student loans) Credit Card Breakdown: $14,136 @ 13.24% 3,561 @ 25% 2,346 @ 25.99% 1,944 @ 27.24% 1,066 @ 17.24% 452 @ 22.8% 153 @ 17.24%

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,689.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello! Debts are as follows: (all credit card debt) $14136 @ 13.24% 3561 @ 25% 2346 @ 25.99% 1944 @ 27.24% 1066 @ 17.24% 452 @ 22.8% 153 @ 17.24% All of the cards and balances listed here *will* be paid off with this loan. Please let me know if you have any other questions, and thanks for your time!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	This is the 2nd time I've tried to answer this question - LC says my first answer gave too much personal info. Here goes: 1) $205,000 - 215,000 2) 59% of the time, Zillow.com is more than 20% off of home estimates in our area. Zillow says ~121,000 We've had an appraisal done that came in over $75k higher. Sorry for not being specific - not sure which part about my first answer that had specifics contained too much personal info.
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 479 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello! 1. I'm a systems administrator responsible for maintaining client web application availability and redundancy as well as ensuring it performs to the best it can. 2. Would commit to paying the 36 month payoff monthly payment ($813/mo). This is still more affordable than paying double the minimums + interest on my credit card debt ($1300/mo). 3. Yes.
What is the balance on your mortgage?	Hello! Current balance is ~$211,000...
When listing your CC debts and interest rates, you said that *all* will be paid off with this loan. The first debt alone is $14,000 ($14136 @ 13.24% ) and the lending club loan is only for $10000. Was that a typo or did you mean all debts except the first CC will be paid off? Thanks! Just trying to clarify.	Hello! To be completely transparent and honest - initially I did mean all debts, as the original amount I requested was for $24,000. However, due to "Insufficient credit experience on acceptable types of accounts (breadth, depth and/or length)" - LC reduced this amount to $10,000. So I plan on paying off all of the cards except for the one with the $14k balance.

Member Payment Dependent Notes Series 656171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656171	$20,000	$20,000	15.65%	1.00%	January 24, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656171. Member loan 656171 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Read King	Debt-to-income ratio:	17.69%
Length of employment:	1 year	Location:	Kingwood, TX

Home town:
Current & past employers:	Read King
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,615.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance approx $197,000 Zillow list home value at $256,500
I am interested in funding your loan it would help tremendously if you could answer the following questions for me: 1) What do you do at Read King? 2) Could you please list the balances of the credit cards you want to consolidate using this format: (credit card name - amount owed - interest rate - minimum monthly payment)? Example: CapitalOne: $2000 @ 25% - $150.00 3) Could you please list your monthly expenses such as mortgage/rent, cars, insurance etc? Thanks	1 & 2 answered - 2 cars ('99 & '04) both paid off - monthly expenses approx. $2500 Thank you for your interest - we are a family of four that does not live in excess, just want to get credit card debt eliminated.
I would like to fund your loan, but please answer the following question(s): Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	This loan will pay off 8 credit cards with a current balance of $18,799 and total min. pymts of $647. Interest rates range from 22.90 to 31.99
What is Read King and what do you do for them?	Real Estate company - Director, Property Mgmt www.read-king.com

Member Payment Dependent Notes Series 656207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656207	$10,000	$10,000	14.91%	1.00%	January 25, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656207. Member loan 656207 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Fidelity Technologies	Debt-to-income ratio:	18.28%
Length of employment:	10+ years	Location:	BURLINGTON, WI

Home town:
Current & past employers:	Fidelity Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > To payoff High interest credit cards and put into 1 payment. Borrower added on 01/17/11 > This loan will be helpful in that it will allow me to pay off about 5-6 small credit cards with a higher interest rate. This will put all those into 1 bill as well as saving me up to $300 a month, and thousands in interest. My monthly income exceeds my total bills by about $1200- $1400. Thank you

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,532.00	Public Records On File:	1
Revolving Line Utilization:	78.70%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Fidelity Technologies?	I am an Electronics Technician. I do routine maintenance and repairs on various training devices used by The United States Navy. To include Electronic, Mechanical and Pneumatic.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	According to Zillow the market value is $120500 and I currently owe $97398.
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is Public Record 94-months ago? What was final disposition? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	The public record was a bankruptcy, which was filed because of an accident and hospital bills, with no insurance I took out a loan to pay those bills, and a few other financial problems led me to that. It was finalized in July of 2003. My finances are fine today and I am 100% confident that if not for the bankruptcy my credit score would be MUCH higher, I know a bankruptcy is bad, but from it I learned to budget each month and currently have my finances budgeted out until the year 2014. I realistically have budgeted to pay this loan off within 2-3 years, I selected 5 to stay on the safe side. Thank you.

Member Payment Dependent Notes Series 656215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656215	$5,000	$5,000	7.29%	1.00%	January 25, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656215. Member loan 656215 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,900 / month
Current employer:	U.S. Army	Debt-to-income ratio:	5.57%
Length of employment:	5 years	Location:	SAVANNAH, GA

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I am currently active in the United States Army. I have been serving for 5 years. This loan is to cover a medical expense. Since I have started using credit I have yet to have an account go into delinquent status or missed a payment on an account. Borrower added on 01/19/11 > repayment is not an issue. I am requesting the loan to pay a lump sum which will be due to cover the medical expense. I definitely will not let you investors down.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,001.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this an ongoing medical issue? Can you list all of your current debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these you'll be paying off with this loan? Also, what is your rank, pay grade, and ETS?	no thankfully, its not ongoing, one time payment for a surgery not covered with the military. credit card - 2300 - 18% - 75/month store card - 940 - 10% - 100/month store card - 730 - 14% - 70/month credit card - 4800 - 9% - 140/month vehicle payment - 1000 - 8.82% - 198/month I plan on using any left over from the medical to bring down the balance on the 18% card. Currently I am an E-6 who just reenlisted so i have 4 more years. I hope I have answered your question. have a great day.

Member Payment Dependent Notes Series 656227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656227	$6,000	$6,000	14.54%	1.00%	January 20, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656227. Member loan 656227 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,648 / month
Current employer:	UT Southwestern Medical Center	Debt-to-income ratio:	22.96%
Length of employment:	7 years	Location:	Richardson, TX

Home town:
Current & past employers:	UT Southwestern Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > This loan is for Bill consolidation and to Repair my Heater. I have been at my current job for 7 yrs and 8 months. Borrower added on 01/18/11 > I do website maintenance for a living. My job is extremely stable since luckily it is a state job. Borrower added on 01/19/11 > I am a good borrower because all of my bills are paid automatically on my pay day. I have had no delinquencies, beyond one medical bill, that I will be paying with this loan.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	30	Months Since Last Delinquency:	10
Revolving Credit Balance:	$10,767.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. I have no Home Equity Lines of Credit. I owe $70,747 at this time. When I bought my Condo in 2009 it was appraised at $78,000.
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a web site specialist. I administer the web and do front end design and help desk work for our end users. I hope to pay off the loan in less than three years if possible.
Why two delinquencies in just the last 8 months?	When I look at my credit report I only see one delinquent account. It is a medical bill that I would pay off with this loan. It was for a surgical procedure. The other item that you see was delinquent was a student loan that was put in forbearance and is now being paid on time as scheduled.

Member Payment Dependent Notes Series 656243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656243	$8,000	$8,000	10.74%	1.00%	January 25, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656243. Member loan 656243 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	First 1 Financial Corp.	Debt-to-income ratio:	13.02%
Length of employment:	5 years	Location:	braintree, MA

Home town:
Current & past employers:	First 1 Financial Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > This is a simple credit card consolidation loan. I live in a duel income residence with my spouse paying the mortgage as her income is substantially more than mine.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	25
Revolving Credit Balance:	$15,702.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 656251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656251	$15,000	$15,000	12.68%	1.00%	January 24, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656251. Member loan 656251 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	TSI, Inc.	Debt-to-income ratio:	22.70%
Length of employment:	7 years	Location:	Old Bridge, NJ

Home town:
Current & past employers:	TSI, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I am good borrower because I have a stable job with a firm that has been in business for over 26 years. I personally have been at the firm for over 7 years. The loan will be used to close an American Express account and pay the debt off with a lower interest rate.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	23
Revolving Credit Balance:	$14,172.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why the delinquency 23 months ago?	It was a miscommunication between my wife and I. She thought I paid it online and we were late by a few days on a $30.00 payment or something around that amount.

Member Payment Dependent Notes Series 656292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656292	$6,000	$6,000	6.92%	1.00%	January 25, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656292. Member loan 656292 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	SOPACO, INC.	Debt-to-income ratio:	5.54%
Length of employment:	8 years	Location:	ROCK HILL, SC

Home town:
Current & past employers:	SOPACO, INC.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > I appreciate all of y'all's support. What a great way of investing and helping out each other

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,774.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 656300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656300	$8,000	$8,000	15.65%	1.00%	January 21, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656300. Member loan 656300 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	COUNTRY Financial	Debt-to-income ratio:	12.60%
Length of employment:	3 years	Location:	Henderson, NV

Home town:
Current & past employers:	COUNTRY Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > Hello everyone. I plan on using the loan to payoff my credit cards. I have good credit and always pay my bills on time. My work is very stable and business is booming. Thank you for your consideration and I'd be happy to answer any questions that you may have.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,098.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at COUNTRY Financial?	I sell insurance.
Please tell us about the debts you will consolidate. How will your interest rates and payments change?	I have several credit cards that I will be consolidating. My current blended rate is 19%. This consolidation loan will lower my payments by approximately $50 per month.

Member Payment Dependent Notes Series 656304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656304	$10,000	$10,000	13.43%	1.00%	January 24, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656304. Member loan 656304 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,358 / month
Current employer:	n/a	Debt-to-income ratio:	5.19%
Length of employment:	n/a	Location:	Springfield, VA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I will use the funding from this loan to payoff/refinance several high interest credit cards that were used for several major and unexpected expenses last year (nearly $4,000 for preventive maintenance on my 7-year-old car, which is paid for; a trip to help a terminally ill family member; and the hospitalization of a new puppy. I manage my budget carefully, and am a very responsible borrower with a good credit rating. The funding of this loan would help me bring my good credit rating back to excellent. I'll have these cards paid off and will be able to pay the debt down much faster because of a lower interest rate. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,438.00	Public Records On File:	0
Revolving Line Utilization:	88.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your question. I answered it a couple of days ago, but maybe it didn't get through since the question is still appearing on my summary page. I refinanced in Sept 2010 to a much lower interest rate (4.375%). The principal owed is $279,296.61 with no HELOC. At that time, the house was appraised for $280.878. Currently, homes in my community similar to mine are selling for around $295,000 to $305,000.
Employer or current source of income?	Thank you for this question. I am retired from the Federal Government after a career of 33-1/2 years. I retired under the old CSRS system and am guaranteed a lifetime pension. My annual pension (for 2011) is 76,188.
I would like to fund your loan, but please answer the following question(s): Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	Thank you for your question and consideration. The cards, balances, interest rates, and minimum monthly payments are: Chase Visa, $4,900 @13.75%, $105 monthly; Citi Mastercard, $3,500 @25.24%, $85 monthly; and Care Credit (GE Money), $1,600 @24.99%, $55 monthly. The current monthly payment for all three combined is $245. Funding of this Lending Club loan would allow me to pay off these cards, cancel them, and save thousands in interest.

Member Payment Dependent Notes Series 656308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656308	$12,000	$12,000	12.68%	1.00%	January 24, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656308. Member loan 656308 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Northgatearinso	Debt-to-income ratio:	10.12%
Length of employment:	< 1 year	Location:	Cincinnati, OH

Home town:
Current & past employers:	Northgatearinso
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > This loan will be used to pay off some high APR credit cards I had while going through college. I have a stable income now and need some help getting my finances straighten out.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,697.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list yourd debts with APR % and monthly payments paid to each per month.	$4,436.91 APR 14.24% Monthly $100.00 $3,879.46 APR 27.24% Monthly $128.00 $2,604.68 APR 13.24% Monthly $ 100.00 $2,473.67 APR 15.24% Monthly $ 100.00 I pay more than the minimum for each card and can pay the monthly costs without trouble. I wanted to combine my credit debt and work towards paying it all off without incurring high interest rates.

Member Payment Dependent Notes Series 656319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656319	$8,000	$8,000	5.79%	1.00%	January 24, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656319. Member loan 656319 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,200 / month
Current employer:	Columbus State Uni.	Debt-to-income ratio:	21.59%
Length of employment:	8 years	Location:	Columbus, GA

Home town:
Current & past employers:	Columbus State Uni.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > would like to cancel account,vehicle sold while waiting for funding Borrower added on 01/22/11 > can this loan be used for another vehicle since that one sold ?can loan be transfered to another vehicle?

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,470.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1 no,2 B 3 no 4 dont know,5 17.5yrs.
Sorry to hear that the car you were looking at is sold. Have you found another one that you are interested in yet? Your loan is 83.44% funded right now, with about 9 days left, so it looks like it will 100% fund, and you will be able to purchase a different car. What do you do at Columbus State U?	Hi, No not yet but still looking, something in same price range and style .Thanks,Bob I work in bldg. maintence at the River Park campus.Several 1830's era bldgs. always something for a carpenter [me] to do.

Member Payment Dependent Notes Series 656423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656423	$11,000	$11,000	13.06%	1.00%	January 21, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656423. Member loan 656423 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Flir Systems	Debt-to-income ratio:	11.61%
Length of employment:	7 years	Location:	Santa Maria, CA

Home town:
Current & past employers:	Flir Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	77
Revolving Credit Balance:	$10,161.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Flir Systems?	Equipment Maintenance Techncian with Flir.
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 517 are today. Not all $10K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	(1) Flir systems. I am an Equipment Maintenance Techician - I maintain the repair of production equipment for one building. Perform the preventive maintenance and do upgrades. (2) 4 to 5 years realistically. (3) I may accept a partially funded loan.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $209,100.00 2. $298,500.00

Member Payment Dependent Notes Series 656487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656487	$18,000	$18,000	13.80%	1.00%	January 24, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656487. Member loan 656487 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	American Academy of Family Physicians	Debt-to-income ratio:	21.01%
Length of employment:	9 years	Location:	Leawood, KS

Home town:
Current & past employers:	American Academy of Family Physicians
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,298.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for American Academy of Family Physicians?	I'm an editor for one of the AAFP's medical journals.
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 479 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. See above 2. If loan is funded 100%, I expect to be able to repay in a little under 2 years. 3. Absolutely will accept partial funding. Highest APR on my CCs now is 24%, so being able to consolidate even some of my debt at a lower rate helps.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Mortgage balance is $242,500. No HELOC 2. Market value is $281,000

Member Payment Dependent Notes Series 656493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656493	$8,000	$8,000	13.43%	1.00%	January 24, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656493. Member loan 656493 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	briarcliff manor ufsd	Debt-to-income ratio:	14.63%
Length of employment:	10+ years	Location:	port jervis, NY

Home town:
Current & past employers:	briarcliff manor ufsd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > really need to get this done asap person is waiting to complete the transaction thanks for all your help, Larry Borrower added on 01/21/11 > i also make money plowing snow in the winter and this winter has been great so far here in the east

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	2
Revolving Credit Balance:	$7,385.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	140,000owe. Worth 250,000
What is briarcliff manor ufsd and what do you do there ? For what will loan proceeds be used ?	School district and snowmobile and trailer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I'm a maintenance mechanic in a school district and also have a small lawn business. Plans are to pay off asap. Thanks Larry

Member Payment Dependent Notes Series 656522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656522	$10,000	$10,000	12.68%	1.00%	January 21, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656522. Member loan 656522 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Pennsylvania Higher Education Assistance	Debt-to-income ratio:	19.04%
Length of employment:	10+ years	Location:	Harrisburg, PA

Home town:
Current & past employers:	Pennsylvania Higher Education Assistance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > I am a single mother of one beautiful 7 year old, although I know I made this debt, I have a hard time looking at the amount of interest I am paying to so many different companies. I pay my bills faithfully as my credit will show, have not missed any EVER, I just would like one payment a month on one due date instead of so many due on different days of each month. I have been employed at the same place for over 19 years, it will be 20 in November of 2011, I am dedicated and faithful to my obligations. Thank you in advance for taking the time to consider me, you will not be disappointed if you help me! Thank you

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,017.00	Public Records On File:	1
Revolving Line Utilization:	84.20%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Pennsylvania Higher Education Assistance?	I am a Supervisor in the Claims department. I have worked for PHEAA since November of 1991 in various rolls, however Supervisor has been my roll for the last 3 years.
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello, I am currently a Supervisor with Pennsylvania Higher Education in the claims department. My responsibilities currently fall under the RISK part of not getting a claim paid and ways to eleviate liability to my employer. I have been employed with them since November of 1991. I plan on having this loan paid off in no more than two years. Thank you for your consideration
I would like to fund your loan, but please answer the following question(s): 1) Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. 2) Please explain the public record that appears on your credit report from about 10 years ago. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	American Express - $989.00 13.99% Capital One - $1730.00 - 11.15% - $35.00 Capital One - $442.00 - 11.15% - $35.00 Dell Financial - $1766.00 - 29.99% - $60.00 Orchard Bank - $800.00 - 12.90% - $35.00 Target Visa - $984.00 - 23.24% - $30.00 WalMart - $3202.00 - 22.90% - $150.00 Discover - $1000.00 - 19.50% - $50.00 The Public Record was due to a bankruptcy that was unavoidable due to medical issues. It will be removed from my credit report next month.
I am going to help fund your loan and I wish you and your daughter well. Cut up some of your credit cards please!	Thank you so much! And just so you know, I shredded them ALL! Never to be used again! Thanks again!

Member Payment Dependent Notes Series 656652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656652	$20,000	$20,000	15.28%	1.00%	January 25, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656652. Member loan 656652 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Waterfall Mobile	Debt-to-income ratio:	7.04%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Waterfall Mobile
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	12
Revolving Credit Balance:	$20,087.00	Public Records On File:	0
Revolving Line Utilization:	94.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Waterfall Mobile and what do you do there?	Briefly, Waterfall Mobile is a software company that builds a mobile marketing CRM product and has a mobile platform that can be used to build other mobile software applications. I'm director of engineering there.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you. The total loans amount is 614K. The home value is 650K.
Please answer the following questions: --What were the circumstances that led to the delinquency 12 months ago (per the credit report)? --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Please advise on how you accumulated $20k in revolving debt. Thanks!	thanks. - online banking error. i sent my payment to citibank cards (credit card) instead of citibank mortgage. Didn't find out about the error until 3 months later when citimortgage sent me a letter. I resolved it with them. - liquid assets/401K: 160K - debt: mostly due to a change in jobs which was a 25% decrease in pay. the job was actually a promotion in terms of responsibility (from sr engineer to director) but was at a start up (so lower pay, more options). initially i was getting bonuses that offset the 25% reduction (mostly) but when the recession hit, bonuses stop and i had to resort to putting expenses on my credit card. i then reworked my mortgage to lower my payments but the credit card balances at that point were already high. i've been trying to pay them off ever since, but at 30% APR it's tough. hence the loan here.
Hi Couple of questions:- 1. ) Please list all your open (used or not used) credit lines / credit-cards, APRs', outstanding balances, monthly payments for each, durations and please highlight the ones that would be paid off with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx	two credit cards for a total of ~20k in outstanding balance. min payments combined are ~700/mo. I usually pay out 1k/mo to try to bring down the balance quicker. the rest of your questions have been answered already.

Member Payment Dependent Notes Series 656790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656790	$11,000	$11,000	14.91%	1.00%	January 24, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656790. Member loan 656790 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	USAF/DOD	Debt-to-income ratio:	19.70%
Length of employment:	10+ years	Location:	Layton, UT

Home town:
Current & past employers:	USAF/DOD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > Hello Everyone. My wife and I are in the process of home ownership for the first time! I am posting this loan so that we may pay off some high interest debt to allow us to afford a home of our own. I have a steady job that I have been in for 23 years. I work for the Federal Government Civil Service now in Utah. I am a 15 year Air Force Veteran and have taken part in Operation Desert Shield/Storm, Operation Just Cause, and the NATO Operations in Bosnia and the former Yugoslavia. I am a tireless dedicated worker and I am on time with all my financial responsibilities. I am just asking you, the members, to give a me an opportunity to becaome a home owner. I will not let you down in this financial obligation. I ask that you please give my application serious consideration. Thank you for your time.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,589.00	Public Records On File:	1
Revolving Line Utilization:	45.90%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Civil Service GS/WG Pay Grade? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello Sir/Ma'm. I am a WG 10 Step 5 Civil Service, not active duty. I work a Full 40 hours a week. I intend to pay off the loan by the 3rd year. I hope this helps, and thanks for your interest!
I would like to fund your loan, but please answer the following question(s): 1) Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. 2) Please explain the public record on your credit report from 8 years ago. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	American General / $5900 / 27% / $220 month Select Comfort / $2068 / 24% / $85 month Select Comfort (for mother in law) $2167 / 24% / $90 mo Chase / $1925 / 29.24% / $85 month I dearly appreciate your interest in helping me fund this loan. I know you work hard for your money, especially in these financial times. I will not let you down. Have a great day!!
Sorry, I have to ask. What was the public record from 8 years ago? Are you the sole financial provider or does your wife work?	No need to be sorry, the Public Record 8 years ago was from a bankruptcy that took place after my divorce in 2002. Mt ex and I earned roughly the same ammount in pay. In the divorce I basically incured all the debt and left me high and dry. I did not have any family members that could help me out financially, or I would have gone that route. As for my current spouse, yes she does work. She brings home roughly $1700 a month Take Home pay.
What other major monthly expenses do you have? rent, car loan, etc. ?	car payment $262 month. Insurance $74 monrth. Do you want all my bills?
You will receive an email when the borrower answers your question.	I did not receive any message.......

Member Payment Dependent Notes Series 656877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656877	$9,250	$9,250	16.40%	1.00%	January 25, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656877. Member loan 656877 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Charter Media	Debt-to-income ratio:	22.30%
Length of employment:	10+ years	Location:	Conover, NC

Home town:
Current & past employers:	Charter Media
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,628.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Only one loan on house thru Flagstar Bank Mortgage balance is: $96,896.05 as of 1/15/2011 Market value (app. on 6/25/2010) $111,275.00
Please tell us about the debts you will consolidate. How will this loan change your interest rates and payments?	This will combine 8 higher intrest cards my wife and I have. and reduce the monthly payment by more than 1/2..

Member Payment Dependent Notes Series 656937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656937	$4,000	$4,000	10.37%	1.00%	January 21, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656937. Member loan 656937 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,833 / month
Current employer:	Philips	Debt-to-income ratio:	13.62%
Length of employment:	4 years	Location:	las vegas , NV

Home town:
Current & past employers:	Philips
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	18
Revolving Credit Balance:	$16,220.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 656945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656945	$5,500	$5,500	13.43%	1.00%	January 24, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656945. Member loan 656945 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Daedalus Projects Inc	Debt-to-income ratio:	9.92%
Length of employment:	1 year	Location:	Auburndale, MA

Home town:
Current & past employers:	Daedalus Projects Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	77
Revolving Credit Balance:	$12,858.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Daedalus Projects Inc and where did you work prior to that?	I am a Assistant Project Manager for a Consulting Firm. We consult public and private towns, universities and companys with their construction projects. Prior to that I was a Project Architect for an Architectural Firm (Gensler) in Boston for 6 years.

Member Payment Dependent Notes Series 656967

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656967	$8,750	$8,750	12.68%	1.00%	January 21, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656967. Member loan 656967 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	C. R. Bard, Inc.	Debt-to-income ratio:	14.75%
Length of employment:	2 years	Location:	Nutley, NJ

Home town:
Current & past employers:	C. R. Bard, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I will be using the funds to consolidate all my credit card debt that I have been trying to faithfully pay off. I pay all my cards each month but with the interest rates being so high I hardly make a dent. I have a very stable job and want to get out of debt as quickly as possible. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,336.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you do at your present employer? what did you do at your previous employment? For how long did you work at the previous employer?	I am a legal assistant at a medical device company. In April of this year I will be at my current job for 3 years. the company I work for is very stable. Before this job I worked for a law firm for 3 years as well. I have never been out of work. I have consistently worked in my field for the past 20 years.

Member Payment Dependent Notes Series 657003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657003	$1,200	$1,200	13.80%	1.00%	January 24, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657003. Member loan 657003 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	sheila greco associates	Debt-to-income ratio:	22.16%
Length of employment:	10+ years	Location:	gloversville, NY

Home town:
Current & past employers:	sheila greco associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	58
Revolving Credit Balance:	$6,014.00	Public Records On File:	1
Revolving Line Utilization:	43.90%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 657043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657043	$9,000	$9,000	13.80%	1.00%	January 21, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657043. Member loan 657043 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	Mobile Complete, Inc.	Debt-to-income ratio:	6.91%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Mobile Complete, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > Loan will be used to repay other indebtedness at higher interest rate increasing monthly cash flow. Borrower added on 01/18/11 > Actively built up excellent credit history after divorce 6 years ago. Plan to be debt free in 18 - 24 months. Strong monthly household income. Borrower added on 01/19/11 > 5 year job history in senior management role.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	74
Revolving Credit Balance:	$8,588.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Thank you for the question and considering my loan. The debts are as follows: CitiFinancial $7,468 $271 per month AmGen $4,840 - $207 per month USAA $3,746 - $100 per month Santander $3,773 - $326.59 per month
Hi, have a few quick questions: 1) what do you do for Mobile Complete? 2) Are you the sole wage earner in your family? 3) It seems you have $20k debt but you only plan to consolidate $9k out of it? 4) you have excellent income but wanted to ask how is you monthly budget looks like, I heard living in SFO could be pretty expensive - thank you	Thank you for considering my loan and the questions. 1> I am a senior executive 2> No, my wife has a full time job 3> It is all about refinancing the debt that has a higher interest rate than this loan - the $9,000 will repay 90% of it. I took out some debt about a year ago in order to rebuild my credit rating and experience. I have been paying it down over the past year. The other debt is a car loan (which is paid off in Nov 2011) and revolving debt which has the same or lower interest rate. 4> Yes, SF is an expensive place to live but with 2 incomes it is easily manageable. However, I very actively manage my budget and that is why I am confident that I will eliminate all of my debt within 18 months. As an aside I just found out about LendingClub as an alternative to traditional financing.
Do you remember what happened with the missed payment six years ago?	Thank you for considering my loan. As for your question it was related to my ex-spouse's credit card which was then paid off.

Member Payment Dependent Notes Series 657067

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657067	$4,800	$4,800	16.02%	1.00%	January 21, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657067. Member loan 657067 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Interactive Motion Technologies	Debt-to-income ratio:	5.10%
Length of employment:	2 years	Location:	Medford, MA

Home town:
Current & past employers:	Interactive Motion Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > Using funds to pay off credit cards. I am a good borrower and have not been late on any payments in over 3 years. This loan is below my monthly budget.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,347.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the delinquency from 29 months ago?	According to Equifax I had only one $15.00 payment late in over 6 years of having the credit card. Most likely a week over the due date. Lookd like the only late payment on my credit report.

Member Payment Dependent Notes Series 657107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657107	$4,000	$4,000	11.11%	1.00%	January 24, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657107. Member loan 657107 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	US Army	Debt-to-income ratio:	20.49%
Length of employment:	6 years	Location:	watertown, NY

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > I work for the us army and will be employed with them for the next 4 years until I extend my contract for another 6, my job Is very stable the purpose of this loan is to consolidate some bills I have and make it easier to manage with one payment. My monthly income is over 3000 without bonuses.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	11
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) U S Army Rank? Pay Grade? Enlisted member ETS? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am a sgt e-5 Infantry I have been in 6 years so far my ets is 2014 I intend on keeping the loan no longer then 2 years. Thank you for the information and a partially funded loan would help but I am looking for 100 pct. I intend to pay off the loan within 3 years.
What was your delinquency in the last year and what debts are you going to be paying off with this loan? Lending Club shows no revolving debt.	The debt is for some credit cards my wife got during my last deployment they have very high interest rates on them so paying them off is my intention, I did miss a car payment when I was deployed

Member Payment Dependent Notes Series 657132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657132	$3,000	$3,000	16.40%	1.00%	January 20, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657132. Member loan 657132 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	macys	Debt-to-income ratio:	2.50%
Length of employment:	4 years	Location:	pittsburg, CA

Home town:
Current & past employers:	macys
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,485.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What will you buy with this loan?	I'm actually using it to purchase a laptop and a few other supplies for my school year!

Member Payment Dependent Notes Series 657172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657172	$13,250	$13,250	13.43%	1.00%	January 24, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657172. Member loan 657172 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,277 / month
Current employer:	State of Oregon - Fish and Wildlife	Debt-to-income ratio:	18.30%
Length of employment:	10+ years	Location:	Hillsboro, OR

Home town:
Current & past employers:	State of Oregon - Fish and Wildlife
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > This loan is to refinance existing debt only and not add new debt. I have been strategically planning for the last couple of years to be debt free within the next 3-5 years. At the same time I have increased savings with an emphasis on my Roth IRA. I would like to refinance some existing debt to increase monthly cash flow so I can further increase my savings and retirement account contributions monthly. I have no bad marks on my credit report and no late payments. I am a current Lending Club member and have had no late payments or other issues. This loan will decrease my debt to income ratio. I have been employed by the same company for over 30 years and have a stable job with seniority. Thank you for your consideration! Borrower added on 01/18/11 > In regards to previous and current Lending Club loans I have made 33 successful loan payments with no issues or problems. Information on monthly budget: Approximately $4600 net income monthly. Monthly expenses for housing, insurances, utilities, phone, cable, internet, credit card and loan payments, and savings are approximately $3150 total. I recently paid off a car loan. This leaves $1450 monthly for other expenses. If this loan is successful my monthly credit/loan payments would decrease by $300. This gives me the opportunity to increase savings and increase revolving debt payments. Again my goals are to accelerate debt reduction and increase retirement savings. Borrower added on 01/22/11 > Thanks so much for those of you supporting my loan! This really does help me reach my financial goals! For those still considering don't hesitate to ask me any questions. Peace.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,789.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi Thanks for your interest in my loan request. (1) I have been a wildlife biologist for the past 33 years with a state agency. I have been in my current position for 21 years and hold the longest status in a top level biologist grade. I deal mostly with migratory game birds including population assessment and habitat conservation. (2) It would not be unrealistic for me to pay off this loan in a shorter time span than 5 years but as indicated in my loan request I am trying to free up cash flow in the short term to improve savings for retirement investments so that would be weighed in a final decision to pay off the loan early. (3) A decision to take a partially funded loan would depend on the amount and how it would help with my overall finances. Much of my current debt has reasonable terms. This loan request is to refinance a current loan. Partial funding would have to be assessed as I am not just interested in shifting around debt from one source to another. But depending on the amount, there could be an advantage. I hope this answers you questions. I would like to state that I have experience with Lending Club loans and a 100 percent repayment record. This loan is to refinance current debt, not to add new debt with a primary goal to improve cash flow for savings and keep on a path to debt free status in the next 3-5 years. Thanks for your consideration!
Me again. Thanks for reply. You're Oregon State CCivil Service employee and have 30 plus years service. This loan definitle will 100 Pct fund. Over and out. Lender 505570 US Marine Corps Retired. .	Thanks for the comment. I can only hope! I consider myself responsible and no risk for lenders.
can you tell us what debts you have? (including any from lendingclub) please list lender, amount, interest rate, one debt per line. thanks	Hi - Installment: Lending Club $12,600 11.83% First Tech CU $10,889 8.54% Revolving: Banner Bank $9500 8.00% US Bank $3654 12.00% Wells Fargo $1200 15.00% First Tech CU $3566 6.00% My current revolving utilization is at 30%. Current DTI is 18.3 and would drop to 15.7 with this loan. This loan would be to refinance my current Lending Club loan which I have made on time payments including additional payments over minimum. This loan would reduce my current payment by $325. On all debt I am working towards being debt free in the next 3-5 year window while at the same time increase monthly contributions to savings and retirement. This loan meets both goals. I also had another Lending Club loan that has been paid in full. All together I have made 33 successful Lending Club payments on time with no issues. Thank you for your consideration.
Hi Bradley Thanks for the info As far as your older lendingclub loan, if you made 33 payments on it, is there any principal left to pay off? I thought the older loans were all 36 month term? -PizzaAddiction	Hi. The total number of payments I referenced were for my current open loan and a previous paid in full loan from Lending Club combined. I have made 11 payments on my current open loan and the balance is $12,600. My loan request minus fees will refinance that loan. Again my goal is to keep on a path of reaching no debt within 3-5 years while at the same time increasing savings contributions. Hope this helps. Thanks!
Why are you refinancing an existing Lending Club loan with an 11.83% interest rate with a new loan at a higher rate of 13.43%? Was the term of your old loan shorter than 60 months? What is the current monthly payment on your old LC loan? I'm not sure how you can save $325/mo on your monthly payment with this loan unless the old loan had an extremely short term.	Hi The existing loan I have with Lending Club was for 36 months and was originated prior to Lending Club allowing 60 month loans. The current loan was for a higher amount and the monthly is $597 but I have been paying an extra $25 for a few months. The payment for the new loan would be $304 which would lower monthly payments by over $300. I have paid 11 installments on the current loan. Yes the interest rate is slightly higher but similar and with a longer term. I took that into consideration when I got the rate offer from Lending Club. In the last couple of months I have had other opportunity to refinance some of my other debt and if successful with this loan I will have increased my monthly free cash assets by more than $700. I have been able to keep reasonable rates and terms. I would use these additional funds to increase savings for emergencies, increase my contributions to my Roth IRA, as well as not accumulate further debt. I will likely focus on some extra payments on revolving debt. My goals are to have additional funding for savings (retirement, emergency), lower my DTI, and keep on a path of credit card debt reduction. This loan I believe assists with all those goals. Thanks much for any consideration of funding!

Member Payment Dependent Notes Series 657199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657199	$3,500	$3,500	7.29%	1.00%	January 24, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657199. Member loan 657199 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Department of Homeland Security	Debt-to-income ratio:	9.47%
Length of employment:	3 years	Location:	Bridgewater, NJ

Home town:
Current & past employers:	Department of Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I currently have a stable job with over 3 years of employment. I am a good borrower as you could see from my previous loans and credit card statements of no late payments and always pay more then minimum payment. My monthly is budget is $4,500.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,809.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Department of Homeland Security? Are you a Federal Employee or hired contractor? If Federal Employee, what is your grade level?	I am a Federal Employee, GS-11 + overtime
Are you a) buying a used F250? b) paying off existing car debt? Also, why don't you use dealer's financing? Thank you!	I am looking to get a Frame Off Restored 1971 Ford F250, from a private seller not a dealer...Heard About lending club and thought I would try it out as a loaner, then try lending. thanks
Hi, have a few quick questions 1) Are you the sole wage earner in your family? 2) do you have any debt? 3) how does your monthly budget look like - just the main expenses such as rent, cars, insurance, etc. Thanks	1.) Yes, I am single, with no children 2.) I have roughly 2,000 in credit 3.) Monthly budget, - Rent= 0 - Car = $480 - Insurance is $360 quaterly - and I pay over minimum payment on Credit cards so between $200-300 payments

Member Payment Dependent Notes Series 657325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657325	$10,750	$10,750	12.68%	1.00%	January 24, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657325. Member loan 657325 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,506 / month
Current employer:	horizon incorp	Debt-to-income ratio:	22.59%
Length of employment:	10+ years	Location:	bedford, OH

Home town:
Current & past employers:	horizon incorp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,757.00	Public Records On File:	2
Revolving Line Utilization:	25.50%	Months Since Last Record:	59
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 657358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657358	$20,000	$20,000	14.54%	1.00%	January 25, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657358. Member loan 657358 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	Bank Of America	Debt-to-income ratio:	7.74%
Length of employment:	< 1 year	Location:	Charlotte, NC

Home town:
Current & past employers:	Bank Of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,646.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Bank Of America and where did you work prior to that?	Hi, I am subject matter expert for Consumer and Small business banking and we implement software systems to support this business. I am in IT for last 12 years and prior to this I was working in IT division of General Motors in Detroit.
Would you list the balances of your credit cards you want to consolidate, amount owed, the interest rate and the minimum monthly payment of the credit cards you want to payoff. Please use the following format. (Credit card name - amount owed - interest rate - minimum monthly payment). (example) 1. Discover Card - $552.67 - 29.9% - $15.00 mo 2. Amex - $1259.56 - 29.9% - $28.00 mo Thank you.	Chase Master - 3752.90 - 93.00 - 18.24% Chase Visa - 3647.21 -72.00 -7.24 City - Master - 13655.11 - 216.81 - 17.99% ========================================= Total : 21055.22 Total Min Payment: 381.81 Want to consolidate all in to one account and become debt free in less than three years.
What was your start date with BOA?	Started in April 21, 2010 as a consultant and accepted fulltime on Oct 2010.
Hi Couple of questions:- 1. ) Please list your open remaining two (used or not used) credit lines / credit-cards, APRs', outstanding balances, monthly payments for each, durations and please highlight the ones that would be paid off with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx	1) The following will be paid-off with this loan Card Name - Total Balance - Min Pay - APR Chase Master - 3752.90 - 93.00 - 18.24% Chase Visa - 3647.21 - 72.00 - 7.24% City Master - 13655.11 - 216.81 - 17.99% Following Cards do not have any balance American Express - No Max limit - 11.5% APR Orchard Bank - 2000 - 9% APR Capital One - 500 - 14.5% APR 2) Take Home Salary 5000.00 (After Health Insurance, 401 etc) - Total Salary is 98K/Annum Expenses - 2500.00 to 3000.00 ( 950 Rent , 350 Utiliteis, Car 200) Applied allowances for W2 - 0 . Will file tax returns with 3 allowances.

Member Payment Dependent Notes Series 657378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657378	$25,000	$25,000	10.74%	1.00%	January 25, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657378. Member loan 657378 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Procter & Gamble	Debt-to-income ratio:	18.49%
Length of employment:	6 years	Location:	Powder Springs, GA

Home town:
Current & past employers:	Procter & Gamble
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > This loan is re-finance the loan received by members of Lending Club back in June of last year. My credit has improved and I have been approved for a lower interest rate which I want to take advantage of. My existing account will be paid in full and I will maintain this new account with the lower interest rate and montly payment.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	71
Revolving Credit Balance:	$12,389.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi lender! Thanks so much for your questions! Let me break down answers for you in a similar fashion that you asked: 1) I am a Senior Chemical engineer with Procter & Gamble. As a senior engineer, I manage a portfolio of engineering projects. I currently have 2 direct reports on my team to help execute these projects. I am currently working in our Duracell business designing chemical processes across both our anode and cathode operations. 2) I intend to pay-off close to the 3 YR mark. I would say between 2.5 - 3 YRs. 3) If I receive only partial funding initially and then after re-listing again only receive partial funding, yes I will likely take the partial funds and pay down my existing lending club account with all funds received.
What is your LC Loan ID# for previous loan?	Hi and thanks for your question! Previous loan number is 501095.
Hi, Your revolving credit balance is listed at ~$13k. What is the purpose of a $25k loan? Thank you,	Thanks for the inquiry! You are correct. My credit card or revolving balance is 13k but I have an installment loan with lending club which is what I intend to use this 25k for.
Hi..Can you please provide the current interest rates you are paying on credit cards and on LC loan.	Thanks for your question! The loan that I intend to use this money to pay off currently carries a 15.33% interest rate. This was the loan received from Lending Club members last June. I do not intend to pay off any other credit cards with these funds.
Hi, have a few quick questions - are you the sole wage-earner in your family? How much is the loan outstanding with LC? Thanks	Hi. Thanks for your question! Yes, I am single and thus a sole wage-earner. I believe the pay-off amount with the existing LC loan is around $23K.

Member Payment Dependent Notes Series 657388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657388	$10,000	$10,000	14.54%	1.00%	January 25, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657388. Member loan 657388 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Levy Restaurants	Debt-to-income ratio:	25.27%
Length of employment:	10+ years	Location:	Monterey Park, CA

Home town:
Current & past employers:	Levy Restaurants
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,469.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I currently work for Levy Restaurants in Los Angeles as a concessions stand lead for multiple sports/entertainment venues, including Staples Center and Dodger Stadium, supervising food/drink stands. I have worked at Dodger Stadium for 15 years, and Staples Center for 6 years. As far as when the loan balance can be fully paid off, I realistically, see it somewhere from the 24-36 month period timeframe.
Can you list the credit cards or loan you'll be paying off? The remaining balances and the interest rates of each one. Thanks!	This loan would assist in paying down a B of A credit card with a balance of 15,400 at a 13.49 APR.
What do you do at Levy Restaurants?	I supervise concession stands(food and drink) with upwards of 20 employees at multiple sports/entertainment venues.
It looks like the cost of this loan is greater than the cost of credit on your B of A card. Why are you wanting to do this?	Nearing the limit on this card, and I need to pay down.

Member Payment Dependent Notes Series 657411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657411	$7,700	$7,700	10.74%	1.00%	January 25, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657411. Member loan 657411 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Digitas Inc	Debt-to-income ratio:	11.66%
Length of employment:	2 years	Location:	Scituate, MA

Home town:
Current & past employers:	Digitas Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I'm using this loan to beat the rate my credit card is giving me.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	13	Months Since Last Delinquency:	6
Revolving Credit Balance:	$13,481.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 657427

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657427	$10,000	$10,000	15.28%	1.00%	January 24, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657427. Member loan 657427 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Northrop Grumman Aerospace Systems	Debt-to-income ratio:	23.32%
Length of employment:	6 years	Location:	Torrance, CA

Home town:
Current & past employers:	Northrop Grumman Aerospace Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > Thanks for your interest in my loan. I am trying to consolidate 3 department store-type credit cards with this loan. All have interest rates of ~25%, so securing this loan will save me some money in interest charges, not to mention guarantee it's paid-off in 5 years. About me: I've been in my current job for 6 years, and am very stable in my position there. I've owned my home for almost 3 years now, and am confident I will be staying here. I have a regular, fixed-rate mortgage with no 2nd loans or line of credit. Please contact me if you have any questions! Thanks again for your interest!

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,148.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Thanks for your interest iin my loan. At Northrop Grumman I work on the proposals that are put out to the government to bid for contracts. I work in the publications group as an editor and coordinator (like a project manager for the production and delivery of the proposal). I help make the engineer's words correct English, pull it together in the format the government requests, and get it published. I've been doing this for almost 6 years, and am one of the senior coordinators. I am the go-to person when mgmt is not around. Realistically, I would probably keep this loan for the full term.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance on my home is in the $266,000 range. The value right now is ~$239,000. I don't have any HELOC on the house, just my first, fixed rate mortgage. Thanks for your interest.
What do you do for Northrop Grumman Aerospace Systems?	At Northrop Grumman I work on the proposals that are put out to the government to bid for contracts. I work in the publications group as an editor and coordinator (like a project manager for print production and delivery of the proposal). I help make the engineer's words correct English, pull it together in the format the government requests, and get it published and delivered on-time. I've been doing this for 6 years, and am one of the senior coordinators. I am the go-to person when mgmt is not around.

Member Payment Dependent Notes Series 657428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657428	$4,800	$4,800	15.65%	1.00%	January 24, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657428. Member loan 657428 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	University of Phoenix	Debt-to-income ratio:	15.86%
Length of employment:	3 years	Location:	TEMPE, AZ

Home town:
Current & past employers:	University of Phoenix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > I plan on purchasing a small commuter motorcycle to save gas. I live relatively close to work, but sometimes I have to travel to different buildings for work. I wanted this loan so I could purchase the bike outright making full coverage insurance unecessary on a cheaper vehicle. With the money I save on gas and insurance, I plan on paying more on the loan to get it paid off sooner.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	60
Revolving Credit Balance:	$10,305.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Univ. of Phoenix? What is it you plan to purchase?	I am a server administrator, and I am purchasing a fuel saving secondary commuter vehicle. (small motorcycle) Thank you, Mike
What are you planning to purchase? Why have to chosen to finance it this way?	I am purchasing a fuel economical vehicle to get me back and forth to work, and necessary daily commutes for work. I financed it this way so I didn't have to carry unecessary full coverage insurance. The money I save alone in fuel and unecessary full coverage insurance will let me pay the loan back a lot sooner. Thank you, Mike

Member Payment Dependent Notes Series 657465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657465	$10,000	$10,000	10.37%	1.00%	January 25, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657465. Member loan 657465 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Western Digital Corp	Debt-to-income ratio:	16.69%
Length of employment:	10+ years	Location:	Tustin, CA

Home town:
Current & past employers:	Western Digital Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > This loan is for paying off my current IRA loan and after I receive the funds from LendingClub, it will take 30-40 days to turn my IRA loan around for a new loan and after I receive the funds from my new IRA loan, I will payoff the loan from LendingClub.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,540.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1) I am an SoC Applications Engineer for Western Digital Corp. I support the SoC controller devices that controls our drives and I interface with other groups that perform the development of the actual drive products we sell. My initial electronics training came from my father then the Marine Corps (1972 - 1980), then back to school. 2) I need this loan so I can payoff the remainder of my current 401K loan so loan payoff with be "Short Term" withing 60 days.
What do you do for Western Digital Corp?	I am an SoC Applications Engineer for Western Digital Corp. I support the SoC controller device that's the heart of our drives. I interface and support other groups that perform the development of the actual drive products we sell.
I'd like to help but have a couple questions first. What was the 401k loan used for? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	I am borrowing this money to pay off the remainder of a current 401K loan. If it was not for a family situation, I would not be borrowing this money at all and I would let my 401K loan ride out to its payoff in two more years. I contact my 401K account REP. and I was informed that I could turn my 401K loan around between 30 - 40 days. I have consistently stated that I will pay off the LendingClub loan within 60 days and I state this because this is how I figured that I will probably have to pay at least two LendingClub monthly payments before I receive my new 401K funds and then payoff the LendingClub loan balance.
Hi Couple of questions:- 1. ) Please list all your open (used or not used) credit lines / credit-cards, APRs', outstanding balances, monthly payments for each, durations and please highlight the ones that would be paid off with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? 3.) You are taking a loan from LL to settle a 401k loan and then your going to again take a 401k loan to settle the LL loan ?? Tx	I am borrowing this money to pay off the remainder of a current 401K loan. If it was not for a family situation, I would not be borrowing this money at all and I would let my 401K loan ride out to its payoff in two more years. I contact my 401K account REP. and I was informed that I could turn my 401K loan around between 30 - 40 days. I have consistently stated that I will pay off the LendingClub loan within 60 days and I state this because this is how I figured that I will probably have to pay at least two LendingClub monthly payments before I receive my new 401K funds and then payoff the LendingClub loan balance.
Can you please elaborate on what your ultimate purpose is in shuffling the loan proceeds around? Are you required to pay your current IRA loan off within 60 days or are you looking to borrow more from your IRA and thus need to pay off the first loan in order to increase the line of credit? May be some other reason? Thank you.	No, I am not required to payoff my IRA loan in 60 days. I talked with my account manager and they said it will take 30 - 40 days to close the current loan off and process a new loan. I rounded the turnaround time off to 60 days thinking about possibly going through two Lending Club loan periods. I basically need the money to take care of family matters.

Member Payment Dependent Notes Series 657476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657476	$4,375	$4,375	9.63%	1.00%	January 25, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657476. Member loan 657476 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,375 / month
Current employer:	Kamaaina Kids	Debt-to-income ratio:	17.53%
Length of employment:	6 years	Location:	KAILUA, HI

Home town:
Current & past employers:	Kamaaina Kids
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > hi my name is davelyn and im from hawaii ive never been off the island before and im 25 yrs old and a bunch of my friends are taking a trip to europe and i really wanna go because ive never been off this island and also always wanted to see europe and explore life beyond the islands so i need a little help.... thank you for listening and if you helped me thank you thank you and god bless

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	45
Revolving Credit Balance:	$7,681.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Kamaaina Kids?	i watch kids after school i have about 17 kids in my group, i make sur they do all homework also help them to understand the material... i love working with kids

Member Payment Dependent Notes Series 657589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657589	$3,800	$3,800	15.28%	1.00%	January 21, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657589. Member loan 657589 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	cablevision	Debt-to-income ratio:	4.35%
Length of employment:	4 years	Location:	astoria, NY

Home town:
Current & past employers:	cablevision
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,367.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 657610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657610	$10,000	$10,000	18.25%	1.00%	January 25, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657610. Member loan 657610 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	city of boston police department	Debt-to-income ratio:	14.52%
Length of employment:	10+ years	Location:	RANDOLPH, MA

Home town:
Current & past employers:	city of boston police department
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,182.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	balance 270,000, value 350,000, no heloc on home
Can you give us an explanation as to what makes up your $72K revolving credit balance?	got divorced, used most of the money for my daughters college tuition for the past four years, ex wife has yet to contribute to my daughters education, daughter is a senior in college now, trying to help her when she graduates from college with out being burdened with college school loans
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	i am a sergeant detective of the boston police department. i supervisor a team of six detectives, responsible for the investigation of crimes against person and property. this includes collecting, documenting and preserving evidence for prosecution of the offender. My hope is to pay the loan off in about 24 months, thank you for your time to review my request. peace always
$70k is a massive loan debt. You say this is for your daughter's tuition so is the debt in parent loans you took out? Also, do you have available overtime at BPD or has that been cut back? From one ofc. to another- I hope your loan gets funded and these answers may help.	the loans are in my name, the problem was that my exwife (exwife also ofc) has not contributed to her education, i am heading back to probate court. this time of the year ot have been cut back, but only for the winter months, along with the detail assignments. There were also two unexpected losses in my family that contributed to my temporary setback. Thank you for taking the time to review my request. peace always

Member Payment Dependent Notes Series 657622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657622	$6,200	$6,200	14.91%	1.00%	January 21, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657622. Member loan 657622 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Stone Creek Coffee Roasters	Debt-to-income ratio:	23.64%
Length of employment:	3 years	Location:	Kenosha, WI

Home town:
Current & past employers:	Stone Creek Coffee Roasters
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > I plan to use my funds to pay of my high-interest credit card debt. Borrower added on 01/19/11 > I will focus on saving more money and putting away in savings rather than spending on interest/credit card payments. I plan on getting rid of the store credit cards once they are paid off. Borrower added on 01/19/11 > I am a good borrower because I always make payments on time, and try to always pay more than the minimum balance.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,531.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 657690

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657690	$5,000	$5,000	14.17%	1.00%	January 24, 2011	February 2, 2016	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657690. Member loan 657690 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Stryker Tams and Dill	Debt-to-income ratio:	16.60%
Length of employment:	< 1 year	Location:	NEW MILFORD, NJ

Home town:
Current & past employers:	Stryker Tams and Dill
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > I'm trying to consolidation 3 credit cards that I have. My Sears has a APR of 26.99% My target has a APR of 25.99% My Discover has a APR of 16.99% I'm looking to just make this one bill instead of 3. Thank you in advance.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,452.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 657718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657718	$8,000	$8,000	12.68%	1.00%	January 24, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657718. Member loan 657718 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Forest pharmaceuticals	Debt-to-income ratio:	4.74%
Length of employment:	2 years	Location:	Atlanta, GA

Home town:
Current & past employers:	Forest pharmaceuticals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > Loan is for debt consolidation Borrower added on 01/20/11 > I would like to consolidate some of my debt so that I only have one payment, this will help me to budget and plan for my upcoming wedding next spring. Borrower added on 01/20/11 > I will be paying for it on my own and didn't realize how stressful it is to juggle all of the payments involved. Consolidation will help tremendously.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	3
Revolving Credit Balance:	$4,886.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What caused the delinquency 3 months ago? What is being different to avoid a reoccurence?	It was a credit card that I had closed and thought the balance was completely paid off. I received notice that it was not and I paid... In fact they sent me two notices saying I first owed 40 then another amount. I paid both, and recently received a check from them for an overpayment. I am still trying to figure out what happened. I will not be delinquent again... Especially since the payments will be auto withdrawn from my account. I would like to have the majority of this paid prior to my wedding next year.
Why were you delinquent on a payment around 3 months ago and what was it for and how much was the paymet ?	It was a credit card that I had closed and thought the balance was completely paid off. I received notice that it was not and I paid... In fact they sent me two notices saying I first owed 40 then another amount. I paid both, and recently received a check from them for an overpayment. I am still trying to figure out what happened. I will not be delinquent again... Especially since the payments will be auto withdrawn from my account. I would like to have the majority of this paid prior to my wedding next year.

Member Payment Dependent Notes Series 657767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657767	$8,400	$8,400	14.91%	1.00%	January 24, 2011	February 2, 2016	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657767. Member loan 657767 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Ernst & Young	Debt-to-income ratio:	9.51%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Ernst & Young
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > Loan to payoff the remainder of my credit cards. I have managed to pay off most of my debt and would like to use this loan to clear the remainder of my balances.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	19
Revolving Credit Balance:	$11,546.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 657924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657924	$14,000	$14,000	17.51%	1.00%	January 24, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657924. Member loan 657924 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	9.37%
Length of employment:	< 1 year	Location:	Washington, DC

Home town:
Current & past employers:	Booz Allen Hamilton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > These funds will be used to consolidate credit card debt. Currently employed under a stable contract. Will most likely pay off loan in 1-1.5 years. Single with minimal non-essential expenses.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,522.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Booz Allen Hamilton and where did you work prior to that?	I recently received an advanced degree and now work as a technology consultant on a contract for a DoD client.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer BAH? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 468 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Please see my previous response to question 1. My intention is to pay off the loan in 1-1.5 years. I will accept a partial loan.
I would like to fund your loan, but please answer the following question(s): Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	One Chase (20% APR) and one Citibank (30% APR). Both loaded at $7k (out of $13k limit).

Member Payment Dependent Notes Series 658019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658019	$5,000	$5,000	10.74%	1.00%	January 25, 2011	February 2, 2016	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658019. Member loan 658019 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Morrison Architectural Signs	Debt-to-income ratio:	14.18%
Length of employment:	4 years	Location:	Little Elm, TX

Home town:
Current & past employers:	Morrison Architectural Signs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > Our 17 year old daughter's car recently suffered several mechanical failures, which ended up totaling more than what the vehicle had originally cost us. She is a very good student and has a part-time job and needs reliable transportation to both school and work. We don't have the disposable cash onhand for another vehicle for her so a loan would be extremely helpful. We are not wanting to be burdened with expensive lengthy notes, rather one that's manageable. The income stated includes my spouse's full-time employment. Thank you for all your considerations.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	38
Revolving Credit Balance:	$3,705.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 658170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658170	$1,500	$1,500	12.68%	1.00%	January 24, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658170. Member loan 658170 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	LifeGas	Debt-to-income ratio:	7.08%
Length of employment:	4 years	Location:	Hamden, CT

Home town:
Current & past employers:	LifeGas
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,243.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at LifeGas?	I am an oxygen pharm. tech and cdl driver. I deliver oxygen to paitents homes, homecare companies and hospitals. I also fill them.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The Total Balance of The Morgage left on the house is $192,000. I have updated the house and did things to it that would increase the value of the house. It is at least worth $200,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The Total Balance of The Morgage left on the house is $192,000. I have updated the house and did things to it that would increase the value of the house. It is at least worth $200,000.

Member Payment Dependent Notes Series 658265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658265	$9,600	$9,600	12.68%	1.00%	January 25, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658265. Member loan 658265 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,876 / month
Current employer:	Bureau of Land Management	Debt-to-income ratio:	15.30%
Length of employment:	10+ years	Location:	Santa Fe, NM

Home town:
Current & past employers:	Bureau of Land Management
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,061.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. the balance of my mortgage is 266,000. I do not have a HELOC. I think the current value is $225,000.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Type your answer here.I am a Customer Records Specialist with BLM. I interpret and abstract various documents for the government,
Me again. thnaks for1 answer; but I asked 2 questions. You omitted answering: (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Yes 5 years is what i had requested. I understand that there is no repayment penalty..
Could you please verify your income with LendingClub? Thank you in advance!	58.516 per year. Feb 17 2011 will get raise to 60,097

Member Payment Dependent Notes Series 658407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658407	$10,000	$10,000	5.79%	1.00%	January 25, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658407. Member loan 658407 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Pellenc America Inc.	Debt-to-income ratio:	0.84%
Length of employment:	5 years	Location:	santa rosa, CA

Home town:
Current & past employers:	Pellenc America Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,765.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you financing a car using Lending Club instead of going through a dealer, wouldn't the rate be lower?	Hi, We want to buy a conversion van and there are very few dealers in northern California. On top of that, rates from dealers are not really better.

Member Payment Dependent Notes Series 658408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658408	$6,000	$6,000	14.17%	1.00%	January 24, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658408. Member loan 658408 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Bronx Lebanon Hospital	Debt-to-income ratio:	17.83%
Length of employment:	10+ years	Location:	Bronx, NY

Home town:
Current & past employers:	Bronx Lebanon Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	19
Revolving Credit Balance:	$9,618.00	Public Records On File:	1
Revolving Line Utilization:	49.30%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 658457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658457	$2,000	$2,000	10.74%	1.00%	January 25, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658457. Member loan 658457 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,498 / month
Current employer:	FFAE Architects	Debt-to-income ratio:	21.14%
Length of employment:	10+ years	Location:	East Aurora, NY

Home town:
Current & past employers:	FFAE Architects
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > I will use the loan to pay my County taxes. I plan to pay off the loan in a year's time or less. My job is very secure; I work for an architectural firm, and have been here for 22+ years. Borrower added on 01/20/11 > I will use the loan to pay taxes. I pay my bills on time, generally. Bills are paid before anything else. (A loan is a bill, to me). I have a monthly budget of approx. $3800 My job is very stable. I have been at FFAE Architects for 22+ years. Borrower added on 01/21/11 > $.37 was debited from my account. Borrower added on 01/21/11 > Note has been submitted 1/20/11

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,588.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 658565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658565	$3,600	$3,600	9.63%	1.00%	January 24, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658565. Member loan 658565 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	north shore medical center	Debt-to-income ratio:	5.14%
Length of employment:	3 years	Location:	Miami, FL

Home town:
Current & past employers:	north shore medical center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,540.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at north shore medical center?	i am an ultrasound tech
Hi, please provide some details about how you will use the loan proceeds. Thanks	i borrowed money from my aunt to pay off a student loan and have been paying her back monthly, but she needs me to pay off the balance asap

Member Payment Dependent Notes Series 659157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659157	$2,000	$2,000	13.43%	1.00%	January 25, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659157. Member loan 659157 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Seattle Safety	Debt-to-income ratio:	10.59%
Length of employment:	10+ years	Location:	RENTON, WA

Home town:
Current & past employers:	Seattle Safety
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > I will be using this money to pay off a few small debts at a high interest rate. Borrower added on 01/21/11 > I have recently moved and these are bills that I had to use my small balance high interest credit cards to pay.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	89
Revolving Credit Balance:	$3,420.00	Public Records On File:	1
Revolving Line Utilization:	95.00%	Months Since Last Record:	70
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 659299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659299	$4,800	$4,800	10.36%	1.00%	January 25, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659299. Member loan 659299 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	fideliety health care	Debt-to-income ratio:	19.31%
Length of employment:	4 years	Location:	dayton, OH

Home town:
Current & past employers:	fideliety health care
Education:

This borrower member posted the following loan description, which has not been verified:

Please help me fund my loan. I really need to get my lap band fixed asap so that I can continue to lose weight and reduce further complications from it not being in the correct place. I have had the lap band for 1 year and have lost 60lbs or so with it. Although that is good still have another 70lbs to go. My number one goal for the summer is to be able to ride the rides with my son at the amusement parks, but would need to lose 50lbs in order to accomplish this goal. I go to the gym 4-5 days a week. The lap band just help you stay full longer and restricts the kind of food you eat just in case you were wondering. My son can't wait for me to lose the rest of my weight and I really don't want to disappoint him this year. I need to pay to have my lap band repositioned so I can continue pressing toward my goal. Please be kind and help me. I private payed the 1st surgery so I just don't have all the money to fix it at this time and of course insurance doesn't cover it. Borrower added on 01/24/11 > The total cost of this repair is 12,999. I have a very stable job and often work two jobs to support my kids as a single parent.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,486.00	Public Records On File:	1
Revolving Line Utilization:	49.90%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for fideliety health care?	Occupational therapists for mostly for elderly population. Also work in hospital in acute care rehabilitation.

Member Payment Dependent Notes Series 659611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659611	$6,300	$6,300	13.06%	1.00%	January 25, 2011	February 5, 2016	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659611. Member loan 659611 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,320 / month
Current employer:	Nova Technologies	Debt-to-income ratio:	9.83%
Length of employment:	8 years	Location:	ARLINGTON, TX

Home town:
Current & past employers:	Nova Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > This loan is to replace our 19-year old HVAC system. The house has dual systems, and we had to replace the other system last summer. We paid for that system using a gift from a family member, but are having to borrow this time.

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	24
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but prior to doing so I would like to see your response to the following items: 1. Itemize your monthly expenses. 2. Describe your role at Nova Technologies. 3. Explain the delinquency shown as occurring 24 months ago. Thank you in advance.	1. Mortgage payment: $1887, going down to $1787 on March 1st. Utilities: approx. $550, Auto Insurance: approx. $150, Food: approx. $400. We also have a daughter finishing up a degree in nursing (will graduate in May 2011), for whom we pay the following monthly expenses: Car payment: $565, Auto Insurance: approx. $120, Rent: $450, Utilities: approx. $150, Cell Phone: $40, Food: approx. $150, Allowance: $200. Again, those expenses will disappear once our daughter graduates from nursing school in May. 2. I am a senior software engineer responsible for maintaining flight simulator software. 3. The delinquency occurred because of a glitch while we were switching banks. A mortgage payment that should have been taken out on the first of the month was not taken out until the 6th. Unfortunately, the mortage was reported late on the 5th. Our payment history since then has been flawless. Thank you for your consideration!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We have one 30-year fixed rate mortgage. The balance is $152,502.67. According to Zillow, the current market value of our home is $206,500. Thank you for your consideration!
Hi software engineer borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I can see paying this loan off in somewhere between 3 and 5 years. We anticipate helping our daughter with her student loans when she graduates from nursing school. That is one of the reasons that we initially chose a five year term: even though the interest rate is higher, the monthly payment is lower.

Member Payment Dependent Notes Series 659702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659702	$6,000	$6,000	14.54%	1.00%	January 25, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659702. Member loan 659702 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,433 / month
Current employer:	Royale Limousine Mfg	Debt-to-income ratio:	23.24%
Length of employment:	2 years	Location:	Nashua, NH

Home town:
Current & past employers:	Royale Limousine Mfg
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > I will be using this loan and some cash to refinance three credit cards, with balances of $1500, $2500, and $2500. Borrower added on 01/22/11 > I am confident I will be able to make payments to this loan, and will attempt to pay it off within 1.5-2 years, rather than the 3 years of the terms.

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,755.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 659850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659850	$4,000	$4,000	7.29%	1.00%	January 25, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659850. Member loan 659850 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Dartmouth Public Schools	Debt-to-income ratio:	9.21%
Length of employment:	4 years	Location:	New Bedford, MA

Home town:
Current & past employers:	Dartmouth Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > My goal is to pay off my high interest CitiBank Master Card and then close my credit card with CitiBank. My financial plan involves having no more credit cards and paying off this debt soon.

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,344.00	Public Records On File:	0
Revolving Line Utilization:	15.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Dartmouth Public Schools?	I am a Computer Technician. I handle all aspects of our computer network - maintain servers, repair PC and laptops, trouble-shoot network slow-downs, perform system upgrades, and I make hardware and software recommendations. I also maintain the IP-based security camera network. There a six school buildings plus one administration building. On any given day I could be working in any one of these buildings. Finally, twice a month I video record the School Committee Meetings for local Community Television. And because this happens after hours I am paid time-and-half overtime.

Member Payment Dependent Notes Series 660473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660473	$1,000	$1,000	9.63%	1.00%	January 25, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660473. Member loan 660473 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	AT&T	Debt-to-income ratio:	18.67%
Length of employment:	1 year	Location:	Midland, TX

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,384.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at AT&T and where did you work prior to that?	I work in a call center for the finance department at AT&T. Previously, I worked for CitiBank.

Prospectus Supplement (Sales Report) No. 3 dated January 25, 2011